Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT AND WAIVER

TO CREDIT AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT

This SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), dated as of December 24, 2013, is by and among CHESAPEAKE/MPS MERGER LIMITED (f/k/a, Chesapeake Services Limited, f/k/a Chase BidCo Limited), a limited liability company incorporated under the laws of England and Wales with company number 8568993 (the “U.K. Borrower”), CHESAPEAKE US HOLDINGS INC. (f/k/a Chase US Holdco Inc.), a corporation organized under the laws of Delaware (the “Chesapeake U.S. Borrower” and together with the U.K. Borrower, the “Chesapeake Borrowers”), CHESAPEAKE FINANCE 2 LIMITED (f/k/a Chase MidCo 2 Limited), a limited liability company incorporated under the laws of England and Wales with company number 8568879 (“Holdings”), each Lender party hereto, BARCLAYS BANK PLC (“Barclays”), as administrative agent (in such capacity, the “Administrative Agent”), as collateral agent (in such capacity, the “Collateral Agent”) and as initial Dollar Tranche A Lender and initial Dollar Tranche B Lender, and the Lenders under the Dollar Revolving Credit Facility party hereto. MULTI PACKAGING SOLUTIONS, INC., a corporation organized under the laws of Delaware is referred to herein as the “MPS U.S. Borrower” and MUSTANG PARENT CORP., a corporation organized under the laws of Delaware is referred to herein as the “MPS U.S. Parent Borrower”, (and together with the MPS U.S. Borrower, the “MPS Borrowers”). The MPS Borrowers, together with the Chesapeake Borrowers, are referred to herein each as a “Borrower” and collectively, the “Borrowers”, Unless otherwise indicated, all capitalized terms used herein but not otherwise defined herein shall have the respective meanings provided to such terms in the Restated Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Chesapeake Borrowers, Holdings, the Lenders from time to time party thereto and the Administrative Agent are parties to that certain Credit Agreement, dated as of July 3, 2013 (as amended by that certain First Amendment to Credit Agreement, dated as of September 27, 2013, as further modified by that certain Waiver Letter, dated as of October 22, 2013, and as may be further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”);

WHEREAS, the Chesapeake Borrowers, the additional grantors thereto and the Collateral Agent are parties to that certain Security Agreement, dated as of July 3, 2013 (as amended by that certain Subsidiary Guaranty Supplement dated as of December 16, 2013 (the “Original Security Agreement”));

WHEREAS, pursuant to that certain Combination Agreement, dated November 18, 2013 (together with all exhibits and schedules thereto, collectively, the “Combination Agreement”), entered into between the MPS U.S. Parent Borrower and Chesapeake Holdings Limited, the parties thereto have agreed to combine MPS U.S. Borrower which is directly and wholly-owned by Mustang Intermediate, LLC (“Mustang Intermediate”), which is in turn indirectly wholly-owned by MPS U.S. Parent Borrower, and U.K. Borrower, a company indirectly and wholly-owned by Chesapeake Finance 1 Limited, which is in turn directly and wholly-owned by Chesapeake Holdings Limited, after which the businesses of MPS U.S. Borrower and its Subsidiaries and U.K. Borrower and its Subsidiaries will be combined;

WHEREAS, on the terms and subject to the conditions set forth herein, the Chesapeake Borrowers, Holdings, the Administrative Agent and the Lenders party hereto wish to make certain amendments to the Original Credit Agreement on the terms and subject to the conditions set forth herein, including, among other things, (i) adding the MPS Borrowers as “Borrowers” with respect to certain new credit facilities under the Restated Credit Agreement and (ii) providing for, in addition to the credit facilities provided under the Original Credit Agreement, (A) the Dollar Tranche A Term Facility, available to the MPS U.S. Parent Borrower, as borrower (and, at the option of the Borrowers, an additional co-borrower), in an aggregate principal amount of $122 million, (B) the Dollar Tranche B Term Facility, available to the MPS U.S. Borrower and the U.K. Borrower, as co-borrowers, in an aggregate principal amount of $280 million and (C) the Dollar Revolving Credit Facility, available to the MPS U.S. Borrower and the U.K. Borrower, as co-borrowers, in a principal amount of $50 million;

WHEREAS, in connection with the foregoing, on the terms and subject to the conditions set forth herein, the Chesapeake Borrowers, Holdings, the Administrative Agent, the Collateral Agent and the Lenders party hereto wish to make certain amendments to the Original Security Agreement;

WHEREAS, pursuant to that certain Rollover Agreement, dated as of the date hereof (the “Rollover Agreement”), among certain lenders (the “Rollover Lenders”) party to that certain Credit Agreement, dated as of August 15, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing MPS Credit Agreement”), among the MPS U.S. Borrower, Mustang Intermediate, the other guarantors party thereto from time to time, Barclays, as administrative agent (in such capacity, “Existing Agent”), each lender from time to time party thereto, and Barclays, as letter of credit issuer and swing line lender, pursuant to which each Rollover Lender has agreed to exchange the aggregate outstanding principal amount of such Rollover Lender’s term loans under the Existing MPS Credit Agreement for the right to receive Dollar Tranche B Term Loans (or such lesser amount allocated to it under the Rollover Agreement), subject to the terms thereof;

WHEREAS, in connection with the Combination, the MPS U.S. Borrower is soliciting consents (the “Note Consent Solicitation”) from certain holders of its outstanding 8.500% Senior Notes due 2021 (the “Notes”) to certain amendments set forth in that certain Supplemental Indenture, dated as of the date hereof (the “Supplemental Indenture”), to that certain Indenture, dated as of August 15, 2013 (as supplemented prior to the date hereof the “Indenture”), among MPS U.S. Borrower and Wells Fargo Bank, National Association, as trustee, pursuant to which the Notes were issued;

WHEREAS, pursuant to Section 10.01 of the Original Credit Agreement, such amendments to the Original Credit Agreement require the consent of the Required Lenders and the Chesapeake Borrowers and must be acknowledged by the Administrative Agent

WHEREAS, pursuant to Section 17 of the Original Security Agreement and subject to Section 10.01 of the Credit Agreement, such amendments to the Original Security Agreement require the consent of the Collateral Agent; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1. Amendments to Original Credit Agreement.

(a) Effective as of the Amendment Effective Date (as defined in Section 3 below) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 3 below, the Original Credit Agreement is hereby amended as follows:

(i) The Original Credit Agreement is hereby amended and restated in its entirety to be in the form of Exhibit C attached hereto (as so amended and restated, the “Restated Credit Agreement”).

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(ii) The Schedules to the Original Credit Agreement are hereby amended and restated in their entirety to be in the form of the Schedules attached to the Restated Credit Agreement.

(iii) The Exhibits to the Original Credit Agreement are hereby amended and restated in their entirety to be in the form of the Exhibits attached to the Restated Credit Agreement.

(b) Each of the Administrative Agent and the Collateral Agent, as applicable, is hereby authorized by the Lenders to enter into any additional amendment, restatement, amendment and restatement, supplement, replacement or other modification of any Loan Document (including any schedule, annex, attachment or exhibit thereto and including provisions to reflect the addition of a co-borrower under the Dollar Tranche A Term Facility), on terms and conditions to which the Administrative Agent or the Collateral Agent, as applicable, and the Borrowers may mutually agree; provided that such amendment, restatement, amendment and restatement, supplement or other modification (i) is not materially adverse to the interests of the Lenders (as determined by the Administrative Agent in its sole discretion) or (ii) shall have been posted to the Lenders not less than five Business Days prior to the execution and delivery thereof and, if the Required Lenders or Required Revolving Lenders, as applicable, shall not have objected thereto in writing within five Business Days after posting, then the Required Lenders or Required Revolving Lenders, as applicable, shall be deemed to have consented to such amendment, restatement, amendment and restatement, supplement or other modification and to the Administrative Agent’s or the Collateral Agent’s, as applicable, execution and delivery thereof and entry thereto; provided, that such deemed consent shall not apply to any amendment, restatement, amendment and restatement, supplement or other modification that would require the consent of each Lender or each Lender affected thereby.

SECTION 2. Amendments to Original Security Agreement. Effective as of the Amendment Effective Date (as defined in Section 3 below) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 3 below, the Original Security Agreement is hereby amended as follows:

(i) The Original Security Agreement is hereby amended and restated in its entirety to be in the form of Exhibit D attached hereto (as so amended and restated, the “Restated Security Agreement”).

(ii) The Schedules to the Original Security Agreement are hereby amended and restated in their entirety to be in the form of the Schedules attached to the Restated Security Agreement.

(iii) The Exhibits to the Original Security Agreement are hereby amended and restated in their entirety to be in the form of the Exhibits attached to the Restated Security Agreement.

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SECTION 3. Conditions of Effectiveness of this Amendment. The Commitments of each Dollar Tranche A Term Lender, each Dollar Tranche B Term Lender, and each Dollar Revolving Credit Lender, as well as the amendments to the Loan Documents contained in this Amendment, shall become effective on the date when the following conditions shall have been satisfied (or waived in the sole discretion of the Administrative Agent) (such date, the “Amendment Effective Date”):

(a) The Administrative Agent shall have received all of the following, each of which shall be originals or facsimiles or “pdf” files (followed promptly by originals) unless otherwise specified, each properly executed by each party thereto (and, in the case of each Loan Party party thereto, by a Responsible Officer of such Loan Party), each dated on or prior to the Amendment Effective Date, each in form and substance reasonably satisfactory to the Administrative Agent or the Collateral Agent, as applicable, and each accompanied by their respective required schedules and other attachments (and set forth thereon shall be all required information with respect to the Loans Parties, as applicable):

(i) (A) executed counterparts of this Amendment from the Chesapeake Borrowers, Holdings, the Administrative Agent, the Collateral Agent, the Initial Dollar Tranche A Term Lender, the Initial Dollar Tranche B Term Lender, and each Dollar Revolving Credit Lender and (B) executed counterparts of the Lender Acknowledgment and Consent, substantially in the form of Exhibit A hereto, from Lenders constituting the Required Lenders;

(ii) executed counterparts of the Acknowledgment and Confirmation, substantially in the form of Exhibit B hereto, from each of the Chesapeake Borrowers and each other Loan Party (in existence prior to giving effect to the Combination);

(iii) executed counterparts (or joinders) of (A) the Restated Credit Agreement from the MPS Borrowers, (B) the Subsidiary Guaranty from the MPS Borrowers, Mustang Intermediate and each of their U.S. Subsidiaries that is required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12 or 6.16 of the Restated Credit Agreement (collectively, the “MPS Loan Parties”) and (C) the Intercompany Subordination Agreement from the MPS Loan Parties;

(iv) the share certificates and blank executed stock transfer forms in relation to all shares of the MPS Loan Parties and their Subsidiaries required to be delivered pursuant to the Collateral Documents;

(v) a Security Agreement Supplement, duly executed by the MPS Loan Parties, together with copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens on assets of the MPS Loan Parties created under the Restated Security Agreement, covering the Collateral described in the Restated Security Agreement;

(vi) a Dollar Tranche A Term Note, a Dollar Tranche B Term Note or a Revolving Credit Note with respect to any Dollar Revolving Credit Commitments, executed by the Borrowers in favor of each Lender requesting such Note reasonably in advance of the Amendment Effective Date;

(vii) a Committed Loan Notice in each case relating to the funding of the Initial Dollar Tranche A Term Loans and the Initial Dollar Tranche B Term Loans (collectively, the “Initial Dollar Term Loans”), provided at least (A) in the case of any Eurocurrency Rate Loan, three Business Days prior to the Amendment Effective Date (or such shorter period as the Administrative Agent shall agree in its sole discretion) or (B) in the case of any Base Rate Loan, one Business Day prior to the Amendment Effective Date (or such shorter period as the Administrative Agent shall agree in its sole discretion); and

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(viii) a Solvency certificate executed by the chief financial officer, chief accounting officer or other officer with equivalent duties of the U.K. Borrower (immediately after giving effect to the Combination Transaction) substantially in the form attached hereto as Exhibit E.

(b) The Administrative Agent shall have received an incumbency certificate and such other documents and certifications (including Organization Documents and, if applicable, good standing certificates and/or commercial register excerpts) (or, if previously delivered to the Administrative Agent, a certification by the applicable Loan Parties that such documents remain in full force and effect on the Amendment Effective Date and have not been rescinded, amended, supplemented or otherwise modified since the date of such delivery) as the Administrative Agent may reasonably require to evidence that each Loan Party (or, if not a Loan Party, each grantor of collateral) is duly organized and validly existing and is duly authorized to execute and deliver the Loan Documents to which it is a party and perform its obligations thereunder and, to the extent applicable, in good standing, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(c) The Administrative Agent shall have received a copy of a resolution of the board of directors (or equivalent body) of each Loan Party (or, if not a Loan Party, each grantor of collateral): (i) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party; and (ii) (A) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf; and (B) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Committed Loan Notice or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party.

(d) The Administrative Agent shall have received a copy of a resolution signed by all the holders of the issued shares in each Loan Party (or, if not a Loan Party, each grantor of collateral) approving the terms of, and the transactions contemplated by, the Loan Documents to which such Loan Party (or grantor of collateral, as the case may be) is a party solely to the extent required by applicable law.

(e) The Administrative Agent shall have received a certificate of each applicable Loan Party (other than a U.S. Loan Party) (or if not a Loan Party, each grantor of collateral) (other than a U.S. grantor of collateral) (signed by a director or equivalent officer or body of officers in any applicable jurisdiction) confirming that borrowing or guaranteeing or securing, as appropriate, the Commitments would not cause any borrowing, guarantee, security or similar limit binding on such Loan Party (or grantor of collateral, as the case may be) to be exceeded.

(f) The Administrative Agent shall have received an opinion of (i) Ropes & Gray LLP, special New York counsel to the MPS Loan Parties, (ii) Latham & Watkins LLP, special New York counsel to the Loan Parties (other than the MPS Loan Parties), (iii) Weil, Gotshal & Manges, English counsel to the Administrative Agent, in each case, addressed to each Secured Party, in form and substance reasonably satisfactory to the Administrative Agent.

(g) The Note Consent Solicitation shall have been approved and the Supplemental Indenture shall have become effective, and the Second Amendment Lead Arrangers and the Administrative Agent shall have received a duly executed copy of such Supplemental Indenture.

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(h) The MPS Repayment shall have been, or shall concurrently with the funding of the Initial Dollar Term Loans be, consummated, and all liens or security interests related thereto shall have been terminated or released or customary arrangements with respect to such release shall have been entered into, in each case on terms reasonably satisfactory to the Administrative Agent.

(i) (i) the U.K. Borrower shall have delivered a certificate confirming that the Combination Transactions contemplated by the Combination Agreement (which shall result in Mustang U.S. Parent Borrower becoming a wholly-owned Subsidiary of the U.K. Borrower) have, or shall substantially concurrently with the funding of the Initial Dollar Term Loans, have been consummated on or before February 28, 2014; and (ii) Holdings shall have delivered a certificate of a Responsible Officer of Holdings (on behalf of itself and the Borrowers), dated as of the Amendment Effective Date, certifying that the items referred to in Sections 3(k) and 3(l) have been, or will be on the Amendment Effective Date, satisfied.

(j) All fees required to be paid on the Amendment Effective Date pursuant to this Amendment and other agreements relating to the arrangement of this Amendment and reasonable out-of-pocket expenses required to be paid on the Amendment Effective Date pursuant to this Amendment and such other agreements, to the extent invoiced at least two Business Days prior to the Amendment Effective Date (or such later date as the Borrower Representative may reasonably agree) shall have been paid (which amounts may be offset against the proceeds of the Initial Dollar Term Loans).

(k) The representations and warranties of the Borrowers and each other Loan Party contained in the Restated Credit Agreement and each other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment Effective Date (after giving effect to the Combination Transaction), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 3(k), the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Restated Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and (b) of the Restated Credit Agreement, respectively, prior to the Amendment Effective Date.

(l) As of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing or would result from the funding of the Dollar Term Loan Facilities and the consummation of the Combination.

(m) Each Loan Party shall have provided the documentation and other information reasonably requested in writing at least ten days prior to the Amendment Effective Date by the Administrative Agent or any Lender as they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

(n) The Borrowers shall, and shall cause each other Loan Party, to deliver to the Collateral Agent each Collateral Document and complete such undertakings as are set forth on Annex A attached hereto.

This Amendment shall become effective on the date when the condition in Section 3(a)(i) shall have been satisfied; provided, however, that the amendments set forth in Sections 1 and 2, including the Commitments of each Dollar Tranche A Term Lender, each Dollar Tranche B Term Lender and each Dollar Revolving Credit Lender, shall not become effective, and the obligation of each such Lender to make any Dollar Tranche A Term Loan, Dollar Tranche B Term Loan or Dollar Revolving Credit Loan on the Amendment Effective Date in accordance with the terms of the Restated Credit Agreement shall not be required, in each case until the satisfaction (or due waiver) of all conditions set forth in Section 3.

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SECTION 4. Post-Closing Undertakings. The Borrowers shall, and shall cause each Loan Party to, within 15 Business Days following the Amendment Effective Date (as may be extended by the Collateral Agent in its reasonable discretion), (a) execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens (including validity or enforceability) of, such guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents, the Restated Credit Agreement and other security agreements (or any joinder thereto) or otherwise in connection with the entry into and performance of the transactions contemplated by this Amendment and the Restated Credit Agreement, in each case, subject to the terms of the Restated Credit Agreement and (b) deliver to the Collateral Agent Organization Documents, resolutions and a signed copy of one or more opinions, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties (or counsel for the Administrative Agent and/or Collateral Agent, as the case may be) reasonably acceptable to the Collateral Agent as to such matters as the Collateral Agent may reasonably request (limited, in the case of any opinions of local counsel to the Loan Parties relating to Mortgaged Properties in jurisdictions in which such Mortgaged Property is located, to opinions relating to Material Real Property (and any other Mortgaged Properties located in the same jurisdiction as any such Material Real Property)).

SECTION 5. Waiver of Change of Control. The Administrative Agent, at the instruction of the Required Lenders, hereby waives any Event of Default under Section 8.01(k) of the Original Credit Agreement that has resulted from, or may result from, the consummation of the Combination.

SECTION 6. Fees.

(a) As consideration for the execution of a Lender Acknowledgment and Consent, each Borrower and each other Loan Party jointly and severally agrees to pay to the Administrative Agent for the account of each Lender for which the Administrative Agent shall have received an executed counterpart of the Lender Acknowledgment and Consent (or a release from escrow of a signature page previously delivered in escrow) for this Amendment by 5:00 p.m. (New York City time) on December 13, 2013 (or such later date or time as the Administrative Agent and the Borrower Representative may reasonably agree), an amendment consent fee (the “Amendment Consent Fee”) equal to (i) 0.25% of the aggregate Outstanding Amount (as defined in the Original Credit Agreement) of the Term Loans (as defined in the Original Credit Agreement), if any, under the Original Credit Agreement held by such Lender at such time plus (ii) 0.25% of the aggregate Total Revolving Credit Outstandings (as defined in the Original Credit Agreement), if any, plus the aggregate unused Revolving Credit Commitments (as defined in the Original Credit Agreement), if any, under the Original Credit Agreement held by such lender at such time. The Amendment Consent Fee will be earned and payable in full on the Amendment Effective Date.

(b) Each Borrower and each other Loan Party jointly and severally agrees to pay to the Administrative Agent for the account of each Dollar Tranche A Lender, each Dollar Tranche B Lender and each Dollar Revolving Credit Lender a participation fee (the “Participation Fee”) equal to 0.25% of the aggregate Initial Dollar Tranche A Term Commitments, Initial Dollar Tranche B Term Commitments and/or Dollar Revolving Credit Commitments held by such Lender on the Amendment Effective Date. The Participation Fees will be earned and payable in full on the Amendment Effective Date.

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SECTION 7. Costs and Expenses. Each of the Loan Parties hereto hereby reconfirms its obligations pursuant to Section 10.05 of the Restated Credit Agreement to pay and reimburse the Administrative Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

SECTION 8. Remedies. This Amendment shall constitute a Loan Document for all purposes of the Restated Credit Agreement and the other Loan Documents.

SECTION 9. Reference to and Effect on the Original Credit Agreement and the Loan Documents.

(a) On and after the Amendment Effective Date, each reference in the Restated Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Restated Credit Agreement shall mean and be a reference to the Original Credit Agreement, as amended by this Amendment.

(b) The Restated Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 10. Governing Law; Jurisdiction; Etc. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. IN ADDITION, THE PROVISIONS OF SECTIONS 10.15(b) AND (c) OF THE RESTATED CREDIT AGREEMENT SHALL BE DEEMED TO BE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 12. Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

CHESAPEAKE/MPS MERGER LIMITED

By:	/s/ Rick Smith
Name: Rick Smith
Title: Director

CHESAPEAKE US HOLDINGS INC.

By:	/s/ Rick Smith
Name: Rick Smith
Title: Director

HOLDINGS:

CHESAPEAKE FINANCE 2 LIMITED

By:	/s/ Rick Smith
Name: Rick Smith
Title: Director

[Second Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement]

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Second Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement]

BARCLAYS BANK PLC, as L/C Issuer

By:	/s/ Craig J. Malloy
Name: Craig J. Malloy
Title: Director

[Second Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement]

BARCLAYS BANK PLC, as initial Dollar Tranche A Lender, initial Dollar Tranche B Lender and Dollar Revolving Credit Lender

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Second Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement]

Citibank N.A., As a Dollar Revolving Credit Lender

By:	/s/ Brian Rolli
Name: Brian Rolli
Title: Vice President

[Second Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement]

Credit Suisse AG, London Branch as Dollar Revolving Credit Lender

By:	/s/ Garrett Lynskey
Name: Garrett Lynskey
Title: Authorised Signatory

By:	/s/ Brian Fitzgerald
Name: Brian Fitzgerald
Title: Authorised Signatory

[Second Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement]

Bank of America, N.A. As a Dollar Revolving Credit Lender

By:	/s/ Jonathan Jacob
Name: Jonathan Jacob
Title: Vice President

[Second Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement]

UBS AG, STAMFORD BRANCH [Name of Legal Entity] As a Dollar Revolving Credit Lender

By:	/s/ Lana Gifas
Name: Lana Gifas
Title: Director

By:	/s/ Jennifer Anderson
Name: Jennifer Anderson
Title: Associate Director

[Second Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement]

ANNEX A

COLLATERAL DOCUMENTS

See attached.

[Second Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement]

EXHIBIT B

ACKNOWLEDGMENT AND CONFIRMATION

Dated as of February 14, 2014

Reference is made to the Second Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement, dated as of December 24, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Amendment”), to the Original Credit Agreement (as defined in the Amendment), by and among CHESAPEAKE/MPS MERGER LIMITED (f/k/a, Chesapeake Services Limited, f/k/a Chase BidCo Limited), a limited liability company incorporated under the laws of England and Wales with company number 8568993 (the “U.K. Borrower”), CHESAPEAKE US HOLDINGS INC. (f/k/a Chase US Holdco Inc.), a corporation organized under the laws of Delaware (the “Chesapeake U.S. Borrower” and together with the U.K. Borrower, the “Chesapeake Borrowers”), CHESAPEAKE FINANCE 2 LIMITED (f/k/a Chase MidCo 2 Limited), a limited liability company incorporated under the laws of England and Wales with company number 8568879 (“Holdings”), each Lender from time to time party thereto, and BARCLAYS BANK PLC (“Barclays”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Amendment or the Restated Credit Agreement (as defined in the Amendment), as applicable.

(a) Certain provisions of the Original Credit Agreement are being amended, restated, amended and restated, supplemented and/or modified pursuant to the Amendment, including, among other things, amendments providing for, in addition to the credit facilities provided under the Original Credit Agreement, the Dollar Tranche A Term Facility, the Dollar Tranche B Term Facility and the Dollar Revolving Credit Facility. Each of the parties hereto hereby agrees, with respect to each Loan Document to which it is a party, after giving effect to the Amendment:

(i) all of its obligations, liabilities and indebtedness (including, without limitation, with respect to the Dollar Tranche A Term Facility, the Dollar Tranche B Term Facility and the Dollar Revolving Credit Facility) under each such Loan Document, including guarantee obligations of such obligations, liabilities and indebtedness, shall remain in full force and effect on a continuous basis; and

(ii) all of the Liens and security interests created and arising under each such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority to the extent provided for in Section 5.18 of the Restated Credit Agreement of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness (including, without limitation, with respect to the Dollar Tranche A Term Facility, the Dollar Tranche B Term Facility and the Dollar Revolving Credit Facility) under the Restated Credit Agreement and under its guarantees in the Loan Documents, to the extent provided in such Loan Documents.

(b) THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. IN ADDITION, THE PROVISIONS OF SECTIONS 10.15(b) AND (c) OF THE RESTATED CREDIT AGREEMENT SHALL BE DEEMED TO BE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

(c) This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed as of the date first above written.

CHESAPEAKE FINANCE 2 LIMITED

By:
Name:
Title:

CHESAPEAKE/MPS MERGER LIMITED

By:
Name:
Title:

CHESAPEAKE US HOLDINGS INC.

By:
Name:
Title:

CHESAPEAKE UK HOLDINGS LIMITED

By:
Name:
Title:

CHESAPEAKE UK ACQUISITIONS LIMITED

By:
Name:
Title:

Signature page to Acknowledgement and Confirmation of the Amendment to Credit Agreement

CHESAPEAKE LIMITED

By:
Name:
Title:

CHESAPEAKE & SONS LIMITED

By:
Name:
Title:

CHESAPEAKE US INC.

By:
Name:
Title:

CHESAPEAKE PHARMACEUTICAL PACKAGING NEW JERSEY INC.

By:
Name:
Title:

CHESAPEAKE PHARMACEUTICAL PACKAGING COMPANY, LLC

By:
Name:
Title:

CHESAPEAKE GERMAN HOLDINGS GMBH

By:
Name:
Title:

CHESAPEAKE PACKAGING GMBH

By:
Name:
Title:

CHESAPEAKE DEUTSCHLAND GMBH

By:
Name:
Title:

CHESAPEAKE MELLE GMBH

By:
Name:
Title:

CHESAPEAKE DUREN GMBH

By:
Name:
Title:

CHESAPEAKE STUTTGART GMBH

By:
Name:
Title:

WILLIAM W. CLELAND HOLDINGS LIMITED

By:
Name:
Title:

CHESAPEAKE BELFAST LIMITED

By:
Name:
Title:

CHESAPEAKE PACKAGING B.V.

By:
Name:
Title:

CHESAPEAKE OSS B.V.

By:
Name:
Title:

CHESAPEAKE FRANCE SA

By:
Name:
Title:

CHESAPEAKE PHARMACEUTICALS & HEALTHCARE PACKAGING SAS

By:
Name:
Title:

PHARMAPOST SAS

By:
Name:
Title:

EXHIBIT C

RESTATED CREDIT AGREEMENT

RESTATED CREDIT AGREEMENT

DATED AS OF

February 14, 2014

AMONG

CHESAPEAKE/MPS MERGER LIMITED

CHESAPEAKE US HOLDINGS INC.,

MULTI PACKAGING SOLUTIONS, INC.

AND

MUSTANG PARENT CORP.

AS BORROWERS,

CHESAPEAKE FINANCE 2 LIMITED,

AS HOLDINGS,

BARCLAYS BANK PLC,

AS ADMINISTRATIVE AGENT, COLLATERAL AGENT AND L/C ISSUER,

THE OTHER LENDERS PARTY HERETO,

BARCLAYS BANK PLC AND CREDIT SUISSE SECURITIES (USA) LLC

AS JOINT LEAD ARRANGERS FOR NEW TERM LOANS

CREDIT SUISSE SECURITIES (USA) LLC AND BARCLAYS BANK PLC

AS JOINT LEAD ARRANGERS FOR AMENDMENT

BARCLAYS BANK PLC

CREDIT SUISSE SECURITIES (USA) LLC

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

AS JOINT BOOKRUNNERS FOR NEW TERM LOANS

CREDIT SUISSE SECURITIES (USA) LLC

BARCLAYS BANK PLC

GOLDMAN SACHS BANK USA

UBS LIMITED

AS JOINT BOOKRUNNERS FOR AMENDMENT

i

v

SCHEDULES

A	Cash Management Obligations
B	MPS Polish Acquisition
1	Guarantors
1.01(e)	Contracts Prohibiting Subsidiary Guarantees
1.01(f)	Pro Forma Consolidated Financial Information
1.01(k)	Existing Letters of Credit
1.01(l)	Foreign Collateral Documents and Provisions
1.12	Guaranty and Security Principles
1.16	Foreign Guarantor Provisions
1.17	Designated Subsidiary Guarantors
2.01	Commitments and Pro Rata Shares
5.08(b)	Owned Real Property
5.12	Subsidiaries and Other Equity Investments
5.16	Intellectual Property Matters
6.16	Post-Closing Undertakings
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness (Including Existing Letters of Credit)
7.08	Transactions with Affiliates
7.09	Burdensome Agreements
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Request for L/C Credit Extension
B	[Reserved]
C-1	Sterling Term Note
C-2	Euro Term Note
C-3	Multicurrency Tranche Revolving Credit Note
C-4	Dollar Tranche Revolving Credit Note
C-5	Dollar Tranche A Term Note
C-6	Dollar Tranche B Term Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Affiliate Lender Assignment and Assumption
E-3	Administrative Questionnaire
F-1	Holdings Guaranty
F-2	Subsidiary Guaranty
G	Security Agreement

H	[Reserved]
I	[Reserved]
J	Intercompany Subordination Agreement
K	[Reserved]
L-1	U.S. Tax Compliance Certificate
L-2	U.S. Tax Compliance Certificate
L-3	U.S. Tax Compliance Certificate
L-4	U.S. Tax Compliance Certificate
M	Optional Prepayment of Loans

This RESTATED CREDIT AGREEMENT is entered into as of February 14, 2014, among CHESAPEAKE/MPS MERGER LIMITED (f/k/a Chesapeake Services Limited), a limited liability company incorporated under the laws of England and Wales with company number 8568993 (the “U.K. Borrower”), CHESAPEAKE US HOLDINGS INC. (f/k/a Chase US Holdco Inc.), a corporation organized under the laws of Delaware (the “Chesapeake U.S. Borrower” and together with the U.K. Borrower, the “Chesapeake Borrowers”), MULTI PACKAGING SOLUTIONS, INC., a corporation organized under the laws of Delaware (the “MPS U.S. Borrower”) and MUSTANG PARENT CORP., a corporation organized under the laws of Delaware (the “MPS U.S. Parent Borrower” and together with the U.K. Borrower, the Chesapeake U.S. Borrower and the MPS U.S. Borrower, each a “Borrower” and collectively, the “Borrowers”), CHESAPEAKE FINANCE 2 LIMITED (f/k/a Chase MidCo 2 Limited), a limited liability company incorporated under the laws of England and Wales with company number 8568879 (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BARCLAYS BANK PLC, as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Collateral Agent and L/C Issuer, CREDIT SUISSE SECURITIES (USA) LLC, as Joint Lead Arranger and Joint Bookrunner, and CITIGROUP GLOBAL MARKETS INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN SACHS BANK USA and UBS LIMITED, each as a Joint Bookrunner.

PRELIMINARY STATEMENTS

WHEREAS, pursuant to that certain Combination Agreement, dated November 18, 2013 (together with all exhibits and schedules thereto, collectively, the “Combination Agreement”), entered into between the MPS U.S. Parent Borrower and Chesapeake Holdings Limited, the parties thereto have agreed to combine MPS U.S. Borrower which is directly and wholly-owned by Mustang Intermediate, LLC, which is in turn indirectly wholly-owned by MPS U.S. Parent Borrower, and the U.K. Borrower, a company indirectly and wholly-owned by Chesapeake Finance 1 Limited, which is in turn directly and wholly-owned by Chesapeake Holdings Limited.

WHEREAS, on September 30, 2013 the Chesapeake Borrowers (a) borrowed term loans in Pounds Sterling in an aggregate principal amount of £145,000,000 and (b) borrowed term loans in Euros in an aggregate principal amount of €172,619,047.62 under the Credit Agreement dated July 3, 2013 (as heretofore amended, supplemented, waived or otherwise modified, the “Original Credit Agreement”).

WHEREAS, Holdings, the Borrowers, the Lenders and the Administrative Agent have agreed to further amend the Original Credit Agreement pursuant to that certain Second Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement, dated as of December 19, 2013 (the “Amendment”), and pursuant to and effective with such Amendment (a) MPS U.S. Parent Borrower and the MPS U.S. Borrower shall have joined this Agreement as Borrowers, (b) the applicable Lenders shall have made term loans in Dollars to the MPS U.S. Parent Borrower and at the option of the Borrower Representative, a co-borrower that is a wholly-owned Subsidiary of the U.K. Borrower to be designated (the “Dollar Tranche A Co-Borrower”), in an aggregate principal amount of $122,000,000, (c) the applicable Lenders shall have made term loans in Dollars to the MPS U.S. Borrower and the U.K. Borrower

in an aggregate principal amount of $280 million and (d) the applicable Lenders shall have committed to provide a revolving credit facility in an aggregate principal amount of $50,000,000 pursuant to the terms set forth herein and (e) the parties hereto shall have agreed to make certain other amendments to the Original Credit Agreement reflected herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I.

Definitions and Accounting Terms

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum equal to (a) with respect to any Eurocurrency Rate Borrowing denominated in Pounds Sterling, the greater of (i) LIBOR and (ii) solely with respect to Initial Sterling Term Loans, 1.00% per annum, (b) with respect to any Eurocurrency Rate Borrowing denominated in Euros, the greater of (i) EURIBOR and (ii) solely with respect to Initial Euro Term Loans, 1.00% per annum, (c) with respect to any Eurocurrency Rate Borrowing denominated in Dollars, the greater of (i) LIBOR and (ii) solely with respect to the Initial Dollar Tranche A Term Loans and the Initial Dollar Tranche B Term Loans, 1.00% per annum and (d) with respect to any Eurocurrency Rate Borrowing denominated in any Agreed Currency (other than Pounds Sterling, Euros and Dollars), LIBOR.

“Administrative Agent” means Barclays, acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.

“Administrative Agent’s Office” means (i) with respect to London Agency Matters, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02(A), and (ii) with respect to New York Agency Matters, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02(B), or in each case, such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-3 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Lender Assignment and Assumption” has the meaning specified in Section 10.07(i)(ii).

“Affiliate Lenders” means, collectively, the Sponsors and their respective Affiliates (other than Holdings, the Borrowers and any of their respective Subsidiaries).

“Agent-Related Distress Event” means, with respect to the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided, that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent by a Governmental Authority or an instrumentality thereof.

“Agent-Related Persons” means each Agent, together with its Related Parties.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Arrangers and the Supplemental Agents (if any).

“Agreed Currency” means (i) in the case of the Term Loans, Dollars, Pounds Sterling or Euros and (ii) in the case of the Multicurrency Revolving Tranche, Pounds Sterling, Euros, Dollars or any other freely tradable currency acceptable to each Multicurrency Revolving Credit Lender and (iii) in the case of the Dollar Revolving Tranche, Dollars and Canadian Dollars (solely for purposes of issuing Letters of Credit hereunder).

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.24.

“Aggregate Commitments” means the Commitments of all the Lenders.

“All-In Yield” has the meaning specified in Section 2.14(f).

“Amendment” has the meaning set forth in the Preliminary Statements to this Agreement.

“Amendment Arrangers” means Amendment Lead Arrangers and Amendment Bookrunners.

“Amendment Bookrunners” means Barclays, CS USA, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman and UBS.

“Amendment Effective Date” means the date on which all conditions precedent listed in Section 3 of the Amendment have been satisfied or duly waived.

“Amendment Lead Arrangers” means Barclays and CS USA.

“Anticipated Cure Deadline” has the meaning specified in Section 8.03(a).

“Applicable Commitment Fee” means a percentage per annum equal to (a) from the Amendment Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first full fiscal quarter ending after the Closing Date, 0.50% per annum, and (b) thereafter, the applicable percentage per annum set forth below, as determined by reference to First Lien Net Leverage Ratio, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Commitment Fee

Pricing Level	First Lien Net Leverage Ratio	Applicable Commitment Fee
1	< 3.00:1.00	0.375%
2	≥ 3.00:1.00	0.500%

Any increase or decrease in the Applicable Commitment Fee resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 1” shall apply without regard to the First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to the Initial Sterling Term Loans, 5.00% per annum;

(b) with respect to the Initial Euro Term Loans, 4.50% per annum;

(c) with respect to the Initial Dollar Tranche A Term Loans, (i) 3.25% per annum for Eurocurrency Rate Loans and (ii) 2.25% per annum for Base Rate Loans;

(d) with respect to the Initial Dollar Tranche B Term Loans, (i) 3.25% per annum for Eurocurrency Rate Loans and (ii) 2.25% per annum for Base Rate Loans;

(e) with respect to the Multicurrency Revolving Tranche, (i) from the Closing Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first full fiscal quarter ending after the Closing Date, 4.00% per annum for Eurocurrency Rate Loans and (ii) thereafter, for any day the applicable percentage per annum set forth below, as determined by reference to the First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) prior to such day:

Applicable Rate

Pricing Level	First Lien Net Leverage Ratio	Eurocurrency Rate Loans
1	< 3.50:1.00	3.75%
2	≥ 3.50:1.00	4.00%

(f) with respect to the Dollar Revolving Tranche, (i) from the Amendment Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first full fiscal quarter ending after the Amendment Effective Date, (A) 3.25% per annum for Eurocurrency Rate Loans and (B) 2.25% for Base Rate Loans and (ii) thereafter, for any day the applicable percentage per annum set forth below, as determined by reference to the First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) prior to such day:

Applicable Rate

Pricing Level	First Lien Net Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans
1	≤ 3.00:1.00	3.00%	2.00%
2	>3.00:1.00	3.25%	2.25%

In each of clauses (e) and (f) above, any increase or decrease in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 2” shall apply without regard to the First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Appropriate Lender” means, at any time, (a) with respect to any of the Euro Term Facility, the Sterling Term Facility, the Dollar Tranche A Term Facility, the Dollar Tranche B Term Facility or any Revolving Tranche, a Lender that has a Commitment with respect to such Facility or Tranche or holds a Euro Term Loan, a Sterling Term Loan, a Dollar Tranche A Term Loan, a Dollar Tranche B Term Loan or a Revolving Credit Loan under such Revolving Tranche, respectively, at such time, (b) with respect to the Letter of Credit Sublimit for any Revolving Tranche, (i) each L/C Issuer under such Tranche and (ii) if any Letter of Credit has been issued pursuant to Section 2.03(a), the Revolving Credit Lenders under such Tranche, (c) with respect to any New Term Facility, a Lender that holds a New Term Loan at such time, and (d) with respect to any Specified Refinancing Debt, a Lender that holds Specified Refinancing Term Loans or Specified Refinancing Revolving Loans, as applicable.

“Approved Bank” has the meaning specified in clause (d) of the definition of “Cash Equivalents.”

“Approved Factoring Arrangements” shall mean, collectively, the transactions contemplated by any factoring agreement pursuant to which the Borrowers or any other Restricted Subsidiary factors receivables due from its customers that were generated in the ordinary course of business; provided, that (i) to the extent such factoring agreements are with recourse to a Borrower or any other Restricted Subsidiary, (A) such recourse to such Borrower or such Restricted Subsidiary in connection with any such factoring agreement shall be limited to the extent customary for similar transactions and (B) receivables sold pursuant to such agreements shall not exceed $8,000,000 in the aggregate at any time outstanding, and (ii) the other terms of any such factoring agreement shall be customary for similar transactions.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means Closing Date Arrangers and Amendment Arrangers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1, or otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(c)(ii).

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Barclays at its principal office in New York City as its “prime rate” and (c) the Eurocurrency Rate determined on such date (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day). The “prime rate” is a rate set by Barclays based upon various factors including Barclays’ costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Barclays shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Barclays” means Barclays Bank PLC.

“Borrower” means any of the Borrowers.

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(a) where it relates to a Treaty Lender that is a Lender at the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 2.01 and (i) where the relevant borrower is a Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement, or (ii) where the relevant borrower receives an assignment or transfer from a Borrower in accordance with Section 10.07, is filed with HM Revenue & Customs within 30 days of the date on which that assignment or transfer takes effect; or

(b) where it relates to a Treaty Lender that becomes a Lender after the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence in respect of that Lender notified to the Loan Parties in accordance with Section 3.01(l)(ii)(E)(II), and (i) where the relevant borrower is a Borrower as at the date on which the relevant Treaty Lender’s assignment and assumption (or other transfer) takes effect, is filed with HM Revenue & Customs within 30 days of such assignment and assumption (or other transfer) taking effect, or (ii) where the relevant borrower is not a Borrower as at the date on which the relevant Treaty Lender’s assignment and assumption or other transfer takes effect, is filed with HM Revenue & Customs within 30 days of the date on which that borrower’s assignment or transfer takes effect.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Parties” means the collective reference to the Borrowers and the Restricted Subsidiaries, and “Borrower Party” means any one of them.

“Borrower Representative” means the entity appointed to act on behalf of the Borrowers pursuant to Section 1.15.

“Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.

“Business Day” means:

(a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office with respect to Loans denominated in Pounds Sterling or Dollars is located; and

(b) (i) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in an Agreed Currency other than Pounds Sterling, Dollars and Euros, any fundings, disbursements, settlements and payments in such Agreed Currency, in respect of any such Eurocurrency Rate Loan, or any other dealings in such Agreed Currency to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, any such day described in clause (i) above which is also a day on which dealings in deposits in such Agreed Currency are conducted by and between banks in the London interbank market and in the principal financial center of such Agreed Currency;

(ii) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Rate Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, any such day described in clause (i) above that is also a TARGET Day; and

(iii) if such day relates to any English law governed document or the performance of any obligation under the Loan Documents by any U.K. Loan Party, any day other than a day on which commercial banks are authorized to close under the laws of, or are in fact closed in, England and Wales.

“Canadian Dollars” means lawful money of Canada.

“Capital Expenditures” means, as of any date for the applicable period then ended, all capital expenditures of the Borrower Parties on a consolidated basis for such period (whether paid in cash or accrued as liabilities), that are required to be capitalized in accordance with GAAP (including acquisitions of IP Rights made in cash during such period to the extent the cost thereof is treated as a capitalized expense in accordance with GAAP); provided, however, that Capital Expenditures shall not include any such expenditures which constitute (a) an Investment permitted under Section 7.02 (but shall include all Capital Expenditures made with the proceeds of such Investment by a Borrower Party that is the recipient thereof), (b) to the extent permitted by this Agreement, (i) a reinvestment of the Net Cash Proceeds of any Disposition or Casualty Event in accordance with Section 2.05(b)(ii) or (ii) the purchase of property, plant or equipment or software to the extent financed with the proceeds of Dispositions or Casualty Events that are not required pursuant to Section 2.05(b)(ii) to be applied to prepay Loans or to be reinvested, (c) capitalized interest in respect of operating or capital leases, (d) the book value of any asset owned to the extent such book value is included as a capital expenditure as a result of reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, (e) any non-cash amounts reflected as additions to property, plant or equipment on Holdings’ consolidated balance sheet and (f) expenditures that are accounted for as capital expenditures by Holdings, the U.K. Borrower or any Restricted Subsidiary and that actually are paid for or reimbursed (including by means of the issuance of Equity Interests by Holdings or any Parent Holding Company) by a Person other than Holdings, the U.K. Borrower or any Restricted Subsidiary and for which neither Holdings, the U.K. Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period).

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided, that obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing on the Closing Date that are recharacterized as Capitalized Leases due to a change in GAAP after the Closing Date shall not be treated as Capitalized Leases for any purpose under this Agreement, but instead shall be accounted for as if they were operating leases for all purposes under this Agreement as determined under GAAP as in effect on the Closing Date. For the avoidance of doubt, the references to GAAP in this definition shall refer to GAAP as defined below (including as such term may refer to International Financial Reporting Standards).

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the U.K. Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the U.K. Borrower and the Restricted Subsidiaries.

“Carlyle Sponsor” means CEP III Participations s.à.r.l. SICAR or each of its Control Investment Affiliates (but excluding any operating portfolio companies of the foregoing).

“Cash-Capped Incremental Facility” has the meaning specified in Section 2.14(a).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or L/C Issuer (as applicable) and the Lenders, as collateral for L/C Obligations, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash, Cash Equivalents (if reasonably acceptable to the Administrative Agent and the applicable L/C Issuer) or deposit account balances (in the case of L/C Obligations in the respective currency or currencies in which the applicable L/C Obligations are denominated) or, if the Administrative Agent or L/C Issuer benefiting from such collateral shall agree in its sole discretion, other credit support (including by backstop with a letter of credit satisfactory to the applicable L/C Issuer or by being deemed reissued under another agreement acceptable to the applicable L/C Issuer), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer (which documents are hereby consented to by the Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings, the U.K. Borrower or any of its Restricted Subsidiaries:

(a) any Agreed Currency or Canadian Dollars;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof; provided, that the full faith and credit of the United States is pledged in support thereof;

(c) time deposits or eurodollar time deposits with, insured certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any domestic or foreign commercial bank that (i) issues (or the parent of which issues) commercial paper rated at least P-2 (or the then equivalent grade) by Moody’s or at least A-2 (or the then equivalent grade) by S&P and (ii) has combined capital and surplus of at least $250,000,000 (or the Dollar Amount thereof in a currency other than Dollars as of the date of determination in the case of any non-U.S. banks) (any such bank being an “Approved Bank”), in each case with maturities of not more than 360 days from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by a domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with maturities of not more than 24 months from the date of acquisition thereof;

(e) marketable short-term money market and similar funds (including such funds investing a portion of their assets in municipal securities) having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrowers);

(f) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $250,000,000 (or the Dollar Amount thereof in a currency other than Dollars as of the date of determination in the case of any non-U.S. banks) for direct obligations issued by or fully guaranteed or insured by the United Kingdom government or any agency or instrumentality of the United Kingdom in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(g) Investments, classified in accordance with GAAP as Current Assets of Holdings, the U.K. Borrower or any Restricted Subsidiary, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions having capital of at least $250,000,000 (or the Dollar Amount thereof in a currency other than Dollars as of the date of determination in the case of any non-U.S. banks), and the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (b) through (f) and (j) of this definition;

(h) investment funds investing at least 95% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (b) through (g) above;

(i) solely with respect to the U.K. Borrower or any Restricted Subsidiary that is a Foreign Subsidiary, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (b) through (h) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes; and

(j) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or the equivalent thereof).

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (i) above; provided, that such amounts are converted into any currency listed in clause (a) or (i) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements to any Loan Party (including documentary letters of credit facilities set forth on Schedule A).

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement or (iii) within 30 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender or an Affiliate of a Lender or an Agent, in each case, in its capacity as a party to such Cash Management Agreement.

“Casualty Event” means any event that gives rise to the receipt by any Borrower or any Restricted Subsidiary of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change of Control” means: (a) for any reason whatsoever Holdings shall cease to own, directly or indirectly, 100% of the Equity Interests of the U.K. Borrower; (b) for any reason whatsoever the U.K. Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests of each U.S. Borrower; (c) at any time prior to a Qualified IPO and for any reason whatsoever, the Permitted Holders shall cease to own, directly or indirectly, at least 50.1% of the Equity Interests of Holdings having the power, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdings; (d) at any time after a Qualified IPO and for any reason whatsoever, any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date, but excluding any employee benefits plan of any Borrower or any of its Subsidiaries) other than the Permitted Holders shall beneficially own a percentage of the then outstanding Voting Equity Interests of Holdings that is more than the greater of (A) 35% of the outstanding Voting Equity Interests of Holdings and (B) the percentage of such Voting Equity Interests owned, directly or indirectly, beneficially by the Permitted Holders or (e) any “Change of Control” (or any comparable term) in any document pertaining to any Refinancing Notes, any New Incremental Notes or to the extent incurred by a Loan Party (other than Holdings), any Permitted Ratio Debt or the Senior Notes, or any Permitted Refinancing of any of the foregoing (or successive Permitted Refinancings thereof), in each case with an aggregate outstanding principal amount at the time of determination in excess of $20,000,000.

“Chesapeake Acquisition” means the acquisition of Chesapeake U.K. Holdings Limited, Chesapeake Packaging B.V., Chesapeake Packaging GmbH, Chesapeake Packaging US, Inc. and Chesapeake Packaging Asia Limited by the U.K. Borrower pursuant to the Chase Purchase Agreement.

“Chesapeake Acquisition Documents” means the Chesapeake Purchase Agreement, the TSAs (as defined in the Chesapeake Purchase Agreement) and any other document designated as such by the Administrative Agent and the U.K. Borrower.

“Chesapeake Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“Chesapeake Business” means the business operated by U.K. Borrower and its subsidiaries immediately prior to the Amendment Effective Date.

“Chesapeake Purchase Agreement” means that certain Share Purchase Agreement, dated July 3, 2013 (together with all exhibits and schedules thereto), by and among Chesapeake Holdings B.V., a private limited liability company organized and established under the laws of the Netherlands, the persons named therein as seller guarantors and the U.K. Borrower.

“Chesapeake U.S. Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Class” means (i) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan or Interest Period or, unless such differences result in such Loans not being fungible for U.S. federal tax purposes, upfront fees or OID or similar fees paid or payable in connection with such Commitments or Loans), and (ii) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.

“Clean-Up Default” has the meaning specified in Section 8.01.

“Clean-Up Period” has the meaning specified in Section 8.01.

“Closing Date” means September 30, 2013.

“Closing Date Arrangers” means each of CS, Goldman, UBS and Barclays, in their respective capacities as exclusive joint lead arrangers and bookrunners.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” (or similar term including for the avoidance of doubt “Charged Property” as defined (as applicable) in any Collateral Document governed by English law to which Holdings and U.K. Borrower is a party) referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of (i) the Collateral Agent for the benefit of the Secured Parties and/or (ii) the Secured Parties in their capacities as such (or any of them) to the extent required by applicable Law.

“Collateral Agent” means Barclays, acting through such of its Affiliates or branches as it may designate, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent permitted by the terms hereof.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, those certain foreign security and pledge agreements listed on Schedule 1.01(l) (as such schedule may be amended or supplemented from time to time) each of the mortgages, collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.12, 6.14 or 6.16, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of (i) the Collateral Agent for the benefit of the Secured Parties and/or (ii) the Secured Parties in their capacities as such (or any of them) to the extent required by applicable Law.

“Combination” means the business combination of the MPS U.S. Borrower and the U.K. Borrower pursuant to the Combination Agreement.

“Combination Agreement” has the meaning specified in the Preliminary Statements to this Agreement.

“Combination Transaction” means the Combination, the transactions contemplated by the Combination Agreement, the repayment and termination of the MPS Credit Agreement, the dividend and other distributions contemplated by the Combination Agreement (including, without limitation, the direct or indirect repayment of the shareholder loan entered into in connection with the Transaction) the payment of transaction fees and expenses and other transactions in connection with or incidental to any of the forgoing.

“Combination Transaction Costs” means any fees or expenses incurred or paid by any Investor, any direct or indirect parent of the U.K. Borrower, the U.K. Borrower or any of its (or their) Subsidiaries in connection with the Combination Transaction (including, but not limited to, payments to officers, employees or directors of the U.K. Borrower and its Restricted Subsidiaries as change of control payments, severance payments, special or retention bonuses, charges for repurchase or rollover of, or modifications to, stock options and/or restricted stock units in connection with the Combination Transaction and any transaction fees payable to the Carlyle Sponsor in connection with the Combination Transaction).

“Commitment” means a Term Commitment and/or a Revolving Credit Commitment, as the context may require.

“Commitment Termination Date” means the earliest of (a) date of the consummation of the Chesapeake Acquisition with or without the initial funding of the Term Loans or the early termination of the Chesapeake Purchase Agreement in accordance with its terms, and (b) December 2, 2013 if the Chesapeake Acquisition has not been consummated on or prior to such earlier date.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other or (d) a continuation of Eurocurrency Rate Loans, in each case, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means the group of entities constituting the Chesapeake Business immediately prior to the Closing Date, as referenced in the Chesapeake Purchase Agreement.

“Company Competitor” means any Person that competes with the business of Holdings, the Borrowers and their Subsidiaries from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D or such other form as may be agreed between the Borrower Representative and the Administrative Agent.

“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the aggregate of all taxes based on income, profits or capital of the U.K. Borrower and the Restricted Subsidiaries (including (i) federal, state, franchise, excise and similar taxes and foreign withholding taxes, (ii) penalties and interest related to such taxes or arising from any tax examinations and (iii) taxes in respect of repatriated funds), paid in cash during such period to the extent they exceed the amount of taxes deducted in determining Consolidated Net Income for such period.

“Consolidated Current Assets” means, with respect to any Person, the Current Assets of such Person and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) deferred revenue, (f) escrow account balances, (g) any L/C Obligations or Revolving Credit Loans and any letter of credit obligations, swing line loans or revolving loans under any other revolving credit facility, (h) the current portion of pension liabilities, (i) liabilities in respect of unpaid earn outs and (j) amounts related to derivative financial instruments and assets held for sale.

“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of:

(a) Consolidated Net Income;

plus

(b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted (and not added back) (or, in the case of amounts pursuant to clauses (vii) or (xiii) below, not already included in Consolidated Net Income) for, without duplication,

(i) total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (C) non-cash interest payments, (D) the interest component of Capitalized Leases, (E) net payments, if any, made (less net amounts, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (F) amortization or write-off of deferred financing fees, debt issuance costs, commissions, fees and expenses, including commitment, letter of credit and administrative fees and charges with respect to the Facilities and with respect to other Indebtedness permitted to be incurred hereunder, (G) commissions, discounts, yield and other fees (including related interest expenses) related to any Permitted Receivables Financing or any Approved Factoring Arrangement and (H) any expensing of bridge, commitment and other financing fees (but excluding total interest expense associated with Synthetic Lease Obligations) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income or gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

(ii) provision for taxes based on income, profits or capital of Holdings, the U.K. Borrower and the Restricted Subsidiaries, including corporate income tax and similar taxes and foreign withholding taxes paid or accrued during such period including (A) penalties and interest related to such taxes or arising from any tax audits and (B) in respect of repatriated funds,

(iii) depreciation and amortization expense and impairment charges (including amortization of intangible assets (including goodwill) and deferred financing fees or costs),

(iv) unusual or non-recurring charges, expenses or losses (including accruals for amounts payable and payments (A) under executive employment agreements, severance costs, relocation costs, signing, retention and completion bonuses, (B) losses realized on disposition of property outside of the ordinary course of business, (C) costs and transition expenses incurred as a direct result of the transition of the Chesapeake Business to an independent operating company in connection with the Transaction, (D) costs (including duplicative running costs) and transition expenses incurred as a direct result of the combination of the Chesapeake Business and the MPS Business and (E) in connection with the Terre Haute Closure, without duplication of other adjustments under this section (b), and including all fees and expenses related to the foregoing),

(v) other non-cash charges, expenses or losses (excluding any such non-cash charge, expense or loss to the extent that it represents an accrual of or reserve for cash expenses in any future period, an amortization of a prepaid cash expense that was paid in a prior period, or write-

off or write-down or reserves with respect to current assets but including (A) any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization and variances), (B) charges recognized in relation to post-retirement benefits as a result of the application of FASB ASC 715 or other charges necessary to adjust the defined benefit pension expense to reflect service cost only, (C) losses on minority interests owned by any Person, (D) the non-cash impact of accounting changes or restatements, (E) non-cash fair value adjustments in Investments, (F) the non-cash portion of “straight line” rent expense and (G) any other non-cash losses and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations) all as determined on a consolidated basis,

(vi) restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs (including duplicative running costs) incurred in connection with the Transaction, the MPS Transaction, the Reorganization Transaction, the MPS Reorganization and the Combination Transaction, Permitted Acquisitions and other acquisitions permitted under Section 7.02 after the Closing Date, project start-up costs, losses, charges and expenses relating to any strategic initiatives (including any multi-year strategic initiatives), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities, reconfiguration of fixed assets for alternative uses and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs, excess pension charges (including curtailments and modifications to pensions and post-retirement employee benefit plans), consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing,

(vii) the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Borrower Representative in good faith to be realized (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of specified actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower Representative), net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided, that (A) the Compliance Certificate required to be delivered pursuant to Section 6.02 shall include a certification that such cost savings, operating expense reductions, other operating improvements and synergies are factually supportable in the good faith judgment of the Borrower Representative and as determined in good faith by the Borrower Representative and are reasonably anticipated to be realized within 18 months after the consummation of any operational change or the acquisition or disposition which is expected to result in such cost savings, expense reductions, operating improvements or synergies, (B) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income, whether through a pro forma adjustment or otherwise, with respect to such period and (C) projected amounts (that are not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (vii) to the extent occurring more than six full fiscal quarters after the specified action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken in order to realize such projected cost savings, operating expense reductions, operating improvements and synergies,

(viii) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options and other equity and equity-based interests to employees or other service providers of Holdings, the Borrowers or any Restricted Subsidiary pursuant to a written plan or agreement (including expenses arising from the grant of stock and stock options and other equity and equity-based interests prior to the Closing Date) or the treatment of such options and other equity and equity-based interests under variable plan accounting,

(ix) Transaction Costs, MPS Transaction Costs, Combination Transaction Costs and fees and expenses with respect to the Reorganization Transaction and the MPS Reorganization,

(x) (A) management, consulting and advisory fees, termination payments, transaction fees, indemnities and expenses permitted under Section 7.08(d) and (B) the amount of expenses, if any relating to payments made to holders of stock options or other compensatory equity-based awards in Holdings or any Parent Holding Company in connection with, or as a result of, any distribution being made to equity holders or unit holders of such Person or its direct or indirect parent companies, which payments are being made to compensate such holders of compensatory equity-based awards as though they were shareholders or unit holders at the time entitled to share in such distribution, in each case to the extent permitted by this Agreement,

(xi) any costs or expenses incurred pursuant to any management equity plan or share or unit option plan or any other management, director or employee benefit plan or agreement or share or unit subscription or shareholder or similar agreement, to the extent such costs or expenses are funded with cash proceeds contributed to the capital of Holdings (and in turn contributed by Holdings to the capital of the U.K. Borrower) or the Net Cash Proceeds of any issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any Parent Holding Company thereof), the proceeds of which are contributed to the capital of the U.K. Borrower,

(xii) transaction fees and expenses incurred, or amortization thereof, in connection with, to the extent permitted hereunder, any Investment, any Debt Issuance or repayment of Indebtedness, any Equity Issuance, any Disposition, any Casualty Event, sales of Permitted Receivables Financing Assets to any Permitted Receivables Financing Subsidiary in connection with a Permitted Receivables Financing, recapitalization or any amendments or waivers of the Loan Documents, the Senior Notes Indenture, documentation governing other securities, credit facilities or debt instruments (including, in each case listed above, any amendments or other modifications thereto) and Permitted Refinancings in connection therewith, in each case, whether or not consummated,

(xiii) proceeds from business interruption insurance (to the extent not reflected as revenue or income in Consolidated Net Income),

(xiv) charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in connection with the Transaction, the MPS Transaction, the Reorganization Transaction, the MPS Reorganization, the Combination Transaction, a Permitted Acquisition or any other acquisition permitted by Section 7.02 or any transaction permitted by Section 7.04, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed to the U.K. Borrower or a Restricted Subsidiary in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (xiv) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated EBITDA during the next measurement period),

(xv) Synthetic Lease Obligations, to the extent deducted as an expense in such period,

(xvi) any losses realized upon a Disposition of property (including abandoned or discontinued operations or product lines and the amount of loss on sales of Permitted Receivables Financing Assets to any Permitted Receivables Financing Subsidiary in connection with a Permitted Receivables Financing) outside of the ordinary course of business,

(xvii) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (c) below for any previous period and not added back,

(xviii) net realized losses relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains from related Swap Contracts) (entered into in the ordinary course of business or consistent with past practice),

(xix) expenses relating to earn outs and similar obligations,

(xx) Initial Public Company Costs,

(xxi) any loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice),

(xxii) the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Unrestricted Subsidiary or Joint Venture deducted (and not added back) in such period in calculating Consolidated Net Income, excluding cash distributions in respect thereof,

(xxiii) compensation and reimbursement of expenses of non-management members of the board of directors (or similar body) of such Person (other than employees of either Sponsor); and,

(xxiv) research and development expenses and charges for “in-process” products acquired in Permitted Acquisitions or any other acquisitions permitted under Section 7.02 after the Amendment Effective Date.

minus

(c) an amount which, in the determination of Consolidated Net Income, has been included for,

(i) all non-recurring or unusual gains and non-cash income during such period (including income related to any purchase of Loans by any Affiliate Lender),

(ii) other non-cash income or gains, including (A) any non-cash portion of “straight line” rent expense, (B) credits recognized in relation to post-retirement benefits as a result of the application of FASB ASC 715 other credits necessary to adjust the defined benefit pension income to reflect service cost only, (C) gains on minority interests owned by any Person, (D) the non-cash impact of accounting changes or restatements and (E) non-cash fair value adjustments in Investments but excluding (x) accrual of revenue in the ordinary course, (y) any such items in respect of which cash was received in a prior period or will be received in a future period (and, in the case of cash that was received in a prior period, such amounts previously reduced Consolidated Net Income in a prior period (and would not have been required to be added back pursuant to clause (b) of this definition)) or (z) any such items which represent the reversal in such period of any accrual of, or reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required (and where such accrual or reserve previously reduced Consolidated Net Income in a prior period (and would not have been required to be added back pursuant to clause (b) of this definition)) and (F) any other non-cash gains and income resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, all as determined on a consolidated basis,

(iii) any gains realized upon the Disposition of property (including abandoned or discontinued operations or product lines) outside of the ordinary course of business,

(iv) the amount of cash received in such period in respect of any non-cash income or gain in a prior period (and such non-cash income or gain previously increased Consolidated Net Income in a prior period (and would not have been required to be deducted pursuant to clause (c)(ii) of this definition)),

(v) net realized gains relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized losses from related Swap Contracts) (entered into in the ordinary course of business or consistent with past practice), and

(vi) any gain related to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice).

provided, that notwithstanding anything to the contrary and without duplication of any adjustment, for purposes of paragraphs (a) to (c) above,

(I) to the extent that such amounts were included in the determination of Consolidated Net Income, any calculation of Consolidated EBITDA shall exclude for any period, any income (or loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts and (iii) other derivative instruments; and

(II) Consolidated EBITDA shall be deemed to be $52,215,000 for the fiscal quarter ended December 31, 2012, $47,752,000 for the fiscal quarter ended March 31, 2013, $40,950,000 for the fiscal quarter ended June 30, 2013 and $57,071,000 for the fiscal quarter ended September 30, 2013, in each case, as may be subject to addbacks and adjustments (without duplication) pursuant to clause (a)(vii) and Section 1.12 for the applicable period with respect to Specified Transactions; and

(III) any calculation of Consolidated EBITDA for periods prior to the Amendment Effective Date with respect to the U.K. Borrower and its consolidated Subsidiaries (as in existence immediately prior to the Amendment Effective Date) shall be adjusted to reflect the transition from the United Kingdom formulation of GAAP to the United States version of GAAP for material items.

“Consolidated Funded First Lien Indebtedness” means Consolidated Funded Indebtedness that is secured by a first priority Lien on any asset or property of the Borrowers or any Restricted Subsidiary; provided, that (i) such Consolidated Funded Indebtedness is not expressly subordinated pursuant to a written agreement in right of payment to the Obligations or (ii) is not secured by Liens on the Collateral that are expressly junior to the Liens securing the Obligations.

“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clauses (a), (b)(i) and (f) of the definition of Indebtedness, of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction, the MPS Transaction, the Combination Transaction, any Permitted Acquisition or any other acquisitions permitted under Section 7.02 and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding (i) obligations in respect of letters of credit (including Letters of Credit), except to the extent of unreimbursed amounts thereunder that are not reimbursed within two Business Days after such amount is drawn, and (ii) Attributable Indebtedness of the type described in clause (b) of the definition of Attributable Indebtedness. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts, Cash Management Agreements, and any Approved Factoring Arrangement and any Permitted Receivables Financing and (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Funded Indebtedness.

“Consolidated Funded Senior Secured Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on any asset or property of the Borrowers or any Restricted Subsidiary; provided, that such Consolidated Funded Indebtedness is not expressly subordinated pursuant to a written agreement in right of payment to the Obligations.

“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net income, excluding (or including, as applicable, in the case of the parenthetical in clause (vi) below), without duplication, (i) extraordinary items, (ii) any amounts attributable to Investments in any Unrestricted Subsidiary or any Joint Venture (other than a Guarantor or any Person as of the Amendment Effective Date accounted for by the equity method of accounting; provided, that to the extent not already excluded or deducted as minority interest expense, payments made in respect of interests of third parties shall be excluded) to the extent that such amounts have not been distributed in cash or Cash Equivalents to such Person and its Restricted Subsidiaries during such applicable period; (iii)(x) any net unrealized gains and losses resulting from fair value accounting required by FASB ASC 815 (including as a result of the mark-to-market of obligations of Swap Contracts and other derivative instruments) and (y) any net unrealized gains and losses relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net unrealized gain and losses from exchange rate fluctuations on intercompany balances and balance sheet items) shall, in each case, to the extent included in Consolidated Net Income, (iv) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the U.K. Borrower or is merged into or consolidated with the U.K. Borrower or any Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis), (v) for purposes of calculating Cumulative Credit, either during such period or in respect of any future period, net income of any Restricted Subsidiary (other than a Loan Party) for any period to the extent that, during such period, there exists any encumbrance or restriction on the ability of such Restricted Subsidiary to pay dividends or make any other distributions in cash on the Equity Interests of such Restricted Subsidiary held by such Person and its Restricted Subsidiaries, except to the extent of the amount of cash or Cash Equivalents actually distributed during such period to such Person or to a Restricted Subsidiary of such Person that is not itself subject to any such encumbrance or restriction or, without duplication, the amount of cash or Cash Equivalents that could have been paid without violating such encumbrance or restriction to such Person in respect of such period, (vi) the cumulative effect of a change in accounting principles during such period and changes as a result of the adoption or modification of accounting policies during such period (including, notwithstanding that Consolidated Net Income is determined in accordance with GAAP, the effect of any material changes due to the transition in connection with the Combination from accounting under the United Kingdom formulation of GAAP to accounting under the United States formulation of GAAP (as in effect immediately prior to the Combination Date)), whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP. There shall be excluded from Consolidated Net Income for any period the accounting effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the U.K. Borrower and/or the Restricted Subsidiaries), and accruals and reserves that are established or adjusted on or after the Amendment Effective Date that are so required to be established or adjusted as a result of any acquisition consummated prior to the Amendment Effective Date, the Transactions, the MPS Transaction, the Combination Transaction and any Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions) or any acquisitions permitted under Section 7.02 or the amortization or write-off of any amounts thereof. Notwithstanding the foregoing, for the purpose of calculating the Cumulative Credit only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Joint Ventures to the U.K. Borrower or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Borrower Parties to increase the Cumulative Credit.

“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the sum of all scheduled payments of principal made in cash during such period on Consolidated Funded Indebtedness that constitutes Funded Debt (including the implied principal component of payments due on Capitalized Leases during such period to the extent not deducted in the calculation of Consolidated Net Income), less the reduction in such scheduled payments resulting from voluntary prepayments pursuant to Section 2.05(a) or mandatory prepayments required pursuant to Section 2.05(b), in each case as applied pursuant to Section 2.05, as determined in accordance with GAAP.

“Consolidated Total Assets” means, the consolidated total assets of the U.K. Borrower and the Restricted Subsidiaries as set forth on the consolidated balance sheet of U.K. Borrower as of the most recent period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b) (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment, Restricted Payment, Permitted Acquisition or other acquisition, on a Pro Forma Basis including any property or asset being acquired or disposed of in connection therewith); provided, that, at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial information of the U.K. Borrower and its Subsidiaries set forth on Schedule 1.01(f) hereto.

“Contract Consideration” has the meaning given it in clause (b)(xv) of the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.

“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity investments in one or more companies.

“Controlled Foreign Subsidiary” means any Subsidiary of any U.S. Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“CS” means Credit Suisse AG, London Branch.

“CS USA” means Credit Suisse Securities (USA) LLC.

“CTA” means the Corporation Tax Act 2009 of the United Kingdom.

“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the sum of (without duplication):

(a) $60,000,000, plus

(b) 50% of Consolidated Net Income for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Closing Date occurs to the end of the fiscal quarter most recently ended in respect of which a Compliance Certificate has been delivered as required hereunder, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(c) the Net Cash Proceeds of any Permitted Equity Issuance after the Closing Date (other than Cure Amounts, but including the Net Cash Proceeds of issuances or incurrences of Indebtedness or Disqualified Equity Interests by the Borrowers or any Restricted Subsidiaries owed or issued, as applicable, to a Person other than the Borrowers or any Restricted Subsidiary after the Closing Date which shall have been subsequently exchanged for or converted into Permitted Equity Issuances of Holdings or any Parent Holding Company) at such time and any direct contribution to the common capital of the U.K. Borrower, in each case, that is Not Otherwise Applied, plus

(d) in the event that all or a portion of the Cumulative Credit has been applied to make an Investment pursuant to Section 7.02(s) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the acquisition of Equity Interests of an Unrestricted Subsidiary or the acquisition of any Investment, an amount equal to the aggregate amount received by the U.K. Borrower or any of the Restricted Subsidiaries in cash and Cash Equivalents from: (i) the sale (other than to the U.K. Borrower or any of the Restricted Subsidiaries) of any such Equity Interests of any such Unrestricted Subsidiary or any such Investment less any amounts that would be deducted pursuant to clause (a)(ii) of the definition of Net Cash Proceeds if such sale constituted a Disposition, (ii) any dividend or other distribution by any such Unrestricted Subsidiary or received in respect of any such Investment or (iii) interest, returns of principal, repayments and similar payments by any such Unrestricted Subsidiary or received in respect of any such Investment, plus

(e) in the event that all or a portion of the Cumulative Credit has been applied to make an Investment pursuant to Section 7.02(s) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and such Unrestricted Subsidiary is thereafter redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the U.K. Borrower or any of the Restricted Subsidiaries, an amount equal to the fair market value of the Investments of the U.K. Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable); plus

(f) any Declined Amounts; plus

(g) an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, sale proceeds, repayments, income and similar amounts) actually received by any Loan Party in respect of any Investments pursuant to Section 7.02(s); provided, that in no case shall such amount exceed the amount of such Investment made using the Cumulative Credit pursuant to Section 7.02(s); plus

(h) the proceeds and the fair market value (as reasonably determined by the Borrower Representative) of marketable securities or other property contributed to the U.K. Borrower since the Amendment Effective Date from any Person;

as such amount shall be reduced dollar for dollar from time to time to the extent that all or a portion of the Cumulative Credit is applied prior to such date to make Investments, Restricted Payments or prepayments of Junior Financing to the extent permitted hereunder.

“Cure Amount” has the meaning specified in Section 8.03.

“Cure Right” has the meaning specified in Section 8.03.

“Current Assets” means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (i) cash, (ii) Cash Equivalents, (iii) Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person, (iv) deferred financing fees, (v) amounts related to current or deferred Taxes (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) (so long as the items described in clauses (iv) and (v) are non-cash items) and (vi) in the event that a Permitted Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the receivables and other related assets subject to such Permitted Receivables Financing minus (y) collection by such Person against the amounts sold pursuant to clause (x).

“DCC” means the Dutch Civil Code (Burgerlijk Wetboek).

“Debt Fund Affiliate” means any Affiliate of either Sponsor (other than Holdings and its Subsidiaries or a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and (a) with respect to which such Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of any such Affiliate and (b) whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle independent of their duties to Holdings, or either Sponsor. For the avoidance of doubt, each of (i) Symphony Asset Management, LLC, (ii) Nuveen Investments, Inc. and (iii) any similar fund managed, associated or affiliated with Symphony Asset Management, LLC or Nuveen Investments, Inc. shall be deemed to be a Debt Fund Affiliate as of the Amendment Effective Date.

“Debt Issuance” means the issuance by any Person of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, United Kingdom or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Amounts” has the meaning specified in Section 2.05(c).

“Declining Lender” has the meaning specified in Section 2.05(c).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to Eurocurrency Rate Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that Eurocurrency Rate Loans may not be converted to, or continued as, Eurocurrency Rate Loans, pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the Adjusted Eurocurrency Rate for an interest period of one month plus the Applicable Rate with respect to the Initial Sterling Term Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrowers or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or, solely with respect to a Revolving Credit Lender, under other agreements generally in which it commits to extend credit, (c) has failed, within three Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental Authority of any Equity Interest in that Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, (y) the occurrence of any of the events described in clause (d)(i), (d)(ii) or (d)(iii) of this definition which in each case has been dismissed or terminated prior to the date of this Agreement or (z) the occurrence of an Undisclosed Administration. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon delivery of written notice of such determination to the Borrowers, each L/C Issuer and each Lender.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the U.K. Borrower or any of the Restricted Subsidiaries in connection with a Disposition made pursuant to Section 7.05(s) that is designated as “Designated Non-Cash Consideration” on the date received pursuant to a certificate of a Responsible Officer of the Borrower Representative setting forth the basis of such fair market value (with the amount of Designated Non-Cash Consideration in respect of any Disposition being reduced for purposes of Section 7.05(s) to the extent the U.K. Borrower or any of the Restricted Subsidiaries converts the same to cash or Cash Equivalents within 180 days following the closing of the applicable Disposition).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Restricted Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date of the Term Loan Tranches at the time of issuance of the respective Disqualified Equity Interests; provided, that if such Equity Interests are issued pursuant to a plan for the benefit of employees or other service providers of Holdings (or any Parent Holding Company), the U.K. Borrower or any of the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the U.K. Borrower or any of the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or in connection with such employee’s or other service provider’s termination, death or disability.

“Disqualified Institution” means (a) each bank, financial institution or other institutional lender identified on a list made available to the Administrative Agent on the Effective Date and (b) any Company Competitor and its Affiliates identified on a list made available to the Administrative Agent from time to time. Notwithstanding the foregoing, any list of Disqualified Institutions shall only be required to be available to the Lenders on the Platform or another similar electronic system to the extent the Borrower desires to prevent any such Disqualified Institution from being a Participant.

“Distress Event” means any of: (a) an Event of Default has occurred and is continuing which has resulted in the Administrative Agent exercising any of its rights of acceleration under Article VIII; or (b) the enforcement of any Collateral.

“Dollar” or “$” means lawful money of the United States.

“Dollar Amount” means, at any time:

(a) with respect to any Loan denominated in Dollars, the principal amount thereof then outstanding (or in which such participation is held);

(b) with respect to any Loan denominated in an Agreed Currency, the principal amount thereof then outstanding in the relevant Agreed Currency, converted to Dollars in accordance with Section 1.09; and

(c) with respect to any L/C Obligation (or any risk participation therein), (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Agreed Currency, the amount thereof converted to Dollars in accordance with Section 1.09(a).

“Dollar Revolving Credit Commitments” means, as to any Dollar Revolving Credit Lender, its obligation, if any, to (a) make Dollar Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c) and (b) purchase participations in L/C Obligations of the Dollar Revolving Tranche, in an aggregate principal and/or face Dollar Amount not to exceed the amount set forth under the heading “Dollar Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The original Dollar Revolving Credit Commitments shall be $50,000,000 on the Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Dollar Revolving Credit Facility” means the aggregate amount of the Dollar Revolving Credit Lenders’ Dollar Revolving Credit Commitments at such time.

“Dollar Revolving Credit Lender” means, at any time on and after the Amendment Effective Date, any Lender that has a Dollar Revolving Credit Commitment at such time.

“Dollar Revolving Credit Loan” has the meaning specified in Section 2.01(c)(ii).

“Dollar Revolving Tranche” means the Tranche of the Revolving Credit Facility pursuant to which Revolving Credit Loans are made, or Letters of Credit are issued, under the Dollar Revolving Credit Commitments.

“Dollar Term Loan” means an advance made by a Dollar Tranche A Term Lender under the Dollar Tranche A Term Facility, an advance made by a Dollar Tranche B Term Lender under the Dollar Tranche B Term Facility or an advance made by a Lender in Dollars under any other facility in respect of any Term Loan Tranche, as the context may require.

“Dollar Tranche A Co-Borrower” has the meaning specified in the Preliminary Statements to this Agreement.

“Dollar Tranche A Term Commitment” means (a) the Initial Dollar Tranche A Term Commitments and (b) any Term Commitment Increase with respect to the Dollar Tranche A Term Facility.

“Dollar Tranche A Term Facility” means Dollar Tranche A Term Commitments, Dollar Tranche A Term Loans and any Specified Refinancing Debt related thereto.

“Dollar Tranche A Term Lender” means (a) at any time on or prior to the Amendment Effective Date, any Lender that has an Initial Dollar Tranche A Term Commitment at such time and (b) at any time after the Amendment Effective Date, any Lender that holds Dollar Tranche A Term Loans and/or Dollar Tranche A Term Commitments at such time.

“Dollar Tranche A Term Loan” means an advance made by a Dollar Tranche A Term Lender under the Dollar Tranche A Term Facility.

“Dollar Tranche A Term Notes” means a promissory note of the MPS U.S. Parent Borrower (and at the Borrower Representative’s option, the Dollar Tranche A Co-Borrower on a joint and several basis with the MPS U.S. Parent Borrower) payable to any Dollar Tranche A Term Lender or its registered assigns, in substantially the form of Exhibit C-5 hereto, evidencing the indebtedness of the MPS U.S. Parent Borrower (and at the Borrower Representative’s option, the Dollar Tranche A Co-Borrower on a joint and several basis with the MPS U.S. Parent Borrower) to such Dollar Tranche A Term Lender resulting from the Dollar Tranche A Term Loans under the Dollar Tranche A Term Facility.

“Dollar Tranche B Term Commitment” means (a) the Initial Dollar Tranche B Term Commitments and (b) any Term Commitment Increase with respect to the Dollar Tranche B Term Facility.

“Dollar Tranche B Term Facility” means Dollar Tranche B Term Commitments, Dollar Tranche B Term Loans and any Specified Refinancing Debt related thereto.

“Dollar Tranche B Term Lender” means (a) at any time on or prior to the Amendment Effective Date, any Lender that has an Initial Dollar Tranche B Term Commitment at such time and (b) at any time after the Amendment Effective Date, any Lender that holds Dollar Tranche B Term Loans and/or Dollar Tranche B Term Commitments at such time.

“Dollar Tranche B Term Loan” means an advance made by a Dollar Tranche B Term Lender under the Dollar Tranche B Term Facility.

“Dollar Tranche B Term Notes” means a promissory note of the MPS U.S. Borrower and the U.K. Borrower, on a joint and several basis, payable to any Dollar Tranche B Term Lender or its registered assigns, in substantially the form of Exhibit C-6 hereto, evidencing the indebtedness of the MPS U.S. Borrower and the U.K. Borrower, on a joint and several basis, to such Dollar Tranche B Term Lender resulting from the Dollar Tranche B Term Loans under the Dollar Tranche B Term Facility.

“Dutch Auction” means an auction (an “Auction”) conducted by Holdings or one of its Subsidiaries in order to purchase any Term Loans under a Tranche (the “Purchase”) in accordance with the following procedures or such other procedures as may be agreed to between the Administrative Agent and the Borrower Representative:

(a) Notice Procedures. In connection with any Auction, the Borrower Representative shall provide notification to the Administrative Agent (for distribution to the Appropriate Lenders) of the Term Loans under such Tranche that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) the total cash value of the bid, in an amount equal to the applicable Threshold Amount (the “Auction Amount”) and (ii) the discounts to par, which shall be expressed as a range of percentages of the par principal amount of the Term Loans under such Tranche at issue (the “Discount Range”), representing the range of purchase prices that could be paid in the Auction.

(b) Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction by providing the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans such Lender is willing to sell in an amount equal to the applicable Threshold Amount (the “Reply Amount”). Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, each Lender wishing to participate in such Auction must execute and deliver, to be held in escrow by the Administrative Agent, an assignment and acceptance agreement in a form reasonably acceptable to the Administrative Agent.

(c) Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower Representative, will determine the applicable discount (the “Applicable Discount”) for the Auction, which shall be the lowest Reply Discount for which Holdings or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided, that, in the event that the Reply Amounts are insufficient to allow Holdings or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), Holdings or such Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. Holdings or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided, that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, Holdings or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to adjustment for rounding as specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

(d) Additional Procedures. Once initiated by an Auction Notice, Holdings or any of its Subsidiaries, as applicable, may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. The Purchase shall be consummated pursuant to and in accordance with Section 10.07 and, to the extent not otherwise; provided, herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by Holdings or such Subsidiaries, as applicable) reasonably acceptable to the Administrative Agent and the Borrowers.

“Effective Date” means July 3, 2013.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 10.07(b)(iii)).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Enforcement Action” means:

(a) in relation to any Obligations arising under any Secured Hedge Agreements (“Liabilities”) the acceleration of any Liabilities, or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Hedge Bank to perform its obligations under the Secured Hedge Agreements); the making of any declaration that any Liabilities are payable on demand; the making of a demand in relation to a Liability that is payable on demand; the making of any demand against any Loan Party in relation to any Guaranty or Collateral Documents of such Loan Party; the exercise of any right of set-off, account combination or payment netting against any Loan Party in respect of any Liabilities other than the exercise of any such right by way of close-out or payment netting by a Hedge Bank; and the suing for, commencing or joining of any legal or arbitration proceedings against any Loan Party to recover any Liabilities;

(b) the premature termination or close-out of any hedging transaction under any Secured Hedge Agreement;

(c) the taking of any steps to enforce or require the enforcement of any Collateral (including the crystallisation of any floating charge);

(d) the entering into of any composition, compromise, assignment or arrangement with any Loan Party which owes any Liabilities, or has given any security, guarantee or indemnity or other assurance against loss in respect of the Liabilities; or

(e) taking of any step contemplated by Sections 8.01(f) or 8.01(g); except that the following shall not constitute Enforcement Action:

(i) the taking of any action falling within paragraphs (a) (but only with respect to the suing for, commencing or joining or any legal or arbitration proceedings against any Loan Party to recover any Liabilities) or (e) which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods; and

(ii) a Hedge Bank bringing legal proceedings against any person solely for the purpose of (A) obtaining injunctive relief (or any analogous remedy) to restrain any actual or putative breach of any Secured Hedge Agreement to which it is a party; (B) obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or (C) requesting judicial interpretation of any provision of any Secured Hedge Agreement to which it is a party with no claim for damages.

“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, laws, including common law, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions relating to pollution, the protection of the environment, human health (to the extent relating to exposure to Hazardous Materials) or safety, including those related to Hazardous Materials, air emissions and discharges to public pollution control systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contribution” has the meaning given to such term in the definition of the Transaction.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided, that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged, except, solely for purposes of a pledge of Equity Interests in connection with this Agreement, to the extent such instrument could be treated as “stock” of a Controlled Foreign Subsidiary for purposes of Treasury Regulation Section 1.956-2(c)(2).

“Equity Issuance” means any issuance by any Person to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or written notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a written notice of intent to terminate or the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, (e) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the determination that any Multiemployer Plan is considered a plan in endangered or critical status within the meaning of Sections 431 and 432 of the Code or Sections 304 and 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (j) the conditions for the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan; or (k) any Foreign Benefit Event.

“EURIBOR” means, in relation to any Loan in Euros:

(a) the applicable Screen Rate as of the Specified Time on the Quotation Day for Euros and for a period equal in length to the Interest Period of that Loan; or

(b)(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan.

“Eurocurrency Rate” means LIBOR or EURIBOR, as applicable.

“Eurocurrency Rate Loan” means a Loan, whether denominated in Pounds Sterling, Euros or any other Agreed Currency, which bears interest at a rate based on the applicable Adjusted Eurocurrency Rate.

“Euro Equivalent” means, with respect to any amount denominated in Pounds Sterling, the equivalent amount in Euros, calculated at a rate of exchange of Euro 1.00 to GBP 0.84.

“Euros” and “EUR” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Euro Term Commitment” means (a) the Initial Euro Term Commitments and (b) any Term Commitment Increase with respect to the Euro Term Facility.

“Euro Term Facility” means Euro Term Commitments, Euro Term Loans and any Specified Refinancing Debt related thereto.

“Euro Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Euro Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Euro Term Loans and/or Euro Term Commitments at such time.

“Euro Term Loan” means an advance made by a Euro Term Lender under the Euro Term Facility.

“Euro Term Notes” means a promissory note of the Borrowers payable to any Euro Term Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the indebtedness of Chesapeake Borrowers to such Euro Term Lender resulting from the Euro Term Loans under the Euro Term Facility.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount, not less than zero, equal to:

(a) the sum, without duplication, of (i) Consolidated Net Income of the Borrower Parties for such Excess Cash Flow Period, plus (ii) the amount of all non-cash charges (including depreciation, amortization and deferred tax expense) deducted in arriving at such Consolidated Net Income, plus (iii) the aggregate net amount of non-cash loss on Dispositions by the U.K. Borrower and the Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, plus (iv) to the extent not otherwise included in determining Consolidated Net Income, the aggregate amount of cash receipts for such period attributable to Swap Contracts or other derivative instruments (other than commodity Swap Contracts);

minus

(b) the sum, without duplication (in each case, for the U.K. Borrower and its Restricted Subsidiaries on a consolidated basis), of:

(i) without duplication of amounts deducted pursuant to clause (xv) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property to the extent not expensed or accrued during such period and Capitalized Software Expenditures made in cash or accrued during such period, except to the extent that such Capital Expenditures and acquisitions were financed by the issuance or incurrence of Indebtedness (other than revolving Indebtedness) by, or the issuance of Equity Interests by, or the making of capital contributions to, the U.K. Borrower or any of its Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business or other proceeds not included in Consolidated Net Income;

(ii) Consolidated Scheduled Funded Debt Payments (except to the extent financed with the proceeds of Funded Debt other than the Loans) and, to the extent not otherwise deducted from Consolidated Net Income, Consolidated Cash Taxes;

(iii) to the extent not deducted in arriving at Consolidated Net Income, Restricted Payments made in cash during such period by the Borrower Parties to the extent that such Restricted Payments are made under Sections 7.06(e), (f), (h), (j), (k) and (l), solely to the extent made, directly or indirectly, with the net cash proceeds from events or circumstances that were included in the calculation of Consolidated Net Income;

(iv) the aggregate amount of voluntary or mandatory permanent principal payments or mandatory repurchases of (A) Indebtedness for borrowed money and (B) the principal component of payments in respect of Capitalized Leases of the Borrower Parties (in each case, excluding the Obligations and the Revolving Credit Commitments) made by the Borrower Parties during such period; provided, that (A) such prepayments or repurchases are otherwise permitted hereunder, (B) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment or repurchase, and (C) such prepayments or repurchases are not made, directly or indirectly, using (1) proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period (including any proceeds from Indebtedness) or (2) the Cumulative Credit;

(v)(A) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by any Borrower Party during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness of any Borrower Party (except to the extent financed with the proceeds of Funded Debt other than the Loans) to the extent that the amount so prepaid, satisfied or discharged is not deducted from Consolidated Net Income for purposes of calculating Excess Cash Flow and (B) to the extent included in determining Consolidated Net Income, the aggregate amount of any income (or loss) for such period attributable to the early extinguishment of Indebtedness, Swap Contracts or other derivative instruments (other than commodity Swap Contracts);

(vi) cash payments made by the Borrower Parties during such period (to the extent not deducted in arriving at such Consolidated Net Income) in satisfaction of non-current liabilities (excluding payments of Indebtedness for borrowed money) not made directly or indirectly using (1) proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period (including any proceeds from Indebtedness) or (2) the Cumulative Credit;

(vii) to the extent not deducted in arriving at Consolidated Net Income, fees, expenses and purchase price adjustments paid in cash during such period by the Borrower Parties in connection with the Transaction, the MPS Transaction, the Combination Transaction or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated) and any Restricted Payment made in cash by any Borrower Party pursuant to Section 7.06(g) to pay any of the foregoing;

(viii) to the extent not deducted in arriving at Consolidated Net Income, the aggregate amount of expenditures actually made in cash by the Borrower Parties during such period (including expenditures for payment of financing fees) to the extent such expenditures are (1) not expensed during such period and (2) made with cash from operations;

(ix) without duplication of amounts deducted pursuant to clause (xv) below in prior fiscal years, cash from operations used by the Borrower Parties or committed to be used by the Borrower Parties to consummate a Permitted Acquisition or acquisition, in each case, as permitted under Section 7.02;

(x) the amount of cash payments made in respect of pensions and other postemployment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income;

(xi) the amount of cash expenditures in respect of Swap Contracts during such fiscal year to the extent they exceed the amount of expenditures expensed in determining Consolidated Net Income for such period;

(xii) the aggregate principal amount of all mandatory prepayments of the Term Facilities made during such Excess Cash Flow Period pursuant to Section 2.05(b)(ii) or any amounts offered pursuant to Section 2.05(c) and constituting Declined Amounts, or reinvestments of Net Cash Proceeds in lieu thereof, to the extent that the applicable Net Cash Proceeds resulted in an increase of Consolidated Net Income (and are not in excess of such increase) for such Excess Cash Flow Period;

(xiii) the amount representing accrued expenses for cash payments (including with respect to retirement plan obligations) that are not paid in cash during such Excess Cash Flow Period; provided, that such amounts will be added to Excess Cash Flow for the following Excess Cash Flow Period to the extent not paid in cash within six months after the end of such Excess Cash Flow Period (and no future deduction shall be made for purposes of this definition when such amounts are paid in cash in any future period);

(xiv) the aggregate net amount of any non-cash gains and credits to the extent included in arriving at Consolidated Net Income;

(xv) without duplication of amounts deducted from Excess Cash Flow in other periods, the aggregate consideration required to be paid in cash by the U.K. Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions (or similar acquisitions permitted under Section 7.02), Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property (to the extent not expensed) to be consummated or made during the period of four consecutive fiscal quarters of the U.K. Borrower following the end of such period; provided, that to the extent that the aggregate amount of cash actually utilized to finance such Permitted Acquisitions (or similar acquisitions permitted under Section 7.02), Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters (A) is financed by the issuance or incurrence of Indebtedness by, or the issuance of Equity Interests by, or the making of capital contributions to, the U.K. Borrower or any of its Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business or other proceeds not included in Consolidated Net Income or (B) if not so financed, is less than the Contract Consideration, then the portion so financed in clause (A) or the amount of such shortfall in clause (B) shall be added to the calculation of Excess Cash Flow, at the end of such period of four consecutive fiscal quarters;

(xvi) at the option of the Borrower Representative, any amounts in respect of Investments and acquisitions (including related earnouts and similar payments) which could have been deducted pursuant to clauses (iii) or (ix) above if made in such period, but which are made after the end of such period and prior to the date upon which a mandatory prepayment for such period would be required under Section 2.05(b) (it being understood that such amounts shall not reduce Excess Cash Flow in such subsequent period);

(xvii) reimbursable or insured expenses incurred during such fiscal year to the extent that such reimbursement has not yet been received and to the extent not deducted in arriving at such Consolidated Net Income; and

(xviii) the amount of tax distributions actually distributed for such period pursuant to Section 7.06(e)(ii);

minus

(c) any increase in Net Working Capital during such Excess Cash Flow Period (measured as the excess, if any, of Net Working Capital at the end of such Excess Cash Flow Period minus Net Working Capital at the beginning of such Excess Cash Flow Period) or increases in long term accounts receivable and decreases in the long-term portion of deferred revenue for such period, except as a result of the reclassification of items from short term to long term or vice versa;

plus

(d) any decrease in Net Working Capital during such Excess Cash Flow Period (measured as the excess, if any, of Net Working Capital at the beginning of such Excess Cash Flow Period minus Net Working Capital at the end of such Excess Cash Flow Period) or decreases in long-term accounts receivable and increases in the long-term portion of deferred revenue for such period, except as a result of the reclassification of items from short term to long term or vice versa;

provided, that for purposes of calculating any increase or decrease in Net Working Capital, long-term accounts receivables or long-term portion of deferred revenue for such period pursuant to clause (c) and (d) above, (1) any such increase or decrease shall be disregarded if attributable to property Disposed by the U.K. Borrower and its Restricted Subsidiaries during such period and (2) the Net Working Capital, long-term accounts receivables or long-term portion of deferred revenue at the beginning of such period shall include such amounts as set forth on the opening balance sheet of any entity acquired (or combined into) the U.K. Borrower and its Restricted Subsidiaries at the time of acquisition for the Combination, any Permitted Acquisition or similar acquisition consummated during such period.

“Excess Cash Flow Period” means any fiscal year of the Borrowers, commencing with the fiscal year ending on December 31, 2014.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means the Administrative Agent’s spot rate of exchange for the purchase of the relevant currency with Pounds Sterling or Dollars in (x) with respect to the London Agency Matters, the London foreign exchange market and (y) with respect to the New York Agency Matters, the New York foreign exchange market, in each case, at or about 11:00 a.m. (Local Time) on a particular day.

“Excluded Information” has the meaning set forth in Section 10.07(i).

“Excluded Property” means, with respect to any U.S. Loan Party, (a) any fee-owned real property not constituting Material Real Property and any leased real property, (b) motor vehicles and other assets subject to certificates of title, letter of credit rights (other than letter of credit rights that can be perfected by the filing of a UCC financing statement) with a value not in excess of $5,000,000 (as reasonably determined by the Borrower Representative in consultation with the Administrative Agent) in the aggregate and commercial tort claims with a value not in excess of $5,000,000 in the aggregate, (c) assets to the extent a security interest in such assets would result in material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction), (d) pledges of, and security interests in, certain assets, in favor of the Collateral Agent which are prohibited by applicable Law; provided, that (i) any such limitation described in this clause (d) on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and shall not apply to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition contained in any applicable Law, a security interest in such assets shall be automatically and simultaneously granted under the applicable Collateral Documents and shall be included as Collateral, (e) any governmental licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations or any other property or assets, to the extent security interests in favor of the Collateral Agent in such licenses, franchises, charters, authorizations or other property or assets are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the UCC other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition; provided, that (i) any such limitation described in this clause (e) on the security interests granted hereunder shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Collateral Documents and shall be included as Collateral, (f) Equity Interests in (A) any Person other than wholly-owned Restricted Subsidiaries of the Borrowers to the extent not permitted by the terms of such Person’s Organization Documents, joint venture agreement, shareholder agreement or other similar agreements with equity holders of such Person do not permit the pledge of such Equity Interests for so long as such prohibition exists; provided, that such prohibition exists on the Amendment Effective Date or at the time such Equity Interests are acquired (so long as such prohibition did not arise in contemplation of such acquisition), (B) any not-for-profit Subsidiary, (C) any captive insurance Subsidiary, (D) any special purpose securitization vehicle (or similar entity), including any Permitted Receivables Financing Subsidiary; (g) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement in each case permitted to be incurred under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party or their wholly-owned Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (h) “intent-to-use” trademark applications, (i) any assets sold pursuant to a Permitted Receivables Financing, (j) Voting Equity Interests in excess of 65% of the Voting Equity Interests of (A) any Controlled Foreign Subsidiary or (B) any FSHCO and (k) Margin Stock. Other assets shall be deemed to be “Excluded Property” if the Administrative Agent and the

Borrowers agree in writing that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral. Notwithstanding anything herein or the Collateral Documents to the contrary, Excluded Property shall not include any Proceeds (as defined in the UCC), substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above).

“Excluded Subsidiary” means any Subsidiary that is (a) an Unrestricted Subsidiary, (b) not wholly-owned directly by the U.K. Borrower, any U.S. Borrower or one or more of their respective wholly-owned Restricted Subsidiaries, (c) an Immaterial Subsidiary that is designated in writing to the Administrative Agent as such by the Borrower Representative, (d) a FSHCO or Controlled Foreign Subsidiary or a Subsidiary of a Controlled Foreign Subsidiary or FSHCO, (e) established or created pursuant to Section 7.02(x) and meeting the requirements of the proviso thereto; provided, that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (f) a non-U.S. Subsidiary for which the providing of a guarantee would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such non-U.S. Subsidiary’s officers, directors, or managers, (g) a Subsidiary that is prohibited by applicable Law from guaranteeing the Facilities, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, in each case so long as the Administrative Agent shall have received a certification from a Responsible Officer of Holdings as to the existence of such prohibition or consent, approval, license or authorization requirement, (h) a Subsidiary that is prohibited from guaranteeing the Facilities by any Contractual Obligation in existence on the Closing Date and is listed on Schedule 1.01(e) hereto (or, in the case of any newly-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof), (i) a Subsidiary with respect to which a guarantee by it of the Facilities would result in material adverse tax consequences (other than as a result of Section 956 of the Code or any related provision) to Holdings, the U.K. Borrower or one or more of its Restricted subsidiaries, as reasonably determined by the Borrower Representative, (j) any Permitted Receivables Financing Subsidiary, (k) not-for-profit subsidiaries, (l) any Foreign Subsidiary to the extent excluded by application of the Guaranty and Security Principles, (m) Subsidiaries that are special purpose entities, and (n) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower Representative), the cost or other consequences (including any adverse tax consequences) of guaranteeing the Facilities shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided, that if a Subsidiary executes the Subsidiary Guaranty as a “Subsidiary Guarantor,” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Subsidiary Guaranty as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax or (ii) any Taxes that are imposed as a result of any other present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document), (b) in the case of a Lender (other than any Lender becoming a party hereto pursuant to a request by any Loan Party under Section 3.08), any U.S. federal withholding Taxes imposed pursuant to a Law in effect on the date on which such Lender becomes a party hereto or changes its lending office, except in each case to the extent that, pursuant to Section 3.01, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(l) and (d) any withholding Taxes imposed pursuant to FATCA.

“Executive Order” means Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“Existing L/C Issuer” means one or more entities identified on Schedule 1.01(k).

“Existing Letters of Credit” means (a) with respect to the Multicurrency Revolving Credit Facility, the letters of credit set forth on Schedule 1.01(k)(A) as of the Closing Date and (b) with regard to the Dollar Revolving Credit Facility, the letters set forth on Schedule 1.01(k)(B) as of the Amendment Effective Date.

“Facility” means the Term Facilities, the Revolving Credit Facility or the Letter of Credit Sublimit, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in respect of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee and Syndication Letter” means the Fee and Syndication Letter dated July 3, 2013, among Holdings, the U.K. Borrower, CS, Goldman, UBS, UBS AG, London Branch and Barclays.

“Finance Party” means any Agent, Arranger or Lender.

“Financial Covenant” has the meaning specified in Section 7.11.

“First Lien Net Leverage Ratio” means, on any date of determination, with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated Funded First Lien Indebtedness (less the unrestricted cash and Cash Equivalents of the Borrower Parties as of such date) of the Borrower Parties on such date to (b) Consolidated EBITDA of the Borrower Parties for the four fiscal quarter period most recently then ended.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Benefit Event” means, with respect to any Foreign Plan and save as could not reasonably be expected to have a Material Adverse Effect, (a) the existence of unfunded liabilities in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions, under any applicable Law, on or before the due date for such contributions, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, (d) the incurrence of any liability by the U.K. Borrower or any its Subsidiaries under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by the U.K. Borrower any of its Subsidiaries, or the imposition on the U.K. Borrower or any of its Subsidiaries of, any fine, excise tax or penalty resulting from any noncompliance with any applicable Law or (f) the issue of a Contribution Notice or Financial Support Direction (both terms as defined for the purposes of sections 38 to 52 of the U.K. Pensions Act 2004) by the U.K. Pensions Regulator.

“Foreign Casualty Event” has the meaning specified in Section 2.05(b)(viii).

“Foreign Disposition” has the meaning specified in Section 2.05(b)(viii).

“Foreign Excess Cash Flow” has the meaning specified in Section 2.05(b)(viii).

“Foreign Guarantor Provisions” means the Foreign Guarantor Provisions set forth on Schedule 1.16.

“Foreign Plan” means any pension plan, benefit plan, fund (including any superannuation fund) or other similar program that, under the applicable Law of any jurisdiction other than the United States, is required to be funded through a trust or other funding vehicle (other than a trust or funding vehicle maintained exclusively by a Governmental Authority) by a Loan Party primarily for the benefit of employees employed and residing outside the United States.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the U.K. Borrower that is not a U.S. Subsidiary.

“Fraudulent Conveyance” has the meaning specified in Section 10.23(b).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender under any Tranche of the Revolving Credit Facility, with respect to an L/C Issuer under such Tranche, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations under such Tranche (other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Non-Defaulting Lenders under such Tranche or Cash Collateralized in accordance with the terms hereof).

“FSHCO” means any Subsidiary of any U.S. Borrower (i) that is organized under the laws of the United States, any state thereof or the District of Columbia and (ii) that owns no material assets other than equity interests of one or more Controlled Foreign Subsidiaries.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of any Person means Indebtedness for borrowed money of such Person that (x) by its terms matures more than one year after the date of its creation or (y) matures within one year from any date of determination but (in the case of this clause (y)) is renewable or extendable, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including Indebtedness in respect of the Loans.

“GAAP” means (i) generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, as in effect from time to time or (ii) if the U.K. Borrower so elects, the International Financial Reporting Standards; provided, however, in each case, that if the Borrower Representative (on behalf of the Borrowers) notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through the adoption of International Financial Reporting Standards) on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of International Financial Reporting Standards), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“German Holdco” means that certain Restricted Subsidiary organized under the laws of Germany and formed by the U.K. Borrower prior to the Closing Date.

“Goldman” means Goldman Sachs Bank USA.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Closing Date, or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, Holdings, the U.K. Borrower and the Subsidiaries of the U.K. Borrower listed on Schedule 1 and each other Subsidiary of the U.K. Borrower (such Subsidiaries not to include any Excluded Subsidiary) that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12 or 6.16.

“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

“Guaranty and Security Principles” means the Guaranty and Security Principles set forth on Schedule 1.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, materials or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that (i) at the time it enters into a Swap Contract, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) within 30 days after the time it enters into a Swap Contract, becomes a Lender or an Agent or an Affiliate of a Lender or an Agent, or (iii) with respect to Swap Contracts in effect as of the Closing Date, is, as of the Closing Date or within 30 days after the Closing Date, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Swap Contract, in each case, in its capacity as a party to such Swap Contract.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-1.

“Honor Date” has the meaning specified in Section 2.03(d)(i).

“Immaterial Subsidiary” means any Subsidiary of the U.K. Borrower that, as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b), does not have (a) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Consolidated Total Assets or (b) revenues (when combined with the revenues of all other Immaterial Subsidiaries, after eliminating intercompany obligations) for the period of four consecutive fiscal quarters ending on such date in excess of 5.0% of the consolidated revenues of the U.K. Borrower and the Restricted Subsidiaries for such period; provided, that, at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial information of the U.K. Borrower and its Subsidiaries set forth on Schedule 1.01(f) hereto.

“Increase Effective Date” has the meaning specified in Section 2.14(c).

“Incremental Amount” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of (i) all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (w) trade accounts payable in the ordinary course of business, (x) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not yet paid after becoming due and payable, (y) expenses accrued in the ordinary course of business and (z) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or Joint Venture (other than a joint venture that is itself a corporation or limited liability company or the foreign equivalent thereof) in which such Person is a general partner or a joint venturer, (i) unless such Indebtedness is expressly made non-recourse to such Person or (ii) except to the extent such Person’s liability for such Indebtedness is otherwise limited in recourse or amount, but only up to the amount of the value of the assets to which recourse is limited or the amount of such limit and (B) in the case of Holdings and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of roll over or extensions of term). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), all Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower Representative, qualified to perform the task for which it has been engaged and that is independent of the U.K. Borrower and its Affiliates.

“Information” has the meaning specified in Section 10.08.

“Initial Dollar Tranche A Lenders” means each of the Lenders party to this Agreement and holding an Initial Dollar Tranche A Term Commitment on the Amendment Effective Date.

“Initial Dollar Tranche A Term Borrowing” means a borrowing consisting of simultaneous Initial Dollar Tranche A Term Loans having the same Interest Period made by each of the Initial Dollar Tranche A Term Lenders pursuant to Section 2.01(e) on the Amendment Effective Date.

“Initial Dollar Tranche A Term Commitment” means, as to each Dollar Tranche A Term Lender, its obligation to make Initial Dollar Tranche A Term Loans to the MPS U.S. Parent Borrower pursuant to Section 2.01(e) in an aggregate principal amount not to exceed $122,000,000.

“Initial Dollar Tranche A Term Loans” has the meaning specified in Section 2.01(e).

“Initial Dollar Tranche B Lenders” means each of the Lenders party to this Agreement and holding an Initial Dollar Tranche B Term Commitment on the Amendment Effective Date.

“Initial Dollar Tranche B Term Borrowing” means a borrowing consisting of simultaneous Initial Dollar Tranche B Term Loans having the same Interest Period made by each of the Initial Dollar Tranche B Term Lenders pursuant to Section 2.01(f) on the Amendment Effective Date.

“Initial Dollar Tranche B Term Commitment” means, as to each Dollar Tranche B Term Lender, its obligation to make Initial Dollar Tranche B Term Loans to the MPS U.S. Borrower and the U.K. Borrower pursuant to Section 2.01(f) in an aggregate principal amount not to exceed $280,000,000.

“Initial Dollar Tranche B Term Loans” has the meaning specified in Section 2.01(f).

“Initial Euro Term Borrowing” means a borrowing consisting of simultaneous Initial Euro Term Loans having the same Interest Period made by each of the Euro Term Lenders pursuant to Section 2.01(b) on the Closing Date.

“Initial Euro Term Commitment” means, as to each Euro Term Lender, its obligation to make Initial Euro Term Loans to the Borrowers pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the Euro Equivalent (as determined on the date of the Administrative Agent’s receipt of the Request for Credit Extension in respect of the Initial Euro Term Loans) of the amount set forth opposite such Euro Term Lender’s name on Schedule 2.01 under the caption “Initial Euro Term Commitment” as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Euro Term Commitments is the Euro Equivalent of £145,000,000.

“Initial Euro Term Loans” has the meaning specified in Section 2.01(b).

“Initial Lenders” means each of the Lenders party to this Agreement on the Effective Date.

“Initial Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the initial listing of such Person’s equity securities on a national securities exchange; provided, that any such costs arising from the costs described above in respect of the ongoing operation of such Person as a listed equity or its listed debt securities following the initial listing of such Person’s equity securities or debt securities, respectively, on a national securities exchange shall not constitute Initial Public Company Costs.

“Initial Sterling Term Borrowing” means a borrowing consisting of simultaneous Initial Sterling Term Loans having the same Interest Period made by each of the Sterling Term Lenders pursuant to Section 2.01(a), in each case, on the Closing Date.

“Initial Sterling Term Commitment” means, as to each Term Lender, its obligation to make Initial Sterling Term Loans to the Borrowers pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Sterling Term Lender’s name on Schedule 2.01 under the caption “Initial Sterling Term Commitment” as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Sterling Term Commitments is £145,000,000.

“Initial Sterling Term Loans” has the meaning specified in Section 2.01(a).

“Initial Term Borrowings” means (a) the Initial Euro Term Borrowing, (b) the Initial Sterling Term Borrowing, (c) the Initial Dollar Tranche A Term Borrowing and (d) the Initial Dollar Tranche B Term Borrowing.

“Initial Term Commitments” means (a) the Initial Euro Term Commitments, (b) the Initial Sterling Term Commitments, (c) the Initial Dollar Tranche A Term Commitments, and (d) the Initial Dollar Tranche B Term Commitments.

“Initial Term Loans” means (a) the Initial Euro Term Loans, (b) the Initial Sterling Term Loans, (c) the Initial Dollar Tranche A Term Loans and (d) the Initial Dollar Tranche B Term Loans.

“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement, substantially in the form of Exhibit B to the Security Agreement, entered into by the applicable Loan Parties dated the date of this Agreement, together with each other intellectual property security agreement or intellectual property security agreement supplement executed and delivered pursuant to Section 6.12, 6.14 or Section 6.16.

“Intellectual Property Security Agreement Supplement” means, collectively, any intellectual property security agreement supplement entered into in connection with, and pursuant to the terms of, any Intellectual Property Security Agreement.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, in substantially the form of Exhibit J hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loans, the period commencing on the date any Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent consented to by all Appropriate Lenders, twelve months thereafter (or such shorter interest period as may be agreed to by all Lenders), as selected by the Borrower Representative in a Committed Loan Notice; provided, that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the scheduled Maturity Date of the Facility under which such Loan was made.

“Interpolated Screen Rate” means, in related to LIBOR or EURIBOR for any Loan, the rate which results from interpolating on a linear basis between:

(a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time on the Quotation Day for the currency of that Loan; provided, that if any Interpolated Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution (excluding accounts receivable, credit card and debit card receivables, trade credit, and advances to customers, in each case made in the ordinary course of business) to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of Indebtedness in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment but, giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment and less any such amounts which increase the Cumulative Credit).

“IP Rights” has the meaning specified in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower Representative (or, if applicable, the U.K. Borrower or a Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“ITA” means the Income Tax Act 2007 of the United Kingdom.

“Joint and Several Borrowers” has the meaning specified in Section 10.23.

“Joint Venture” means (a) any Person that is not a Subsidiary of the U.K. Borrower that would constitute an “equity method investee” of the U.K. Borrower or any of the Restricted Subsidiaries and (b) any Person other than an individual or a Subsidiary of the U.K. Borrower (i) in which the U.K. Borrower or any Restricted Subsidiary holds or acquires a beneficial ownership interest (by way of ownership of Equity Interests or other evidence of ownership) in such Person and (ii) which is engaged in a business not prohibited by Section 7.07.

“Judgment Currency” has the meaning specified in Section 10.24.

“Junior Financing” has the meaning specified in Section 7.13.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Term Loan Tranche or Revolving Tranche at such time under this Agreement, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender under any Revolving Tranche, such Lender’s funding of its participation in any L/C Borrowing under such Revolving Tranche in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit under any Revolving Tranche which has not been reimbursed by the applicable Borrowers on the date required under Section 2.03(d)(i) or refinanced as a Revolving Credit Borrowing under such Revolving Tranche.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (a) Barclays, in its capacity as an issuer of Letters of Credit hereunder (it being understood that Barclays shall not be obligated to issue any commercial or trade letters of credit), (b) any other Lender reasonably acceptable to the Borrower Representative and the Administrative Agent that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and (c) the Existing L/C Issuer shall be an L/C Issuer with respect to the Existing Letters of Credit.

“L/C Obligations” means, as at any date of determination under any Revolving Tranche, the aggregate amount available to be drawn under all outstanding Letters of Credit under such Revolving Tranche plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.11. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms under such Revolving Tranche but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Representative and the Administrative Agent.

“Letter of Credit” means any Existing Letter of Credit or any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer, together with a request for L/C Credit Extension, substantially in the form of Exhibit A-2 hereto.

“Letter of Credit Expiration Date” means, subject to Section 2.03(a)(iii)(C), the day that is five Business Days prior to the scheduled Maturity Date then in effect for the applicable Revolving Tranche (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means (a) £15,000,000 in the case of the Multicurrency Revolving Tranche and (b) $15,000,000 in the case of the Dollar Revolving Tranche. The Letter of Credit Sublimit under any Revolving Tranche is part of, and not in addition to, the applicable Revolving Tranche.

“LIBOR” means, in relation to any Loan:

(a) the applicable Screen Rate, as of the Specified Time on the Quotation Day for the currency of that Loan and a period equal in length to the Interest Period of that Loan; or

(b)(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance having the effect of security, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Originator Recourse” means a letter of credit, cash collateral account or other such credit enhancement issued in connection with the incurrence of Indebtedness by a Permitted Receivables Financing Subsidiary.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Term Loan Tranche, a Revolving Credit Loan or a Specified Refinancing Revolving Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Intercompany Subordination Agreement, (vi) any intercreditor agreement required to be entered into pursuant to the terms of this Agreement, (vii) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.18 of this Agreement and (viii) any Refinancing Amendment.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“Local Time” means (i) with respect to London Agency Matters, London time or (iii) any other matters, including New York Agency Matters, New York time.

“London Agency Matters” means any matters relating to the Sterling Term Facility, the Euro Term Facility and the Multicurrency Revolving Tranche (including any Multicurrency Revolving Loans denominated in Dollars but excluding Letters of Credit issued thereunder).

“Major Default” means those Events of Default set forth in Sections 8.01(a) (other than where failure to pay is caused by administrative error or delay or technical error or delay in the transmission of funds or a market disruption event and payment is made within five Business Days after its due date), 8.01(b) (solely as it relates to any Major Undertaking), 8.01(d) (solely as it relates to any Major Representation), 8.01(f), 8.01(g), 8.01(j) and 8.01(k), in each case solely to the extent that they relate to Holdings or the Borrowers or German Holdco; provided, that for the avoidance of doubt, a Major Default shall not apply in respect of or relate to the Company or any of its subsidiaries, or any of the assets of the Company or any of its subsidiaries, or a breach of a procuring obligation with respect to the Company or any of its subsidiaries.

“Major Representations” means those representations and warranties set forth in Sections 5.01, 5.02 (other than clause (c) thereof), 5.13, 5.17 and 5.19, solely to the extent that they relate to Holdings or the Borrowers or German Holdco; provided, that, for the avoidance of doubt, a Major Representation shall not apply in respect of or relate to any member of the Company or any of the Company’s subsidiaries, or any of the assets of a member of the Company or any of the Company’s subsidiaries, or a breach of a procuring obligation with respect to a member of the Company or any of the Company’s subsidiaries.

“Major Undertakings” means those undertakings set forth in Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.06 and 7.14, solely to the extent that they relate to Holdings or the Borrowers, as applicable; provided, that, for the avoidance of doubt, a Major Default as it relates to a Major Undertaking shall not apply in respect of or relate to any member of the Company or any of the Company’s subsidiaries, or any of the assets of a member of the Company or any of the Company’s subsidiaries, or a breach of a procuring obligation with respect to a member of the Company or any of the Company’s subsidiaries “Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, property, liabilities (actual or contingent), financial condition or results of operations of the Borrowers and the Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective obligations under the Loan Documents or (c) a material adverse effect on the rights and remedies of the Agents or the Lenders under the Loan Documents.

“Material Real Property” means any parcel of real property (other than a parcel with a fair market value of less than $5,000,000 at the Amendment Effective Date or, with respect to real property acquired after the Amendment Effective Date, at the time of acquisition, in each case, as reasonably estimated by the Borrower Representative in good faith) owned in fee by a Loan Party and located in the United States; provided, however, that one or more parcels owned in fee by a Loan Party and located adjacent to, contiguous with, or in close proximity to, and comprising one property with a common street address, may, in the reasonable discretion of the Administrative Agent, be deemed to be one parcel for the purposes of this definition.

“Material Subsidiary Guarantor” means (i) any Subsidiary Guarantor which is organized in a jurisdiction in which (a) the aggregate value of all Subsidiary Guarantors organized in such jurisdiction constitutes at least 10% of the U.K. Borrower’s Consolidated Total Assets as of the end of the most recently completed fiscal quarter or (b) the aggregate value of all Subsidiary Guarantors organized in such jurisdiction constitutes at least 10% of the consolidated revenues of the U.K. Borrower and the Restricted Subsidiaries for the period of the four most recently completed fiscal quarters and (ii) any Subsidiary Guarantor which individually constitutes (a) at least 5% of the U.K. Borrower’s Consolidated Total Assets as of the end of the most recently completed fiscal quarter or (b) at least 5% of the consolidated revenues of the U.K. Borrower and the Restricted Subsidiaries for the period of the four most recently completed fiscal quarters.

“Maturity Date” means: (a) with respect to the Multicurrency Revolving Tranche, the earlier of (i) the sixth anniversary of the Closing Date and (ii) the date of termination in whole of the Multicurrency Revolving Credit Commitments pursuant to Section 2.06(a) or 8.02; (b) with respect to the Dollar Revolving Tranche, the earlier of (i) August 15, 2018 and (ii) the date of termination in whole of the Dollar Revolving Credit Commitments pursuant to Section 2.06(a) or 8.02; and (c) with respect to the Initial Term Loans, the earliest of (i) the seventh anniversary of the Closing Date, (ii) the date of termination in whole of the applicable Initial Term Commitments pursuant to Section 2.06(a) prior to any Initial Term Borrowing and (iii) the date that the Initial Term Loans are declared due and payable pursuant to Section 8.02; provided, that the reference to Maturity Date with respect to (i) Term Loans and Revolving Credit Commitments that are the subject of a loan modification offer pursuant to Section 10.01 and (ii) Term Loans and Revolving Credit Commitments that are incurred pursuant to Sections 2.14 or 2.20 shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, or specified refinancing documentation, as applicable thereto.

“Maximum Rate” has the meaning specified in Section 10.10.

“Maximum Senior Secured Leverage Requirement” means, with respect to any request made in reliance on this definition under Article II for an increase in any Revolving Tranche or any Term Loan Tranche, for a New Term Facility or for the issuance of New Incremental Notes, the requirement that, on a Pro Forma Basis, after giving effect to such increase, such new Facility (assuming all commitments thereunder are fully drawn) or such New Incremental Notes (including, in each case, any acquisition consummated concurrently therewith), the Senior Secured Net Leverage Ratio as of the date of the most recent financial statements required to be delivered pursuant to Section 6.02(a) or (b) does not exceed 4.25:1.00; provided, that solely for the purpose of calculating the Senior Secured Net Leverage Ratio pursuant to this definition, any (i) Indebtedness incurred pursuant to Sections 2.14 and 2.17, and any Refinancing Notes (in the case of Refinancing Notes, to the extent that such Refinancing Notes refinance Indebtedness incurred pursuant to Sections 2.14 and 2.17) and, in each case, whether or not such Indebtedness is unsecured or is secured (it being understood that if any portion of such Indebtedness is reclassified pursuant to the last paragraph of Section 7.03 to any other exception to Section 7.03, such portion of such Indebtedness shall no longer be deemed secured if unsecured) by Liens that rank junior in priority to the Liens securing the Obligations, shall be deemed to constitute Consolidated Funded Senior Secured Indebtedness and (ii) any identifiable proceeds of Indebtedness incurred pursuant to Sections 2.14 and 2.17 shall not qualify as “cash or Cash Equivalents of the Borrower Parties” for the purposes of calculating any net obligations or liabilities for purposes of this definition.

“MDP Sponsor” means any of Madison Dearborn Partners, LLC, any of its Affiliates, and funds or partnerships managed or advised by it or any of its respective Affiliates, but not including, however, any portfolio company of any of the foregoing.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages in respect of Mortgaged Properties in the U.S. made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Lenders in form and substance reasonably satisfactory to the Administrative Agent, in each case as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.

“Mortgage Policies” has the meaning specified in Section 6.14(b).

“Mortgaged Properties” means the parcels of real property identified on Schedule 5.08(b) and any other Material Real Property with respect to which a Mortgage is required pursuant to Section 6.12.

“MPS Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of July 3, 2013 (as amended, supplemented or modified from time to time), by and among the MPS U.S. Parent Borrower, the MPS U.S. Borrower, Mustang Merger Corp. and IPC/Packaging LLC, a Delaware limited liability company.

“MPS Business” means the business operated by Mustang Intermediate LLC and its subsidiaries immediately prior to the Amendment Effective Date.

“MPS Closing Date” means August 15, 2013.

“MPS Credit Agreement” means that certain Credit Agreement dated as of the MPS Closing Date (as amended, restated, amended and restated, supplemented, or otherwise modified) by and among, inter alia, Mustang Intermediate LLC, the MPS U.S. Borrower, the other guarantors party thereto, the lenders party thereto and Barclays as Administrative Agent.

“MPS Polish Acquisition” means the proposed acquisition by the MPS U.S. Borrower or any of its Restricted Subsidiaries of an entity in Poland which may be consummated in early 2014 and is described in further detail on Schedule B.

“MPS Reorganization” means those certain transactions, including any Disposition, Investment, incurrence of Indebtedness and or distribution undertaken for tax planning and reorganization purposes relating to the Chesapeake U.S. Borrower, the MPS U.S. Parent Borrower, Mustang Intermediate LLC or any of their Subsidiaries (or created in anticipation of the MPS Reorganization), including, without limitation, the consolidation by merger or otherwise of the U.S. Borrowers or their Subsidiaries; provided, that any such Subsidiaries of the MPS U.S. Parent Borrower or Mustang Intermediate LLC shall, immediately after the final consummation of such transaction or series of related transactions, be Restricted Subsidiaries of the U.K. Borrower.

“MPS Repayment” means the repayment in full of, and the termination of the commitments under, the MPS Credit Agreement.

“MPS Transaction” means, collectively, (a) the merger, the acquisition and other related transactions contemplated by the MPS Acquisition Agreement, (b) the equity contribution pursuant to the MPS Credit Agreement, (c) the issuance of Senior Notes, (d) the funding of the initial term loans and the initial revolving borrowing under the MPS Credit Agreement and the execution and delivery of loan documents entered into pursuant to the MPS Credit Agreement on August 15, 2013, (e) the refinancing pursuant to the MPS Credit Agreement and (f) the payment of MPS Transaction Costs.

“MPS Transaction Costs” means all fees, costs and expenses incurred in connection with the MPS Transaction, including, without limitation, any cash charges associated with the rollover, acceleration or payout of Equity Interest by management of such Person or any direct or indirect parent of such Person or by other direct or indirect equity holders.

“MPS U.S. Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“MPS U.S. Parent Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Multicurrency Revolving Credit Commitments” means, as to any Multicurrency Revolving Credit Lender, its obligation, if any, to (a) make Multicurrency Revolving Credit Loans to the U.K. Borrower and the Chesapeake U.S. Borrower pursuant to Section 2.01(c)(i) and (b) purchase participations in L/C Obligations of the Multicurrency Revolving Tranche, in an aggregate principal and/or face Pound Sterling Amount not to exceed the amount set forth under the heading “Multicurrency Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The aggregate Multicurrency Revolving Credit Commitments was £50,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Multicurrency Revolving Credit Facility” means the aggregate amount of the Multicurrency Revolving Credit Lenders’ Multicurrency Revolving Credit Commitments at such time.

“Multicurrency Revolving Credit Lender” means, at any time, any Lender that has a Multicurrency Revolving Credit Commitment at such time.

“Multicurrency Revolving Credit Loan” has the meaning specified in Section 2.01(c)(i).

“Multicurrency Revolving Tranche” means the Tranche of the Revolving Credit Facility pursuant to which Revolving Credit Loans, Letters of Credit are made under the Multicurrency Revolving Credit Commitments.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions and excluding, for the avoidance of doubt, any Foreign Plan.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the U.K. Borrower or any of its Restricted Subsidiaries (other than any Disposition of any Permitted Receivables Financing Assets by the U.K. Borrower or any of its Restricted Subsidiaries to a Permitted Receivables Financing Subsidiary) or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of the U.K. Borrower or any of its Restricted Subsidiaries and including any proceeds received as a result of unwinding any related Swap Contract in connection with such related transaction) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than (x) Indebtedness under the Loan Documents and, if such asset constitutes Collateral, any Indebtedness secured by such asset with a Lien ranking junior to the Lien securing the Obligations and (y) in the case of any New Incremental Notes and Refinancing Notes that are secured by Collateral on a first lien “equal and ratable” basis with Liens securing the Obligations, if such asset constitutes Collateral any amounts in excess of the ratable portion (based on any then outstanding Term Loan Tranches and any then outstanding New Incremental Notes and Refinancing Notes that are secured by Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations) attributable to such New Incremental Notes and Refinancing Notes, as applicable), (B) the out-of-pocket expenses incurred by the U.K. Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), (C) income taxes reasonably estimated to be payable in connection with such Disposition or Casualty Event (or any tax distribution the U.K. Borrower may be required to make as a result of such Disposition or Casualty Event) and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds, (D) any costs associated with unwinding any related Swap Contract in connection with such transaction, (E) any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by the U.K. Borrower or any of its Restricted Subsidiaries after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (F) any customer deposits required to be returned as a result of such Disposition, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the U.K. Borrower or any of its Restricted Subsidiaries in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (E) above;

(b) with respect to the issuance of any Equity Interest by Holdings (or Parent Holding Company), the U.K. Borrower or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts, premiums, commissions, other out-of-pocket expenses and other customary expenses and fees related thereto, incurred by Holdings (or Parent Holding Company), the U.K. Borrower or such Restricted Subsidiary in connection with such issuance and any costs associated with unwinding any related Swap Contract in connection therewith;

(c) with respect to the incurrence or issuance of any Indebtedness by the U.K. Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, taxes reasonably estimated to be payable and other out-of-pocket expenses and other customary expenses, incurred by the U.K. Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith and, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States; and

(d) with respect to the Disposition of any Permitted Receivables Financing Assets by the U.K. Borrower or any of its Restricted Subsidiaries to a Permitted Receivables Financing Subsidiary, the excess, if any, of (x) the cash and Cash Equivalents received in connection with (i) any sale of Permitted Receivables Financing Assets by the U.K. Borrower or any of its Restricted Subsidiaries, (ii) the repayment to the U.K. Borrower or any of its Restricted Subsidiaries of any loan solely to finance the purchase from the U.K. Borrower or such Restricted Subsidiary of Permitted Receivables Financing Assets and (iii) any return of capital invested by the U.K. Borrower or any of its Restricted Subsidiaries in a Permitted Receivables Financing Subsidiary for such Permitted Receivables Financing over (y) customary upfront fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such Permitted Receivables Financing and not already deducted from the amounts received pursuant to clause (x) above.

“Net Working Capital” means, with respect to the U.K. Borrower and the Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities; provided, that increases or decreases in Net Working Capital shall be calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (b) the effects of purchase accounting or (c) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Contracts.

“New Incremental Notes” has the meaning specified in Section 2.17(a).

“New Incremental Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any New Incremental Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“New York Agency Matters” means any matters relating to the Facilities other than the London Agency Matters (including, without limitation, those relating to the Dollar Tranche A Term Facility, the Dollar Tranche B Term Facility, the Dollar Revolving Tranche and Letters of Credit issued under any Revolving Tranche).

“New Term Commitment” has the meaning specified in Section 2.14(a).

“New Term Facility” has the meaning specified in Section 2.14(a).

“New Term Loan” has the meaning specified in Section 2.14(a).

“No Undisclosed Information Statement” means, with respect to any Person, (i) a representation that such Person is not in possession of any material non-public information with respect to Holdings or any of its Subsidiaries that has not been disclosed to the Lenders generally (other than those Lenders who have elected to not receive any non-public information with respect to Holdings or any of its Subsidiaries), and if so disclosed could reasonably be expected to have a material effect upon, or otherwise be material to, the market price of the applicable Loan, or the decision of an assigning Lender to sell, or of an assignee to purchase, such Loan or, alternatively, (ii) a statement that such representation cannot be made.

“Non-Consenting Lender” has the meaning specified in Section 3.08(c).

“Non-Defaulting Lender” means any Lender other than a Defaulting Lender.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Not Otherwise Applied” means, with reference to any proceeds of any Permitted Equity Issuance that is proposed to be applied to a particular use or transaction, that such amount has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction (including any application thereof as a Cure Right pursuant to Section 8.03).

“Note” means a Euro Term Note, a Sterling Term Note, a Dollar Tranche A Term Note, a Dollar Tranche B Term Note or a Revolving Credit Note, as the context may require.

“Notice Giver” has the meaning specified in Section 9.15(d).

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that (a) obligations of any Loan Party under any Secured Cash Management Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or Secured Cash Management Agreements; provided, further, that the Obligations shall not include any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing pursuant to Section 10.04.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the introductory paragraph to this Agreement.

“Original Financial Statements” means the (x) monthly income statements for the Company (excluding the plastics segment of the Company) for each month in the fiscal year of 2009, 2010, 2011 and 2012 and (y) monthly management accounts consisting of profit and loss statements, balance sheets and cash flow statements for the plastics, branded products and corporate segments of the Company for each month in the fiscal year of 2010, 2011 and 2012.

“Other Affiliate” means either Sponsor and any Affiliate of such Sponsor, other than Holdings, any Subsidiary of Holdings and any natural person.

“Other LC” has the meaning specified in Section 2.03(c)(iv).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed with respect to an assignment or transfer of any Recipient’s rights (other than an assignment made pursuant to Section 3.08 (an “Assignment Tax”)), but only to the extent such Assignment Taxes are imposed as a result of a present or former connection between the assignor or assignee and the jurisdiction imposing such Tax (other than a connection arising from such assignor or assignee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document).

“Outstanding Amount” means: (a) with respect to the Term Loans, Revolving Credit Loans and Specified Refinancing Revolving Loans on any date, the aggregate outstanding principal Dollar Amount (or in respect of Multicurrency Revolving Credit Loans, as the context requires, the aggregate outstanding principal Pound Sterling Amount) thereof after giving effect to any borrowings and prepayments or repayments of the Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Specified Refinancing Revolving Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations with respect to any Tranche on any date, the Dollar Amount (or in respect of Multicurrency Revolving Credit

Loans, as the context requires, the aggregate outstanding principal Pound Sterling Amount) of such L/C Obligations on such date after giving effect to any L/C Credit Extension with respect to such Tranche occurring on such date and any other changes in the aggregate amount of the L/C Obligations with respect to such Tranche as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing under such Tranche) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in Pounds Sterling, Euros or an Agreed Currency (other than Dollars), the rate of interest per annum at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent Holding Company” means any direct or indirect parent entity of Holdings which does not hold Equity Interests in any other Person (except for any other Parent Holding Company).

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(m).

“Participating Member State” means each state so described in any EMU Legislation.

“PATRIOT Act” has the meaning specified in Section 10.22.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Protection Act of 2006, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Protection Act of 2006 and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Perfection Exceptions” means that no U.S. Loan Party shall be required to (i) enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over securities accounts and deposit accounts of such Loan Party, (ii) perfect the security interest in the following other than by the filing of a UCC financing statement: (1) letter-of-credit rights (as defined in the UCC) and (2) commercial tort claims (as defined in the UCC), (iii) so long as no Event of Default shall have occurred and be continuing, send notices to account debtors or other contractual third-parties, (iv) enter into any security documents to be governed by the law of any jurisdiction in which assets are located unless such jurisdiction is also the jurisdiction of organization of the person granting such lien or any other grantor or the United Kingdom or the United States or any state thereof, (v) take any actions contrary to the Guaranty and Security Principles to the extent applicable to such U.S. Loan Party, or (vi) deliver landlord waivers, estoppels or collateral access letters.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Acquisition Provisions” has the meaning specified in Section 2.14(d).

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Equity Issuance” means any sale or issuance of any Equity Interests (other than Disqualified Equity Interests) of Holdings, the proceeds of which are contributed to the ordinary equity of the U.K. Borrower.

“Permitted Holders” means the collective reference to (a) Permitted Transferees and (b) the Sponsors and their respective Control Investment Affiliates (but excluding any operating portfolio companies of the foregoing), managers and members of management of Holdings (or any Parent Holding Company) and its Subsidiaries that have ownership interests in Holdings (or such Parent Holding Company) (for so long as the ownership interests held by such managers or members of management are less than the ownership interests held by the Sponsors).

“Permitted Ratio Debt” means unsecured Indebtedness of the U.K. Borrower or any Restricted Subsidiary or Indebtedness of the U.K. Borrower or any Restricted Subsidiary that is subordinated in right of payment to the Obligations; provided, in each case, that immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof, (i)(A) in the case of Permitted Ratio Debt incurred to finance a Permitted Acquisition, other permitted Investment or other acquisition, no Event of Default shall exist on the date that the Borrower or the applicable Restricted Subsidiary enters into a binding agreement with respect to such transaction and no Event of Default under Section 8.01(a) or 8.01(f) shall be continuing or result therefrom or (B) in all other cases, no Event of Default shall be continuing or result therefrom, (ii) the U.K. Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the Financial Covenant (whether or not then in effect) and (iii) the Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.12) is no greater than 6.00 to 1.00.

“Permitted Receivables Financing” means any Receivables Financing (other than, for avoidance of doubt, an Approved Factoring Arrangement) of a Permitted Receivables Financing Subsidiary that meets the following conditions: (a) such Permitted Receivables Financing (including financing terms, covenants, termination events and other provisions) shall be in the aggregate economically fair and reasonable to the U.K. Borrower and its Subsidiaries (other than any Permitted Receivables Financing Subsidiary), on the one hand, and the Permitted Receivables Financing Subsidiary, on the other, (b) all sales and/or contributions of Permitted Receivables Financing Assets to the Permitted Receivables Financing Subsidiary shall be made at fair market value and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms for similar transactions and may include Standard Securitization Undertakings; provided, that a Responsible Officer of the Borrower

Representative shall have provided a certificate to such effect to the Administrative Agent at least five Business Days prior to the incurrence of such Permitted Receivables Financing, together with a reasonably detailed description of the material terms and conditions of such Permitted Receivables Financing or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirements set forth in the foregoing clauses (a), (b) and (c), which certificate shall be conclusive evidence that such terms and conditions satisfy such requirements unless the Administrative Agent provides notice to the Borrower Representative of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects).

“Permitted Receivables Financing Assets” means the accounts receivable subject to a Permitted Receivables Financing, and related assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivables, and the proceeds thereof.

“Permitted Receivables Financing Fees” means reasonable and customary distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Permitted Receivables Financing Subsidiary in connection with, any Permitted Receivables Financing.

“Permitted Receivables Financing Subsidiary” means a wholly-owned Subsidiary of the U.K. Borrower (or another Person formed for the purposes of engaging in a Permitted Receivables Financing in which the Borrowers or any of their respective Restricted Subsidiaries make an Investment and to which the Borrowers or any of their respective Restricted Subsidiaries transfer Permitted Receivables Financing Assets) that engages in no activities other than in connection with the financing of Permitted Receivables Financing Assets of the U.K. Borrower and the Restricted Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of Holdings (as provided below) as a Permitted Receivables Financing Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the U.K. Borrower or any of its Restricted Subsidiaries, other than another Permitted Receivables Financing Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Limited Originator Recourse), (ii) is recourse to or obligates the U.K. Borrower or any of its Restricted Subsidiaries, other than another Permitted Receivables Financing Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (iii) subjects any property or asset of the U.K. Borrower or any of the Restricted Subsidiaries, other than another Permitted Receivables Financing Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the U.K. Borrower nor any of the Restricted Subsidiaries, other than another Permitted Receivables Financing Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the U.K. Borrower reasonably believes are no less favorable to the U.K. Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the U.K. Borrower and (c) to which neither the U.K. Borrower nor any of the Restricted Subsidiaries,

other than another Permitted Receivables Financing Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of the Borrower Representative shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the board of directors of the Borrower Representative giving effect to such designation and a certificate executed by a Responsible Officer of the Borrower Representative certifying that such designation complied with the foregoing conditions.

“Permitted Receivables Financing Repurchase Obligation” means any obligation of a seller of Permitted Receivables Financing Assets in a Permitted Receivables Financing to repurchase such assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to accrued and unpaid interest and a reasonable premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred (including original issue discount and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder; (b) other than with respect to Section 7.03(b)(v), such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to Collateral) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, or (ii) if secured by Liens on the Collateral, such modification, refinancing, refunding, replacement, renewal or extension is secured to the same extent, including with respect to any subordination provisions, and subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent; (e) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than to the extent permitted by any other clause of this definition or with respect to interest rate, optional prepayment premiums and options redemption provisions) Indebtedness are, (A) either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, (B) when taken as a whole

(other than interest rate, prepayment premiums and redemption premiums), not more restrictive to the U.K. Borrower and the Restricted Subsidiaries than those set forth in this Agreement or are customary for similar indebtedness in light of current market conditions (provided that a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower Representative of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)), in each case, except for terms and conditions only applicable to periods after the Latest Maturity Date; (f) such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and (g) at the time thereof, other than with respect to a Permitted Refinancing in respect of Indebtedness pursuant to Section 7.03(b)(v) and (b)(vii), no Event of Default shall have occurred and be continuing.

“Permitted Surviving Debt” means certain Indebtedness set forth on Schedule 7.03 that the Amendment Lead Arrangers and the Borrower Representative have agreed may remain outstanding as of the Amendment Effective Date with respect to the U.K. Borrower and its Subsidiaries.

“Permitted Transferee” means (a) in the case of either Sponsor, (i) any Sponsor Associate, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Sponsor Associate and (iii) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Sponsor Associate, his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants; and (b) in the case of any member of management, (i) his or her executor, administrator, testamentary trustee, legatee or beneficiaries, (ii) his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a member of management and his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and excluding, for the avoidance of doubt, any Foreign Plan.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” means “Pledged Debt” (or similar term) as defined in the Security Agreement and each other applicable Collateral Document.

“Pledged Interests” means “Pledged Interests” (or similar term) as defined in the Security Agreement and each other applicable Collateral Document.

“Pounds Sterling” and “£” mean the lawful currency of the United Kingdom.

“Pound Sterling Amount” means, at any time:

(a) with respect to any Loan denominated in Pounds Sterling, the principal amount thereof then outstanding (or in which such participation is held);

(b) with respect to any Loan denominated in Euros, the principal amount thereof then outstanding in Euros, converted to Pounds Sterling in accordance with Section 1.09;

(c) with respect to any Loan denominated in an Agreed Currency (other than Pounds Sterling or Euros), the principal amount thereof then outstanding in the relevant Agreed Currency, converted to Pounds Sterling in accordance with Section 1.09; and

(d) with respect to any L/C Obligation (or any risk participation therein), (A) if denominated in Pounds Sterling, the amount thereof, (B) if denominated in Euros, the amount thereof converted to Pounds Sterling in accordance with Section 1.09(a) and (C) if denominated in an Agreed Currency (other than Pounds Sterling or Euros), the amount thereof converted to Pounds Sterling in accordance with Section 1.09(a).

“Prepayment Amount” has the meaning specified in Section 2.05(c).

“Prepayment Date” has the meaning specified in Section 2.05(c).

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b): (a) historical income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Specified Transaction shall be (i) excluded (in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary or any division, product line or facility used for operations of the U.K. Borrower or any Restricted Subsidiary or a designation of a Subsidiary as an Unrestricted Subsidiary) and (ii) included (in the case of a purchase or other acquisition of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Equity Interests in a Person or a designation of a Subsidiary as a Restricted Subsidiary), (b) in the event that the U.K. Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness included in the calculations of any financial ratio or test

(in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable measurement period or (ii) subsequent to the end of the applicable measurement period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable measurement period; provided, that (A) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Borrower Representative and (B) any such calculation shall be subject to the applicable limitations set forth in the definition of Consolidated EBITDA; provided, further that, at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the pro forma financial information of the U.K. Borrower and its Subsidiaries set forth on Schedule 1.01(f) hereto.

“Pro Rata Share” means, with respect to each Lender and any Facility or all the Facilities or any Tranche or all the Tranches (as the case may be) at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.19), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or the Facilities or Tranche or Tranches (and, in the case of any Term Loan Tranche after the applicable borrowing date and without duplication, the outstanding principal amount of Term Loans under such Tranche, of such Lender, at such time) at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or the Facilities or Tranche or Tranches at such time (and, in the case of any Term Loan Tranche and without duplication, the outstanding principal amount of Term Loans under such Tranche, at such time); provided, that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Holding Company Indebtedness” means Indebtedness of Holdings (A) that is not subject to any Guarantee by any Subsidiary of Holdings, (B) that will not mature prior to the date that is 91 days after the Latest Maturity Date of any Term Loan Tranche in effect on the date of issuance or incurrence thereof, (C) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (D) below), (D) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior notes (or no more restrictive than is customary) of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole)

than those set forth in this Agreement (other than provisions customary for senior notes of a holding company) and (E) if such Indebtedness is secured, it shall only be secured by Persons that are not Loan Parties or Restricted Subsidiaries; provided, that the Holdings shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Holdings within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)); provided, further, that any such Indebtedness shall constitute Qualified Holding Company Indebtedness only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualified IPO” means the issuance by Holdings or any Parent Holding Company of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8), resulting in such Equity Interests being listed on a nationally recognized stock exchange in the applicable jurisdiction.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a) (if the currency is Pounds Sterling) the first day of that period;

(b) (if the currency is Euro) two TARGET Days (or if such day is not a Business Day, the Business Day prior thereto) before the first day of that period; or

(c) (if the currency is an Agreed Currency other than Pounds Sterling and Euro) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Administrative Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Ratio-Based Incremental Facility” has the meaning specified in Section 2.14(a).

“Re-Allocation Event” means (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Sections 8.01(f) and (g), (ii) the declaration of the termination of any Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the provisions of Article VIII hereof or (iii) the failure of any Borrower to pay any principal of, or interest on, any Loans of any Facility or any Unreimbursed Amounts on, in each case, the applicable Maturity Date.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the U.K. Borrower or any Restricted Subsidiary pursuant to which the U.K. Borrower or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Permitted Receivables Financing Subsidiary (in the case of a transfer by the U.K. Borrower, any U.S. Borrower or any such Restricted Subsidiary) or (b) any other Person (in the case of a transfer by a Permitted Receivables Financing Subsidiary), or a Permitted Receivables Financing Subsidiary may grant a security interest in, any Permitted Receivables Financing Assets of the U.K. Borrower or any of its Restricted Subsidiaries.

“Recipient” means the Administrative Agent, any Lender and any L/C Issuer, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, as applicable.

“Refinancing” has the meaning given to such term in the definition of the Transaction.

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.20.

“Refinancing Notes” means one or more series of senior unsecured notes, or senior secured notes secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations or senior secured notes secured by the Collateral on a “junior” basis with the Liens securing the Obligations, in each case issued by (x) the applicable Borrower or (y) the applicable Borrowers (on a joint and several basis) in respect of a refinancing of outstanding Indebtedness of the Borrowers under any one or more Term Loan Tranches; provided, that, (a) if such Refinancing Notes shall be secured, (i) then such Refinancing Notes shall only be secured by a security interest in the Collateral that secured the Term Loan Tranche being refinanced, and (ii) then such Refinancing Notes shall be issued subject to customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent; (b) no Refinancing Notes shall (i) mature prior to the date that is 91 days after the Latest Maturity Date with respect to Term Loans then in effect immediately after giving effect to such refinancing or (ii) be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except (x) customary assets sale, change of control or event of loss or similar event provisions and a customary acceleration right after an event of default or (y) AHYDO payments); (c) the covenants, events of default, guarantees, collateral and other terms of such Refinancing Notes are customary for similar debt securities in light of then-prevailing market conditions at the time of issuance (it being understood that no Refinancing Notes shall include any financial maintenance covenants (including indirectly by way of a cross-default to this Agreement), but that customary cross-acceleration provisions may be included and that any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence- based) and in any event are not more restrictive, when taken as a whole, to the U.K. Borrower and the Restricted Subsidiaries than those set forth in this Agreement (other than with respect to interest rate, prepayment premiums and redemption provisions), except for covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect immediately after giving effect to such refinancing (provided that a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Refinancing Notes, together with a reasonably detailed description of the material terms and conditions of such Refinancing Notes or drafts of the documentation relating thereto, stating that the U.K. Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (c), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the U.K. Borrower of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)); (d) such Refinancing Notes may not have obligors and Liens that are more extensive than those which apply to the Term Loans under this Agreement (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and (e) the Net Cash Proceeds of such Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans under the applicable Term Loan Tranche being so refinanced.

“Refinancing Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any Refinancing Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“Register” has the meaning specified in Section 10.07(c).

“Regulation S-X” means Regulation S-X under the Securities Act.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, managers, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Interbank Market” means in relation to Euro, the European interbank market and, in relation to any other Agreed Currency, the London interbank market.

“Relevant Transaction” has the meaning specified in Section 2.05(b)(ii).

“Reorganization Transaction” means those certain transactions undertaken for tax planning and reorganization purposes of the U.K. Borrower and its Subsidiaries as set forth in the Tax Structure Memorandum.

“Replaceable Lender” has the meaning specified in Section 3.08(a).

“Reports” means a (i) legal due diligence report prepared by Latham & Watkins (London) LLP dated as of June 17, 2013; (ii) financial, pension and tax due diligence report prepared by KPMG LLP dated as of July 1, 2013; (iii) commercial due diligence report prepared by A.T. Kearney dated as of June 12, 2013; (iv) environmental due diligence report prepared by Environmental Resources Management Limited dated as of June 15, 2013; (v) insurance due diligence report prepared by Marsh Ltd. dated as of June 14, 2013; (v) the Tax Structure Memorandum dated as of June 28, 2013; (vi) financial, pension and tax due diligence report prepared by PricewaterhouseCoopers LLP dated as of June 28, 2013; and (vii) commercial due diligence report prepared by L.E.K. Consulting (International) Limited dated as of May 8, 2013, in each case related to the Chesapeake Acquisition.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Repricing Event” means (i) any prepayment or repayment of the Initial Euro Term Loans, Initial Sterling Term Loans, the Initial Dollar Tranche A Term Loans and/or the Initial Dollar Tranche B Term Loans, in whole or in part, with the proceeds of, or conversion of any portion of such Initial Euro Term Loans, Initial Sterling Term Loans, the Initial Dollar Tranche A Term Loans and/or the Initial Dollar Tranche B Term Loans into, any new or replacement tranche of term loans of like currency bearing interest with an All-In Yield less than the All-In Yield applicable to such portion of the relevant Initial Euro Term Loans, Initial Sterling Term Loans, the Initial Dollar Tranche A Term Loans and/or the Initial Dollar Tranche B Term Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) and (ii) any amendment to the Facility with respect to the Initial Euro Term Loans, Initial Sterling Term Loans, the Initial Dollar Tranche A Term Loans and/or the Initial Dollar Tranche B Term Loans which reduces the All-In Yield applicable to the Initial Euro Term Loans, Initial Sterling Term Loans, the Initial Dollar Tranche A Term Loans and/or the Initial Dollar Tranche B Term Loans, as applicable, but in either such case, excluding any new or replacement loans incurred in connection with a change of control.

“Request for Credit Extension” means (a) with respect to a Borrowing or continuation of Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the Pound Sterling Amount of the (a) Total Outstandings (with the aggregate Pound Sterling Amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided, that the unused Term Commitments of, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, (x) any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (y) any Affiliated Lenders (other than Debt Fund Affiliates) shall be deemed to have voted in the same proportion as Lenders that are not Affiliated Lenders vote on such matter.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the Pound Sterling Amount of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided, that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Responsible Officer” means the chief executive officer, representative, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, an authorized signatory, an attorney-in-fact (to the extent empowered by the board of directors/managers of Holdings or the Borrower Representative), or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the U.K. Borrower that is not an Unrestricted Subsidiary.

“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(e).

“Revolving Credit Borrowing” means a borrowing of any Revolving Tranche consisting of simultaneous Revolving Credit Loans of the same Type and currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders under such Revolving Tranche pursuant to Section 2.01(c).

“Revolving Credit Commitment” means, as to any Revolving Credit Lender, its Dollar Revolving Credit Commitment or Multicurrency Revolving Credit Commitment, as applicable. The Revolving Credit Commitments shall include all Revolving Credit Commitment Increases and Specified Refinancing Revolving Credit Commitments.

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the Outstanding Amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the Dollar Amount of the L/C Obligations at such time.

“Revolving Credit Facility” means, at any time, collectively, the Multicurrency Revolving Credit Facility and the Dollar Revolving Credit Facility.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time (and after the termination of all Revolving Credit Commitments, any Lender that holds any Outstanding Amount in respect of Revolving Credit Loans and/or L/C Obligations).

“Revolving Credit Loan” means any Multicurrency Revolving Credit Loans and any Dollar Revolving Credit Loans.

“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 (in the case of a Multicurrency Revolving Credit Lender) or Exhibit C-4 (in the case of a Dollar Revolving Credit Lender) hereto, evidencing the aggregate indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Revolving Tranche” means (a) the Dollar Revolving Tranche, (b) the Multicurrency Revolving Tranche and (c) any Specified Refinancing Debt constituting revolving credit facility commitments, in each case, including the extensions of credit made thereunder.

“Same Day Funds” means disbursements and payments in immediately available funds.

“Sanctions Laws and Regulations” means (i) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the PATRIOT Act, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control, and any similar law, regulation, or executive order enacted in the United States after the date of this Agreement and (ii) any sanctions or requirements imposed under similar laws or regulations enacted by the European Union or the United Kingdom that apply to the Borrowers or the Restricted Subsidiaries.

“S&P” means Standard & Poor’s Financial Services LLC, a wholly-owned subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Screen Rate” means:

(a) in relation to LIBOR, the London interbank offered rate administered by the British Bankers Association (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR1 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate); and

(b) in relation to EURIBOR, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters; provided, that, if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower Representative.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrower Representative in writing to the Administrative Agent as an “unsecured cash management agreement” as of the Closing Date or, if later, as of the time of entering into such Cash Management Agreement.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank, except for any such Swap Contract designated by the Borrower Representative in writing to the Administrative Agent as an “unsecured hedge agreement” as of the Closing Date or, if later, as of the time of entering into such Swap Contract.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and each co-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article IX.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means, collectively, the Security Agreement dated as of the date hereof executed by the Loan Parties party thereto, substantially in the form of Exhibit G, together with each other security agreement and security agreement supplement executed and delivered pursuant to Section 6.12, 6.14 or 6.16.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Notes” mean the unsecured senior notes of the MPS U.S. Borrower due 2021 in an aggregate principal amount of $200,000,000 issued on August 15, 2013 pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture dated as of August 15, 2013 relating to the Senior Notes, between MPS U.S. Borrower and Wells Fargo Bank, National Association, as trustee, together with all instruments and other agreements in connection therewith, as amended by the Supplemental Indenture dated as of August 15, 2013 by MPS U.S. Borrower, the guarantors party thereto and Wells Fargo Bank, National Association as trustee, the Second Supplemental Indenture, dated as of December 12, 2013, among the MPS U.S. Borrower and Wells Fargo Bank, National Association, as trustee and the Third Supplemental Indenture, dated as of February 14, 2014, among the U.K. Borrower and Wells Fargo Bank, National Association, as trustee and as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Senior Secured Net Leverage Ratio” means, on any date of determination, with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated Funded Senior Secured Indebtedness (less the unrestricted cash and Cash Equivalents of the Borrower Parties as of such date) of the Borrower Parties on such date to (b) Consolidated EBITDA of the Borrower Parties for the four fiscal quarter period most recently then ended.

“Series B Holders” has the meaning set forth in Section 7.06(l).

“Series B Preferred Escrow” has the meaning set forth in Section 7.06(l).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the sum of the debt (including contingent liabilities) of such Person and its Restricted Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of the Person and its Restricted Subsidiaries, taken as a whole; (ii) the capital of such Person and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Restricted Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iii) such Person and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SPC” has the meaning specified in Section 10.07(g).

“Special Reserve Account” has the meaning specified in Section 11.02(b).

“Specified Distribution” means those certain distributions in an amount up to $102 million made to the Carlyle Sponsor on the Amendment Effective Date.

“Specified Refinancing Debt” has the meaning specified in Section 2.20(a).

“Specified Refinancing Revolving Credit Commitment” has the meaning specified in Section 2.20(a).

“Specified Refinancing Revolving Loans” means Specified Refinancing Debt constituting revolving loans.

“Specified Refinancing Term Commitment” has the meaning specified in Section 2.20(a).

“Specified Refinancing Term Loans” means Specified Refinancing Debt constituting term loans.

“Specified Time” means 11:00 a.m. (London time) in respect of LIBOR and 11:00 a.m. (Brussels time) in respect of EURIBOR.

“Specified Transaction” means the Combination Transaction, any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to this Agreement) or Investment that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the U.K. Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the U.K. Borrower or any of the Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of any Borrower or implementation of any initiative not in the ordinary course of business.

“Sponsor” means, individually, each of the Carlyle Sponsor and the MDP Sponsor, and “Sponsors” means, collectively, the Carlyle Sponsor together with the MDP Sponsor.

“Sponsor Associate” means any managing director, general partner, limited partner, director, officer or employee of the Sponsor.

“Sponsor Model” means the model delivered to each of the Closing Date Arrangers on or about July 1, 2013 (together with any updates or modifications thereto reasonably agreed between the Carlyle Sponsor and the Closing Date Arrangers or as necessary to reflect any exercise of “market flex” pursuant to the Fee and Syndication Letter and, to the extent not reflected in the Sponsor Model, any original issue discount).

“Standard Securitization Undertakings” means reasonable and customary representations, warranties, covenants and indemnities made or provided by the U.K. Borrower or any Restricted Subsidiary in connection with a Permitted Receivables Financing.

“Sterling Term Commitment” means (a) the Initial Sterling Term Commitments and (ii) any Term Commitment Increase with respect to the Sterling Term Facility.

“Sterling Term Facility” means the Sterling Term Commitments, the Sterling Term Loans and any Specified Refinancing Debt thereof.

“Sterling Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Sterling Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Sterling Term Loans and/or Sterling Term Commitments at such time.

“Sterling Term Loan” means an advance made by a Sterling Term Lender under the Sterling Term Facility.

“Sterling Term Note” means a promissory note of the Borrowers payable to any Sterling Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the indebtedness of the Chesapeake Borrowers to such Sterling Term Lender resulting from the Sterling Term Loans under the Sterling Term Facility.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or (b) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the U.K. Borrower.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Borrowers that are Guarantors.

“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12 or 6.16.

“Successor Company” has the meaning specified in Section 7.04(h).

“Supermajority Lenders” means, as of any date of determination, Lenders having more than 66 2/3% of the sum of the Pounds Sterling Amount of the (a) Total Outstandings (with the aggregate Pound Sterling Amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided, that the unused Term Commitments of, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, (x) any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (y) any Affiliated Lenders (other than Debt Fund Affiliates) shall be deemed to have voted in the same proportion as Lenders that are not Affiliated Lenders vote on such matter.

“Supplemental Agent” has the meaning specified in Section 9.16(a).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease as determined pursuant to SSAP 21.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Confirmation” means a confirmation by a Recipient that the Person beneficially entitled to interest payable to that Recipient in respect of a Credit Extension under a Loan Document is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes;

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of such Credit Extension that falls to it by reason of Part 17 of the CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of such Credit Extension in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Structure Memorandum” means the memorandum prepared by KPMG LLP in respect of the tax structuring relating to the Chesapeake Acquisition.

“Term Borrowing” means a borrowing of the same Type of Term Loan of a single Tranche from all the Lenders having Term Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having, in the case of Eurocurrency Rate Loans, the same Interest Period.

“Term Commitment” means, as to each Term Lender, (i) the Initial Term Commitments, (ii) a Term Commitment Increase, (iii) a New Term Commitment or (iv) a Specified Refinancing Term Commitment. The amount of each Lender’s Initial Term Commitment is as set forth in the definition thereof and the amount of each Lender’s other Term Commitments shall be as set forth in the Assignment and Assumption, or in the amendment or agreement relating to the respective Term Commitment Increase, New Term Commitment or Specified Refinancing Term Commitment pursuant to which such Lender shall have assumed its Term Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement.

“Term Commitment Increase” has the meaning specified in Section 2.14(a).

“Term Facility” means (a) the Sterling Term Facility, (b) the Euro Term Facility, (c) the Dollar Tranche A Term Facility, (d) the Dollar Tranche B Term Facility and (e) any other facility in respect of any Term Loan Tranche, as the context may require.

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Sterling Term Commitment or an Initial Euro Term Commitment at such time, at any time on or prior to the Amendment Effective Date, any Lender that has an Initial Dollar Tranche A Term Commitment or an Initial Dollar Tranche B Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans and/or Term Commitments at such time.

“Term Loan” means an advance made by any Term Lender under any Term Facility.

“Term Loan Tranche” means the respective facility and commitments utilized in making Term Loans hereunder, including (i) the Sterling Term Facility, (ii) the Euro Term Facility, (iii) the Dollar Tranche A Term Facility, (iv) the Dollar Tranche B Term Facility and (v) Additional Tranches that may be added after the Amendment Effective Date, i.e., New Term Loans, Specified Refinancing Term Loans, New Term Commitments and Specified Refinancing Term Commitments.

“Terre Haute Closure” means the closure of the MPS U.S. Borrower’s plant located in Terre Haute, Indiana.

“Threshold Amount” means, with respect to each category set forth below, an amount equal to the “Minimum Threshold Amount” set forth opposite such category or a whole multiple in excess thereof of the amount set forth opposite such category under the heading “Incremental Multiples in Excess Thereof.”

Category	Minimum Threshold Amount	Incremental Multiples in Excess Thereof
Auction Amount for Dollar Term Loans	$5,000,000	$1,000,000
Auction Amount for Euro Term Loan	€4,000,000	€1,000,000
Auction Amount for Sterling Term Loan	£3,000,000	£1,000,000
Reply Amount for Dollar Term Loans	$1,000,000	$1,000,000
Reply Amount for Euro Term Loan	€1,000,000	€1,000,000
Reply Amount for Sterling Term Loan	£1,000,000	£1,000,000
Borrowing/Conversion of Base Rate Loans	$1,000,000	$250,000
Borrowing/Continuation/Conversion of Eurocurrency Rate Loans ($)	$1,000,000	$250,000
Borrowing/Continuation/Conversion of Eurocurrency Rate Loans (€)	€1,000,000	€250,000
Borrowing/Continuation/Conversion of Eurocurrency Rate Loans (£)	£1,000,000	£250,000
Optional Prepayment of Term Loans ($)	$3,000,000	$1,000,000
Optional Prepayment of Term Loans (€)	€3,000,000	€1,000,000
Optional Prepayment of Term Loans (£)	£1,500,000	£500,000
Specified Refinancing Debt Threshold ($)	$8,000,000	$1,000,000
Specified Refinancing Debt Threshold ((€))	€6,000,000	€1,000,000
Specified Refinancing Debt Threshold (£)	£5,000,000	£1,000,000
Specified Refinancing Debt Threshold (Other Currency)	Reasonable Equivalent of $8,000,000	Reasonable Equivalent of $1,000,000
Incremental Amount ($)	$5,000,000	$1,000,000
Incremental Amount (€)	€4,000,000	€1,000,000
Incremental Amount (£)	£3,000,000	£1,000,000
Incremental Amount (Other Currency)	Reasonable Equivalent of $5,000,000	Reasonable Equivalent of $1,000,000

Category	Minimum Threshold Amount	Incremental Multiples in Excess Thereof
Incremental Notes Amount ($)	$8,000,000	$1,000,000
Incremental Notes Amount (€)	€7,000,000	€1,000,000
Incremental Notes Amount (£)	£5,000,000	£1,000,000
Incremental Notes Amount (Other Currency)	Reasonable Equivalent of $8,000,000	Reasonable Equivalent of $1,000,000
Assignments of Multicurrency Revolving Tranche	£3,000,000	£1,000,000
Assignments of Dollar Revolving Tranche	$5,000,000	$1,000,000
Assignment of Term Loan Tranche	$1,000,000	$1,000,000

“Total Net Leverage Ratio” means, on any date of determination, with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (less the unrestricted cash and Cash Equivalents of the Borrower Parties as of such date) of the Borrower Parties on such date to (b) Consolidated EBITDA of the Borrower Parties for the four fiscal quarter period most recently then ended.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.

“Tranche” means any Term Loan Tranche or any Revolving Tranche.

“Transaction” means the acquisition of the Company by the U.K. Borrower (through one or more of its wholly-owned Subsidiaries) pursuant to the Chesapeake Purchase Agreement, together with each of the following transactions consummated or to be consummated in connection therewith:

(a) cash or rollover equity investments (with rollover equity not to exceed £10,000,000) in Holdings (the “Equity Contribution”) in an aggregate amount not less than 35% of the total pro forma consolidated debt and equity capitalization of the U.K. Borrower and its Subsidiaries on the Closing Date after giving effect to the Transaction (excluding any Letters of Credit issued on the Closing Date and amounts funded hereunder to fund upfront fees or original issue discount) from the Carlyle Sponsor, certain of its Affiliates and members of management of the Company, all of which investments shall be in the form of (i) common equity (ii) convertible preferred equity certificates on terms and conditions reasonably acceptable to the Closing Date Arrangers and/or (iii) loan notes with subordination and other provisions reasonably acceptable to the Closing Date Arrangers; provided, that not less than 50.1% of the total Equity Contribution shall be contributed by the Carlyle Sponsor; and (y) the contribution by Holdings to the U.K. Borrower of the proceeds from the Equity Contribution shall be in the form of common equity;

(b) the Chesapeake Acquisition and, if applicable, the other transactions described in the Chesapeake Purchase Agreement or related thereto;

(c) the Borrowers obtaining the Facilities;

(d) the refinancing or repayment of all existing third party Indebtedness for borrowed money of the Company and its Subsidiaries, other than (i) ordinary course capital leases, purchase money indebtedness, equipment financings and related guarantees, hedging obligations and related guarantees and other ordinary short term capital facilities, (ii) Indebtedness described on Schedule 7.03, including certain Indebtedness that the Closing Date Arrangers and Borrower Representative agree may remain outstanding on the Closing Date (the “Refinancing”); and

(e) the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).

“Transaction Costs” has the meaning given to such term in the definition of the “Transaction.”

“Treaty” has the meaning assigned to such term in the definition of “Treaty State”.

“Treaty Lender” means a Recipient which:

(a) is treated as a resident of a Treaty State for the purposes of the Treaty;

(b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in a Facility is effectively connected; and

(c) meets all other conditions in the relevant Treaty for full exemption from United Kingdom tax on interest, except that for this purpose it shall be assumed that the following conditions (if applicable) are satisfied:

(i) any condition which relates to there not being a special relationship between the relevant Loan Party and the Lender or between both of them and another person, or to the amounts or terms of any Credit Extension or Loan Documents, or to any matter that is outside the exclusive control of the Lender; and

(ii) any necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UBS” means UBS Limited.

“U.K. Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“U.K. Loan Party” means any Loan Party incorporated under the laws of England and Wales, Scotland or Northern Ireland.

“U.K. Non-Bank Lender” means, with respect to any Recipient that becomes a party hereto after the day on which this Agreement is entered into, a Recipient which gives a Tax Confirmation in accordance with Section 3.01.

“U.K. Obligor” means the U.K. Borrower and each Guarantor incorporated in the United Kingdom.

“U.K. Pensions Regulator” means the body corporate known as the Pensions Regulator and established by Part 1 of the UK Pensions Act 2004.

“U.K. Qualifying Lender” means:

(a) a Recipient which is beneficially entitled to interest payable to that Recipient in respect of a Credit Extension under a Loan Document and is:

(i) a Recipient:

(A) which is a bank (as defined for the purpose of section 879 of the ITA) making a Credit Extension under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the CTA; or

(B) in respect of a Credit Extension made under a Loan Document by a Person that was a bank (as defined for the purpose of section 879 of the ITA) at the time such Credit Extension was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of such Credit Extension; or

(ii) a Recipient which is:

(A) a company resident in the United Kingdom for United Kingdom tax purposes;

(B) a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of such Credit Extension that falls to it by reason of Part 17 of the CTA; or

(C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of such Credit Extension in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii) a Treaty Lender; or

(b) a Recipient which is a building society (as defined for the purposes of section 880 of the ITA) making a Credit Extension under a Loan Document.

“Undisclosed Administration” means the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender under or pursuant to the law in the country where such Lender is subject to home jurisdiction supervision, if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrowers on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrowers or made available to the Administrative Agent by any such Lender and (b) with respect to any L/C Issuer, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Credit Lender shall have failed to make Revolving Credit Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section 2.03(c).

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a) of ERISA over the current value of such Plan’s assets, determined in accordance with assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United Kingdom” and “U.K.” mean the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i).

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrowers designated by the Borrower Representative as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower Representative shall only be permitted to so designate an Unrestricted Subsidiary after the Closing Date and so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) no such Subsidiary or any of its Subsidiaries owns any Equity Interests, or owns or holds any Lien on any property of, any Borrower or any other Restricted Subsidiary of the U.K. Borrower that is not a Subsidiary of the Subsidiary to be so designated, (iii) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by a Borrower or any Restricted Subsidiary) through Investments as permitted by, and in compliance with, Section 7.02 and valued at its fair market value (as determined by the Borrower Representative in good faith) at the time of such designation, (iv) without duplication of clause (iii), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 7.02 and valued at their fair market value (as determined by the Borrower Representative in good faith) at the time of such designation, (v) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any Refinancing Notes, any New Incremental Notes, the Senior Notes Indenture and all Permitted Refinancings in respect thereof, and any Permitted Ratio Debt in each case with an aggregate outstanding principal amount in excess of $16,000,000 and (vi) the Borrower Representative shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of Holdings, certifying compliance with the requirements of preceding clauses (i) through (v) and (b) any Subsidiary of an Unrestricted Subsidiary. The Borrower Representative may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (A) no Event of Default has occurred and is continuing or would result therefrom, (B) any Indebtedness of the applicable Subsidiary and any Liens encumbering its property existing as of the time of such Subsidiary Redesignation shall be deemed newly incurred or established, as applicable, at such time, (C) immediately after giving effect to such designation, the U.K. Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with a First Lien Net Leverage Ratio of no greater than 4.50:1.00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such designation had been made as of the first day of the applicable four fiscal quarter period covered thereby and (D) the Borrower Representative shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower Representative, certifying compliance with the requirements of the preceding clauses (A) and (C) provided, further, that no Unrestricted Subsidiary that has been designated as a Restricted Subsidiary pursuant to a Subsidiary Redesignation may again be designated as an Unrestricted Subsidiary.

“Unsecured Financing” means any Permitted Ratio Debt that is unsecured and not expressly subordinated in right of payment to the Obligations, together with any Permitted Refinancings thereof.

“Unsecured Financing Documentation” means the Senior Notes Indenture and any documentation governing any other Unsecured Financing.

“U.S. Borrowers” means, collectively, the Chesapeake U.S. Borrower, the MPS U.S. Borrower and the MPS U.S. Parent Borrower.

“U.S. Loan Party” means any U.S. Borrower and each Subsidiary Guarantor that is a U.S. Subsidiary.

“U.S. Subsidiary” means any Subsidiary of the U.K. Borrower that (i) is organized under the laws of the United States, any state thereof or the District of Columbia, (ii) is not a Subsidiary of a Controlled Foreign Subsidiary and (iii) is not a FSHCO.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(l)(ii)(B)(III).

“VAT” means (a) any tax imposed in compliance with the Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 2006/112) and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Voting Equity Interests” means, with respect to any Person, the outstanding Equity Interests of a Person having the power, directly or indirectly, to designate the board of directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided, that the effects of any prepayments or amortization made on such Indebtedness shall be disregarded in making such calculation.

“wholly-owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) References in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03 Netherlands Terms. In this Agreement, where it relates to entity organized and established under the laws of the Netherlands, a reference to:

(a) unless a contrary indication appears, a “director” means a managing director (bestuurder) and “board of directors” means its managing board (bestuur);

(b) “Organization Documents” includes its deed of incorporation (akte van oprichting), its articles of association (statuten) as most recently amended and a recent extract from the Trade Register of the Netherlands (handelsregister) relating to such entity;

(c) “Lien” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and, in general, any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);

(d) a “winding-up,” “administration” or “dissolution” includes such entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(e) a “composition” includes surceance van betaling;

(f) any “action commenced” in connection with voluntary bankruptcy includes a such entity having filed a notice under Section 36 of the Dutch 1990 Tax Collection Act (Invorderingswet 1990) (whether or not pursuant to Section 60 of the Act on the Financing of Social Insurances (Wet financiering sociale zekerheden));

(g) a “receiver” includes a curator;

(h) an “administrator” includes a bewindvoerder; and

(i) an “attachment” includes a beslag and a “warrant of attachment” includes a verlof tot het leggen van beslag.

Section 1.04 Accounting Term.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.

(b) If at any time any change in GAAP or the application thereof (including, notwithstanding that Consolidated Net Income is determined in accordance with GAAP, the effect of any material changes due to the transition from accounting under the United Kingdom formulation of GAAP to accounting under the United States formulation of GAAP) would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent and the Borrower Representative shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders not to be unreasonably withheld, conditioned or delayed) (provided, that any change affecting the computation of the ratio set forth in Section 7.11 shall be subject solely to the approval of the Required Revolving Lenders (not to be unreasonably withheld, conditioned or delayed) and the Borrowers); provided, that, until so amended, (i) (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) the Borrower Representative shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Borrower Representative may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.

(c) Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

(d) Any reference to any specific pronouncement or principle herein not otherwise operative under GAAP shall be deemed to refer to any such similar pronouncement or principle as may be operative under GAAP.

Section 1.05 Rounding. Any financial ratios required to be maintained by the U.K. Borrower, or satisfied in order for a specific action to be permitted, under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.06 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.07 [Reserved].

Section 1.08 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.09 Currency Equivalents Generally.

(a) Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in paragraph (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the Exchange Rate; provided, that if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized (including in connection with any Permitted Refinancing), such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b) For purposes of determining the First Lien Net Leverage Ratio, the Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars for the purposes of (A) testing the Financial Covenant, at the Exchange Rate as of the last day of the fiscal quarter for which such measurement is being made, and (B) calculating the Senior Secured Net Leverage Ratio (other than for the purposes of determining compliance with Section 7.11), at the Exchange Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

Section 1.10 Change in Currency.

(a) Each obligation of any Loan Party to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.11 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time after giving effect to any expiration periods applicable thereto; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.12 Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, the First Lien Net Leverage Ratio, the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and Consolidated Total Assets shall be calculated (including for purposes of Sections 2.14 and 2.17) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period but not later than the date of such calculation; provided, that notwithstanding the foregoing, when calculating the First Lien Net Leverage Ratio for purposes of determining (x) the applicable percentage of Excess Cash Flow for purposes of Section 2.05(b), (y) the Applicable Rate and (z) actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with the Financial Covenant (whether or not then in effect), any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.

(b) Whenever Pro Forma Effect is to be given to a Specified Transaction, the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Borrower Representative in good faith to be realized (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period and as if such items were realized during the entirety of such period) as a result of specified actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower Representative) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent measurement period in which the effects thereof are expected to be realized relating to such Specified Transaction; provided, that (A) such cost savings, operating expense reductions, other operating improvements and synergies are factually supportable in the good faith judgment of the Borrower Representative and as determined in good faith by the Borrower Representative and are reasonably anticipated to be realized within 18 months after the consummation of any operational change or the acquisition or disposition which is expected to result in such cost savings, expense reductions, operating improvements or synergies, (B) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period and (C) projected amounts (that are not yet realized) may no longer be added in calculating Consolidated EBITDA to the extent occurring more than six full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions, operating improvements and synergies.

(c) At any time prior to March 31, 2014, any provision requiring pro forma compliance with the Financial Covenant shall be applied as if compliance with the First Lien Net Leverage Ratio set forth in the Financial Covenant for the measurement period ending on March 31, 2014 were required with respect to the most recent measurement period prior to such time.

(d) Notwithstanding anything to the contrary herein, for purposes of calculating the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio and Consolidated Total Assets, the aggregate amount of adjustments to Consolidated EBITDA consisting of addbacks and pro forma adjustments for cost savings, operating expense reductions, other operating improvements and acquisition synergies pursuant to clause (b)(vii) of the definition of Consolidated EBITDA and Section 1.12(b), when taken together, shall not exceed 20% of Consolidated EBITDA for such measurement period (giving pro forma effect to the relevant Specified Transaction to the extent required or permitted pursuant to Section 1.12 (other than any cost savings, synergies and operating expense reductions pursuant to Section 1.12(b)) determined prior to giving effect to any adjustments pursuant to clause (a)(vii) of the definition of Consolidated EBITDA and Section 1.12(b); provided, that such 20% cap shall not apply to, and shall be determined after giving effect to, any such adjustments resulting from actions taken or with respect to which substantial steps have been taken or were expected to be taken prior to the Amendment Effective Date (notwithstanding that such actions may actually be taken after the Amendment Effective Date, but only to the extent taken within 18 months following the Amendment Effective Date) to the extent relating to items identified to the Amendment Lead Arrangers prior to the Amendment Effective Date or cost savings assumed in any forecasts, projections or model delivered to the Amendment Lead Arrangers prior to the Amendment Effective Date (including, for the avoidance of doubt, the Combination Transaction and the Terre Haute Closure).

Section 1.13 Calculation of Baskets. If any of the baskets set forth in Article VII of this Agreement are exceeded solely as a result of fluctuations to Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Article VII, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

Section 1.14 Guaranty and Security Principles. The Collateral Documents and each other guaranty and security document delivered or to be delivered under this Agreement and any obligation to enter into such document or obligation by any Foreign Subsidiary shall be subject in all respects to the Guaranty and Security Principles set forth in Schedule 1.12.

Section 1.15 Borrower Representative. Each Borrower hereby designates the U.K. Borrower as its Borrower Representative. The Borrower Representative will be acting as agent on each of the Borrowers behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to Section 2.02 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants and certifications) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 1.16 Foreign Guarantor Provisions. This Agreement and all of the other Loan Documents shall be subject in all respects to the Foreign Guarantor Provisions set forth in Schedule 1.16 or in applicable joinder agreements to any Guaranty (as may be supplemented pursuant to Section 10.01 or as otherwise agreed to by the Administrative Agent).

Section 1.17 Treatment of Subsidiaries Prior to Joinder. Each Subsidiary of the U.K. Borrower (after giving effect to the Combination Transaction) listed on Schedule 1.17 that is required to be joined as a Subsidiary Guarantor pursuant to Section 6.12 shall, until the completion of such joinder, be deemed for the purposes of Article VII of this Agreement to be a Subsidiary Guarantor from and after the Amendment Effective Date.

ARTICLE II.

The Commitments and Credit Extensions

Section 2.01 The Loans.

(a) The Initial Sterling Term Borrowing. On the Closing Date, each Sterling Term Lender with an Initial Sterling Term Commitment severally made a single loan denominated in Pounds Sterling (the “Initial Sterling Term Loans”) to the Chesapeake Borrowers (on a joint and several basis) in an amount equal to such Sterling Term Lender’s Initial Sterling Term Commitment. The Initial Sterling Term Borrowing shall consist of Initial Sterling Term Loans made simultaneously by the Sterling Term Lenders in accordance with their respective Term Commitments. Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Initial Sterling Term Loans shall be Eurocurrency Rate Loans.

(b) The Initial Euro Term Borrowing. On the Closing Date, each Euro Term Lender with an Initial Euro Term Commitment severally made a single loan denominated in Euros (the “Initial Euro Term Loans”) to the Chesapeake Borrowers (on a joint and several basis) in an amount equal to such Euro Term Lender’s Initial Euro Term Commitment. The Initial Euro Term Borrowing shall consist of Initial Euro Term Loans made simultaneously by the Euro Term Lenders in accordance with their respective Euro Term Commitments. Amounts borrowed under this Section 2.01(b) and subsequently repaid or prepaid may not be reborrowed. Initial Euro Term Loans shall be Eurocurrency Rate Loans.

(c) The Multicurrency Revolving Credit Borrowings.

(i) Subject to the terms and conditions set forth herein, each Multicurrency Revolving Credit Lender severally agrees to make loans denominated in any Agreed Currency (each such loan, a “Multicurrency Revolving Credit Loan”) to the Chesapeake Borrowers (on a joint and several basis) from time to time on and after the Closing Date, on any Business Day until and excluding the Business Day preceding the Maturity Date for the Multicurrency Revolving Tranche, in an aggregate amount not to exceed at any time outstanding the amount of such Multicurrency Revolving Credit Lender’s Multicurrency Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing under the Multicurrency Revolving Tranche, (x) the Total Revolving Credit Outstandings under such Tranche shall not exceed the aggregate Multicurrency Revolving Credit Commitments and (y) the aggregate Outstanding Amount of the Multicurrency Revolving Credit Loans of any Lender, plus such Multicurrency Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Multicurrency Revolving Credit Lender’s Multicurrency Revolving Credit Commitment. Within the limits of each Multicurrency Revolving Credit Lender’s Multicurrency Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Chesapeake Borrowers may borrow under this Section 2.01(c)(i), prepay under Section 2.05, and reborrow under this Section 2.01(c)(i). Multicurrency Revolving Credit Loans shall be Eurocurrency Rate Loans, as further provided herein.

(ii) Subject to the terms and conditions set forth herein, each Dollar Revolving Credit Lender severally agrees to make loans denominated in Dollars (each such loan, a “Dollar Revolving Credit Loan”) to the MPS U.S. Borrower from time to time on and after the Amendment Effective Date, on any Business Day until and excluding the Business Day preceding the Maturity Date for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Dollar Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing under the Dollar Revolving Tranche, (i) the Total Revolving Credit Outstandings under such Tranche shall not exceed the

Dollar Revolving Credit Facility Commitments and (ii) the aggregate Outstanding Amount of the Dollar Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Dollar Revolving Credit Commitment. Within the limits of each Lender’s Dollar Revolving Credit Commitment, and subject to the other terms and conditions hereof, the MPS U.S. Borrower may borrow under this Section 2.01(c)(ii), prepay under Section 2.05, and reborrow under this Section 2.01(c)(ii). Dollar Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(d) Mandatory Commitment Reductions. The Commitments shall be cancelled automatically and permanently reduced to zero on the Commitment Termination Date if the Closing Date has not occurred on or prior to such date.

(e) The Initial Dollar Tranche A Term Borrowing. Subject to the terms and conditions set forth herein, each Initial Dollar Tranche A Lender severally agrees to make a single loan denominated in Dollars (the “Initial Dollar Tranche A Term Loans”) to the MPS U.S. Parent Borrower and at the option of the Borrower Representative, the Dollar Tranche A Co-Borrower (on a joint and several basis with the MPS U.S. Parent Borrower) on the Amendment Effective Date in an amount not to exceed such Initial Dollar Tranche A Lender’s Initial Dollar Tranche A Term Commitment (it being understood and agreed that the proceeds of such Initial Dollar Tranche A Term Loans shall be advanced to the MPS U.S. Parent Borrower). The Initial Dollar Tranche A Term Borrowing shall consist of Initial Dollar Tranche A Term Loans made simultaneously by the Initial Dollar Tranche A Lenders in accordance with their respective Initial Dollar Tranche A Term Commitments. Amounts borrowed under this Section 2.01(e) and subsequently repaid or prepaid may not be reborrowed. Initial Dollar Tranche A Term Loans may be Base Rate Loans or Eurocurrency Rate Loans as provided herein.

(f) The Initial Dollar Tranche B Term Borrowing. Subject to the terms and conditions set forth herein, each Initial Dollar Tranche B Lender severally agrees to make a single loan denominated in Dollars (the “Initial Dollar Tranche B Term Loans”) to the MPS U.S. Borrower and the U.K. Borrower (on a joint and several basis) on the Amendment Effective Date in an amount not to exceed such Initial Dollar Tranche B Lender’s Initial Dollar Tranche B Term Commitment (it being understood and agreed that the proceeds of such Initial Dollar Tranche B Term Loans shall be advanced to the MPS U.S. Borrower). The Initial Dollar Tranche B Term Borrowing shall consist of Initial Dollar Tranche B Term Loans made simultaneously by the Initial Dollar Tranche B Lenders in accordance with their respective Initial Dollar Tranche B Term Commitments. Amounts borrowed under this Section 2.01(f) and subsequently repaid or prepaid may not be reborrowed. Initial Dollar Tranche B Term Loans may be Base Rate Loans or Eurocurrency Rate Loans as provided herein.

(g) Subsequent Term Loans. After the Amendment Effective Date, subject to and upon the terms and conditions set forth herein, each Lender with a Term Commitment (other than an Initial Term Commitment) with respect to any Tranche of Term Loans (other than Initial Term Loans) severally agrees to make a Term Loan under such Tranche to (x) the applicable Borrower or (y) the applicable Borrowers (on a joint and several basis) in an amount not to exceed such Lender’s Term Commitment under such Tranche on the date of incurrence thereof, which Term Loans under such Tranche shall be incurred pursuant to a single drawing on the date set forth for such incurrence. Such Term Loans may be Base Rate Loans if denominated in Dollars or shall be Eurocurrency Rate Loans as further provided herein. Once repaid, Term Loans incurred hereunder may not be reborrowed.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon irrevocable notice by the Borrower Representative (on behalf of the applicable Borrowers) to the Administrative Agent; provided, that Euro Term Loans, Sterling Term Loans and Multicurrency Revolving Loans may not be converted into Base Rate Loans.

(i) With respect to such Borrowings or continuations with respect to Euro Term Loans, Sterling Term Loans or Multicurrency Revolving Credit Loans, each such notice must be in writing and must be received by the Administrative Agent not later than 9:30 a.m. (Local Time) three Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans (or such shorter period as the Administrative Agent shall agree in its sole discretion); provided, however, that if the applicable Borrowers wish to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of Interest Period, the applicable notice from the Borrower Representative (on behalf of the applicable Borrowers) must be received by the Administrative Agent not later than 11:00 a.m. (Local Time) five Business Days prior to the requested date of such Borrowing or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 10:00 a.m. (Local Time) three Business Days before the requested date of such Borrowing or continuation, the Administrative Agent shall notify the Borrowers whether or not the requested Interest Period has been consented to by all the Appropriate Lenders.

(ii) With respect to such Borrowings, conversions or continuations with respect to Dollar Term Loans and Dollar Revolving Credit Loans, each such notice must be in writing and must be received by the Administrative Agent not later than 11:00 a.m. (Local Time) three Business Days prior to the requested date of any Borrowing, conversion to or continuation of Eurocurrency Rate Loans (or such shorter period as the Administrative Agent shall agree in its sole discretion) or one Business Day prior to the requested date of any Borrowing of Base Rate Loans); provided, however, that if the applicable Borrowers wish to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of Interest Period, the applicable notice from the Borrower Representative (on behalf of the applicable Borrowers) must be received by the Administrative Agent not later than 11:00 a.m. (Local Time) five Business Days prior to the requested date of such Borrowing or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 10:00 a.m. (Local Time) three Business Days before the requested date of such Borrowing or continuation, the Administrative Agent shall notify the Borrowers whether or not the requested Interest Period has been consented to by all the Appropriate Lenders.

(iii) Each notice by the Borrower Representative pursuant to Section 2.02(a)(i) or (ii) shall be delivered to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Representative (on behalf of the applicable Borrowers). Each Borrowing, conversion or continuation of Eurocurrency Rate Loans shall be in an amount equal to the applicable Threshold Amount for a Term Borrowing or a Revolving Credit Borrowing. Each Committed Loan Notice shall specify (i) whether the Borrowers are requesting a Term Borrowing (and whether such Term Borrowing is a Borrowing of Euro Term Loans, Sterling Term Loans or Dollar Term Loans), a Revolving Credit Borrowing (and whether such Revolving Credit Borrowing is a Borrowing of Multicurrency Revolving Credit Loans or Dollar Revolving Credit Loans), a conversion of a

Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) in the case of Revolving Credit Loans to be made under the Multicurrency Revolving Tranche, the currency in which such Revolving Credit Loans are to be denominated and (v) the Type of Loans to be borrowed or to which existing Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the Threshold Amount set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to such Borrowing meets such Threshold Amount). If with respect to any Eurocurrency Rate Loans denominated in Dollars (other than Eurocurrency Rate Loans in Dollars under the Multicurrency Revolving Tranche), the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation of such Loans, then the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans shall be made as or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If with respect to any Eurocurrency Rate Loans denominated in a currency other than Dollars (but including Eurocurrency Rate Loans in Dollars under the Multicurrency Revolving Tranche), the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice requesting a continuation of such Loans, then the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans shall be made or continued as a Eurocurrency Rate Loan with an Interest Period of one month. Any such automatic conversion or continuation pursuant to the immediately preceding two sentences shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If no election as to Tranche of Revolving Credit Loans is requested, and the Revolving Credit Loans requested are in Dollars, such election shall be deemed to be made under the Dollar Revolving Tranche. If the Borrower Representative (on behalf of the applicable Borrowers) requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If no currency is specified, the requested Borrowing shall be in Dollars.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its ratable share of the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation of Eurocurrency Rate Loan is provided by the Borrower Representative (on behalf of the applicable Borrowers), the Administrative Agent shall notify each Lender of the details of any automatic continuation or conversion to Eurocurrency Rate Loans with an Interest Period of one month or Base Rate Loans, as applicable, as described in Section 2.02(a). Each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 10:00 a.m. (Local Time), in each case, on the Business Day specified in the applicable Committed Loan Notice. Each Lender may, at its option, make any Loan available to the U.K. Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the U.K. Borrower to repay such Loan in accordance with the terms of this Agreement. Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is the initial Credit Extension, Section 4.02), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower Representative (on behalf of the applicable Borrower); provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing under any Revolving Tranche is given by the Borrower Representative (on behalf of the applicable Borrowers), there are L/C Borrowings outstanding under such Tranche, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrowers pay the amount due under Section 3.06 in connection therewith.

(d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other and all continuations of Term Loans or Revolving Credit Loans of the same Type, there shall not be more than fifteen Interest Periods in effect.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) On and after the Closing Date, the Existing Letters of Credit set forth under Schedule 1.01(k)(A) (if any) will constitute Letters of Credit under the Multicurrency Revolving Tranche. Subject to the terms and conditions set forth herein, (A) each L/C Issuer under the Multicurrency Revolving Tranche agrees, in reliance upon the agreements of the other Revolving Credit Lenders of such Tranche set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the applicable Letter of Credit Expiration Date, to issue Letters of Credit under such Revolving Tranche for the account of the U.K. Borrower or any Restricted Subsidiary (provided that the applicable Borrowers hereby irrevocably agree to reimburse the applicable L/C Issuer for amounts drawn on any Letters of Credit issued for the account of any other Chesapeake Borrower or any Restricted Subsidiary on a joint and several basis with such Restricted Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(c), and (2) to honor drafts under such Letters of Credit and (B) the Revolving Credit Lenders under the Multicurrency Revolving Tranche severally agree to participate in such Letters of Credit; provided, that no L/C Issuer shall be obligated to make any L/C Credit Extension applicable to such Tranche with respect to any Letter of Credit, and no Lender under such Tranche shall be obligated to participate in any such Letter of Credit applicable to such Tranche, if as of the date of such L/C Credit Extension (x) the Total Revolving Credit Outstandings under such Tranche would exceed the aggregate Multicurrency Revolving Credit Commitment, (y) the Outstanding Amount of the Revolving

Credit Loans of any Lender outstanding under the Multicurrency Revolving Tranche, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations under such Tranche would exceed such Lender’s Multicurrency Revolving Credit Commitment or (z) the Outstanding Amount of the L/C Obligations under such Tranche would exceed the Letter of Credit Sublimit applicable to such Tranche.

(ii) On and after the Amendment Effective Date, the Existing Letters of Credit set forth under Schedule 1.01(k)(B) (if any) will constitute Letters of Credit under the Dollar Revolving Tranche. Subject to the terms and conditions set forth herein, (A) each L/C Issuer under the Dollar Revolving Tranche agrees, in reliance upon the agreements of the other Revolving Credit Lenders of such Tranche set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the applicable Letter of Credit Expiration Date, to issue Letters of Credit under such Revolving Tranche for the account of the MPS U.S. Borrower or any Restricted Subsidiary of the MPS U.S. Borrower (provided, that the MPS U.S. Borrower and the U.K. Borrower, on a joint and several basis, hereby irrevocably agree to reimburse the applicable L/C Issuer for amounts drawn on any Letters of Credit issued for the account of any Restricted Subsidiary on a joint and several basis with such Restricted Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(c), and (2) to honor drafts under such Letters of Credit and (B) the Revolving Credit Lenders under the Dollar Revolving Tranche severally agree to participate in such Letters of Credit; provided, that no L/C Issuer under the Dollar Revolving Tranche shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit issued under such Tranche, and no Lender shall be obligated to participate in any such Letter of Credit, if as of the date of such L/C Credit Extension (x) the Total Revolving Credit Outstandings under such Tranche would exceed the aggregate Dollar Revolving Credit Commitments, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender under the Dollar Revolving Tranche, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations under such Tranche would exceed such Lender’s Dollar Revolving Credit Commitment or (z) the Outstanding Amount of the L/C Obligations under such Tranche would exceed the Letter of Credit Sublimit applicable to such Tranche.

Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(iii) No L/C Issuer under any Revolving Tranche shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;

(B) subject to Section 2.03(c)(ii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or last renewal (or more than 180 days thereafter in the case of trade Letters of Credit), unless (1) the Required Revolving Lenders under such Tranche and the L/C Issuer, in their sole discretion, have approved such expiry date or (2) the Outstanding Amount of L/C Obligations, as applicable, in respect of such requested Letter of Credit has been Cash Collateralized or backstopped in a manner reasonably satisfactory to the L/C Issuer;

(C) the expiry date of such requested Letter of Credit would occur after the applicable Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders under such Tranche and the L/C Issuer have approved such expiry date and/or (ii) the L/C Issuer has approved such expiry date and such requested Letter of Credit has been Cash Collateralized by the applicant requesting such Letter of Credit in accordance with Section 2.18 at least five Business Days prior to the applicable Letter of Credit Expiration Date;

(D) the issuance of such Letter of Credit would violate one or more generally applicable policies of such L/C Issuer in place at the time of such request;

(E) (x) such Letter of Credit requested under the Multicurrency Revolving Tranche is in an initial stated amount of less than a Pound Sterling Amount equal to £10,000 or such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion or (y) 15 or more Letters of Credit are then issued and outstanding (or such larger amount as the applicable L/C Issuer shall agree);

(F) such Letter of Credit is denominated in a currency other than Pounds Sterling, Euros, Dollars or an Agreed Currency, in the case of Multicurrency Revolving Tranche, or other than Dollars or an Agreed Currency, in the case of the Dollar Revolving Tranche;

(G) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or

(H) any Revolving Credit Lender under such Tranche is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including reallocation of the Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations under such Tranche pursuant to Section 2.19(a)(iv) or the delivery of Cash Collateral in accordance with Section 2.18 with the applicable Borrowers or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure under such Tranche (after giving effect to Section 2.19(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure under such Tranche.

(iv) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) Each L/C Issuer shall act on behalf of the Revolving Credit Lenders under the applicable Tranche with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(b) Provided that the foregoing shall not excuse the L/C Issuer from liability to the applicable Borrowers to the extent of any direct damages (as opposed to consequential damages claims in respect of which are waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrowers that are caused by the L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

(c) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower Representative delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable L/C Issuer (it being understood that such draft language for each such Letter of Credit must be in English or, if agreed to in the sole discretion of the applicable L/C issuer, accompanied by an English translation certified by the applicable Borrower to be a true and correct English translation), appropriately completed and signed by a Responsible Officer of the applicable Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. (New York time) at least two Business Days (or such shorter period as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day not later than 30 days prior to the Maturity Date of the applicable Revolving Tranche, unless the Administrative Agent and the L/C Issuer otherwise agree); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the currency in which the requested Letter of Credit will be denominated; (H) the Person for whose account the requested Letter of Credit is to be issued (which must be a Borrower Party); (I) the Tranche of Revolving Credit Facility that the Letter of Credit is to be issued under and (J) such other matters as the applicable L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment and (4) such other matters as the applicable L/C Issuer may reasonably request.

(i) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower Representative on behalf of the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit under the applicable Tranche for the account of the applicable Borrower or any Restricted Subsidiary (as designated in the Letter of Credit Application) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of such Letter of

Credit, each Revolving Credit Lender under such Tranche shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of such Tranche multiplied by the amount of such Letter of Credit.

(ii) If the Borrower Representative on behalf of the applicable Borrower Party so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided, that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower Representative shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders under the applicable Tranche shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the applicable Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(iii) or otherwise).

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also (A) deliver to the Borrower Representative, the applicable Borrower Party and the Administrative Agent a true and complete copy of such Letter of Credit or amendment and (B) notify each Revolving Credit Lender of the applicable Tranche of such issuance or amendment and the amount of such Revolving Credit Lender’s Pro Rata Share therein.

(iv) Notwithstanding anything to the contrary set forth above, the issuance of any Letters of Credit by Barclays under this Agreement shall be subject to such reasonable additional letter of credit issuance procedures and requirements as may be required by Barclays internal letter of credit issuance policies and procedures, in its sole discretion, as in effect at the time of such issuance, including requirements with respect to the prior receipt by Barclays of customary “know your customer” information regarding a prospective account party or applicant that is not a Borrower hereunder, as well as regarding any beneficiaries of a requested Letter of Credit. Additionally, if (a) the beneficiary of a Letter of Credit issued hereunder is an issuer of a letter of credit not governed by this Agreement to a Borrower or any Restricted Subsidiary (an “Other LC”), and (b) such Letter of Credit is issued to provide credit support for such Other LC, no amendments may be made to such Other LC without the consent of the applicable L/C Issuer hereunder.

(d) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower Representative (on behalf of the applicable Borrower) and the Administrative Agent thereof. Each L/C Issuer shall notify the Borrower Representative (on behalf of the applicable Borrower) on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), and the applicable Borrower shall reimburse such L/C Issuer through the

Administrative Agent in an amount equal to the amount of such drawing (and in the same currency in which such drawing was made) or in the case of a Letter of Credit denominated in Canadian Dollars, the Dollar Amount of such drawing (and in Dollars) no later than on the next succeeding Business Day (and any reimbursement made on such next Business Day shall be taken into account in computing interest and fees in respect of any such Letter of Credit) after the Borrower Representative shall have received notice of such payment with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed, prior to 11:00 a.m. (New York time), in each case, on the respective Honor Date, from and including the date paid or disbursed to but excluding the date such L/C Issuer was reimbursed by the applicable Borrower therefor at a rate per annum equal to the Eurocurrency Rate (for an Interest Period of one month) as in effect from time to time plus the Applicable Rate as in effect from time to time for Revolving Credit Loans in the currency in which such Letter of Credit is denominated (or in the case of a Letter of Credit denominated in Canadian Dollars, in Dollars). If the applicable Borrower fails to so reimburse such L/C Issuer on such next Business Day, the Administrative Agent shall promptly notify each Revolving Credit Lender under the applicable Tranche of the Honor Date, the amount of the unreimbursed drawing (expressed (x) in Pounds Sterling or in the Pound Sterling Amount thereof in the case of the Multicurrency Tranche or (y) Dollars or in the Dollar Amount thereof in the case of the Dollar Revolving Facility) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, (x) in the case of an Unreimbursed Amount under the Dollar Revolving Facility, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans and (y) in the case of an Unreimbursed Amount under the Multicurrency Revolving Credit Facility denominated in Pound Sterling or any other Agreed Currency, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Eurocurrency Rate Loans (with an Interest Period of one month), in each case, under the applicable Tranche to be disbursed on such date in an amount equal to the Unreimbursed Amount, without regard to the Threshold Amount specified in Section 2.02 for the principal amount of Base Rate Loans or Eurocurrency Rate Loans, as the case may be, but subject to the amount of the unutilized portion of the Revolving Credit Commitments under the applicable Tranche and the conditions set forth in Section 4.03 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if promptly confirmed in writing; provided, that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender under the applicable Tranche (including each Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer in the applicable currency at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. (New York time), in each case, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(d)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan in the form of (x) a Base Rate Loan, in the case of a Letter of Credit issued under the Dollar Revolving Tranche and (y) a Eurocurrency Rate Loan with an Interest Period of one month, in the case of a Letter of Credit issued under the Multicurrency Revolving Tranche, in each case to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing under the applicable Tranche, because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Revolving Credit Loans under such Tranche. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(d)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender under the applicable Tranche funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances under any Revolving Tranche to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit issued under such Tranche, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(d) is subject to the conditions set forth in Section 4.03 (other than delivery by the Borrower Representative (on behalf of the applicable Borrowers) of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender under any Revolving Tranche fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such principal amount, the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender under such Revolving Tranche (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(d)(vi) shall be conclusive absent manifest error.

(e) Repayment of Participations. If, at any time after an L/C Issuer under any Revolving Tranche has made a payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender under such Tranche such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(d), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(i) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender under the applicable Tranche shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate or the relevant Eurocurrency Rate, as the case may be, from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(f) Obligations Absolute. The obligation of the applicable Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit issued for its account or for the account of its Restricted Subsidiaries and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, administrator, administrative receiver, judicial manager, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrowers in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the instructions of the Borrower Representative (on behalf of such Borrower) or other irregularity, the Borrower Representative (on behalf of such Borrower) will promptly notify the applicable L/C Issuer. Such Borrower shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g) Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders under the applicable Tranche or the Required Revolving Lenders of such Tranche, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers from pursuing such rights and remedies as they may have against the beneficiary or transferee at Law or under any other agreement. None of the applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrowers which a court of competent jurisdiction determines in a final non-appealable judgment were caused by such L/C Issuer’s willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(h) [Reserved].

(i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender under any Revolving Tranche in accordance with its Pro Rata Share, a Letter of Credit fee which shall accrue for each Letter of Credit issued under such Revolving Tranche in an amount equal to the Applicable Rate then in effect for Eurocurrency Rate Loans with respect to such Tranche multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders under the applicable Tranche in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.19(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each March, June, September and December, in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Each payment of fees under this clause (i) on any Letters of Credit shall be made in Dollars, in the case of the Dollar Revolving Tranche or Pounds Sterling, in the case of the Multicurrency Revolving Tranche.

(j) Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer. The applicable Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee at a rate equal to 0.125% per annum computed on the maximum daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the maximum daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.11. Each payment of fees required above under this clause (j) on any Letters of Credit shall be made in the relevant Agreed Currency (even if the Borrowers are required to convert currency to do so). In addition, the applicable Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, administration, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are non-refundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(l) Reporting. To the extent that any Letters of Credit are issued by an L/C Issuer other than the Administrative Agent, each such L/C Issuer shall furnish to the Administrative Agent a report detailing the daily L/C Obligations outstanding under all Letters of Credit issued by it under any Tranche of the Revolving Credit Facility, such report to be in a form and at reporting intervals as shall be agreed between the Administrative Agent and such L/C Issuer; provided, that in no event shall such reports be furnished at intervals greater than 31 days.

(m) Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Revolving Tranche occurs prior to the expiration of any Letter of Credit, then (i) if one or more Revolving Tranches (other than the Multicurrency Revolving Tranche and the Dollar Revolving Tranche) in respect of which the Maturity Date shall not have occurred are then in effect and permit issuance of Letters of Credit in like currency, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to this Section 2.03) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and to the extent any Letters of Credit are not able to be reallocated pursuant to this clause (i) and there are outstanding Revolving Credit Loans under the non-terminating Tranches, the Borrowers agree to repay all such Revolving Credit Loans (or such lesser amount as is necessary to reallocate all Letters of Credit pursuant to this clause (i)) or (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the U.K. Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.18 but only up to the amount of such Letter of Credit not so reallocated. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such Maturity Date.

Section 2.04 [Reserved].

Section 2.05 Prepayments.

(a) Optional. (i) The Borrowers may, upon notice by the Borrower Representative (on behalf of the applicable Borrowers) substantially in the form of Exhibit M to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty except as set forth in Section 2.05(a)(iv) or (v), as applicable, below; provided, that (1) such notice must be received by the Administrative Agent not later than, 11:00 a.m. (Local Time), in each case, (x) three Business Days prior to any date of prepayment of such Eurocurrency Rate Loans and (y) one Business Day prior to any date of prepayment of Base Rate Loans; (2) any prepayment of Loans shall be in an amount equal to the applicable Threshold Amount or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Tranche of Loans to be prepaid, the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans (except that if the class of Loans to be prepaid includes both Base Rate Loans and Eurocurrency Rate Loans, absent direction by the Borrower Representative (on behalf of the applicable Borrowers), the applicable prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurocurrency Rate Loans, in each case in a manner that minimizes the amount payable by the Borrowers in respect of such prepayment pursuant to Section 3.06). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility or, in the case of the Revolving Credit Facility, Tranche of Loans). If such notice is given by the Borrower Representative (on behalf of the applicable Borrowers), subject to clause (iii) below, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.05(a)(iv) or (v), as applicable, and Section 3.06. Each prepayment of the principal of, and interest on, any Revolving Credit Loans denominated in Pounds Sterling, Euros or any other Agreed Currency shall be made in such Agreed Currency (even if the Borrowers are required to convert currency to do so). Subject to Section 2.19, each prepayment of outstanding Term Loan Tranches pursuant to this Section 2.05(a) shall be applied to such Term Loan Tranche on a pro rata basis (or, if agreed to in writing by the Majority Lenders of a Term Loan Tranche, in a manner that provides for more favorable prepayment treatment of other Term Loan Tranches, so long as each other such Term Loan Tranche receives its Pro Rata Share of any amount to be applied more favorably, except to the extent otherwise agreed by the Majority Lenders of each Term Loan Tranche receiving less than such Pro Rata Share) (other than a prepayment of Term Loans with the proceeds of (x) Indebtedness incurred pursuant to Section 2.20 or (y) any Refinancing Notes issued to the extent permitted under Section 7.03(b), which, in each case, shall be applied to the Term Loan Tranche being refinanced pursuant thereto). All voluntary prepayments of a Term Loan Tranche in accordance with this Section 2.05(a) shall be applied to the remaining amortization payments of the respective Term Loan Tranche as directed by the Borrowers (or, if the Borrowers have not made such designation, in direct order of maturity); and each such prepayment shall be paid to the Appropriate Lenders on a pro rata basis, except as set forth above.

(ii) [Reserved].

(iii) Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.05(a)(i) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the applicable Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(iv) If any applicable Borrower, in connection with, or resulting in, any Repricing Event (A) makes a voluntary prepayment of any Initial Euro Term Loans and/or Initial Sterling Term Loans pursuant to Section 2.05(a), (B) makes a repayment of any Initial Euro Term Loans and/or Initial Sterling Term Loans pursuant to Section 2.05(b)(iii) or (C) effects any amendment with respect to the Initial Euro Term Loans and/or Initial Sterling Term Loans, in each case, on or prior to the one year anniversary of the Closing Date, the applicable Borrower(s) shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders (x) with respect to clauses (A) and (B), a prepayment premium in an amount equal to 1.00% of the principal amount of such Term Loans prepaid or repaid and (y) with respect to clause (C), a prepayment premium in an amount equal to 1.00% of the principal amount of the affected Term Loans held by the Term Lenders consenting to such amendment.

(v) If any applicable Borrower, in connection with, or resulting in, any Repricing Event (A) makes a voluntary prepayment of any Initial Dollar Tranche A Term Loans or Initial Dollar Tranche B Term Loans pursuant to Section 2.05(a), (B) makes a repayment of any Initial Dollar Tranche A Term Loans or Initial Dollar Tranche B Term Loans pursuant to Section 2.05(b)(iii) or (C) effects any amendment with respect to the Initial Dollar Tranche A Term Loans or Initial Dollar Tranche B Term Loans, in each case, on or prior to the six month anniversary of the Amendment Effective Date, the applicable Borrower(s) shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders (x) with respect to clauses (A) and (B), a prepayment premium in an amount equal to 1.00% of the principal amount of such Term Loans prepaid or repaid and (y) with respect to clause (C), a prepayment premium in an amount equal to 1.00% of the principal amount of the affected Term Loans held by the Term Lenders consenting to such amendment.

(b) Mandatory. (i) Within ten Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b) (or, if later, the date on which such financial statements and such Compliance Certificate are required to be delivered), the Borrowers shall prepay an aggregate principal amount of Term Loans in an amount equal to (A) 50% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for the fiscal year covered by such financial statements commencing with the fiscal year ending on December 31, 2014, minus (B) the sum of (1) the aggregate amount of voluntary principal prepayments of the Loans (except prepayments of Loans under any Revolving Tranche that are not accompanied by a corresponding permanent commitment reduction of the Revolving Tranches and Loans repurchased pursuant to Dutch Auctions or open market purchases in an amount equal to the discounted purchase price of such Loans paid in respect of such Loans pursuant to such Dutch Auctions or through open market purchases), in each case other than to the extent that any such prepayment is funded with the proceeds of Specified

Refinancing Debt, Refinancing Notes or any other long-term Indebtedness and (2) any amount not required to be applied pursuant to Section 2.05(b)(viii); provided, that such percentage in respect of any Excess Cash Flow Period shall be reduced to 25% or 0% if the First Lien Net Leverage Ratio as of the last day of the fiscal year to which such Excess Cash Flow Period relates was less than 3.50:1.00 or 3.00:1.00, respectively.

(ii) (A) If (x) the U.K. Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition (1) to a Loan Party or (2) by a Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party) pursuant to Section 7.05(e), (g), (m), (n), (p) or (s) or (y) any Casualty Event occurs, and any transaction or series of related transactions described in the foregoing clauses (x) and (y) results in the receipt by the U.K. Borrower or such Restricted Subsidiary of aggregate Net Cash Proceeds such that proceeds realized in a single transaction or series of related transactions exceed $5,000,000 or the aggregate net proceeds exceed $10,000,000 in any fiscal year (or, in the case of such Disposition pursuant to Section 7.05(g), the threshold amount set forth therein) (any such transaction or series of related transactions resulting in Net Cash Proceeds being a “Relevant Transaction”), (1) the Borrower Representative (on behalf of the applicable Borrowers) shall give written notice to the Administrative Agent thereof promptly after the date of receipt of such Net Cash Proceeds and (2) except to the extent the Borrowers elect in such notice to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 2.05(b)(ii)(B), the Borrowers shall prepay, subject to Section 2.05(b)(viii) an aggregate principal amount of Term Loans in an amount equal to all Net Cash Proceeds received from such Relevant Transaction within 15 Business Days of receipt thereof by the U.K. Borrower or such Restricted Subsidiary; provided, that the Borrowers may use a portion of the Net Cash Proceeds received from such Relevant Transaction to prepay or repurchase any other Indebtedness that is secured by the Collateral on a first lien “equal and ratable” basis with Liens securing the Obligations to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Relevant Transaction, to the extent not deducted in the calculation of Net Cash Proceeds, in each case in an amount not to exceed the product of (1) the amount of such Net Cash Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.09) and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Article I).

(B) With respect to any Net Cash Proceeds realized or received with respect to any Relevant Transaction at the option of the Borrowers, the Borrowers may reinvest all or any portion of such Net Cash Proceeds in the business within 365 days following receipt of such Net Cash Proceeds (or, if the U.K. Borrower or the relevant Restricted Subsidiary, as applicable, has contractually committed within 365 days following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, then within 545 days following receipt of such Net Cash Proceeds); provided, however, that if any of such Net Cash Proceeds are no longer intended to be so reinvested at any time after the occurrence of the Relevant Transaction (or are not reinvested within such 365 days or 545 days, as applicable), an amount equal to any such Net Cash Proceeds shall be promptly applied to the prepayment of Term Loans (subject to the proviso set forth in clause (A) above) as set forth in this Section 2.05.

(iii) Upon the incurrence or issuance by the U.K. Borrower or any Restricted Subsidiary of any Refinancing Notes, any Specified Refinancing Term Loans or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrowers shall prepay an aggregate principal amount of Term Loan Tranches in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the U.K. Borrower or such Restricted Subsidiary.

(iv) Upon the incurrence by the U.K. Borrower or any Restricted Subsidiary of any Specified Refinancing Debt constituting revolving credit facilities, the Borrowers shall prepay an aggregate principal amount of the Tranche of Revolving Credit Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the U.K. Borrower or such Restricted Subsidiary.

(v) If for any reason the sum of the Total Revolving Credit Outstandings under any Tranche and the outstanding Specified Refinancing Revolving Loans at any time exceed the sum of the Revolving Tranches then in effect (including after giving effect to any reduction in the Revolving Credit Commitments pursuant to Section 2.06), the Borrowers shall immediately prepay Revolving Tranches and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Revolving Tranches the sum of the Total Revolving Credit Outstandings and the outstanding Specified Refinancing Revolving Loans exceed the aggregate Revolving Credit Commitments under such Tranche and commitments to make Specified Refinancing Revolving Loans then in effect.

(vi) Subject to Section 2.19, each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied to each Term Loan Tranche on a pro rata basis (or, if agreed to in writing by the Majority Lenders of a Term Loan Tranche, in a manner that provides for more favorable prepayment treatment of other Term Loan Tranches, so long as each other such Term Loan Tranche receives its Pro Rata Share of any amount to be applied more favorably, except to the extent otherwise agreed by the Majority Lenders of each Term Loan Tranche receiving less than such Pro Rata Share) (other than a prepayment of (x) Term Loans or Revolving Loans, as applicable, with the proceeds of Indebtedness incurred pursuant to Section 2.20, which shall be applied to the Term Loan Tranche or Revolving Tranche, as applicable, being refinanced pursuant thereto or (y) Term Loans with the proceeds of any Refinancing Notes issued to the extent permitted under Section 7.03(b)(i), which shall be applied to the Term Loan Tranche being refinanced pursuant thereto). Amounts to be applied to a Term Loan Tranche in connection with prepayments made pursuant to this Section 2.05(b) shall be applied to the remaining scheduled installments with respect to such Term Loan Tranche in direct order of maturity. Each prepayment of Term Loans under a Facility pursuant to this Section 2.05(b) shall be applied on a pro rata basis to the then outstanding Base Rate Loans and Eurocurrency Rate Loans under such Facility; provided, that, with respect to such prepayment, then the amount thereof shall be applied first to Base Rate Loans under such Facility to the full extent thereof before application to Eurocurrency Rate Loans, in each case in a manner that minimizes the amount payable by the Borrowers in respect of such prepayment pursuant to Section 3.06, subject to the rights of the Declining Lenders to not be paid.

(vii) All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.06 and, to the extent applicable, any additional amounts required pursuant to Section

2.05(a)(iv) or (v). Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, either Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(viii) Notwithstanding any other provisions of this Section 2.05, to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (other than a Subsidiary (excluding any Subsidiary of the MPS U.S. Borrower) that is organized under the laws of England and Wales) (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (other than a Subsidiary (excluding any Subsidiary of the MPS U.S. Borrower) that is organized under the laws of England and Wales) (a “Foreign Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow attributable to a Foreign Subsidiary (other than a Subsidiary (excluding any Subsidiary of the MPS U.S. Borrower) that is organized under the laws of England and Wales) (“Foreign Excess Cash Flow”) giving rise to a prepayment event pursuant to Section 2.05(b)(i) are or is prohibited, restricted or delayed by applicable local law from being repatriated to the United States or the United Kingdom, (A) the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States or the United Kingdom (the Borrowers hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.05 to the extent provided herein and (B) to the extent that the Borrower Representative has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Foreign Excess Cash Flow would have a material adverse tax cost consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Foreign Excess Cash Flow, the Net Cash Proceeds or Foreign Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (B), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.05 (or twelve months after the date such Excess Cash Flow would have been so required to be applied if it were Net Cash Proceeds), (x) the applicable Borrower shall apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the applicable Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of the applicable Foreign Subsidiary, in each case, other than as mutually agreed by the Borrower Representative and the Administrative Agent.

(c) Term Lender Opt-Out. With respect to any prepayment of Initial Term Loans and, unless otherwise specified in the documents therefor, other Term Loan Tranches pursuant to Section 2.05(b)(ii) or (iii), any Appropriate Lender, at its option (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment), may elect not to accept such prepayment as provided below. The Borrower Representative (on behalf of the Borrowers) may notify the Administrative Agent of any event giving rise to a prepayment under Section 2.05(b)(ii) or (iii) at least ten Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under Section 2.05(b)(ii) or (iii) (the “Prepayment Amount”). The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice so received from the Borrower Representative (on behalf of the Borrowers), including the date on which such prepayment is to be made (the “Prepayment Date”). Any Appropriate Lender may (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment) decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than 5:00 p.m. (Local Time) one Business Day after the date of such Appropriate Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If any Appropriate Lender does not give a notice to the Administrative Agent on or prior to such fifth Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the Borrowers and applied by the Administrative Agent ratably to prepay Term Loans under the Term Loan Tranches owing to Appropriate Lenders (other than Declining Lenders) in the manner described in Section 2.05(b) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans, New Term Loans or Specified Refinancing Term Loans owing to Declining Lenders shall be retained by the Borrowers (such amounts, “Declined Amounts”).

(d) All Loans shall be repaid, whether pursuant to this Section 2.05 or otherwise, in the currency in which they were made.

Section 2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrowers may, upon written notice by the Borrower Representative (on behalf of the Borrowers) to the Administrative Agent, terminate the unused portions of the Commitments under any Term Loan Tranche, any Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Tranche, or from time to time permanently reduce the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Tranche; provided, that (i) any such notice shall be received by the Administrative Agent five Business Days (or such shorter period as the Administrative Agent shall agree) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an amount equal to the applicable Threshold Amount and (iii) the Borrowers shall not terminate or reduce (A) the Commitments under any Tranche of the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility or (y) the Total Revolving Credit Outstandings with respect to such Tranche would exceed the Revolving Credit Commitments under such Tranche or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit. Any such notice of termination or reduction of commitments pursuant to this Section 2.06(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower Representative (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) Mandatory. The Aggregate Commitments under a Term Loan Tranche shall be automatically and permanently reduced to zero on the date of the initial incurrence of Term Loans under such Term Loan Tranche.

(i) Upon the incurrence by any Borrower or any Restricted Subsidiary of any Specified Refinancing Debt constituting revolving credit facilities, the Revolving Credit Commitments of the Lenders of the Tranche of Revolving Credit Loans being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100% of the Commitments under such revolving credit facilities.

(ii) If after giving effect to any reduction or termination of Revolving Credit Commitments with respect to any Revolving Tranche under this Section 2.06, the Letter of Credit Sublimit under such Tranche exceeds the aggregate amount of such Revolving Credit Commitments at such time, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(iii) The aggregate Revolving Credit Commitments with respect to any Revolving Tranche shall automatically and permanently be reduced to zero on the Maturity Date with respect to such Revolving Tranche.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of the applicable Tranche of any termination or reduction of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit or the Revolving Credit Commitment under any Revolving Tranche under this Section 2.06. Upon any reduction of Commitments under a Facility or Tranche thereof, the Commitment of each Lender under such Facility or Tranche thereof shall be reduced by such Lender’s ratable share of the amount by which such Facility or Tranche thereof is reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments and unpaid, shall be paid on the effective date of such termination.

Section 2.07 Repayment of Loans.

(a) Initial Term Loans. The applicable Borrowers shall repay to the Administrative Agent (i) for the ratable account of the Sterling Term Lenders holding Initial Sterling Term Loans the aggregate principal amount of all Initial Sterling Term Loans outstanding, (ii) for the ratable account of the Euro Term Lenders holding Initial Euro Term Loans the aggregate principal amount of all Initial Euro Term Loans outstanding, (iii) for the ratable account of the Dollar Tranche A Term Lenders holding Initial Dollar Tranche A Term Loans, the aggregate principal amount of all Initial Dollar Tranche A Term Loans outstanding and (iv) for the ratable account of the Dollar Tranche B Term Lenders holding Initial Dollar Tranche B Term Loans, the aggregate principal amount of all Initial Dollar Tranche B Term Loans outstanding, in each case, in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of Initial Sterling Term Loans, Initial Euro Term Loans, Initial Dollar Tranche A Term Loans or Initial Dollar Tranche B Term Loans, as applicable, pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Initial Sterling Term Loans, Initial Euro Term Loans, Initial Dollar Tranche A Term Loans or Initial Dollar Tranche B Term Loans, as applicable, made as of the Closing Date or the Amendment Effective Date, as applicable)):

Date	Amount

Each March 31, June 30, September 30 and December 31 ending prior to the Maturity Date for the Term Facilities starting with:

(i) in the case of the Initial Sterling Term Loans and Initial Euro Term Loans, the first such date occurring at least 90 days after the Closing Date,

(ii) in the case of the Initial Dollar Tranche A Term Loans, the first such date occurring after June 30, 2014, and

(iii) in the case of the Initial Dollar Tranche B Term Loans, the first such date occurring at least 90 days after the Amendment Effective Date.

0.25% of the aggregate principal amount of the aggregate initial principal amount of the Initial Sterling Term Loans, Initial Euro Term Loans, Initial Dollar Tranche A Term Loans or Initial Dollar Tranche B Term Loans

provided, however, that the final principal repayment installment of the Initial Sterling Term Loans, Initial Euro Term Loans, Initial Dollar Tranche A Term Loans or Initial Dollar Tranche B Term Loans, as applicable, shall be repaid on the applicable Maturity Date for the Initial Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Initial Sterling Term Loans, Initial Euro Term Loans, Initial Dollar Tranche A Term Loans or Initial Dollar Tranche B Term Loans, as applicable, outstanding on such date.

(b) Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for each Revolving Tranche the aggregate principal amount of all Revolving Credit Loans under such Tranche outstanding on such date.

(c) All Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.

Section 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Adjusted Eurocurrency Rate applicable to the currency in which such Eurocurrency Rate Loan is incurred for such Interest Period plus (B) the Applicable Rate for Eurocurrency Rate Loans under such Facility and (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under such Facility. The Borrowers shall pay interest on all overdue Obligations hereunder, which shall include all Obligations following an acceleration pursuant to Section 8.02 (including an automatic acceleration) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(b) Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided, that no interest shall be due and payable with respect to Tranche A Term Loans until after June 30, 2014, and all interest accrued in respect thereof shall be due and payable on July 1, 2014; provided, further, that in the event of any repayment or prepayment of any Loan (other than Revolving Credit Loans bearing interest based on the Base Rate that are repaid or prepaid without any corresponding termination or reduction of the Revolving Credit Commitments other than as set forth in Section 2.14(e)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(c) Interest on each Loan shall be payable in the currency in which each Loan was made.

(d) All computations of interest hereunder shall be made in accordance with Section 2.10 of this Agreement.

Section 2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j):

(a) Commitment Fee. (i) The applicable Borrowers shall pay to the Administrative Agent for the account of each Multicurrency Revolving Credit Lender in accordance with its Pro Rata Share of the aggregate Multicurrency Revolving Credit Commitments, a commitment fee in Pounds Sterling equal to 40% of the Applicable Rate with respect to the Multicurrency Revolving Tranche (as in effect from time to time) multiplied by the actual daily amount by which the aggregate Multicurrency Revolving Credit Commitments exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans outstanding under the Multicurrency Revolving Tranche and (B) the Outstanding Amount of L/C Obligations under such Tranche, subject to adjustment as provided in Section 2.19. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date for the Multicurrency Revolving Tranche, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter to end following the Closing Date, and on the Maturity Date for the Multicurrency Revolving Tranche.

(ii) The applicable Borrowers shall pay to the Administrative Agent for the account of each Dollar Revolving Credit Lender in accordance with its Pro Rata Share of the aggregate Dollar Revolving Credit Facility Commitments, a commitment fee in Dollars equal to the Applicable Commitment Fee with respect to the Dollar Revolving Tranche (as in effect from time to time) multiplied by the actual daily amount by which the aggregate Dollar Revolving Credit Commitments exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans under the Dollar Revolving Tranche and (B) the Outstanding Amount of L/C Obligations under such Tranche, subject to adjustment as provided in Section 2.19. The commitment fee shall accrue at all times from the Amendment Effective Date until the Maturity Date for the Dollar Revolving Tranche, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter to end following the Amendment Effective Date, and on the Maturity Date for the Dollar Revolving Tranche.

(b) Other Fees. The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee and Syndication Letter or other agreements between the U.K. Borrower and any of the Arrangers or the Administrative Agent in connection with this Agreement.

(c) The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for (i) Base Rate Loans based on clause (b) of the definition thereof and (ii) Eurocurrency Rate Loans denominated in Pounds Sterling shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the U.K. Borrower or for any other reason, the Borrower Representative or the Lenders determine that (i) the First Lien Net Leverage Ratio as calculated by the Borrower Representative as of any applicable date was inaccurate and (ii) a proper calculation of such ratio would have resulted in higher interest for any period, the Borrowers shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and with any such demand by the Administrative Agent being excused), an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the applicable L/C Issuer, as the case may be, under Section 2.03(d)(iii), Section 2.03(i) or (j), Section 2.08(b) or under Article VIII. The Borrowers’ obligations under this Section 2.10(b) shall survive the termination of the Aggregate Commitments and acceleration of the Loans pursuant to Section 8.02 and the repayment of all other Obligations after an acceleration of the Loans pursuant to Sections 8.02. Except in any case where a demand is excused as provided above, any additional interest under this Section 2.10(b) shall not be due and payable until a demand is made for such payment by the Administrative Agent and accordingly, any non-payment of such interest or fees as result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and none of such additional amounts shall be deemed overdue or accrue interest at the Default Rate, in each case at any time prior to the date that is five Business Days following such demand.

Section 2.11 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its accounts or records pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such accounts or records, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder in an Agreed Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Agreed Currency and in Same Day Funds not later than 12:00 p.m. (Local Time) on the dates specified herein. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Agreed Currency, such Borrower shall make such payment in Dollars in the Dollar Amount of the Agreed Currency payment amount. The Administrative Agent will promptly distribute to each Lender its ratable share in respect of the relevant Facility or Tranche thereof (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 p.m. (Local Time), shall, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 p.m. (New York time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02(b) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the applicable Overnight Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If both the Borrowers and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make its share of any Borrowing available to the Administrative Agent.

(c) Payments by the Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower Representative (on behalf of a Borrower) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that such Borrowers will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if such Borrower does not in fact make such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at the greater of the applicable Overnight Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(e) Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 9.07.

(f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(h) Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to (A) the application of Cash Collateral provided for in Section 2.18, (B) the assignments and participations (including by means of a Dutch Auction and open market debt repurchases) described in Section 10.07, (C) (i) the incurrence of any New Term Loans in accordance with Section 2.14, (ii) the prepayment of Revolving Credit Loans in accordance with Section 2.14(e) in connection with a Revolving Commitment Increase or (iii) any Specified Refinancing Debt in accordance with Section 2.20, (D) any loan modification offer described in Section 10.01, or (E) any applicable circumstances contemplated by Sections 2.05(b), 2.14, 2.19 or 3.08.

Section 2.14 Incremental Facilities.

(a) The applicable Borrower or the applicable group of Borrowers (on a joint and several basis) may, from time to time after the Closing Date, upon notice by the Borrower Representative to the Administrative Agent (who shall promptly notify the applicable Lenders) specifying the proposed amount thereof, request (i) an increase in the Commitments under any Revolving Tranche (which shall be on the same terms as, and become part of, the Revolving Tranche proposed to be increased) (a “Revolving Credit Commitment Increase”), (ii) an increase in any Term Loan Tranche then outstanding (which shall be on the same terms as, and become part of, the Term Loan Tranche proposed to be increased hereunder (except as otherwise provided in clause (d) below with respect to amortization)) (each, a “Term Commitment Increase”) and (iii) the addition of one or more new term loan facilities to the Facilities (each, a “New Term Facility”; and any advance made by a Lender thereunder, a “New Term Loan”; and the commitments thereof, the “New Term Commitment” and together with the Revolving Credit Commitment Increase and the Term Commitment Increase, the “New Loan Commitments”) by an amount not to exceed (x) a Dollar Amount of $150,000,000 (the “Cash-Capped Incremental Facility”) plus (y) an unlimited amount (the “Ratio-Based Incremental Facility”) so long as the Maximum Senior Secured Leverage Requirement is satisfied plus (z) an amount equal to all (i) voluntary prepayments of Term Loans made pursuant to Section 2.05(a) or Section 10.07(j)(i)(A) and (ii) voluntary prepayments of Revolving Credit Loans and Revolving Commitment Increases to the extent the Revolving Credit Commitments with respect thereto are permanently reduced by the amount of such payments, other than in the case of clause (i) and (ii), such voluntary prepayments financed with the proceeds of other Indebtedness (such sum, at any such time, the “Incremental Amount”); provided that (i) no Event of Default under Sections 8.01(a), (f) or (g) would exist after giving effect to any such request and (ii) any such request for an increase shall be in a minimum amount equal to the lesser of (x) the applicable Threshold Amount and (y) the entire amount of any increase that may be requested under this Section 2.14; provided, further, that (1) if at the time of any such incurrence or issuance, there is capacity under the foregoing clause (z), such capacity must be utilized before utilizing any available capacity under the foregoing clause (y) and (2) any capacity available under the foregoing clause (y) may be utilized prior to utilizing any capacity available under the foregoing clause (x). At the time of sending such notice to the applicable Lenders, the Borrower Representative (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which, unless the Administrative Agent otherwise agrees, shall in no event be less than ten Business Days from the date of delivery of such notice).

(b) Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in such new facility or increase of the existing Tranche and, if so, whether by a percentage of the requested increase equal to, greater than, or less than its Pro Rata Share of any then-existing Tranche. Any Lender approached may elect or decline, in its sole discretion, to provide such increase or new facility. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment with respect to such Tranche or to provide a new Tranche. The Administrative Agent shall notify the Borrowers of the Lenders’ responses to each request made under this Section 2.14. To achieve the full amount of a requested increase or issuance of New Term Facility, as applicable, the Borrowers may also invite additional Eligible Assignees reasonably satisfactory to the

Administrative Agent, each L/C Issuer (to the extent the consent of any of the foregoing would be required to assign Revolving Credit Loans to such Eligible Assignee, which consent shall not be unreasonably withheld or delayed) to become Lenders pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent.

(c) If (i) a Revolving Tranche or a Term Loan Tranche is increased in accordance with this Section 2.14 or (ii) a New Term Loan Facility is added in accordance with this Section 2.14, the Administrative Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase or New Term Facility among the applicable Lenders. The Administrative Agent shall promptly notify the applicable Lenders of the final allocation of such increase or New Term Facility and the Increase Effective Date. In connection with (i) any increase in a Term Loan Tranche or Revolving Tranche or (ii) any addition of a New Term Facility, in each case, pursuant to this Section 2.14, this Agreement and the other Loan Documents may be amended in a writing (which may be executed and delivered by the Borrowers and the Administrative Agent) in order to establish the New Term Facility or to effectuate the increases to the Term Loan Tranche or Revolving Tranche and to reflect any technical changes necessary or appropriate to give effect to such increase or new facility in accordance with its terms as set forth herein. As of the Increase Effective Date, the amortization schedule for the Term Loan Tranche then increased set forth in Section 2.07(a) (or any other applicable amortization schedule for New Term Loans or Specified Refinancing Term Loans) shall be amended in a writing (which may be executed and delivered by the Borrowers and the Administrative Agent) to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Loans under such Term Loan Tranche being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Increase Effective Date.

(d) With respect to any Revolving Credit Commitment Increase, Term Commitment Increase or addition of New Term Facility pursuant to this Section 2.14, (i) no Event of Default under Sections 8.01(a), (f) or (g) would exist after giving effect to such increase, (ii) (A) in the case of any increase of the Revolving Tranche, (1) the final maturity shall be the same as the Maturity Date applicable to the Revolving Credit Facility, (2) no amortization or mandatory commitment reduction prior to the Maturity Date applicable to the Revolving Credit Facility shall be required and (3) the terms and documentation applicable to the Revolving Credit Facility shall apply, (B) in the case of any increase of a Term Loan Tranche, the final maturity of the Term Loans, New Term Loans or Specified Refinancing Term Loans increased pursuant to this Section shall be no earlier than the Latest Maturity Date for, and such additional Loans shall not have a Weighted Average Life to Maturity shorter than the longest remaining weighted average life of, any other outstanding Term Loans, New Term Loans or Specified Refinancing Term Loans, as applicable, and (C) in the case of any New Term Facility, such New Term Facility shall have a final maturity no earlier than the then Latest Maturity Date of any Term Loan Tranche and the Weighted Average Life to Maturity of such New Term Facility shall be no shorter than that of any existing Term Loan Tranche, (iii) except with respect to all-in yield and as set forth in subclause (C) above with respect to final maturity and Weighted Average Life to Maturity, or otherwise as shall be reasonably satisfactory to the Administrative Agent, any such New Term Facility shall have the same terms as the Sterling Term Facility and (iv) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received legal opinions, resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.02 or delivered from time to time pursuant to Section 6.12 and/or Section 6.16 with respect to Holdings, the Borrowers, all Material Subsidiary Guarantors and each other Subsidiary Guarantor that is organized in a jurisdiction for which local counsel to the Administrative Agent in such jurisdiction advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Notwithstanding the foregoing, the conditions precedent to each such increase or New Term Facility shall be agreed to by the Lenders providing such increase or New Term Facility, as applicable, and the Administrative Agent and the Borrowers; provided, further, in connection with the incurrence of any New Term Loans, if the proceeds of such New Term Loans are, substantially concurrently with the receipt thereof, to be used, in whole or in part, by the Borrowers or any other Loan Party to finance, in whole or in part, a Permitted Acquisition, then the Lenders providing such New Term Loans may agree to limit the conditions to the funding of such New Term Loans to customary “certain funds” conditions (“Permitted Acquisition Provisions”).

(e) On the Increase Effective Date with respect to a Revolving Tranche, (x) each Revolving Credit Lender immediately prior to such increase or incurrence will automatically and without further act be deemed to have assigned to each Lender providing a portion of the increase to the Revolving Credit Commitments (each, a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding L/C Advances such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in L/C Advances held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (y) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the Increase Effective Date be prepaid from the proceeds of Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.06. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. The additional Term Loans made under the Term Loan Tranche subject to the increases shall be made by the applicable Lenders participating therein pursuant to the procedures set forth in Sections 2.01 and 2.02 and on the date of the making of such new Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.01 and 2.02, such new Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under such Term Loan Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender under such Term Loan Tranche will participate proportionately in each then outstanding Borrowing of Term Loans under the Term Loan Tranche.

(f) (i) Any New Term Facility shall rank pari passu in right of payment, have the same guarantees as, and be unsecured, secured either on a first lien “equal and ratable” basis with the other Facilities or on a “junior” basis, in each case over the same Collateral that secures the Facilities (and in each case, the application of any proceeds of the Collateral securing such New Term Facility shall be subject to intercreditor arrangements that are reasonably satisfactory to the Administrative Agent), (ii) the New Term Facility shall share ratably in any prepayments of the Term Loans pursuant to Section 2.05 (or otherwise provide for more favorable prepayment treatment for the then outstanding Term Loan Tranches than the Term Loans under such New Term Facility) and (iii) the all-in yield (whether in the form of interest rate margins, original issue discount, upfront fees, or Eurocurrency Rate or Base Rate floors (but not arrangement or underwriting fees paid to arrangers for their own account, structuring fees, ticking fees, commitment fees, unused line fees, any amendment and similar fees (regardless of whether paid in whole or in part to any or all lenders) and any fees not paid generally to all lenders to such New Term Facility and equating original issue discount and upfront fees to interest rate for purposes of this calculation, assuming a four-year life to maturity) (such yield, “All-In Yield”) applicable to such New Term Facility shall be determined by the Borrowers and the Lenders providing such New Term Facility and, for any New Term Facility made within 24 months after the Amendment Effective Date (or in the case of any New Term Facility in a currency other than Pound Sterling, Euro and U.S. Dollar, the Sterling

Term Facility) and secured on a first lien basis, shall not be more than 50 basis points higher than the corresponding all-in yield (giving effect to interest rate margins, original issue discount, upfront fees and Eurocurrency Rate or Base Rate floors, in the case of original issue discount and upfront fees calculated as provided in the preceding parenthetical) for the applicable Term Loan Tranche of the same currency incurred on the Closing Date or the Amendment Effective Date, as applicable, unless the All-In Yield with respect to such applicable Term Loan Tranche is increased to the amount necessary so that the difference between the All-In Yield with respect to such New Term Facility and the corresponding All-In Yield on such applicable Term Loan Tranche is equal to 50 basis points (it being understood that if the All-In Yield with respect to any Term Loan Tranche is increased pursuant to the foregoing, the all-in yield with respect to the other Term Loan Tranche (other than (x) in the case of a New Term Facility in a currency other than U.S. Dollar, the Dollar Tranche A Facility and the Dollar Tranche B Facility and (y) in the case of a New Term Facility in U.S. Dollars, the Sterling Term Facility and the Euro Term Facility) shall also be increased by the same amount such that the difference between the all-in yield of each Term Loan Tranche is equivalent to the difference as in effect on the Closing Date).

(g) For the avoidance of doubt, the Dollar Revolving Credit Commitments shall not constitute a Revolving Credit Commitment Increase and any Revolving Credit Loans made in respect of the Dollar Revolving Commitments shall not constitute an Incremental Amount hereunder. Further, neither the Initial Dollar Tranche A Term Commitment nor the Initial Dollar Tranche B Term Commitment shall constitute a Term Commitment Increase and neither any Initial Dollar Tranche A Term Loans nor Initial Dollar Tranche B Term Loans made in respect of the Initial Dollar Tranche A Term Commitment or the Initial Dollar Tranche B Term Commitment, respectively, shall constitute an Incremental Amount hereunder.

Section 2.15 Reserved.

Section 2.16 Reserved.

Section 2.17 New Incremental Notes.

(a) The applicable Borrower or, the applicable group of Borrowers on a joint and several basis, may from time to time after the Closing Date, upon notice by the Borrower Representative to the Administrative Agent, specifying in reasonable detail the proposed terms thereof, request to issue one or more series of senior secured, senior unsecured, senior subordinated or subordinated notes (which notes, if secured by the Collateral, are secured on a first lien “equal and ratable” basis with the Liens securing the Obligations or secured on a “junior” basis with the Liens securing the Obligations) and guaranteed only by the guarantors (such notes, collectively, “New Incremental Notes”) in an amount to exceed the Incremental Amount (at the time of issuance); provided, that (i) no Event of Default would exist after giving Pro Forma Effect to any such request subject to the Permitted Acquisition Provisions, and (ii) any such issuance of New Incremental Notes shall be in a minimum amount equal to the lesser of (x) the applicable Threshold Amount and (y) the entire amount that may be requested under this Section 2.17; provided, further, that any Incremental Commitments established pursuant to Section 2.14 and New Incremental Notes issued pursuant to this Section 2.17, will count towards the Ratio-Based Incremental Facility prior to reducing the maximum amount under the Cash-Capped Incremental Facilities (to the extent permitted by the pro forma calculation of the Senior Secured Net Leverage Ratio required prior to the incurrence of such Ratio-Based Incremental Facility).

(b) As a condition precedent to the issuance of any New Incremental Notes pursuant to this Section 2.17, (i) the Borrower Representative (on behalf of the Borrowers) shall deliver to the Administrative Agent a certificate dated as of the date of issuance of the New Incremental Notes signed by a Responsible Officer of the Borrower Representative, certifying and attaching the resolutions adopted by each Borrower approving or consenting to the issuance of such New Incremental Notes, and certifying that the conditions precedent set forth in the following subclauses (ii) through (v) have been satisfied (which certificate shall include supporting calculations demonstrating compliance, if applicable, with the Maximum Senior Secured Leverage Requirement), (ii) such New Incremental Notes shall not be Guaranteed by any Person that is not a Loan Party, (iii) to the extent guaranteed by any Loan Party or secured by any Collateral, such New Incremental Notes shall be subject to intercreditor arrangements that are reasonably satisfactory to the Administrative Agent); (iv) such New Incremental Notes shall have a final maturity no earlier than 91 days after the then Latest Maturity Date, (v) the Weighted Average Life to Maturity of such New Incremental Notes shall not (A) be shorter than 91 days after that of any then-existing Term Loan Tranche, or (B) to the extent unsecured, be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except (x) customary assets sale, change of control or event of loss or similar event provisions and a customary acceleration right after an event of default or (y) AHYDO payments), (vi) such New Incremental Notes shall not be subject to any mandatory redemption or prepayment provisions or rights (except to the extent any such mandatory redemption or prepayment is required to be applied pro rata to the Term Loans and other Indebtedness that is secured on a pari passu basis with the Obligations) and (vii) the covenants, events of default, guarantees, collateral and other terms of such New Incremental Notes are (A) customary for similar debt securities in light of then-prevailing market conditions at the time of issuance ) and (B) otherwise reasonably satisfactory to the Administrative Agent (it being understood that no New Incremental Notes shall include any financial maintenance covenants (including indirectly by way of a cross-default to this Agreement), but that customary cross-acceleration provisions may be included) (provided that a certificate of a Responsible Officer of the U.K. Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such New Incremental Notes, together with a reasonably detailed description of the material terms and conditions of such New Incremental Notes or drafts of the documentation relating thereto, stating that the U.K. Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrowers of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects) and provided, further, that if the terms of the New Incremental Notes are substantially identical to the Senior Notes, the conditions in this clause (b) shall be deemed to be satisfied). Notwithstanding the foregoing, the conditions precedent to each such increase shall be agreed to by the Lenders providing such increase and the Borrowers.

(c) The issuance of any New Incremental Notes shall also be subject, to the extent reasonably requested by the Administrative Agent, to receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Collateral Documents providing for such New Incremental Notes and the Borrowers. The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary or appropriate in order to secure any New Incremental Notes with the Collateral and/or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Representative in connection with the issuance of such New Incremental Notes, in each case on terms consistent with this Section 2.17.

Section 2.18 Cash Collateral.

(a) Upon the request of the Administrative Agent or the applicable L/C Issuer under any Revolving Tranche (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit issued under such Tranche and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding under such Tranche, the Borrower or Borrowers under such Tranche shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all such L/C Obligations, as applicable. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the applicable L/C Issuer, the applicable Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover (i) 103% of all Fronting Exposure of such Defaulting Lender after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by such Defaulting Lender.

(b) All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at the Administrative Agent or the Collateral Agent. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent and the Collateral Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.18(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers and the relevant Defaulting Lender shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.18 or Sections 2.03, 2.05, 2.06, 2.19, 8.02 or 8.04 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided prior to any other application of such property as may be provided for herein.

(d) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure (after giving effect to such release) or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default under Sections 8.01(a), (f) or (g) or an Event of Default (and following application as provided in this Section 2.18 may be otherwise applied in accordance with Section 8.04) and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.19 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (under any Revolving Tranche whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the applicable L/C Issuer under such Tranche hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit issued under such Tranche; fourth, as the Borrower Representative (on behalf of the applicable Borrowers) may request (so long as no Default or Event of Default exists), to the funding of any applicable Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the applicable L/C Issuer as a result of any non-appealable judgment of a court of competent jurisdiction obtained by any Lender, the applicable L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default pursuant to Sections 8.01(a), (f) or (g) exists, to the payment of any amounts owing to the Borrowers as a result of any non-appealable judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) under any such Tranche such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders under such Tranche on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the applicable Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(i).

(iv) During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender under such Tranche to acquire, refinance or fund participations in Letters of Credit issued under such Tranche pursuant to Sections 2.03, the “Pro Rata Share” of each non-Defaulting Lender issued under such Tranche shall be determined without giving effect to the Commitment under such Tranche of that Defaulting Lender; provided, that (i) each such reallocation shall be given effect unless an Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender under a such Tranche to acquire, refinance or fund participations in Letters of Credit issued under such Tranche shall not exceed the positive difference, if any, of (1) the Commitment under such Tranche of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans, as applicable, under such Revolving Tranche of that Revolving Credit Lender.

(b) If the Borrowers, the Administrative Agent, and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their ratable shares (without giving effect to the application of Section 2.19(a)(iv)) in respect of that Lender, whereupon that Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the applicable Borrowers while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.20 Specified Refinancing Debt.

(a) The applicable Borrower or the applicable group of Borrowers on a joint and several basis may, from time to time after the Closing Date, add one or more new term loan facilities and new revolving credit facilities to the Facilities (“Specified Refinancing Debt”; and the commitments in respect of such new term facilities, the “Specified Refinancing Term Commitment” and the commitments in respect of such new revolving credit facilities, the “Specified Refinancing Revolving Credit Commitment”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrowers, to refinance (I) all or any portion of any Term Loan Tranches then outstanding under this Agreement and (II) all or any portion of any Revolving Tranche then in effect under this Agreement, in each case pursuant to a Refinancing Amendment; provided, that such Specified Refinancing Debt: (i) will rank pari passu in right of payment as the other Loans and Commitments hereunder; (ii) will not have obligors other than the Loan Parties (it being understood that the roles of such obligors as a borrower or guarantor with respect to such obligations may be interchanged); (iii) will be either (x) unsecured (which, if guaranteed by any Loan Party, shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent) or (y) secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations or on a “junior” basis with the Liens securing the Obligations (in each case pursuant to intercreditor arrangements reasonably satisfactory to the Administrative Agent); (iv) will have such pricing and optional prepayment terms as may be agreed by the Borrowers and the applicable Lenders thereof; (v) (x) to the extent constituting revolving credit facilities, will not have a maturity date (or have mandatory commitment reductions or amortization) that is prior to the scheduled Maturity Date of the Revolving Tranche being refinanced and (y) to the extent constituting term loan facilities, will have a maturity date that is not prior to the date that is after the scheduled Maturity Date of, and will have a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity of, the Term Loans being refinanced; (vi) in the case of any voluntary or mandatory prepayment of any Specified Refinancing Term Loan, such prepayments may be made on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis, except (I) in connection with Specified Refinancing Debt with respect thereto or (II) as requested by any Borrower by written notice, to any Class or Class of Term Loans with an earlier Maturity Date as compared with the remaining Classes of Term Loans then outstanding) with all other Term Loans; (vii) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Specified Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Specified Refinancing Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Specified Refinancing Revolving Credit Commitments after the date of obtaining any Specified Refinancing Revolving Credit Commitments may be made on a pro rata basis or less than pro rata basis with all other Specified Revolving Credit Commitments (except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class); (viii) subject to clauses (iv), (v), (vi) and (vii) above, will have terms and conditions (other than pricing and optional prepayment and redemption terms) that are substantially identical to, or less favorable, when taken as a whole, to the lenders providing such Specified Refinancing Debt than, the terms and conditions of the Facilities and Loans being refinanced (as reasonably determined by the Borrower Representative in good faith, which determination shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the U.K. Borrower of an objection (including a reasonable description of the basis upon which it objects) within five Business Days after being notified of such determination by the U.K. Borrower); and (x) the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (and, in the case of Revolving Credit Loans, a corresponding amount of Revolving Credit Commitments shall be permanently reduced), in each case pursuant to Section 2.05 and 2.06, as applicable; provided, however, that such Specified Refinancing Debt (x) may provide for any additional or different financial or other covenants or other provisions that are agreed among the Borrowers and the Lenders thereof and applicable only during periods after the then Latest Maturity Date in effect and (y) shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (excluding accrued interest, fees, discounts, premiums or expenses).

(b) The Borrower Representative (on behalf of the applicable Borrowers) shall make any request for Specified Refinancing Debt pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. Any Lender not responding within such time period shall be deemed to have declined to participate in providing such Specified Refinancing Debt. The Administrative Agent shall notify the Borrowers and each applicable Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the approval of the Administrative Agent and each L/C Issuer, if applicable (in each case, which approval shall not be unreasonably withheld, conditioned or delayed), the Borrowers may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent.

(c) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.03 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements with respect to the Borrowers, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Closing Date under Section 4.02 or delivered from time to time pursuant to Section 6.12 and/or Section 6.16 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new Tranches of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new Tranches, in each case on terms consistent with and/or to effect the provisions of this Section 2.20.

(d) Each class of Specified Refinancing Debt incurred under this Section 2.20 shall be in an aggregate principal amount that is not less than the Threshold Amount. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the applicable Borrower or the applicable group of Borrowers (on a joint and several basis) in respect of a Revolving Tranche on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Credit Commitments.

(e) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrowers, the Administrative Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of or consistent with this Section 2.20. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the scheduled Maturity Date in respect of the Revolving Tranche shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly.

ARTICLE III.

Taxes, Increased Costs Protection and Illegality

Section 3.01 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from or in respect of any such payment, then the Borrowers or other Loan Party, Administrative Agent or other applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the applicable Borrower or other applicable Loan Party shall, subject at all times to the provisions of Section 3.01(b) below, be increased as necessary so that after all such deductions or withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. The Borrower Representative shall promptly upon becoming aware that a Loan Party must make a tax deduction (or that there is any change in the rate or the basis of a tax deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify the Borrower Representative and the relevant Borrower.

(b) A payment (other than a payment in respect of each of the Dollar Tranche A Term Loans and the Dollar Tranche B Term Loans) shall not be increased under paragraph (a) above by reason of a deduction or withholding for any Taxes on account of Tax imposed by the United Kingdom (the “UK Withholding Taxes”), if on the date on which the payment falls due:

(i) the payment could have been made to the relevant Recipient without such deduction or withholding if the Recipient had been a U.K. Qualifying Lender, but on that date that Recipient is not or has ceased to be a U.K. Qualifying Lender other than as a result of any change after the date it became a Recipient under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority;

(ii) the relevant Recipient is a U.K. Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “U.K. Qualifying Lender” and: (A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Recipient has received from the Loan Party making the payment or from Holdings a certified copy of that Direction; and (B) the payment could have been made to the Recipient without such deduction or withholding if that Direction had not been made;

(iii) the relevant Recipient is a U.K. Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “U.K. Qualifying Lender” and: (A) the relevant Recipient has not given a Tax Confirmation to Holdings; and (B) the payment could have been made to the Recipient without such deduction or withholding if the Recipient had given a Tax Confirmation to Holdings, on the basis that the Tax Confirmation would have enabled Holdings to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv) the relevant Recipient is a Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Recipient without such deduction or withholding had that Recipient complied with its obligations under paragraph (l) or (m) (as applicable) below.

(c) [Reserved]

(d) A U.K. Non-Bank Lender shall promptly notify Holdings and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(e) Each Recipient which becomes a party to this Agreement after the date of this Agreement shall, without liability to any Loan Party, inform the Administrative Agent on becoming a party to this Agreement (which in turn shall inform Holdings within 3 Business Days) which of the following categories it falls in, in relation to a U.K. Obligor, if applicable: (i) not a U.K. Qualifying Lender; (ii) a U.K. Qualifying Lender (other than a Treaty Lender); or (iii) a Treaty Lender.

(f) If a Recipient which becomes a party to this Agreement after the date of this Agreement fails to indicate its status in accordance with Section 3.01(e) above then such Recipient shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a U.K. Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform Holdings).

(g) In addition but without duplication, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(h) The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01, but excluding Indemnified Taxes compensated under Section 3.01(a) or Indemnified Taxes that are U.K. Withholding Taxes that would have been indemnified by Section 3.01(a) but were not so indemnified solely because of any of the exclusions in Section 3.01(b)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(i) Within 30 days after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such Payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(j) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this paragraph (j) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (j), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (j) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(k) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (h) with respect to such Lender it will, if requested by the Borrower Representative (on behalf of the Borrowers), use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts being due under this Section 3.01, including to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided, that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.01(k) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Sections 3.01(a) and (h). The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender as a result of a request by the Borrower Representative (on behalf of the Borrowers) under this Section 3.01(k).

(l) (i) Any Lender or Finance Party that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, (1) on or before the date that any such previously provided documentation, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent documentation, certificate or evidence previously delivered by it to the Borrowers and the Administrative Agent, and (3) if reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent, each Lender and Agent shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Person is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(l)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of Section 3.01(l)(i),

(A) in the case of any U.S. Borrower, any Lender or Finance Party that is a U.S. Person shall deliver to the Borrower Representative (on behalf of such U.S. Borrower) and the Administrative Agent on or prior to the date on which such Person becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative (on behalf of such U.S. Borrower) or the Administrative Agent), executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(B) in the case of any U.S. Borrower, any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower Representative (on behalf of such U.S. Borrower) and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative (on behalf of such U.S. Borrower) or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, executed originals of IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax;

(II) executed originals of IRS Form W-8ECI (or any successor form);

(III) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the relevant Borrower(s) within the meaning of Section 881(c)(3)(B) of the Code, a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or any successor form); or

(IV) to the extent a Non-U.S. Lender is not the beneficial owner (e.g., where the Non-U.S. Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C) in the case of any U.S. Borrower, any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower Representative (on behalf of such U.S. Borrower) or the Administrative Agent, executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit any U.S. Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender or a Finance Party under any Loan Document would be subject to withholding Tax imposed by FATCA if such Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Person shall deliver to the Borrower Representative (on behalf of the Borrowers) and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA to determine whether such Person has complied with such Person’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E) In the case of a Loan of the U.K. Borrower or a Letter of Credit issued for the account of, or reimbursed by, the U.K. Borrower,

(I) Subject to Section 3.01(l)(ii)(E)(II) below, a Treaty Lender and each Loan Party which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Loan Party to obtain authorization to make that payment without a deduction or withholding for Taxes including submitting written applications, making and filing an application for relief under a double tax treaty and otherwise complying with the requirements of the relevant tax authority;

(II) (1) a Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.01; and (2) a Treaty Lender which becomes a Party after the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall notify its scheme reference number and its jurisdiction of tax residence to the Borrower Representative within 10 Business Days of the relevant transfer or assignment taking effect, and, having done so, that Lender shall be under no obligation pursuant to Section 3.01(l)(ii)(E)(I) above.

(F) Each Lender and Finance Party agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update and deliver such form or certification to the Borrowers and the Administrative Agent or promptly notify the Borrowers and the Administrative Agent in writing of its legal ineligibility to do so.

(G) Notwithstanding any other provision of this Section 3.01(l), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(m) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 3.01(l)(ii)(E)(II) above and:

(i) a Loan Party making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii) a Loan Party making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A) that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B) HM Revenue & Customs has not given the relevant Loan Party authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing,

and in each case, the relevant Loan Party has notified that Lender in writing that Lender and the relevant Loan Party shall co-operate in completing any additional procedural formalities necessary for that Loan Party to obtain authorisation to make that payment without a tax deduction.

(n) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 3.01(l)(ii)(E)(II) above, no Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Facility unless the Lender otherwise agrees.

(o) The relevant Loan Party shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the relevant Lender.

(p) VAT. (i) All amounts expressed to be payable under any Loan Document by any Loan Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Section 3.01(p)(ii) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Loan Party under any Loan Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Loan Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Loan Party).

(ii) If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Receiving Party”) under any Loan Document, and any Party other than the Receiving Party (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Receiving Party in respect of that consideration):

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Receiving Party must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Receiving Party receives from the relevant tax authority which the Receiving Party reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Receiving Party is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Receiving Party, pay to the Receiving Party an amount equal to the VAT chargeable on that supply but only to the extent that the Receiving Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Loan Document requires any party to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 3.01(p) to any party shall, at any time when such party is treated as a member of a group (including but not limited to any fiscal unities) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply under the grouping rules.

(v) In relation to any supply made by a Finance Party to any party under a Loan Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

(q) On or before the date Barclays (or any successor or replacement Administrative Agent that is not a U.S. Person) becomes the Administrative Agent hereunder, it shall deliver to each of the U.S. Borrowers a duly executed original U.S. branch withholding certificate on IRS Form W-8IMY evidencing its agreement with the U.S. Borrowers to be treated as a U.S. Person, with the effect that the U.S. Borrowers will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.

(r) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer.

Section 3.02 Currency Equivalents.

(a) The Administrative Agent shall determine the Pound Sterling Amount, in the case of the Multicurrency Credit Tranche, and the Dollar Amount, in the case of the Dollar Revolving Tranche, of each Revolving Credit Loan under such Tranche denominated in Agreed Currencies and L/C Obligation in respect of Letters of Credit issued under such Tranche denominated in Agreed Currencies (i) as of the first day of each Interest Period applicable thereto and (ii) as of the end of each fiscal quarter of the U.K. Borrower, and shall promptly notify the Borrowers and the Lenders under such Tranche of each Pound Sterling Amount or Dollar Amount, as applicable, so determined by it. Each such determination shall be based on the Exchange Rate (x) on the date of the related Borrowing request for purposes of the initial such determination for any Revolving Credit Loan and (y) on the fourth Business Day prior to the date as of which such Pound Sterling Amount or Dollar Amount, as applicable, is to be determined, for purposes of any subsequent determination.

(b) If after giving effect to any such determination of a Pound Sterling Amount or a Dollar Amount, as applicable, the sum of the aggregate Outstanding Amount of the Revolving Credit Loans and the L/C Obligations under any Revolving Tranche exceeds the aggregate amount of Revolving Credit Commitments under such Tranche then in effect by 5.0% or more, the applicable Borrowers shall, within five Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay the applicable outstanding Revolving Credit Loans or take other action as the Administrative Agent, in its discretion, may direct (including Cash Collateralization of the applicable L/C Obligations in amounts from time to time equal to such excess) to the extent necessary to eliminate any such excess.

Section 3.03 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Adjusted Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Agreed Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower or group of Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, (I) if applicable and such Loans are denominated in Dollars (other than Eurocurrency Rate Loans in Dollars under the Multicurrency Revolving Tranche), convert all of such Lender’s Eurocurrency Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurocurrency Rate component of the Base Rate) or (II) if applicable and such Loans are denominated in another Agreed Currency (including Eurocurrency Rate Loans in Dollars under the Multicurrency Revolving Tranche), the interest rate with respect to such Loans shall be determined by an alternative rate mutually acceptable to the applicable Borrower or group of the applicable Borrowers and the Lenders, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the applicable Borrower or group of Borrowers shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.06. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.04 Inability to Determine Rates. If the Administrative Agent or the Required Lenders reasonably determine that for any reason, adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits are not being offered to banks in the relevant interbank market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower Representative (on behalf of the applicable Borrowers) may revoke any pending request for a Borrowing of, conversion of or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein (or, in the case of a pending request for a Loan denominated in an Agreed Currency, the applicable Borrower or group of Borrowers and the Lenders may establish a mutually acceptable alternative rate).

Section 3.05 Increased Cost and Reduced Return; Capital Adequacy.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate or (as the case may be) issuing or participating in Letters of Credit, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including Taxes on or in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, but excluding for purposes of this Section 3.05(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnifiable under Section 3.01, (ii) Indemnified Taxes that are U.K. Withholding Taxes that would have been indemnified by Section 3.01 but were not so indemnified solely because of any of the exclusions in Section 3.01(b) applied, (iii) Excluded Taxes, (iv) a Tax that would have been indemnified under Section 3.01 but for Section 3.01(b) and (v) reserve requirements reflected in the Eurocurrency Rate), then within 15 days after demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the applicable Borrower or group of Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender reasonably determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then within 15 days after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the applicable Borrower or group of Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c) The applicable Borrower or group of Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves or liquidity with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any liquidity requirement, reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided, the Borrower Representative shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 days from receipt of such notice.

(d) For purposes of this Section 3.05, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (other than foreign regulatory authorities in Switzerland), in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.

Section 3.06 Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the applicable Borrower or group of Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the applicable Borrower or group of Borrowers (for a reason other than the failure of such Lender to make a Loan or pursuant to a conditional notice) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the applicable Borrower or group of Borrowers; or

(c) any failure by the applicable Borrower or group of Borrowers to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) on its scheduled due date or any payment of any Loan or drawing under any Letter of Credit (or interest due thereon) in a different currency from such Loan or Letter of Credit drawing; or

(d) any mandatory assignment of such Lender’s Eurocurrency Rate Loans pursuant to Section 3.07 on a day other than the last day of the Interest Period for such Loans,

including foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, or from the performance of any foreign exchange contract (but excluding anticipated profits). The applicable Borrower or group of Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.07 Matters Applicable to All Requests for Compensation.

(a) A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. With respect to any Lender’s claim for compensation under Section 3.03, 3.04 or 3.05, the Loan Parties shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower Representative of the event that gives rise to such claim; provided, that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests compensation under Section 3.05, or a Borrower or group of Borrowers, as applicable, is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.03, then such Lender or the L/C Issuer, as applicable, will, if requested by the Borrower Representative (on behalf of the applicable Borrowers) and at the Borrowers’ expense, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided, that such efforts (i) would eliminate or reduce amounts payable pursuant to Section 3.01, 3.02 or 3.04, as applicable, in the future and (ii) would not, in the judgment of such Lender or such L/C Issuer, as applicable, be inconsistent with the internal policies of, or otherwise be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office or such L/C Issuer. The provisions of this clause (c) shall not affect or postpone any Obligations of any of the Borrowers or rights of such Lender pursuant to Section 3.05.

(c) If any Lender requests compensation by any of the Borrowers under Section 3.05, the Borrower Representative (on behalf of the Borrowers) may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans or to convert Base Rate Loans into Eurocurrency Rate Loans (in the case of Dollar Term Loans and Dollar Revolving Credit Loans), until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(e) shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(d) In the case of Dollar Term Loans and Dollar Revolving Credit Loans, if the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.07(c) hereof, such Lender’s Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.03, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(e) If any Lender gives notice to the Borrower Representative (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to Section 3.07(d) no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

(f) A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the applicable Borrower or group of Borrowers hereunder) under comparable syndicated credit facilities.

Section 3.08 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) a Borrower or group of Borrowers, as applicable, become obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.05 (other than with respect to Other Taxes) as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.03 or 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender (as defined below in this Section 3.08) (collectively, a “Replaceable Lender”), then the applicable Borrower or group of Borrowers may, on ten Business Days’ prior written notice from the Borrower Representative to the Administrative Agent and such Lender, either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the applicable Borrower or group of Borrowers in such instance unless waived by the Administrative Agent) all of its rights and obligations under this Agreement (or, in the case of a Non-Consenting Lender, all of its rights and obligations under this Agreement with respect to the Facility or Facilities for which its consent is required) to one or more Eligible Assignees; provided, that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person or (ii) so long as no Default or Event of Default shall have occurred and be continuing, terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the applicable Borrower or group of Borrowers owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all obligations of the applicable Borrower or group of Borrowers owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided, that (i) in the case of any such replacement of, or termination of Commitments with respect to a Non-Consenting Lender such replacement or termination shall be sufficient (together with all other consenting Lenders including any other Replacement Lender) to cause the adoption of the applicable modification, waiver or amendment of the Loan Documents and (ii) in the case of any such replacement as a result of Borrowers having become obligated to pay amounts described in Section 3.01 or 3.04, such replacement would eliminate or reduce payments pursuant to Section 3.01 or 3.04, as applicable, in the future. Any Lender being replaced pursuant to this Section 3.08(a) shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and (ii) deliver any Notes evidencing such Loans to the Borrower Representative (for return to the applicable Borrower) or the Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations, (B) all Obligations relating to the Loans and participations (and the amount of all accrued interest and fees in respect thereof) so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, the assigning Lender shall deliver to the assignee Lender the applicable Note or Notes executed by the applicable Borrower or group of Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Replaceable Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Replaceable Lender. In connection with the replacement of any Lender pursuant to this Section 3.08(a), the applicable Borrower or group of Borrowers shall pay to such Lender such amounts as may be required pursuant to Section 3.06.

(b) Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a cash collateral account in amounts and pursuant to arrangements consistent with the requirements of Section 2.18) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(c) In the event that (i) the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent has requested the Lenders to consent to a waiver of any provisions of the Loan Documents or to agree to any amendment or other modification thereto, (ii) the waiver, amendment or modification in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders have agreed to such waiver, amendment or modification, then any Lender who does not agree to such waiver, amendment or modification, in each case, shall be deemed a “Non-Consenting Lender”; provided, that the term “Non-Consenting Lender” shall also include any Lender that rejects (or is deemed to reject) (x) a loan modification offer under Section 10.01, which loan modification has been accepted by at least the Majority Lenders of the respective Tranche of Loans whose Loans and/or Commitments are to be extended pursuant to such loan modification and (y) any Lender that does not elect to become a lender in respect of any Specified Refinancing Debt pursuant to Section 2.20. If any applicable Lender shall be deemed a Non-Consenting Lender and is required to assign all or any portion of its Initial Term Loans pursuant to Section 3.08(a) prior to (A) in the case of the Initial Euro Term Loans and the Initial Sterling Term Loans, the one-year anniversary of the Closing Date and (B) in the case of the Initial Dollar Tranche A Term Loans and (b) the Initial Dollar Tranche B Term Loans, the six-month anniversary of the Amendment Effective Date, in connection with any such waiver, amendment or modification constituting a Repricing Event, the applicable Borrower or group of Borrowers shall pay such Non-Consenting Lender a fee equal to 1.00% of the principal amount of the Initial Term Loans so assigned by such Non-Consenting Lender.

(d) Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, any assignment by or replacement of a Lender and any resignation or removal of the Administrative Agent.

ARTICLE IV.

Conditions Precedent to Credit Extensions

Section 4.01 Effective Date. The Commitment of each Lender hereunder on the Effective Date was subject to the satisfaction as to form and substance in the opinion of the Administrative Agent (acting reasonably) or due waiver in accordance with Section 10.01 of each of the following conditions precedent on or prior to the date of this Agreement:

(a) The Administrative Agent shall have received all of the following, each of which shall be originals or facsimiles or “pdf” files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated on or prior to the Effective Date, each in form and substance reasonably satisfactory to the Administrative Agent, and each accompanied by their respective required schedules and other attachments (and set forth thereon shall be all required information with respect to Holdings and the Borrowers):

(i) executed counterparts of (A) this Agreement from Holdings and each Borrower, (B) the Holdings Guaranty from Holdings, (C) the Subsidiary Guaranty from each Borrower and (D) the Intercompany Subordination Agreement;

(ii) in respect of Holdings and the U.K. Borrower, at least two copies of a debenture executed by the parties thereto as well as all share certificates and blank executed stock transfer forms in relation to all shares secured thereunder and all notices and other deliverables to be served in connection with such debenture on the date of that debenture;

(iii) the Security Agreement, duly executed by any U.S. Borrower and the U.K. Borrower, together with copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens on assets of any U.S. Borrower and U.K. Borrower created under the Security Agreement, covering the Collateral described in the Security Agreement, and

(b) The Administrative Agent shall have received such documents and certifications (including Organization Documents (which, for the avoidance of doubt, shall comprise for Holdings and the U.K. Borrower its certificate of incorporation (or certificate of incorporation on change of name if relevant) and memorandum (if applicable) and articles of association) and, if applicable, good standing certificates as the Administrative Agent may reasonably require to evidence that Holdings and each Borrower is duly organized or formed, and that each of them is validly existing and that each of them is duly authorized to execute and deliver the Loan Documents and perform their respective obligations thereunder and, to the extent applicable, in good standing, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(c) The Administrative Agent shall have received a copy of a resolution of the board of directors (or equivalent body) of (i) Holdings and each Borrower: approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party; and (ii) in addition, in respect of Holdings and the U.K. Borrower only (A) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf; (B) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Committed Loan Notice or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party; and (C) in the case of the U.K. Borrower, authorizing Holdings to act as its agent in connection with the Loan Documents.

(d) The Administrative Agent shall have received a copy of a resolution signed by all the holders of the issued shares in Holdings and the U.K. Borrower approving the terms of, and the transactions contemplated by, the Loan Documents to which Holdings and the U.K. Borrower is a party solely to the extent required by applicable law.

(e) The Administrative Agent shall have received a certificate of Holdings and the U.K. Borrower (signed by a director) (i) confirming that borrowing or guaranteeing or securing, as appropriate, the Commitments would not cause any borrowing, guarantee, security or similar limit binding on any of Holdings or the U.K. Borrower to be exceeded; (ii) certifying that each copy document relating to it specified in this Article IV, is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement; and (iii) containing a specimen of the signature of each person authorized by the resolution referred to in paragraph (c) above in relation to the Loan Documents and related documents.

(f) The Administrative Agent shall have received an opinion of (A) Latham & Watkins LLP, special New York counsel to Holdings and the Borrowers and (B) Weil, Gotshal & Manges, English counsel to the Administrative Agent, in each case, addressed to each Secured Party, in form and substance reasonably satisfactory to the Administrative Agent.

(g) The Closing Date Arrangers and the Administrative Agent shall have received a duly executed copy of the Chesapeake Purchase Agreement and each TSA in the agreed form.

(h) The Closing Date Arrangers and the Administrative Agent shall have received a duly executed copy of the Fee and Syndication Letter.

(i) Holdings and each Borrower shall have provided the documentation and other information reasonably requested in writing at least ten days prior to the Effective Date by the Closing Date Arrangers as they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

Section 4.02 Conditions to the Initial Credit Extension on the Closing Date. The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction as to form and substance in the opinion of the Administrative Agent (acting reasonably) or due waiver in accordance with Section 10.01 of each of the following conditions precedent on or prior to the Closing Date, except as otherwise agreed between the Borrowers and the Administrative Agent:

(a) The Administrative Agent shall have received such documents and certifications (including Organization Documents (which, for the avoidance of doubt, shall comprise a certified (beglaubigt) copy of its articles of association (Satzung) and a certified (beglaubigt) extract from the commercial register (Handelsregister) (as at a date no earlier than 14 days prior to the date of its joinder agreement or where a certified copy has been provided but is older than fourteen days prior to the date of its joinder agreement, in addition a print-out from the electronically based commercial register to be dated not older than fourteen days prior to the date of its joinder agreement) and a certified shareholders list).

(b) [Reserved].

(c) The Administrative Agent shall have received a copy of a resolution signed by all the holders of the issued shares in German Holdco and (if applicable) other competent corporate body of German Holdco: (i) approving the terms of, and the transactions contemplated by, the Loan Documents to which German Holdco is a party and resolving that it executes, delivers and performs the Loan Documents to which it is a party; (ii) confirming that the managing directors (Geschäftsführer) are authorized to and gives them the instruction to execute the Loan Documents to which German Holdco is a party, sign and/or dispatch all documents and notices (including if relevant, any Committed Loan Notice or other relevant notice) to be signed and/or dispatched by German Holdco under or in connection with the Loan Documents to which German Holdco is a party; and (iii) approving any appointment of Holdings or any Borrower to act as German Holdco’s agent in connection with the Loan Documents (including any release from restrictions of self-dealings (e.g.: Section 181 German Civil Code)).

(d) The Administrative Agent shall have received a certificate of German Holdco (signed by a director) (i) confirming that borrowing or guaranteeing or securing, as appropriate, the Commitments would not cause any borrowing, guarantee, security or similar limit binding on German Holdco to be exceeded; (ii) certifying that each copy document relating to it specified in this Article IV, is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of its joinder agreement; and (iii) containing a specimen of the signature of each person authorized in relation to the Loan Documents and related documents.

(e) The Administrative Agent shall have received all of the following, each of which shall be originals or facsimiles or “pdf” files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated on or prior to the Closing Date, each in form and substance reasonably satisfactory to the Administrative Agent, and each accompanied by their respective required schedules and other attachments (and set forth thereon shall be all required information with respect to Holdings and its Subsidiaries, giving effect to the Transaction):

(i) executed counterparts (or joinders) of (A) the Subsidiary Guaranty from German Holdco and (B) the Intercompany Subordination Agreement from German Holdco;

(ii) in respect of German Holdco (A) a Share Pledge Agreement entered into by the U.K. Borrower pledging the shares of German Holdco in favor of, inter alia, the Collateral Agent; and (B) if relevant to German Holdco (i) a bank account pledge agreement pledging the banks accounts of German Holdco in favor of, inter alia, the Collateral Agent; and (ii) an assignment of receivables agreement assigning the receivables of German Holdco in favor of the Collateral Agent, in each case, prepared in accordance with Schedule 1.12;

(iii) a Note executed by the Borrowers in favor of each Lender requesting a Note reasonably in advance of the Closing Date;

(iv) a Committed Loan Notice and a Letter of Credit Application, if applicable, in each case relating to the initial Credit Extension provided at least three Business Days prior to the Closing Date;

(v) (A) an opinion of Latham & Watkins LLP, special New York counsel to Holdings, the Borrowers and German Holdco; (B) an opinion of Weil, Gotshal & Manges, English counsel to the Administrative Agent; (C) an opinion of Weil, Gotshal & Manges, German counsel to the Administrative Agent; and (D) an opinion of Latham & Watkins LLP, German counsel to Holdings, the Borrowers and the German Holdco, in each case the opinions listed at (A) to (D) being addressed to each Secured Party and being in form and substance reasonably satisfactory to the Administrative Agent (it being agreed, in the case of the opinions referred to at (A) and (B) above, that opinions in substantially similar form to the opinions delivered to the Administrative Agent pursuant to Section 4.01(f) above (including any customary bring down requirements or other updates to the corporate authorities delivered under Section 4.01 which are required in order to issue such opinion) are satisfactory);

(vi) the Sponsor Model;

(vii) the Reports, with such amendments or modifications to those Reports delivered to the Closing Date Arrangers on or prior to the Effective Date as do not materially and adversely affect the interest of the Lenders or with such amendments or modifications which have been made with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed);

(viii) the funds flow memorandum (deemed to be satisfied if substantially consistent with the Tax Structure Memorandum or otherwise where any discrepancy is not materially adverse to the interests of the Lenders (it being understood and agreed that the funds flow memorandum does not contain every payment required to be made on the Closing Date));

(ix) the reliance letters in customary form for the Reports (except where it is the Report provider’s practice not to provide reliance); and

(x) a copy of the post-Closing Date structure chart in agreed form.

(f) The Closing Date Arrangers and the Administrative Agent shall have received the Original Financial Statements.

(g) German Holdco shall have provided the documentation and other information reasonably requested in writing at least ten days prior to the Closing Date by the Closing Date Arrangers as they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(h) All actions necessary to establish that the Administrative Agent will have a perfected first priority security interest (subject to Liens permitted under Section 7.01) in the Collateral granted by Holdings, the Borrowers and German Holdco shall have been taken or, if customary in accordance with local practice, will be taken promptly following the Closing Date.

(i) (i) The Chesapeake Acquisition Documents contain all the material terms required to give effect to the Chesapeake Acquisition and the Chesapeake Acquisition shall be consummated concurrently with the initial funding of the Facilities, in all material respects in accordance with the terms of the Chesapeake Acquisition Documents, without giving effect to any modifications, amendments, consents or waivers thereto or thereunder (other than any such modification, amendment, consent or waiver that is not material and adverse to the interests of the Lenders and the Closing Date Arrangers; provided, that any modification, amendment, consent or waiver that relates to clauses 3.7, 3.8, 4.1(P), 11 and paragraphs 1.2(D), (I), (J) and (L) of Schedule 3 of the Chesapeake Purchase Agreement (including related definitions) relating to the pension liabilities of the U.K. Borrower and its Restricted Subsidiaries shall be deemed to be material and adverse to the interests of the Lenders and the Closing Date Arrangers) effected without the prior consent of the Closing Date Arrangers (such consent not to be unreasonably withheld, conditioned or delayed) (it being hereby understood and agreed that any change in the purchase price payable in connection with the Chesapeake Acquisition shall not be deemed to be material and adverse to the interests of the Lenders and the Closing Date Arrangers; provided, that (A) any increase in the purchase price so payable is funded solely by an increase in the aggregate amount of the Equity Contribution and (B) any reduction in the purchase price so payable is allocated (x) first, to reduce the Equity Contribution to an amount that is equal to 35% of the total pro forma consolidated debt and equity capitalization of the Borrowers and their respective Subsidiaries on the Closing Date (excluding any Letters of Credit issued on the Closing Date and amounts funded hereunder to fund upfront fees or original issue discount) after giving effect to the Transaction, and (y) second, (I) 65% to reduce pro rata any amounts to be funded pro rata under the Sterling Term Commitments and the Euro Term Commitments and (II) 35% to the Equity Contribution pound for pound on a pro rata basis; (ii) the U.K. Borrower shall have delivered a certificate confirming that all of the closing conditions under the Chesapeake Purchase Agreement have been satisfied save for payment of the purchase price, which shall be satisfied immediately following the initial funding of the Facilities; and (iii) Holdings shall have delivered a certificate of a Responsible Officer of Holdings (on behalf of itself and the Borrowers), dated as of the Closing Date, certifying that the items referred to in (i) above have been, or will be on the Closing Date, satisfied and that as of such date after the making of the initial Credit Extension under the Credit Agreement no Major Default shall have occurred and be continuing or shall result from the making of such Credit Extension.

(j) (A) the Equity Contribution shall have been or, substantially concurrently with the funding of the Facilities shall be, made in at least the amount not less than that contemplated by the definition of Transaction (or such lesser amount permitted by clause (B) of the proviso to Section 4.02(i)(i)) and not less than 50.1% of such proceeds shall have been contributed by the Carlyle Sponsor); and (B) the Refinancing shall have been, or shall concurrently with the initial funding of the Facilities be, consummated and all liens or security interests related thereto shall have been terminated or released or customary arrangements with respect to such release shall have been entered into, in each case on terms reasonably satisfactory to the Administrative Agent.

(k) All fees required to be paid on the Closing Date pursuant to this Agreement and the Fee and Syndication Letter and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to this Agreement and the Fee and Syndication Letter, to the extent invoiced at least five Business Days prior to the Closing Date (or such later date as the Borrower Representative may reasonably agree) shall have been paid (which amounts may be offset against the proceeds of the Initial Term Loan).

(l) The Effective Date shall have occurred.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender as of the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 4.03 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than as contemplated by Section 2.14 or 2.17, and other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.03, the representations and warranties contained in Sections 5.05(a) and 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and (b), respectively, prior to such proposed Credit Extension.

(b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for a Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and (b) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.

ARTICLE V.

Representations and Warranties

Each of Holdings (with respect to Sections 5.01, 5.02, 5.03, 5.04, 5.10, 5.12, 5.13, 5.14, 5.15, 5.19, 5.20 and 5.21) and each of the Borrowers represents and warrants to the Administrative Agent and the Lenders (after giving effect to the Transaction) that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (or its equivalent, to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrowers), (b)(ii) (other than with respect to the Borrowers), (b)(i), (b)(ii) (other than with respect to the Borrowers), (c) and (d), to the extent that any failure to be so or to have such could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents (b) violate any Law or (c) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment (other than for Indebtedness to be repaid on the Closing Date in connection with the Transaction and on the Amendment Effective Date in connection with the Combination Transaction) to be made under any Contractual Obligation to which such Person is a party, except to the extent that such violation, conflict, breach or contravention could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties or any Restricted Subsidiary in favor of the Secured Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and the United States Copyright Office and Mortgages or filings in foreign jurisdictions, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, administration, administrative receivership, winding-up, insolvency, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) To the best of the U.K. Borrower’s knowledge, solely with respect to the Original Financial Statements for the most recent fiscal year and most recent fiscal quarter ending (and delivered) prior to the Effective Date, such Original Financial Statements fairly present in all material respects the combined financial condition of the Company as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein or in the Reports.

(b) The unaudited consolidated financial statements of the U.K. Borrower and its Subsidiaries most recently delivered pursuant to Section 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of the U.K. Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal and recurring year-end audit adjustments.

(c) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d) The consolidated forecasted balance sheets, statements of income and statements of cash flows of the U.K. Borrower and its Subsidiaries most recently delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts; it being understood that no assurance can be given that any particular projections will be realized, actual results may vary from such forecasts and that such variations may be material.

Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrowers or any Restricted Subsidiary, or against any of their properties or revenues that would reasonably be expected to have a Material Adverse Effect.

Section 5.07 Use of Proceeds. The Borrowers (a)(i) will only use the proceeds of the Initial Euro Term Loans and the Initial Sterling Term Loans to finance a portion of the Transaction (including paying any fees, commissions and expenses associated therewith and, if applicable, to be retained on the Borrowers’ balance sheet) and (ii) will only use the proceeds of the Initial Dollar Tranche A Term Loans and the Initial Dollar Tranche B Term Loans to finance a portion of the Combination Transaction (including the Specified Distribution, the MPS Repayment, paying any fees, commissions and expenses associated therewith and, if applicable, to be retained on the Borrowers’ balance sheet); (b) will only use the proceeds of the Revolving Credit Loans incurred on the Closing Date to finance any upfront fees or original issue discount required to be funded on the Closing Date with respect to the Facilities; and (c) will use the proceeds of all other Borrowings to finance the working capital needs of the Borrowers and the Restricted Subsidiaries and for general corporate purposes of the Borrowers and the Restricted Subsidiaries (including Permitted Acquisitions and other acquisitions permitted hereunder).

Section 5.08 Ownership of Property; Liens.

(a) Each Loan Party and each of the Restricted Subsidiaries has fee simple or other comparable valid title to, or leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01, except where the failure to have such title or interests could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of any Material Real Property or any real property necessary for the ordinary conduct of each Borrower’s business, taken as a whole.

(b) Set forth on Schedule 5.08(b) hereto is a complete and accurate list, in all material respects, of all Material Real Property owned by any U.S. Subsidiary that is a Loan Party as of the Amendment Effective Date (after giving effect to the Transaction and the Combination Transaction), showing as of the Amendment Effective Date, the street address (to the extent available), county or other relevant jurisdiction, state and record owner; and as of the Amendment Effective Date (after giving effect to the Transaction and the Combination Transaction) no Loan Party owns any Material Real Property except as listed on Schedule 5.08(b).

Section 5.09 Environmental Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) The Borrowers and the Restricted Subsidiaries and their respective operations and properties, are in compliance with all applicable Environmental Laws and Environmental Permits and none of the Borrowers or the Restricted Subsidiaries are subject to any Environmental Liability.

(b) (i) None of the properties currently or formerly owned or operated by any Borrower or any Restricted Subsidiary is listed or, to the knowledge of any Borrower, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, (ii) there is no asbestos or asbestos-containing material on any property currently owned or operated by either Borrower or any of the Restricted Subsidiaries requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to any Environmental Law and (iii) Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of any Borrower, formerly owned or operated by any Borrower or any of the Restricted Subsidiaries, except for such releases, discharges and disposals that were in compliance with, or would not reasonably be expected to give rise to liability under, Environmental Laws.

(c) None of the Borrowers or any of the Restricted Subsidiaries is undertaking, and none has completed, either individually or together with other potentially responsible parties, any investigation, remediation, mitigation, removal, assessment or remedial, response or corrective action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.

(d) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of any Borrower, formerly owned or operated by either Borrower or any of the Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to either Borrower or any of the Restricted Subsidiaries.

Section 5.10 Taxes. Holdings, the Borrowers and each of the Restricted Subsidiaries have filed or have caused to be filed all Tax returns and reports required to be filed, and have paid all Taxes (including in its capacity as a withholding agent) levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filing or payment would not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.11 Employee Benefits Plans.

(a) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal and state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto or is currently being processed by the IRS, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, to the knowledge of any Loan Party, (i) other than in connection with the failure to equalize benefits between men and women under the GCM Retirement Benefits Scheme as currently constituted by a trust deed and rules dated October 17, 1991 (as amended), each Foreign Plan is in compliance in all material respects with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan and (ii) with respect to each Foreign Plan, none of the U.K. Borrower or any of its Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Borrowers or any Restricted Subsidiary, directly or indirectly, to any tax or civil penalty.

(c) There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA (and not otherwise exempt under Section 408 of ERISA) with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(d) (i) To the knowledge of any Loan Party, no ERISA Event has occurred and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Plan, (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) there exists no Unfunded Pension Liability and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA, except with respect to each of the foregoing clauses (i) through (iv) of this Section 5.11(d), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(e) With respect to each Foreign Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable Law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Plan is maintained, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.12 Subsidiaries; Equity Interests. As of the Amendment Effective Date, after giving effect to the Transaction and the Combination Transaction, there are no Restricted Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in such Restricted Subsidiaries that are owned by a Loan Party have been validly issued, are fully paid and non-assessable (other than for those Restricted Subsidiaries that are limited liability companies and to the extent such concepts are not applicable in the relevant jurisdiction) and are owned free and clear of all Liens except (i) those created under the Collateral Documents, (ii) any nonconsensual Lien that is permitted under Section 7.01 and (iii) if such representation is made after the Amendment Effective Date, Liens related to New Incremental Notes, Refinancing Notes and Permitted Ratio Debt.

Section 5.13 Margin Regulations; Investment Company Act.

(a) Each of the Loan Parties are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Credit Extension hereunder nor the use of proceeds thereof will violate any Regulations of the FRB, including the provisions of Regulations T, U or X of the FRB.

(b) None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.14 Disclosure. As of the Amendment Effective Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided, that, with respect to projected and pro forma financial information, Holdings and the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that actual results may vary from such forecasts and that such variances may be material.

Section 5.15 Compliance with Laws. Holdings, each Borrower and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.16 Intellectual Property; Licenses, Etc. Each Borrower and each Subsidiary Guarantor owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of its respective businesses, as currently conducted, except to the extent such failure to own, license or possess such IP Rights, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not deem to constitute a representation that Borrower and the Subsidiary Guarantors do not infringe or violate the IP Rights held by any other Person. Set forth on Schedule 5.16 is a complete and accurate list of all material U.S. registrations or applications for registration of patents, trademarks, and copyrights owned or, in the case of copyrights, exclusively licensed by the Borrowers and Subsidiary Guarantors as of the Amendment Effective Date, after giving effect to the Transaction. To the knowledge of any Borrower, the conduct of the business of such Borrower or Subsidiary Guarantor as currently conducted does not infringe upon or violate any IP Rights held by any other Person, except for such infringements and violations which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Borrower, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.17 Solvency. On the Amendment Effective Date, after giving effect to the Combination Transaction, the U.K. Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

Section 5.18 Perfection, Etc. Each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create (to the extent described therein and subject, in the case of Collateral Documents governed by the Laws of a jurisdiction located outside of the United States, to the Guaranty and Security Principles) in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, winding-up, insolvency, fraudulent conveyance, reorganization (by way of voluntary arrangement, schemes of arrangements or otherwise), moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and (a) when financing statements and other filings in appropriate form are filed or registered, as applicable, in the offices of the Secretary of State (or a comparable office in any applicable non-U.S. jurisdiction or pursuant to such other system of registration as may exist in any applicable non-U.S. jurisdiction) of each Loan Party’s jurisdiction of organization or formation and applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document or in the case of Foreign Subsidiaries, such actions as set forth in the applicable Collateral Documents to which such Foreign Subsidiaries are a party) the Liens created by the Collateral Documents shall constitute fully perfected first priority Liens so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents and, in each case, and subject to the Guaranty and Security Principles), all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder).

Section 5.19 Anti-Terrorism Laws; OFAC.

(a) Anti-Terrorism Laws. Except as could not reasonably be expected to result in a Material Adverse Effect, to the extent applicable, each of Holdings, the Borrowers and each of their respective Subsidiaries is in compliance, in all material respects, with the Sanctions Laws and Regulations.

(b) OFAC. Except as could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrowers or any of their respective Subsidiaries nor, to the knowledge of Holdings and the Borrowers, any director, manager, officer, agent or employee of Holdings, the Borrowers or any of their respective Subsidiaries (i) is a person whose property or interest in property is (or, with regard to any German Resident (as defined below), has been) blocked or subject to blocking pursuant to Section 1 of the Executive Order, (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is (or, with regard to any German Resident, has been) otherwise associated with any such person in any manner that violates Section 2 of the Executive Order or (iii) is (or, with regard to any German Resident, has been) a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order. For the purposes of this paragraph, “German Resident” means each Guarantor that qualifies as a German resident (Gebietsansässiger) within the meaning of section 4 paragraph 1 no. 5 of the German Foreign Trade Act (Außenwirtschaftsgesetz) (including its directors, managers, officers, agents and/ or employees).

Section 5.20 Anti-Corruption Laws. Except as could not reasonably be expected to result in a Material Adverse Effect, no part of the proceeds of any Loan will be used for any improper payments, directly or indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010, as amended and any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over any of the Borrowers.

Section 5.21 Central Administration; COMI. For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), the center of main interest (as that term is used in Article 3(1) of the Regulation) of Holdings and U.K. Borrower is situated in England and Wales, and of German Holdco is situated in Germany, and no such Loan Party has an “establishment” (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.

ARTICLE VI.

Affirmative Covenants

Beginning on the Closing Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized), Holdings and the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

Section 6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a) as soon as available, but in any event within 100 days (or 145 days with respect to the fiscal year ending December 31, 2013 and December 31, 2014) after the end of each fiscal year of the U.K. Borrower (it being understood that such fiscal year ending December 31, 2013 constitutes only the three month period ending December 31, 2013, prior to giving effect to the Combination), a consolidated balance sheet of the U.K. Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, and, commencing with the fiscal year ending December 31, 2015, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of a “Big Four” accounting firm or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under the Facilities that is scheduled to occur within one year from the time such report and opinion are delivered or (ii) any potential inability to satisfy the Financial Covenant on a future date or in a future period), together with a customary management’s discussion and analysis of financial information;

(b) as soon as available, but in any event within 45 days (or 60 days with respect to the fiscal quarters ending March 31, 2014, June 30, 2014 and September 30, 2014) after the end of each of the first three fiscal quarters of each fiscal year of the U.K. Borrower (and with respect to the MPS U.S. Borrower and its Subsidiaries in relation to its fiscal quarter ending December 31, 2013 prior to giving effect to the Combination, within 145 days after such fiscal quarter end), a consolidated balance sheet of the U.K. Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, and, commencing with the fiscal quarter ending March 31, 2015, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the U.K. Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the U.K. Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, together with a customary management’s discussion and analysis of financial information;

(c) as soon as available, but in any event no later than 100 days after the end of each fiscal year (or 145 days with respect to the fiscal year beginning January 1, 2014), reasonably detailed consolidated forecasts along with written assumptions prepared by management of the Borrowers (including projected consolidated balance sheets, income statements, Consolidated EBITDA and cash flow statements of the U.K. Borrower, or if applicable Holdings, and its Subsidiaries) on a quarterly basis for the fiscal year following such fiscal year then ended, which forecasts shall be prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation thereof; and

(d) concurrently with the delivery of any financial statements pursuant to Sections 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, (A) the obligations in paragraphs (a), (b) and (c) of this Section 6.01 may be satisfied by furnishing, at the option of the Borrowers, the applicable financial statements or, as applicable, forecasts of Holdings (or any Parent Holding Company) or the U.K. Borrower and its Subsidiaries; provided, that to the extent such information relates to Holdings (or a Parent Holding Company), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or any Parent Holding Company), on the one hand, and the information relating to the U.K. Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand, and (B) (i) in the event that the Borrowers deliver to the Administrative Agent an annual report on Form 10-K for any fiscal year, as filed with the SEC or in such form as would have been suitable for filing with the SEC, within 90 days after the end of such fiscal year, such Form 10-K shall satisfy all requirements of paragraph (a) of this Section 6.01 with respect to such fiscal year to the extent that it contains the information and report and opinion required by such paragraph (a) and such report and opinion does not contain any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of audit (other than any such exception or explanatory paragraph, but not a qualification, expressly permitted to be contained therein under paragraph (a) of this Section 6.01) and (ii) in the event that the Borrowers deliver to the Administrative Agent a quarterly report on Form 10-Q for any fiscal quarter, as filed with the SEC or in such form as would have been suitable for filing with the SEC, within 45 days after the end of such fiscal quarter, such Form 10-Q shall satisfy all requirements of paragraph (b) of this Section with respect to such fiscal quarter to the extent that it contains the information required by such paragraph (b); in each case to the extent that information contained in such Form 10-K or Form 10-Q satisfies the requirements of paragraphs (a) or (b) of this Section 6.01, as the case may be.

Notwithstanding the foregoing, (a) prior to the completion of the first full fiscal year following the Closing Date, U.K. Borrower shall not be required to include all purchase accounting adjustments relating to the Transaction to the extent it is not practicable to include any such adjustments in any report delivered under this Section 6.01, and (b) prior to the completion of the first full fiscal year following the Amendment Effective Date, U.K. Borrower shall not be required to include all purchase accounting adjustments relating to the Combination Transaction or the MPS Transaction to the extent it is not practicable to include any such adjustments in such report.

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:

(a) no later than five days after the delivery of (i) the financial statements referred to in Section 6.01(a) or (ii) an annual report on Form 10-K (delivered pursuant to the last paragraph of Section 6.01), but only to the extent permitted by accounting industry policies generally followed by independent certified public accountants, a certificate of the U.K. Borrower’s or, if applicable, Holdings’ independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default arising from a breach of Section 7.11 (to the extent applicable) or, if any such Event of Default shall exist, stating the nature and status of such event;

(b) no later than five days after the delivery of (i) the financial statements referred to in Sections 6.01(a) and (b) or (ii) an annual report on Form 10-K or a quarterly report on Form 10-Q (in either case, delivered pursuant to the last paragraph of Section 6.01), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower Representative (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c) promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrowers may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any notices received by any Loan Party (other than in the ordinary course of business) and copies of any statement or report furnished to any holder of debt securities or loans of any Loan Party or of any of its Subsidiaries, in each case pursuant to the terms of the Senior Notes or any Junior Financing in a principal amount greater than $20,000,000 and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(e) promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

(f) promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(g) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), a report supplementing Schedules 5.08(b), 5.12 and 5.16 hereto to the extent necessary so that the related representation and warranty would be true and correct if made as of the date of such Compliance Certificate; and

(h) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary thereof as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), (c) or (d) or Section 6.02(c) or (d) (or to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower Representative’s behalf on the Platform or another relevant internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) upon written request by the Administrative Agent, the Borrowers shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrowers shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower Representative hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of United States federal and state securities laws or any other applicable jurisdiction’s securities laws) with respect to Holdings or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC SIDE” which, at a minimum, shall mean that the word “PUBLIC SIDE” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC SIDE,” the Borrowers shall be deemed to have authorized the Administrative Agent, the

Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings or its Affiliates, or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC SIDE” are permitted to be made available through a portion of the Platform designated “Public Side Information” and (z) any Borrower Materials that are not marked “PUBLIC SIDE” shall be deemed to contain material non-public information (within the meaning of United States federal and state securities laws) and shall not be suitable for posting on a portion of the Platform designated “Public Side Information.” Notwithstanding anything herein to the contrary, financial statements delivered pursuant to Sections 6.01(a) and (b) and Compliance Certificates delivered pursuant to Section 6.02(a) shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information.”

Section 6.03 Notices. Promptly, after a Responsible Officer of any Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the institution of any material litigation not previously disclosed by the Borrower Representative to the Administrative Agent, or any material development in any material litigation that is reasonably likely to be adversely determined, and would, in either case, if adversely determined be reasonably expected to have a Material Adverse Effect;

(d) of the occurrence of any ERISA Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that could be reasonably expected to have a Material Adverse Effect;

(e) of any material change in the rate of contributions to any material U.K. defined benefit pension schemes paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise);

(f) of any investigation formally commenced in writing by the U.K. Pensions Regulator which is reasonably likely to lead to the issue of a Financial Support Direction or a Contribution Notice (both terms as defined for the purposes of sections 38 to 52 of the U.K. Pensions Act 2004) to any Borrower Party which is material in the overall context of the Borrower Parties, taken as a whole; and

(g) if it receives a Financial Support Direction or a Contribution Notice (both terms as defined for the purposes of sections 38 to 52 of the U.K. Pensions Act 2004) from the U.K. Pensions Regulator.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto.

Section 6.04 Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all Taxes (including in its capacity as withholding agent) imposed upon it or its income, profits, properties or other assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP (or, with respect to the U.K. Borrower and any Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization) are being maintained by a Borrower or such Restricted Subsidiary; except to the extent the failure to pay, discharge or satisfy the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in its jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, and (c) use commercially reasonable efforts to preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder; provided, that nothing in this Section 6.05 shall require the preservation, renewal or maintenance of, or prevent the abandonment by, any Borrower or Restricted Subsidiary of any registered copyrights, patents, trademarks, trade names and service marks that such Borrower or Restricted Subsidiary reasonably determines is not useful to its business or no longer commercially desirable.

Section 6.06 Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 6.07 Maintenance of Insurance.

(a) Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect, with insurance companies that the U.K. Borrower believes (in the good faith judgment of the management of the U.K. Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the U.K. Borrower believes (in the good faith judgment of management of the U.K. Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the U.K. Borrower and the Restricted Subsidiaries. The Borrowers shall use commercially reasonable efforts to ensure that at all times the Collateral Agent for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies (other than directors and officers policies and workers compensation) maintained by the Borrowers and each Subsidiary Guarantor and the Collateral Agent for the benefit of the Secured Parties, shall be named as loss payee with respect to the property insurance maintained by the Borrowers and each Subsidiary Guarantor; provided, that, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the U.K. Borrower, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the U.K. Borrower any amounts received by it as an additional insured or loss payee under any property insurance maintained by the U.K. Borrower and its Subsidiaries, and (C) the Collateral Agent agrees that the U.K. Borrower and/or its applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance. Notwithstanding anything to the contrary herein, with respect to Foreign Subsidiaries and Collateral located outside of the United States, the requirements of this Section 6.07(a) shall be deemed satisfied if the Borrowers obtain insurance policies that are customary and appropriate for the applicable jurisdiction.

(b) If (x) any improved portion of any Mortgaged Property located in the United States is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto) and (y) the Collateral Agent shall have delivered notice(s) to the relevant Borrower Party pursuant to Section 208.25(i) of Regulation H of the FRB stating that such mortgaged property is located in the United States and in such special flood hazard area with respect to which such flood insurance has been made available, then the U.K. Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 6.08 Compliance with Laws. Comply with the requirements of all applicable Laws (including, without limitation, ERISA, the PATRIOT Act and Environmental Laws) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.09 Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of the U.K. Borrower or, if applicable, Holdings or such Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).

Section 6.10 Inspection Rights. Permit representatives of the Administrative Agent and, during the continuance of any Event of Default, of each Lender to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which Borrower or such Restricted Subsidiary is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower Representative; provided, that, excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10, (ii) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (iii) such exercise shall be at the Borrowers’ expense; provided, further, that when an Event of Default exists the Administrative Agent (or any of their respective representatives) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance written notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ accountants.

Section 6.11 Use of Proceeds. The Borrowers will use the proceeds of the Loans only as provided in Section 5.07.

Section 6.12 Covenant to Guarantee Obligations and Give Security. (A) Upon the acquisition of any property (other than Excluded Property and real property that is not Material Real Property) by any Loan Party, which property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected (or the equivalent under applicable foreign Law) Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected (or the equivalent under applicable foreign Law) Lien would be required in accordance with the terms of the Collateral Documents), and (B) in order to ensure that the covenant in paragraph (b) below is satisfied, the Borrowers shall (in each case subject, in the case of the U.K. Borrower and any Foreign Subsidiaries, to the Guaranty and Security Principles), at the Borrowers’ expense:

(i) (I) in connection with the formation or acquisition of a Subsidiary, within 90 days after such formation or acquisition or such longer period as the Collateral Agent may agree in its sole discretion, and (II) in connection with paragraph (b) below, within 90 days after the Closing Date or such longer period as the Collateral Agent may agree in its sole discretion and after each due date for delivery of any financial statements pursuant to Section 6.01(a) cause each applicable Subsidiary (as applicable that is not an Excluded Subsidiary) and applicable Loan Party:

(A) to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the Obligations and a joinder or supplement to the applicable Collateral Documents, this Agreement and the Intercompany Subordination Agreement,

(B) (if not already so delivered) to deliver certificates (or the foreign equivalent thereof, as applicable) representing the Pledged Interests of each such Subsidiary (if any) (other than any Unrestricted Subsidiary) held by the applicable Loan Party accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt owing by such Subsidiary to any Loan Party indorsed in blank to the Collateral Agent, together with, if requested by the Collateral Agent, supplements to the Security Agreement or other pledge or other security agreements with respect to the pledge of any Equity Interests or Indebtedness; provided, that any Excluded Property shall not be required to be pledged as Collateral,

(C) to duly execute and deliver, to the Collateral Agent one or more Mortgages (and other documentation and instruments referred to in Section 6.14) (with respect to Material Real Properties only), Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other security agreements (relating to each relevant type of assets), as specified by and in form and substance reasonably satisfactory to the Collateral Agent (consistent, to the extent applicable, with the Security Agreement, the Intellectual Property Security Agreement, the Mortgages and the other Collateral Documents (and Section 6.14) or otherwise as required by the Guaranty and Security Principles), securing payment of all the Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and establishing Liens on all such properties or property; provided, that such properties or property shall not be required to be pledged as Collateral, and no Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other security agreements or pledge agreements shall be required to be delivered in respect thereof, to the extent that such any such properties or property constitute Excluded Property or would be excluded by the Guaranty and Security Principles,

(D) to take, whatever action (including the recording of Mortgages (with respect to Material Real Properties only), the filing of UCC financing statements (or equivalent filings in jurisdictions other than the United States), the giving of notices and delivery of stock and membership interest certificates or foreign equivalents representing the applicable Equity Interests) or take other perfection or customary steps as may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the Collateral purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, supplements to other Collateral Documents and other security agreements delivered pursuant to this Section 6.12, in each case subject to the Perfection Exceptions and, in the case of any Foreign Subsidiaries, to the Guaranty and Security Principles, enforceable against all third parties in accordance with their terms,

(b) within 90 days after the request of the Collateral Agent, or such longer period as the Collateral Agent may agree in its sole discretion, deliver to the Collateral Agent, Organization Documents, resolutions and a signed copy of one or more opinions, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent as to such matters as the Collateral Agent may reasonably request (limited, in the case of any opinions of local counsel to the Loan Parties relating to Mortgaged Properties in jurisdictions in which such Mortgaged Property is located, to opinions relating to Material Real Property (and any other Mortgaged Properties located in the same jurisdiction as any such Material Real Property)),

(i) as promptly as practicable after the request of the Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property that is the subject of such request, title reports in scope, form and substance reasonably satisfactory to the Collateral Agent, fully paid American Land Title Association Lender’s title insurance policies or the equivalent or other form available in the applicable jurisdiction in form and substance, with endorsements as provided in Section 6.14 and in amounts, reasonably acceptable to the Collateral Agent (not to exceed the value of the Material Real Properties covered thereby and subject to any tie-in coverage available) but only to the extent such Material Real Property is located in the United States, and

(ii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens (including validity or enforceability) of, such guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents, the Credit Agreement and other security agreements (or any joinder thereto) or otherwise in connection with the entry into and performance of the transactions.

(c) The U.K. Borrower shall ensure that on the date falling 90 days after the Amendment Effective Date (or such longer period as the Collateral Agent may agree in its sole discretion) and within 90 days after each due date for delivery of any financial statements pursuant to Section 6.01(a) (or such longer period as the Collateral Agent may agree in its sole discretion), the Consolidated EBITDA of the Guarantors (taking each entity on an unconsolidated basis and excluding all intra-group items) is no less than 80% of the Consolidated EBITDA of the U.K. Borrower and its Subsidiaries (other than each of (i) the Subsidiaries of the MPS U.S. Parent Borrower in existence as of the Amendment Effective Date and (ii) the Subsidiary or Subsidiaries to be acquired upon the consummation of the MPS Polish Acquisition, but only to the extent (x) such Subsidiary is and remains a Subsidiary of the type described in clause (d)

of the definition of “Excluded Subsidiary” or (y) the Guarantee by such Subsidiary would be restricted by the terms of their debt instruments as they exist as of the Amendment Effective Date or the closing of the MPS Polish Acquisition, as applicable, or any refinancing or replacement thereof by such Subsidiaries), subject, in the case of Foreign Subsidiaries, to the Guaranty and Security Principles. For the purposes of this paragraph (b), such coverage shall be determined by reference to available management financial information (in respect of the date falling 90 days after the Closing Date) and thereafter by reference to the most recent annual audited consolidated financial statements of the U.K. Borrower then available and any person with negative Consolidated EBITDA shall be deemed to have Consolidated EBITDA of zero and the Consolidated EBITDA of the Borrower Parties shall be calculated by reference to each member of the group that has positive Consolidated EBITDA.

Section 6.13 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and make all reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all Environmental Laws and Environmental Permits; obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and, to the extent required under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to respond to and remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

Section 6.14 Further Assurances. Promptly upon request by the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, and subject to the limitations described in Section 6.12 and, in the case of Foreign Subsidiaries, the Guaranty and Security Principles, (i) correct any material defect or error that may be discovered in any Loan Document or other document or instrument relating to any Collateral or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, may reasonably require from time to time in order to grant, preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Collateral Documents. By the date that is 120 days after the Closing Date, as such time period may be extended in the Collateral Agent’s reasonable discretion, the Borrowers shall, and shall cause each Restricted Subsidiary to, deliver to the Collateral Agent, subject, in the case of Foreign Subsidiaries, to the limitations of the Guaranty and Security Principles:

(a) a Mortgage with respect to each Mortgaged Property, together with evidence each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date in a form suitable for filing and recording in all appropriate local filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent. A Mortgage in the form and substance similar to those delivered pursuant to the MPS Credit Agreement shall be acceptable for the purposes hereof;

(b) fully paid American Land Title Association Lender’s title insurance policies or marked up unconditional binder for such insurance (the “Mortgage Policies”) in form and substance reasonably requested by Collateral Agent, with endorsements reasonably requested by Collateral Agent, in amounts reasonably acceptable to the Collateral Agent (not to exceed the value of the Material Real Properties covered thereby and subject to any tie-in coverage available), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent in connection with any Material Real Property located in the United States;

(c) American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Collateral Agent; provided, that new or updated surveys will not be required if an existing survey, ExpressMap or other similar documentation is available and survey coverage is available for the Mortgage Policies without the need for such new or updated surveys and provided further this foregoing requirement shall only be in connection with any Material Real Property located in the United States;

(d) in each case with respect to any Material Real Property (and any other Mortgaged Properties located in the same state as any such Material Real Property), customary opinions of local counsel to the Loan Parties in jurisdictions in which the Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and, if applicable any related fixture filings, in form and substance reasonably satisfactory to the Collateral Agent;

(e) customary opinions of counsel to the Loan Parties in the states in which the Loan Parties party to the Mortgages are organized or formed, with respect to the validly existence, corporate power and authority of such Loan Parties in the granting of the Mortgages, in form and substance reasonably satisfactory to the Administrative Agent;

(f) with respect to each improved Mortgaged Property, a “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and, if the area in which any improvements located on any Mortgaged Property is designated a “special flood hazard area” by the Federal Emergency Management Agency (or any successor agency), evidence of flood insurance satisfying the requirements of Section 6.07(b) hereof;

(g) evidence that all other actions reasonably requested by the Administrative Agent, that are necessary in order to create valid and subsisting Liens on the property described in the Mortgage, have been taken; and

(h) evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgages and the other matters described in this Section 6.14 and as otherwise required to be paid in connection therewith under Section 10.04.

Section 6.15 Maintenance of Ratings. Use commercially reasonable efforts to obtain and maintain (but not obtain or maintain a specific rating) (i) a public corporate family rating of the Borrowers and a rating of the Facilities, in each case from Moody’s and (ii) a public corporate credit rating of the Borrowers and a rating of the Facilities, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrowers of customary rating agency fees and cooperation with information and data requests by Moody’s and S&P in connection with their ratings process).

Section 6.16 Post-Closing Undertakings. Within the time periods specified on Schedule 6.16 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.16 hereto.

Section 6.17 COMI. No Loan Party whose jurisdiction of incorporation is in a member state of the European Union shall deliberately change its “centre of main interests” (as that term is used in Article 3(1) of the Regulation) in a manner which could reasonably be expected to be materially adverse to the interests of the Lenders.

ARTICLE VII.

Negative Covenants

Beginning on the Closing Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized), (A) except with respect to Section 7.14, the Borrowers shall not, nor shall they permit any other Restricted Subsidiary to, directly or indirectly and (B) with respect to Section 7.14, Holdings shall not:

Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or authorize the filing under the Uniform Commercial Code of any jurisdiction a financing statement that names the U.K. Borrower or any Restricted Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Amendment Effective Date and listed on Schedule 7.01 hereto (or to the extent not listed on such Schedule 7.01, where the fair market value of all property to which such Liens under this clause (b) attach is less than $10,000,000 in the aggregate) and any modifications, replacements, renewals, refinancings or extensions thereof; provided, that (i) the Lien does not encumber any property other than (A) property encumbered on the Amendment Effective Date, (B) after-acquired property that is affixed or incorporated into the property encumbered by such Lien on the Amendment Effective Date and (C) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c) Liens for taxes, assessments or governmental charges which are not overdue for more than thirty days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP (or, with respect to the U.K. Borrower and any Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization);

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e) Liens incurred in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the U.K. Borrower or any Restricted Subsidiary or under self-insurance arrangements in respect of such obligations or (iii) securing obligations in respect of letters of credit that have been posted by the U.K. Borrower or any of its Restricted Subsidiaries to support the payment of items set forth in clauses (i) and (ii);

(f) Liens to secure the performance of tenders, bids, trade contracts, utilities, governmental contracts, leases and other contracts (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, customer guarantees, performance and completion guarantees and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations, (ii) those required or requested by any Governmental Authority and (iii) letters of credit or bank guarantees issued in lieu of any such bonds or guarantees to support the issuance thereof) incurred in the ordinary course of business;

(g) easements, covenants, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the U.K. Borrower and its Restricted Subsidiaries, taken as a whole, and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties;

(h) Liens (i) securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h), (ii) arising out of judgments or awards against the U.K. Borrower or any of its Restricted Subsidiaries with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(i) Liens securing Indebtedness permitted under Section 7.03(b)(v); provided, that (i) such Liens (other than any Liens securing any Permitted Refinancing of the Indebtedness secured by such Liens) attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender on customary terms;

(j) leases, licenses, subleases, sublicenses or other occupancy arrangements and terminations thereof granted to others in respect of real property in the ordinary course of business on which facilities owned or leased by the U.K. Borrower or any of its Restricted Subsidiaries are located;

(k) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m) Liens (i) on cash or Cash Equivalents advances in favor of the seller of any property to be acquired in an Investment pursuant to Section 7.02(f), (i), (o), (q) or (s) to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property of any Restricted Subsidiary that is not a Loan Party (i) securing Indebtedness and other obligations in respect of Indebtedness of a non-Loan Party and (ii) securing Indebtedness and other obligations in respect of Indebtedness of a Loan Party in an aggregate principal amount not to exceed $20,000,000;

(o) Liens in favor of any Borrower or any Restricted Subsidiary securing Indebtedness permitted under Section 7.03(b)(iv); provided, that any such Lien on any Collateral securing such Indebtedness shall be expressly junior in priority to the Liens on the Collateral securing the Obligations pursuant to one or more agreements reasonably satisfactory to the Administrative Agent;

(p) Liens (A) existing on property at the time of its acquisition or existing on the property of any Person that becomes a Subsidiary after the date hereof and any modifications, replacements, renewals and extensions thereof (including Liens securing Permitted Refinancings of Indebtedness secured by such Liens) but, in each case, other than Liens on the Equity Interests of any Person that becomes a Subsidiary (that is not an Excluded Subsidiary); provided, that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not encumber any property other than property encumbered at the time of such acquisition or such Person becoming a Subsidiary and the proceeds and products thereof and (iii) the Indebtedness secured thereby is permitted under Section 7.03(b)(v), Section 7.03(b)(vi), Section 7.03(b)(xiii)(i) or Section 7.03(b)(xv); and (B) securing Indebtedness incurred under Section 7.03(b)(xiii)(ii), provided, that any Indebtedness secured by Liens on the Collateral shall be subject to intercreditor arrangements that are reasonably satisfactory to the Administrative Agent;

(q) Liens arising from (i) any Uniform Commercial Code financing statement or filing filed against Holdings, the U.K. Borrower or any Restricted Subsidiary not authorized by Holdings, the U.K. Borrower or such Restricted Subsidiary (provided, Holdings, U.K. Borrower or such Restricted Subsidiary will promptly upon obtaining knowledge thereof use commercially reasonable efforts to have such financing statement terminated or corrected to the extent permitted by the UCC) and (ii) precautionary UCC financing statement filings (or other similar filings in non-U.S. jurisdictions) regarding leases, subleases, licenses or consignments entered into by the U.K. Borrower or any Restricted Subsidiary;

(r) any interest or title, and all encumbrances and other matters affecting such interest or title, of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense agreement (including software and other technology licenses) in the ordinary course of business;

(s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the U.K. Borrower or any Restricted Subsidiary in the ordinary course of business;

(t) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02;

(u) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v) Permitted Encumbrances;

(w) Liens on Cash Collateral granted in favor of any Lenders and/or L/C Issuers created as a result of any requirement or option to Cash Collateralize pursuant to this Agreement;

(x) Liens that are customary contractual rights of setoff or rights of pledge (i) relating to the establishment of depository relations with banks or other financial institutions (including, without limitation, any Liens created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond) or any other general conditions used by, or agreement or arrangement with, a bank operating in the Netherlands to substantially the same effect) not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the U.K. Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the U.K. Borrower or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the U.K. Borrower or any Restricted Subsidiary in the ordinary course of business;

(y) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of the U.K. Borrower and the Restricted Subsidiaries complies, and (ii) any zoning or similar Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the U.K. Borrower or any Restricted Subsidiary taken as a whole;

(z) Liens solely on any cash earnest money deposits made by the U.K. Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(aa) Liens on Equity Interests of Joint Ventures securing obligations of such Joint Venture;

(bb) (i) deposits made in the ordinary course of business to secure liability to insurance carriers and (ii) Liens on insurance policies and the proceeds thereof securing the financing of insurance premiums with respect thereto;

(cc) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(dd) so long as no Default has occurred and is continuing at the time of granting such Liens, Liens on cash deposits securing any Swap Contract permitted hereunder in an aggregate amount not to exceed the greater of (i) $10,000,000 and (ii) 0.6% of Consolidated Total Assets;

(ee) Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided, that such defeasance or satisfaction and discharge is permitted hereunder;

(ff) Liens on Permitted Receivables Financing Assets securing any Permitted Receivables Financing;

(gg) (A) Liens on property constituting Collateral securing obligations issued or incurred under (i) any Refinancing Notes and the Refinancing Notes Indentures related thereto, (ii) any New Incremental Notes and the New Incremental Notes Indentures related thereto or (iii) any Permitted Ratio Debt and any documentation related thereto and, in each case, any Permitted Refinancings thereof (or successive Permitted Refinancings thereof); provided, that such Indebtedness is subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and (B) Liens on any property of any Restricted Subsidiary that is not a Subsidiary Guarantor securing obligations issued or incurred under any Permitted Ratio Debt and any documentation related thereto and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(hh) Liens on cash or Cash Equivalents (and the related escrow accounts) in connection with the issuance into (and pending the release from) escrow of any Refinancing Notes, any New Incremental Notes, any Permitted Ratio Debt and, in each case, any Permitted Refinancing thereof;

(ii) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed the greater of (I) $45,000,000 and (II) 2.50% of Consolidated Total Assets, which Liens, if on the Collateral, shall be subject to a first lien intercreditor agreement or junior lien subordination and intercreditor agreement, in each case, reasonably satisfactory to the Borrower Representative and the Administrative Agent;

(jj) Liens arising out of any license, sublicense or cross license of, or other contractual obligation with respect to, intellectual property to or from the U.K. Borrower or any Restricted Subsidiary permitted under Section 7.05;

(kk) Liens in respect of sale-leasebacks and general intangibles relevant thereto;

(ll) Liens on the receivables purported to be sold to a factoring company pursuant to an Approved Factoring Arrangement to secure obligations owed under such Approved Factoring Arrangement;

(mm) Liens in connection with pension liabilities of the U.K. Borrower and its Restricted Subsidiaries not to exceed £30,000,000; provided, that (i) to the extent such Liens secure Collateral, the relevant Loan Parties shall cause the counterparty thereunder to enter into an intercreditor agreement with the Administrative Agent reasonably satisfactory to the Administrative Agent, (ii) in no event shall Liens pursuant to this clause (mm) be granted on or prior to the Closing Date, and (iii) the U.K. Borrower and its Restricted Subsidiaries shall not be permitted to grant any Liens in support of pension liabilities under any other clause of this Section 7.01;

(nn) Liens pursuant to operation of applicable law of the jurisdiction of organization of any Restricted Subsidiary in accordance with provisions set forth in any joinder agreements to the Guarantees and any Collateral Documents and reasonably acceptable to the Administrative Agent;

(oo) Liens of the escrow agent and Series B Holders on the escrow account and any cash or Cash Equivalents deposited therein pursuant to the Series B Preferred Escrow;

(pp) in the case of any non-wholly-owned Restricted Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement; and

(qq) Liens consisting of contractual restrictions permitted under Section 7.09.

Section 7.02 Investments. Make or hold any Investments, except: Investments held by the U.K. Borrower or any Restricted Subsidiary in the form of Cash Equivalents or that were Cash Equivalents when made;

(b) loans or advances to officers, managers, directors and employees of the U.K. Borrower, any Parent Holding Company or any Restricted Subsidiary (i) for travel, entertainment, relocation and analogous ordinary business purposes, in an aggregate amount not to exceed, other than for travel, relocation, entertainment, each in the ordinary course of business, and analogous ordinary business purposes, $8,000,000 at any time outstanding and (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any Parent Holding Company; provided, that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;

(c) Investments (i) by the U.K. Borrower or any Restricted Subsidiary in any Loan Party (excluding Holdings but including any new Restricted Subsidiary which becomes a Loan Party), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party, (iii) by Loan Parties in any Restricted Subsidiary that is not a Loan Party so long as such Investment is part of a series of Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment being invested in one or more Loan Parties and (iv) by the U.K. Borrower or any Restricted Subsidiary in any other Borrower or any Restricted Subsidiary made for tax planning reorganization purposes, so long as the Borrowers provide to the Administrative Agent evidence reasonably acceptable to the Administrative Agent that, after giving Pro Forma Effect to such Investments, the granting, perfection, validity and priority of the security interest of the Secured Parties in the Collateral, taken as a whole, is not impaired in any material respect by such Investment;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business (including advances made to distributors), Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business;

(e) to the extent constituting Investments, transactions expressly permitted (other than by reference to this Section 7.02 or any clause thereof) under Sections 7.01, 7.03, 7.04, 7.05 (including the receipt of non-cash consideration for the Dispositions of assets permitted thereunder), 7.06 and 7.13;

(f) Investments in existence on, or that are made pursuant to legally binding written commitments that are in existence on, the Amendment Effective Date and are set forth on Schedule 7.02, and any modification, replacement, renewal or extension thereof; provided, no such modification, replacement, renewal or extension shall increase the amount of Investments then permitted under this Section 7.02(f) except pursuant to the terms of such Investment in existence on the Amendment Effective Date or as otherwise permitted by this Section 7.02;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(i) (i) any acquisition or other Investment made solely with the Net Cash Proceeds of any substantially concurrent Permitted Equity Issuance (other than Cure Amounts) or any direct contribution to the ordinary equity of the U.K. Borrower, in each case, that is Not Otherwise Applied or (ii) the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person (or all of the remaining Equity Interests of non-wholly-owned Restricted Subsidiary) that, upon the consummation thereof, will be a Restricted Subsidiary that is wholly-owned directly by any Borrower and/or one or more other wholly-owned Restricted Subsidiaries (including as a result of a merger or consolidation) (each, a “Permitted Acquisition”); provided, that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i):

(i) each applicable Loan Party and any such newly created or acquired Restricted Subsidiary shall have complied with the requirements of Section 6.12 or made arrangements reasonably satisfactory to the Administrative Agent for compliance after the effectiveness of such Permitted Acquisition, as applicable;

(ii) immediately after giving Pro Forma Effect to any such purchase or other acquisition and any incurrence of Indebtedness in connection therewith, no Event of Default shall have occurred and be continuing; and

(iii) any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business or reasonably related, ancillary or complementary businesses (including related, complementary, synergistic or ancillary technologies) in which the Borrowers and/or their Subsidiaries are then engaged;

(j) (i) Investments by any Restricted Subsidiary that is not a Loan Party in any Joint Venture or Unrestricted Subsidiary, (ii) Investments by a Loan Party in any Joint Venture, as long as such Investments do not exceed in the aggregate the greater of $55,000,000 and 3.00% of Consolidated Total Assets, and (iii) Investments by Loan Parties in any Restricted Subsidiary that is not a Loan Party, to the extent that the aggregate amount of all Investments made pursuant to this Section 7.02(j)(iii) is not in excess of the greater of (x) $115,000,000 and (y) 6.25% of Consolidated Total Assets (provided, that, in each case, intercompany current liabilities incurred in the ordinary course of business and consistent with past practice in connection with the cash management operations of the U.K. Borrower and its Restricted Subsidiaries shall not be included in calculating such limitation) plus any amounts of Investments then permitted to be made under Section 7.02(s) (provided, that any usage of such amounts hereunder shall reduce the Cumulative Credit by a corresponding amount);

(k) Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise) of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) the licensing, sublicensing or contribution of IP Rights in the ordinary course of business;

(n) loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments made to Holdings), Restricted Payments permitted to be made to Holdings in accordance with Section 7.06; provided, that any such loan or advance shall reduce the amount of such applicable Restricted Payment thereafter permitted under Section 7.06 by a corresponding amount (if such applicable subsection of Section 7.06 contains a maximum amount);

(o) other Investments not exceeding the greater of (i) $55,000,000 and (ii) 3.00% of Consolidated Total Assets;

(p) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors and suppliers in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any Parent Holding Company) to the seller of such Investments;

(r) Investments of a Person that is acquired and becomes a Restricted Subsidiary or of a company merged or amalgamated or consolidated into any Restricted Subsidiary, in each case after the Closing Date and in accordance with this Section 7.02 and/or Section 7.04, as applicable, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(s) Investments made with the portion, if any, of the Cumulative Credit on the date that the Borrower Representative elects to apply all or a portion thereof to this Section 7.02(s), and, upon the request of the Administrative Agent, such election to be specified in a written notice of a Responsible Officer of the Borrower Representative calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied;

(t) any Investments in a Restricted Subsidiary that is not a Loan Party or in a Joint Venture, in each case, to the extent such Investment is substantially contemporaneously repaid with a dividend or other distribution from such Restricted Subsidiary or Joint Venture;

(u) the forgiveness or conversion to equity of any Indebtedness owed to a Restricted Subsidiary and permitted by Section 7.03;

(v) Investments made (i) on or prior to the Closing Date to consummate the Transaction, (ii) in connection with the Reorganization Transaction, (iii) on or prior to the MPS Closing Date to consummate the MPS Transaction, (iv) on or prior to the Amendment Effective Date to consummate the Combination Transaction or (v) in connection with the MPS Reorganization;

(w) advances of payroll payments and business expenses to employees in the ordinary course of business;

(x) additional Restricted Subsidiaries of the U.K. Borrower may be established or created if the Borrowers and such Subsidiary comply with the requirements of Section 6.12, if applicable; provided, that to the extent any such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 7.02, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take the actions set forth in Section 6.12, as applicable, until the respective acquisition is consummated (at which time the surviving or transferee entity of the respective transaction and its Subsidiaries shall be required to so comply in accordance with the provisions thereof);

(y) (i) Investments in a Permitted Receivables Financing Subsidiary or any Investment by a Permitted Receivables Financing Subsidiary in any other Person in connection with a Permitted Receivables Financing; provided, however, that any such Investment in a Permitted Receivables Financing Subsidiary is in the form of (x) a contribution of additional Permitted Receivables Financing Assets, (y) Limited Originator Recourse or (z) loans in respect of the noncash portion of the purchase price of Permitted Receivables Financing Assets not to exceed 15% of such purchase price and (ii) distributions or payments by such Permitted Receivables Financing Subsidiary of Permitted Receivables Financing Fees and purchases of Permitted Receivables Financing Assets pursuant to a Permitted Receivables Financing Repurchase Obligation in connection with a Permitted Receivables Financing;

(z) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials and equipment, maintenance, filing and renewal fees or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(aa) Guarantees of the U.K. Borrower or any Restricted Subsidiary of leases entered into in the ordinary course of business;

(bb) Guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;

(cc) Investments arising as a result of sale-leasebacks;

(dd) Investments in any Person to which the U.K. Borrower or any Subsidiary outsources operational activities or otherwise related to the outsourcing of operational activities in the ordinary course of business in an aggregate amount not to exceed $2,500,000;

(ee) [Reserved];

(ff) prepaid expenses or lease, utility and other similar deposits, in each case made in the ordinary course of business; and

(gg) Investments made by a Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary by a Loan Party permitted under this Section 7.02.

Section 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) in the case of the Borrowers, Indebtedness in an aggregate principal amount not to exceed $200,000,000 plus interest, premiums, expenses and other amounts owing thereunder (as such amount may be increased in connection with a Permitted Refinancing thereof pursuant to clause (a) of the definition of Permitted Refinancing) at any one time outstanding evidenced by the Senior Notes;

(b) in the case of the Borrowers and the other Restricted Subsidiaries:

(i) (x) Indebtedness of the Loan Parties under or pursuant to the Loan Documents including any refinancing thereof in accordance with Section 2.20, (y) Indebtedness of the Loan Parties evidenced by Refinancing Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof) and (z) Indebtedness of the Loan Parties evidenced by New Incremental Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(ii) Indebtedness outstanding or committed to be incurred on the Amendment Effective Date and listed on Schedule 7.03 and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(iii) Guarantees (i) incurred by the U.K. Borrower and any Restricted Subsidiary in respect of Indebtedness of the U.K. Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement; provided, that in the case of any Guarantees by a Loan Party of the obligations of a non-Loan Party, the related Investment is permitted under Section 7.02 and (ii) of any Loan Party in respect of Indebtedness of any Borrower (including the Senior Notes and any Permitted Refinancing thereof) or any other Loan Party otherwise permitted hereunder;

(iv) Indebtedness of (A) any Loan Party owing to any other Loan Party, (B) any Restricted Subsidiary that is not a Loan Party owed to (1) any other Restricted Subsidiary that is not a Loan Party or (2) any Loan Party in respect of an Investment permitted under Section 7.02 and (C) any Loan Party to any Restricted Subsidiary which is not a Loan Party; provided, that all such Indebtedness of any Loan Party in clauses (iv)(A) and (iv)(C) must be expressly subordinated to the Obligations on the terms of the Intercompany Subordination Agreement;

(v) (i) (A) Attributable Indebtedness (including Capitalized Leases) and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase or other acquisition, repair or improvement of fixed or capital assets within the limitations set forth in Section 7.01(i) and (B) any Permitted Refinancing in respect thereof; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the greater of (x) $55,000,000 and (y) 3.00% of Consolidated Total Assets, and (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(e) and any Permitted Refinancing of such Attributable Indebtedness;

(vi) Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this Section 7.03(b)(vi) and then outstanding for all such Persons taken together, does not exceed the greater of $55,000,000 and 3.00% of Consolidated Total Assets;

(vii) Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;

(viii) Indebtedness (other than for borrowed money, Attributable Indebtedness or purchase money obligations) secured by Liens permitted under Section 7.01;

(ix) Indebtedness representing deferred compensation or stock-based compensation to employees of the U.K. Borrower and the Restricted Subsidiaries;

(x) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any Parent Holding Company permitted by Section 7.06;

(xi) Indebtedness in respect of indemnification, purchase price adjustments or other similar adjustments incurred by the U.K. Borrower or any Restricted Subsidiary in a Permitted Acquisition, any other Investments or other acquisition permitted hereunder or Disposition under agreements which provide for the adjustment of the indemnification, purchase price or for similar adjustments;

(xii) Indebtedness consisting of obligations of the U.K. Borrower or any Restricted Subsidiary under deferred consideration (e.g., earn-outs, indemnifications, incentive non-competes and other contingent obligations) or other similar arrangements incurred by such Person in connection with the Transaction, the MPS Transaction, the Combination Transaction or any Permitted Acquisition or other acquisition permitted under Section 7.02;

(xiii) Indebtedness of the U.K. Borrower or any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition (provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or any Permitted Refinancing thereof) or (ii) incurred to finance any Permitted Acquisition; provided, that after giving Pro Forma Effect to such Permitted Acquisition and the assumption or incurrence of such Indebtedness, as applicable, (A) the Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.12) is either (x) no greater than 6.00 to 1.00 or (y) less than the Total Net Leverage Ratio immediately prior to giving Pro Forma Effect to such Permitted Acquisition and such assumption or incurrence and (B) if such Indebtedness is secured by the Collateral on a pari passu basis with the Obligations, the First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.12) is either (x) no greater than 4.25 to 1.00 or (y) less than the First Lien Net Leverage Ratio immediately prior to giving Pro Forma Effect to such Permitted Acquisition and such assumption or incurrence; provided, that any such Indebtedness assumed or incurred by a Restricted Subsidiary that is not a Loan Party, together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Section 7.03(b)(xx), does not exceed in the aggregate at any time outstanding the greater of $45,000,000 and 2.50% of Consolidated Total Assets, in each case determined at the time of assumption or incurrence; provided, further, that in the case of clause (ii), (A) such Indebtedness does not mature prior to the date that is the Latest Maturity Date of, or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of, any Term Loan outstanding at the time such Indebtedness is incurred or issued, and does not require any scheduled amortization or other scheduled payments of principal prior to, the final Maturity Date with respect to the Term Loans and (B) no Event of Default shall exist or result therefrom (other than a Permitted Acquisition, a permitted Investment or other acquisition permitted pursuant to this Agreement and made pursuant to a legally binding commitment entered into at a time when no Event of Default exists or would result therefrom) and, in each case, any Permitted Refinancing of such Indebtedness;

(xiv) Indebtedness in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements, other cash management arrangements and similar arrangements in each case in connection with deposit accounts and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that any such Indebtedness is extinguished within 30 days;

(xv) Indebtedness in an aggregate principal amount not to exceed the greater of (A) $100,000,000 and (B) 5.50% of Consolidated Total Assets, at any time outstanding;

(xvi) Indebtedness incurred by the U.K. Borrower or any Restricted Subsidiary in respect of bank guarantees, letters of credit, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims;

(xvii) Obligations (including bank guarantees, letters of credit issued or similar investments) in respect of performance, bid, appeal and surety bonds, customer guarantees and performance and completion guarantees and similar obligations provided by the U.K. Borrower or any Restricted Subsidiary;

(xviii) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xix) Indebtedness of any Borrower or any Restricted Subsidiary in an aggregate principal amount not to exceed the amount of cash that is contributed to the ordinary equity of Holdings (or any Parent Holding Company) after the Closing Date (other than (x) by the U.K. Borrower or any Restricted Subsidiary and (y) any Cure Amount); provided, that the cash so contributed to Holdings (or any Parent Holding Company) is promptly further contributed to the ordinary equity of the U.K. Borrower or any Restricted Subsidiary;

(xx) Indebtedness incurred by the U.K. Borrower and the Restricted Subsidiaries constituting Permitted Ratio Debt and any Permitted Refinancings thereof; provided that the amount of Indebtedness that may be incurred pursuant to this Section 7.03(b)(xx) in each case by Restricted Subsidiaries that are not Loan Parties shall not exceed the greater of $45,000,000 and 2.50% of Consolidated Total Assets, at any time outstanding;

(xxi) Indebtedness incurred by a Permitted Receivables Financing Subsidiary in a Permitted Receivables Financing that is not recourse (except for Standard Securitization Undertakings and Limited Originator Recourse) to the U.K. Borrower or any of the Restricted Subsidiaries;

(xxii) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(xxiii) Indebtedness of any U.K. Borrower or any Restricted Subsidiary as an account party in respect of trade letters of credit issued in the ordinary course of business;

(xxiv) Indebtedness contemplated by or incurred in connection with the Reorganization Transaction and the MPS Reorganization;

(xxv) Guarantees incurred in the ordinary course of business in respect of obligations of or to suppliers, customers, franchisees, lessors, licensees and sublicensees;

(xxvi) unsecured Indebtedness in respect of intercompany obligations of the U.K. Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(xxvii) (i) Indebtedness incurred in connection with any sale leaseback and (ii) any Permitted Refinancing in respect thereof;

(xxviii) Indebtedness arising under a declaration of joint and several liability used for the purpose of section 2:403 DCC (and any residual liability under such declaration arising pursuant to section 2:404(2) DCC);

(xxix) Indebtedness arising as a result of (the establishment of) a fiscal unity (fiscale eenheid) between the U.K. Borrower and any Restricted Subsidiaries incorporated in the Netherlands;

(xxx) Indebtedness that may arise in respect of any Approved Factoring Arrangement incurred in the ordinary course of business consistent with past practice;

(xxxi) Indebtedness incurred as a result of the cancellation of Loans in accordance with Section 10.07(j)(i);

(xxxii) to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and

(xxxiii) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxxii) above.

() The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

() For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in described in Sections 7.03(a) through 7.03(b)(xxxii), the Borrowers shall, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(b)(i).

Section 7.04 Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary (other than any U.S. Borrower) may merge, amalgamate or consolidate with (i) so long as no Event of Default would result therefrom, any U.S. Borrower (including a merger, the purpose of which is to reorganize such U.S. Borrower into a new jurisdiction in any State of the United States); provided, that such U.S. Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of any U.S. Borrower pursuant to documents reasonably acceptable to the Administrative Agent, (ii) the U.K. Borrower; provided, that the U.K. Borrower shall be the continuing or surviving Person, or (iii) any one or more other Restricted

Subsidiaries; provided, that (x) any Restricted Subsidiary that is not a Controlled Foreign Subsidiary or a FSHCO may not merge with any Restricted Subsidiary that is a Controlled Foreign Subsidiary or a FSHCO if such Controlled Foreign Subsidiary or such FSHCO shall be the continuing or surviving Person and (y) when any Guarantor is merging with another Restricted Subsidiary that is not a Loan Party (A) the Guarantor shall be the continuing or surviving Person, (B) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively and (C) to the extent constituting a Disposition, such Disposition must be permitted hereunder;

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary (other than any U.S. Borrower) may liquidate or dissolve, or any Borrower or any Restricted Subsidiary may change its legal form if the Borrowers determine in good faith that such action is in the best interest of Holdings and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any dissolution of a Restricted Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Restricted Subsidiary that is the U.K. Borrower or a Guarantor in the same jurisdiction, the United States, England and Wales or a different jurisdiction reasonably satisfactory to the Administrative Agent unless such Disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Restricted Subsidiary (other than any U.S. Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the U.K. Borrower or to any Restricted Subsidiary; provided, that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be a Borrower or a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent and (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively; provided, further, that any U.S. Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other U.S. Loan Party;

(d) any Restricted Subsidiary (other than any U.S. Borrower) may merge, amalgamate or consolidate with, or dissolve into, any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided, that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section 6.12 and (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02 and (iii) to the extent constituting a Disposition, such Disposition must be permitted hereunder;

(e) the Borrowers and the other Restricted Subsidiaries may consummate the Transaction, the MPS Transaction, the Reorganization Transaction, the Combination Transaction and the MPS Reorganization;

(f) so long as no Event of Default has occurred and is continuing or would result therefrom, any Restricted Subsidiary (other than any U.S. Borrower) may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person in order to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(d)(A));

(g) so long as no Event of Default has occurred and is continuing or would result therefrom, any Investment permitted by Section 7.02 may be structured as a merger, consolidation or amalgamation; and

(h) so long as no Event of Default has occurred and is continuing or would result therefrom, any Borrower may merge or consolidate with any other Person; provided, that (i) such Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the applicable Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of (x) in the case of the U.K. Borrower, England and Wales or (y) in the case of any U.S. Borrower, any state of the United States or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of the applicable Borrower under this Agreement and the other Loan Documents to which the applicable Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (E) if reasonably requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (F) the applicable Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the applicable Borrower under this Agreement.

Section 7.05 Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete, surplus, used or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful or economically practicable to maintain in the conduct of the business of the Borrowers and the other Restricted Subsidiaries (including allowing any registrations or applications for registration of any intellectual property to lapse or go abandoned);

(b) Dispositions of inventory, goods held for sale and immaterial assets in the ordinary course of business (including allowing any registrations or applications for registration of any intellectual property to lapse or go abandoned in the ordinary course of business) and termination of leases and licenses in the ordinary course of business, including but not limited to a voluntary or mandatory recall of any product;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the net proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) (A) Dispositions permitted by Section 7.04, (B) Investments permitted by Section 7.02, (C) Restricted Payments permitted by Section 7.06 and (D) Liens permitted by Section 7.01 (in each case, other than by reference to this Section 7.05 (or any clause under this Section 7.05));

(e) Dispositions by the U.K. Borrower or any Restricted Subsidiary of property pursuant to sale-leaseback transactions; provided, that (i) the fair market value of all property so Disposed of shall not exceed $75,000,000 from and after the Closing Date and (ii) the purchase price for such property shall be paid to such Borrower or such Restricted Subsidiary, as applicable, for not less than 75% cash consideration;

(f) Dispositions of cash and Cash Equivalents;

(g) any Disposition of Permitted Receivables Financing Assets to a Permitted Receivables Financing Subsidiary in connection with a Permitted Receivables Financing; provided that to the extent the aggregate Net Cash Proceeds from all such Dispositions since the Closing Date exceeds $20,000,000, such excess shall be applied to prepay Loans in accordance with Section 2.05(b)(ii) (subject to Section 2.05(b)(viii)) and may not be reinvested in the business of the U.K. Borrower or its Restricted Subsidiary; provided, further, that a Disposition of Permitted Receivables Financing Assets shall not be taken into account for purposes of the immediately preceding proviso if the Net Cash Proceeds thereof are derived solely from cash collections of a Permitted Receivables Financing Subsidiary from Permitted Receivables Financing Assets previously Disposed of in accordance with this clause (g) and not from any increase in the Indebtedness of any Permitted Receivables Financing Subsidiary (other than an increase in revolving Indebtedness in an amount no greater than the aggregate revolving Indebtedness immediately prior to such Disposition);

(h) licensing or sublicensing of IP Rights in the ordinary course of business on customary terms;

(i) sales, Disposition or contributions of property (A) between Loan Parties (other than Holdings), (B) between Restricted Subsidiaries (other than Loan Parties), (C) by Restricted Subsidiaries that are not Loan Parties to the Loan Parties (other than Holdings) or (D) by Loan Parties to any Restricted Subsidiary that is not a Loan Party; provided, that (1) the portion (if any) of any such Disposition made for less than fair market value and (2) any non-cash consideration received in exchange for any such Disposition, shall in each case constitute an Investment in such Restricted Subsidiary and, if the transferor of such property is a Loan Party and the transferee thereof is a non-Loan Party, such sale, Disposition or contribution of property shall otherwise comply with Section 7.02;

(j) leases, subleases, licenses, sublicenses or other occupancy arrangements of property (other than IP Rights) in the ordinary course of business and which do not materially interfere with the business of the U.K. Borrower and the Restricted Subsidiaries;

(k) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(l) Dispositions made (i) on the Closing Date to consummate the Transaction, (ii) as contemplated pursuant to Sections 8.10, 8.11 and 8.12 of the Chesapeake Purchase Agreement and (iii) on the Amendment Effective Date to consummate the Combination Transaction;

(m) Dispositions of Investments (including Equity Interests) in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) the transfer for fair value of property (including Equity Interests of Subsidiaries) to another Person in connection with a joint venture arrangement with respect to the transferred property; provided, that such transfer is permitted under Section 7.02(j), (o), (s) or (t);

(o) the unwinding of Swap Contracts permitted hereunder pursuant to their terms;

(p) transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(q) any Disposition of any asset between or among the Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to this Section 7.05;

(r) [Reserved];

(s) Dispositions by the U.K. Borrower or any Restricted Subsidiary not otherwise permitted under this Section 7.05; provided, that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition and (ii) the purchase price for such property in excess of $10,000,000 shall be paid to the U.K. Borrower or such Restricted Subsidiary, as applicable, for not less than 75% cash consideration or Cash Equivalents; provided, however, that for the purposes of this clause (s)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the U.K. Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the U.K. Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are (x) assumed by the transferee with respect to the applicable Disposition or (y) are otherwise unconditionally cancelled or terminated (other than customary indemnity, reimbursement, and similar obligations and subject to customary statutory provisions related to reinstatement of cancelled or terminated liabilities in the event of bankruptcy or insolvency) in connection with the transaction with such transferee (other than intercompany debt owed to the Borrower or its Restricted Subsidiaries) and, in the case of clause (x), for which the U.K. Borrower and the Restricted Subsidiaries shall have been validly released (other than customary indemnity, reimbursement, and similar obligations and subject to customary statutory provisions related to reinstatement of released liabilities in the event of bankruptcy or insolvency) by all applicable creditors in writing, (B) any securities, notes or other obligations or assets received by the U.K. Borrower or such Restricted Subsidiary from such transferee that are converted by the U.K. Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable Disposition; (C) any Designated Non-Cash Consideration in respect of such Disposition having an aggregate fair market value, taken together with the Designated Non-Cash Consideration in respect of all other Dispositions, not in excess of the greater of $25,000,000 (with the fair market value of each item of Designated Non-Cash Consideration being measured as of the time received) and 1.25% of Consolidated Total Assets and (D) Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Disposition (other than intercompany debt owed to the Borrower or any Restricted Subsidiary), to the extent that the U.K. Borrower and each Restricted Subsidiary are unconditionally released from all obligations (other than customary indemnity, reimbursement, and similar obligations and subject to customary statutory provisions related to reinstatement of released obligations in the event of bankruptcy or insolvency) with respect to such Indebtedness in connection with such Disposition;

(t) the Disposition of any Unrestricted Subsidiary;

(u) the Disposition of assets acquired pursuant to or in order to effectuate a Permitted Acquisition or any other acquisition permitted under Section 7.02 which assets are (i) obsolete or (ii) not used or useful to the core or principal business of the Borrowers and the Restricted Subsidiaries;

(v) Dispositions in connection with or as a part of the Reorganization Transaction and the MPS Reorganization;

(w) the Disposition for cash of receivables in connection with an Approved Factoring Arrangement;

(x) [Reserved];

(y) any Subsidiary may issue Equity Interests to qualified directors where required by applicable law or to satisfy other requirements of applicable law with respect to ownership of Equity Interests in Foreign Subsidiaries; and

(z) the sale or issuance of the Equity Interests of any Foreign Subsidiary or any Subsidiary of the type described in clause (d) or (e) of the definition of Excluded Subsidiary to any other Foreign Subsidiary or any Subsidiary of the type described in clause (d) or (e) of the definition of Excluded Subsidiary, including, without limitation, in connection with any tax restructuring activities not otherwise prohibited hereunder;

provided, however, that any Disposition of any property pursuant to Section 7.05(b) (other than with respect to immaterial assets Disposed of in the ordinary course of business), (c), (e), (n), (s) or (t) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent is authorized to and shall take any actions deemed appropriate in order to effect the foregoing.

Section 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the U.K. Borrower and to other Restricted Subsidiaries that directly or indirectly own Equity Interests of such Restricted Subsidiary (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the U.K. Borrower and any such other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

(b) the U.K. Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person (and in the case that the U.K. Borrower receives Equity Interests of any of its direct or indirect parent company as a result of foreclosing on such Equity Interests pledged to secure loans or advances as described in Section 7.02(b), any dividends or distributions of such Equity Interests);

(c) the U.K. Borrower may make Restricted Payments with the cash proceeds contributed to its ordinary equity from the Net Cash Proceeds of any Permitted Equity Issuance or any direct contribution to the ordinary equity of the U.K. Borrower, in each case, that is Not Otherwise Applied, so long as, with respect to any such Restricted Payments, no Event of Default shall have occurred and be continuing or would result therefrom;

(d) to the extent constituting Restricted Payments, the U.K. Borrower and the Restricted Subsidiaries may take actions expressly permitted by Section 7.02 (other than Sections 7.02(e) and (n)), 7.04, 7.05, 7.08 or 7.13 (in each case, other than by reference to this Section 7.06 (or any clause under this Section 7.06));

(e) the U.K. Borrower or any Restricted Subsidiary may make Restricted Payments to Holdings:

(i) the proceeds of which shall be used by Holdings to pay (or to make a Restricted Payment to or Investment in a Parent Holding Company to enable it to pay) (a) its or such Parent Holding Company’s operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, managers or officers of Holdings not to exceed the ratable share of the amount to which such Restricted Payment relates that is related to the ownership or operations of the U.K. Borrower and the Restricted Subsidiaries or (b) the fees and other amounts described in Sections 7.08(c), (d), (e), (i) and (j) to the extent that the Borrowers would be then permitted under such Sections 7.08(c), (d), (e), (i) and (j) to pay such fees and other amounts directly;

(ii) for any taxable period for which the U.K. Borrower and/or any of its Subsidiaries are members of a consolidated, combined, unitary, affiliated or similar income tax or VAT group of which a direct or indirect parent of the U.K. Borrower is the common parent (a “Tax Group”), the portion of any income taxes (and any consolidated, combined, unitary, affiliated or similar franchise or similar taxes imposed in lieu of such income taxes of such Tax Group) or VAT due by the parent company of the relevant Tax Group for such taxable period, that is attributable to the U.K. Borrower and/or its Subsidiaries; provided, that (A) Restricted Payments under this Section 7.06(e)(ii) for any taxable period shall not exceed the amount of such Taxes that the U.K. Borrower and/or such Subsidiaries, as applicable, would have paid had the U.K. Borrower and/or such Subsidiaries, as applicable, been a stand-alone taxpayer (or a stand-alone group) and (B) Restricted Payments under this Section 7.06(e)(ii) in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the U.K. Borrower or any of its Restricted Subsidiaries for such purpose;

(iii) the proceeds of which will be used to repurchase, retire or otherwise acquire the Equity Interests of Holdings or the U.K. Borrower (or to make a Restricted Payment to or an Investment in a Parent Holding Company or a direct or indirect equity holder thereof to enable it to repurchase, retire or otherwise acquire its Equity Interest) from future, former or present directors, managers, consultants, employees or members of management of Holdings, the U.K. Borrower or any Restricted Subsidiary (or their estate, family members, spouse and/or former spouse or successors, executors, administrators, heirs, legatees or distributees of the foregoing), in each case in connection with the resignation, termination, death or disability of any such directors, managers, employees or members of management, in an aggregate amount not in excess of (A) at any time prior to a Qualified IPO, $15,000,000 in any calendar year plus any unutilized portion of such amount in any preceding fiscal years(with such sum, however, not exceeding $30,000,000 at any time) and (B) at any time after a Qualified IPO, $30,000,000 in any calendar year plus any unutilized portion of such amount in any preceding fiscal years (with such sum, however, not exceeding $60,000,000 at any time); provided, further that the amounts set forth in this clause (e)(iii) may be further increased by (A) the proceeds of any key-man life insurance received by Holdings (or a Parent Holding Company), the U.K. Borrower or any Restricted Subsidiary less the amount of Restricted Payments previously made with the cash proceeds of such key man life insurance policies plus (B) the Net Cash Proceeds of any substantially concurrent Permitted Equity Issuance (other than Cure Amounts) or any direct contribution to the ordinary equity of the U.K. Borrower, in each case, that is Not Otherwise Applied (provided that in no event shall any such contributed amounts increase the Cumulative Credit) plus (C) amounts used to increase the Cumulative Credit pursuant to clause (b) of the definition of “Cumulative Credit” plus (D) the amount of any cash bonuses or other cash compensation otherwise payable to any future, present or former director, manager, employee, member of management or consultant of Holdings or a direct or indirect equity holder thereof, U.K. Borrower or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests of Holdings or a direct or indirect equity holder thereof, U.K. Borrower or any Restricted Subsidiary pursuant to a deferred compensation plan of such equity; provided, that cancellation of Indebtedness owing to the U.K. Borrower or any Restricted Subsidiary from members of management of the U.K. Borrower, any of the U.K. Borrower’s direct or indirect parent companies or any of the U.K. Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the U.K. Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(iv) the proceeds of which are applied to the purchase or other acquisition by Holdings (or any Parent Holding Company) of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or more than 50% of the Equity Interests in a Person that; provided, that if such purchase or other acquisition had been made by any Borrower or any Restricted Subsidiary, it would have constituted a Permitted Acquisition permitted to be made pursuant to Section 7.02(i); provided, that (A) such Restricted Payment shall be made concurrently with the closing of such purchase or other acquisition and (B) Holdings (or any Parent Holding Company) shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) and any liabilities assumed to be contributed to the U.K. Borrower or any Restricted Subsidiary (other than (i) with respect to such assets, to any Foreign Subsidiaries of any U.S. Borrower and (ii) to the extent such Equity Interests constitute Foreign Subsidiaries, to any U.S. Borrower or any of its Subsidiaries) or (2) the merger (to the extent permitted in Section 7.04) into the U.K. Borrower or any Restricted Subsidiary (other than any U.S. Borrower or any of its Subsidiaries to the extent constituting a Foreign Subsidiary) of the Person formed or acquired in order to consummate such purchaser or other acquisition;

(v) repurchases of Equity Interests of Holdings deemed to occur upon the non-cash exercise of stock options and warrants or similar equity incentive awards;

(vi) the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any Parent Holding Company to pay, other than to Affiliates of Holdings, a portion of any customary fees and expenses related to any unsuccessful equity offering by Holdings (or any Parent Holding Company) or offering or debt issuance, incurrence or offering, Disposition or acquisition or investment transaction permitted by this Agreement, in each case not to exceed the ratable share of the amount to which such Restricted Payment relates that is directly related to the operations of the Borrowers and the other Restricted Subsidiaries;

(vii) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers, employees, consultants and independent contractors of Holdings (or any Parent Holding Company) to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the U.K. Borrower and its Restricted Subsidiaries; and

(f) in addition to the foregoing Restricted Payments, the Borrowers may make additional Restricted Payments to Holdings in an aggregate amount not to exceed the greater of $25,000,000 and 1.25% of Consolidated Total Assets plus (y) the Cumulative Credit at such time; provided, that with respect to any Restricted Payment made pursuant to clause (y) above, (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) solely to the extent such Restricted Payments are made in reliance on clauses (a) and (b) of the definition of “Cumulative Credit”, the Senior Secured Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.12) is less than or equal to 3.50 to 1.00;

(g) Restricted Payments made (i) on or after the Closing Date to consummate the Transaction, (ii) in order to satisfy indemnity and other similar obligations under the Chesapeake Purchase Agreement, the MPS Acquisition Agreement, any Permitted Acquisition or other permitted Investment or other acquisition permitted pursuant to this Agreement, (iii) in connection with the Reorganization Transaction and the MPS Reorganization, (iv) on or after the Amendment Effective Date in connection with the Specified Distribution and (v) on or after the Amendment Effective Date to consummate the Combination Transaction;

(h) the U.K. Borrower and any Restricted Subsidiary may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination of its Equity Interests or any Permitted Acquisition (or similar Investment) and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion;

(i) the payment of dividends and distributions within 60 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with the other provisions of this Section 7.06;

(j) after a Qualified IPO, (i) any Restricted Payment by the U.K. Borrower or any Restricted Subsidiary or any direct or indirect parent of the U.K. Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary and (ii) Restricted Payments by the Borrowers to Holdings so that Holdings may make Restricted Payments to its equity holders or the equity holders of any Parent Holding Company in an aggregate amount not exceeding 6.0% per annum of the Net Cash Proceeds received by the Borrowers from such Qualified IPO;

(k) the U.K. Borrower may make Restricted Payments in an amount equal to any Taxes payable, including, but not limited to, withholding or similar taxes payable or expected to be payable in connection with any payments to any future, present or former employee, director, officer, manager, consultant or independent contractor (or their respective Affiliates, estates, immediate family members, spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) or in connection with any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options or grant, vesting or delivery of any Equity Interests; and

(l) Restricted Payments made (i) in respect of working capital adjustments or purchase price adjustments pursuant to the Chesapeake Purchase Agreement, the MPS Acquisition Agreement, any Permitted Acquisition or other permitted Investments or other acquisitions permitted pursuant to this Agreement, (ii) to holders of Equity Interests of the MPS U.S. Borrower (immediately prior to giving effect to the MPS Transaction) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iii) in connection with any escrow arrangement for the benefit of, or release from escrow payable to, the holders of certain vested and unvested interests in Series B Preferred Equity Interests of MPS U.S. Borrower (the “Series B Holders”), outstanding immediately prior to the MPS Closing Date in an aggregate amount not to exceed $3,000,000, plus any accrued interest thereon (the “Series B Preferred Escrow”).

Section 7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the U.K. Borrower and the Restricted Subsidiaries on the date hereof or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

Section 7.08 Transactions with Affiliates. Enter into any transaction of any kind with a value in excess of $5,000,000 with any Affiliate of the Borrowers, whether or not in the ordinary course of business, other than:

(a) transactions among Loan Parties (other than Holdings) and their Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction);

(b) on fair and reasonable terms substantially as favorable to such Borrower or such Restricted Subsidiary as would be obtainable by such Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate;

(c) the Transaction, the MPS Transaction, the Combination Transaction, the Reorganization Transaction and the MPS Reorganization and the payment of fees and expenses in connection with the consummation of the Transaction, the MPS Transaction, the Combination Transaction, the Reorganization Transaction and the MPS Reorganization (in the case of any deferred fees payable to the Sponsors, only so long as no Event of Default has occurred and is continuing);

(d) so long as no Event of Default under Section 8.01(f) or (g) shall have occurred and be continuing, the payments pursuant to consulting services arrangements in an aggregate amount of not greater than $3,000,000 per fiscal year plus related indemnities and reasonable expenses; provided, that during the period that an Event of Default under Section 8.01(f) or (g) shall have occurred or be continuing, such payments may accrue, but not be paid, and following cure of such Event of Default to the satisfaction of the Administrative Agent, such accrued payments may be paid to the Sponsors;

(e) customary fees and indemnities may be paid to any directors or managers of Holdings (or any Parent Holding Company), the Borrowers and the other Restricted Subsidiaries (and, to the extent attributable to the operations or ownership of the Borrowers and the other Restricted Subsidiaries, of any Parent Holding Company) and reasonable out-of-pocket costs of such Persons may be reimbursed;

(f) the Borrowers and the other Restricted Subsidiaries may enter into employment and severance or other compensation arrangements with officers, directors, consultants and employees of the Borrowers or their Restricted Subsidiaries (or any direct or indirect parent company of the Borrowers or their Restricted Subsidiaries) in the ordinary course of business or as otherwise approved by the board of directors, board of managers or other equivalent governing body of such Borrower or Restricted Subsidiary and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business or as otherwise approved by the board of directors, board of managers or other equivalent governing body of such Borrower or Restricted Subsidiary;

(g) Restricted Payments permitted under Section 7.06 (other than Section 7.06(d));

(h) Investments to the extent permitted under Section 7.02;

(i) payments required to be made pursuant to the Chesapeake Purchase Agreement;

(j) transactions pursuant to agreements in existence on the Amendment Effective Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not materially adverse, taken as a whole, to the Lenders in any material respect;

(k) transactions between a Borrower Party and any Person that is an Affiliate solely due to the fact that a director or manager of such Person is also a director or manager of any Borrower or any Parent Holding Company; provided, however, that such director or manager abstains from voting as a director of such Borrower or such Parent Holding Company, as the case may be, on any matter involving such other Person;

(l) the issuance of Equity Interests to any Permitted Holder, the Sponsors, any Parent Holding Company, or to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees, distributes or Affiliate of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof;

(m) any issuance of Equity Interests, or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors or board of managers of Holdings (or any direct Parent Holding Company) or the U.K. Borrower, as the case may be;

(n) transactions with wholly-owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business;

(o) Investments by Affiliates in Indebtedness or preferred Equity Interests of Holdings, the Borrowers or any of their Subsidiaries (and/or such Affiliate’s exercise of any permitted rights with respect thereto), so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or preferred Equity Interests, and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred Equity Interests of Holdings, the Borrowers or any of their Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(p) reimbursement of reasonable out-of-pocket costs and expenses of the Sponsors by the U.K. Borrower and any Restricted Subsidiaries incurred in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures, whether or not consummated) so long as such costs and expenses are approved by a majority of the members of the board of managers or a majority of the disinterested members of the board of managers, in each case, of Holdings in good faith;

(q) loans and other transactions among the U.K. Borrower and its Subsidiaries (to the extent any such Subsidiary that is not a Restricted Subsidiary is only an Affiliate as a result of Investments by the U.K. Borrower and its Restricted Subsidiaries in such Subsidiary) to the extent otherwise permitted under this Article VII;

(r) the payment of reasonable out-of-pocket costs and expenses and indemnities pursuant to the stockholders agreement or the registration and participation rights agreement (or amendments to such agreements) entered into on or after the Amendment Effective Date in connection therewith or similar equity holder’s agreements or limited liability company agreements;

(s) transactions in which the U.K. Borrower or any of the Restricted Subsidiaries, as the case may be, deliver to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the U.K. Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 7.08(b);

(t) payments to or from, and other transactions with, a Joint Venture (to the extent any such Joint Venture is only an Affiliate as a result of Investments by the U.K. Borrower and its Restricted Subsidiaries in such Joint Venture) in the ordinary course of business and to the extent otherwise permitted under Section 7.02; and

(u) any Disposition of Permitted Receivables Financing Assets or related assets, Investment permitted pursuant to Section 7.05(r) or Standard Securitization Undertakings, in each case in connection with any Permitted Receivables Financing.

Section 7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of

(a) any Restricted Subsidiary that is not a Guarantor to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to or invest in any Borrower or any Guarantor, except for:

(i) any agreement in effect on the Amendment Effective Date and described on Schedule 7.09;

(ii) any agreement in effect at the time any Restricted Subsidiary becomes a Subsidiary of the U.K. Borrower or any agreement assumed in connection with the acquisition of assets from any Person, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the U.K. Borrower or the acquisition of assets from such Person;

(iii) any agreement representing Indebtedness of a Restricted Subsidiary of the U.K. Borrower which is not a Loan Party which is permitted by Section 7.03;

(iv) any agreement in connection with a Disposition permitted by Sections 7.04 or 7.05 and relate solely to the assets of Person subject to such Disposition;

(v) customary provisions in joint venture agreements or other similar agreements applicable to Joint Ventures permitted under Section 7.02 and applicable solely to the assets and Equity Interests of such Joint Venture entered into in the ordinary course of business;

(vi) customary provisions restricting assignment of any agreement; provided, that if such agreement is not entered into in the ordinary course of business, the granting, perfection, validity and priority of the security interests of the Secured Parties is not impaired in any material respect by such restriction;

(vii) restrictions contained in any Permitted Surviving Debt documents (as amended, so long as such restrictions are not expanded in scope);

(viii) customary net worth provisions contained in real property leases entered into by the Borrowers and the other Restricted Subsidiaries in the ordinary course of business, so long as the U.K. Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrowers and the other Restricted Subsidiaries to meet their ongoing obligations;

(ix) any restrictions regarding licenses or sublicenses by the Borrowers and the other Restricted Subsidiaries of IP Rights in the ordinary course of business (in which case such restriction shall relate only to such IP Rights);

(x) [Reserved];

(xi) customary restrictions contained in (A) the Senior Notes (and any Permitted Refinancing thereof) and Permitted Ratio Debt (and any Permitted Refinancing thereof), (B) any Refinancing Notes (and any Permitted Refinancing thereof), (C) New Incremental Notes, (D) Indebtedness permitted pursuant to Sections 7.03(b)(i), (ii), (v), (vi), (xiii), (xiv), (xv), (xviii)(a), (xix) and (xx) and, in each case, any Permitted Refinancing thereof, provided that with respect to Indebtedness permitted pursuant to Sections 7.03(b)(vi), (xiii), (xv), (xix) and (xx), solely to the extent applicable only to the Restricted Subsidiaries that are not Guarantors obligated with respect to such Indebtedness;

(xii) restrictions contained in Indebtedness permitted pursuant to Section 7.03(b)(xxvii) to the extent no more restrictive, taken as a whole, to the U.K. Borrower and its Subsidiaries than the covenants contained in this Agreement;

(xiii) solely to the extent that such Indebtedness is expressly made non-recourse to the U.K. Borrower and the Restricted Subsidiaries (other than otherwise permitted under this Agreement), restrictions contained in Indebtedness permitted pursuant to Section 7.03(b)(xxi) and (xxx), and

(xiv) restrictions imposed by reason of applicable Law; or

(b) any Borrower or any Loan Party (other than Holdings) to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents except for:

(i) any agreement in effect on the Closing Date and described on Schedule 7.09;

(ii) any agreement in effect at any time any Restricted Subsidiary becomes a Subsidiary of the U.K. Borrower, or any agreement assumed in connection with the acquisition of assets from any Person, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the U.K. Borrower or of the acquisition of assets from such Person;

(iii) any agreement representing Indebtedness of a Restricted Subsidiary of the U.K. Borrower which is not a Loan Party which is permitted by Section 7.03;

(iv) any agreement in connection with a Disposition permitted by Sections 7.04 or 7.05 and relate solely to the assets of Person subject to such Disposition;

(v) customary provisions in joint venture agreements or other similar agreements applicable to Joint Ventures permitted under Section 7.02 and applicable solely to the assets and Equity Interests of such Joint Venture entered into in the ordinary course of business;

(vi) restrictions contained in any Permitted Surviving Debt documents (as amended, so long as such restrictions are not expanded in scope);

(vii) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Sections 7.03(b)(i), (ii), (v), (vi), (vii), (xiii), (xiv), (xv), (xix), (xx) or (xxvii) but, in each case solely to the extent such negative pledge and restrictions on Liens relate to the property financed by, or the subject of which is, such Indebtedness;

(viii) customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(ix) customary restrictions contained in the (A) the Senior Notes (and any Permitted Refinancing thereof) and Permitted Ratio Debt (solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness), (B) Refinancing Notes (and any Permitted Refinancing thereof) and (C) New Incremental Notes; provided, in each case that such restrictions do not restrict the Liens securing the Obligations or the senior priority status thereof (it being understood that any such Indebtedness shall be permitted to be secured on a pari passu basis or junior with the Obligations to the extent permitted hereunder);

(x) restrictions arising in connection with cash or other deposits entered into in the ordinary course of business and restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder;

(xi) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(xii) restrictions imposed by applicable Law;

(xiii) restrictions imposed under agreements creating (or relating to) Liens permitted under Section 7.01(mm); and

(xiv) restrictions and conditions under the terms of the documentation governing any Permitted Receivables Financing or Approved Factoring Arrangement that in the good faith determination of Holdings, the U.K. Borrower or any Restricted Subsidiary are necessary or advisable to effect such Permitted Receivables Financing or Approved Factoring Arrangement, as applicable.

Section 7.10 Reserved.

Section 7.11 Financial Covenant. Except with the written consent of the Required Revolving Lenders, the Borrowers will not permit the First Lien Net Leverage Ratio as of the last day of any period of four (4) consecutive fiscal quarters of the Borrowers set forth below to exceed the ratio set forth below in respect of such day set forth below (the “Financial Covenant”); provided, that compliance with this Section 7.11 shall only be required if on the last day of any such four (4) consecutive fiscal quarter period the aggregate Revolving Credit Exposure in respect of the Revolving Credit Commitments of the Revolving Credit Lenders exceeds 25% of the aggregate Revolving Credit Commitments then in effect, excluding, for purposes of calculating such Revolving Credit Exposure, L/C Obligations in respect of Letters of Credit to the extent Cash Collateralized.

Fiscal Year	March 31	June 30	September 30	December 31
2014	6.00:1.00	6.00:1.00	6.00:1.00	5.75:1.00
2015	5.75:1.00	5.75:1.00	5.75:1.00	5.50:1.00
Thereafter	5.50:1.00	5.50:1.00	5.50:1.00	5.50:1.00

Section 7.12 Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower Representative or Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the judgment of the Administrative Agent and the Borrower Representative or Holdings, as applicable, to reflect such change in fiscal year.

Section 7.13 Prepayments, Etc. of Indebtedness; Amendments. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness that is expressly subordinated by contract in right of payment to the Obligations (other than intercompany Indebtedness so long as no Default or Event of Default shall have occurred and be continuing and Indebtedness incurred in connection with the Reorganization Transaction and the MPS Reorganization) or any Indebtedness that is secured by a second-priority (or other junior priority) security interest in the Collateral (collectively, together with any Permitted Refinancing of the foregoing, “Junior Financing”) in an aggregate amount in excess of $16,000,000 (it being understood that payments of regularly scheduled principal, interest and AHYDO payments and, in connection with the amendment of any Junior Financing, the payment of fees (other than in connection with any amendment that reduces or forgives the commitments, outstanding principal amount or effective yield of such Junior Financing) shall be permitted), or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) a prepayment, redemption, purchase, defeasement or other satisfaction of Junior Financing made using the portion, if any, of the Cumulative Credit on the date of such election that the Borrower Representative elects to apply to this Section 7.13(a)(i), and, upon the request of the Administrative Agent, such election to be specified in a written notice of a Responsible Officer of the Borrower Representative calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, that (A) immediately before and immediately after giving Pro Forma Effect to such prepayment, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to any such prepayment, the U.K. Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with a First Lien Net Leverage Ratio of no greater than 4.50:1.00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such prepayment had been made as of the first day of the applicable four fiscal quarter period covered thereby, (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) or the prepayment, redemption, purchase, defeasement or other satisfaction of Junior Financing with the proceeds of Permitted Equity Issuances (other than Cure Amounts) or any direct contribution to the ordinary capital of the U.K. Borrower, in each case, that is Not Otherwise Applied, (iii) the refinancing of any Junior Financing with any Permitted Refinancing thereof; (iv) the prepayment, redemption, purchase, defeasement or other satisfaction prior to the scheduled maturity of any Junior Financing in an aggregate amount not to exceed (w) $48,000,000 plus (x) the amount, if any, that is then available for Restricted Payments pursuant to Section 7.06(f) (as such amount may be reduced from time to time in accordance with the terms of such Section 7.06(f) plus (y) the Net Cash Proceeds of any substantially concurrent Permitted Equity Issuance (other than Cure Amounts) or any direct contribution to the ordinary equity of the U.K. Borrower, in each case, that is Not Otherwise Applied or (b) amend, modify or change any term or condition of any Junior Financing Documentation, any Unsecured Financing Documentation, in each case, in an aggregate amount in excess of $20,000,000 (other than as a result of incremental or Permitted Refinancings in respect thereof) or any of its Organization Documents in any manner that is, taken as a whole, materially adverse to the interests of the Administrative Agent or the Lenders.

Section 7.14 Holding Company. Holdings, shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) its ownership of the Equity Interests of the U.K. Borrower and activities incidental thereto; (ii) the entry into, and the performance of its obligations with respect to the Loan Documents (including any Specified Refinancing Debt or any New Term Facility), the Senior Notes Indenture, any Refinancing Notes, any New Incremental Notes, the Unsecured Financing Documentation, the Junior Financing Documentation, any Permitted Ratio Debt documentation, any documentation relating to any Permitted Refinancing of the foregoing or documentation relating to the Indebtedness otherwise permitted by the last sentence in this Section 7.14 and the Guarantees permitted by clause (iv) below; (iii) the consummation of the Transaction, the Combination Transaction, the Reorganization Transaction and the MPS Reorganization; (iv) the payment of dividends and distributions, the making of contributions to the capital of its Subsidiaries and Guarantees of Indebtedness and other obligations permitted to be incurred hereunder by the U.K. Borrower or any of the Restricted Subsidiaries; (v) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries); (vi) the performing of its obligations with respect to the Chesapeake Purchase Agreement and the other agreements contemplated thereby; (vii) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests) including converting into another type of legal entity; (viii) the participation in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the U.K. Borrower, including compliance with applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees; (ix) the holding of any cash and Cash Equivalents (but not operating any property); (x) the entry into and performance of its obligations with respect to contracts and other arrangements, including the providing of indemnification to officers, managers, directors and employees and (xi) any activities incidental to the foregoing. Holdings shall not create, incur, assume or suffer to exist any Lien on any Equity Interests of the U.K. Borrower (other than Liens pursuant to any Loan Document, non-consensual Liens arising solely by operation of Law and Liens pursuant to documentation relating to other secured indebtedness permitted to be incurred hereunder) and shall not incur any Indebtedness (other than in respect of Disqualified Equity Interests, Qualified Holding Company Indebtedness or Guarantees permitted by clauses (ii) and (iv) above).

ARTICLE VIII.

Events of Default and Remedies

Section 8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower or any other Loan Party fails to pay in the currency required hereunder (i) when due and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due and payable, any interest on any Loan or on any L/C Obligation, any L/C Obligation or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Any Borrower or any of the Subsidiary Guarantors fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to the Borrowers), 6.11 or in any Section of Article VII (subject to, in the case of the Financial Covenant, the cure rights contained in Section 8.03 and the proviso at the end of this clause (b)), or Holdings fails to perform or observe any term, covenant or agreement contained in Section 7.14; provided, that an Event of Default under the Financial Covenant shall not constitute an Event of Default for purposes of any Term Facility unless and until the Required Revolving Lenders have actually declared all Revolving Credit Loans and all related Obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before the date the Term Lenders declare an Event of Default with respect to the Financial Covenant; provided, further, that the Financial Covenant is subject to cure pursuant to Section 8.03; or

(c) Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to any Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect if any such representation or warranty is already qualified by materiality) when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount of more than $25,000,000 or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, in each case, prior to its stated maturity; provided, that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale or transfer or other Disposition (including a Casualty Event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness or (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder; provided, further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary (other than Immaterial Subsidiaries) institutes or consents to the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a dissolution, or a composition or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or appoints, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed, in the case of U.S. Loan Parties, for 60 days, or in the case of any proceeding commenced or application made under the laws of any jurisdiction other than the United States with respect to Holdings, the U.K. Borrower or any Restricted Subsidiary that is a Foreign Subsidiary (other than Immaterial Subsidiaries) which is being contested in good faith or is frivolous or vexatious, such proceeding or application is not discharged, stayed or dismissed within 20 days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed, in the case of U.S. Loan Parties, for 60 days, or an order for relief is entered in any such proceeding (it being specified that in respect of a Loan Party or any Restricted Subsidiary incorporated in France a “similar officer” shall include a conciliateur, mandataire ad hoc, administrateur judiciaire or mandataire liquidateur) or in the case of any proceeding commenced or application made under the laws of any jurisdiction other than the United States with respect to Holdings, the U.K. Borrower or any Restricted Subsidiary that is a Foreign Subsidiary (other than Immaterial Subsidiaries) which is being contested in good faith or is frivolous or vexatious, such proceeding or application is not discharged, stayed or dismissed within 20 days; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or suspends making payments or enters into a moratorium or standstill arrangement in relation to its Indebtedness or is taken to have failed to comply with a statutory demand (or otherwise be presumed to be insolvent by applicable Law) (including, without limitation, in respect of a Loan Party or any Restricted Subsidiary incorporated in Germany, it is unable to pay its debts as they fall due (Zahlungsunfähigkeit), is deemed unable to pay its debts as they fall due (drohende Zahlungsunfähigkeit) in the meaning of sections 17 and 18 of the German Insolvency Code (Insolvenzordnung), or is over-indebted (überschuldet) in the meaning of section 19 of the German Insolvency Code (Insolvenzordnung)) (it being specified that in respect of a Loan Party or any Restricted Subsidiary incorporated in France (x) “inability to pay debts” includes that French Group Member being in a state of cessation des paiements within the meaning of the French Code de Commerce, and (y) “moratorium” includes a moratorium under a conciliation procedure in accordance with Articles L.611-4 to L.611-15 of the French Code de Commerce) or (ii) any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue, commencement or levy, or any analogous procedure or step is taken in any jurisdiction (including, without limitation, the making of an application for the opening of insolvency proceedings for the reasons set out in sections 17 to 19 of the German Insolvency Code (Insolvenzordnung) (Antrag auf Eröffnung eines Insolvenzverfahrens) or the taking of actions pursuant to section 21 of the German Insolvency Code (Insolvenzordnung) (Anordnung von Sicherungsmaßnahmen)) (it being specified that in respect of a Loan Party or any Restricted Subsidiary incorporated in France “any analogous procedure or step” shall include (i) proceedings for the appointment of a mandataire ad hoc or for a conciliation in accordance with Articles L.611-3 to L.611-15 of the French Code de Commerce; and (ii) the entry of a judgment for sauvegarde (including the sauvegarde financiere accélérée, redressement judiciaire, cession totale de l’entreprise or liquidation judiciaire under Articles L.620-1 to L.644-6 of the French Code de Commerce); or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $25,000,000 (to the extent not paid and not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) One or more ERISA Events occur or there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) which ERISA Event or Events or Unfunded Pension Liability or Liabilities results or would reasonably be expected to result in liability of any Loan Party in an aggregate amount (determined as of the date of occurrence of such ERISA Event) which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under any Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan

Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (iii) with respect to a Foreign Plan, a termination, withdrawal or noncompliance with applicable law or plan terms that would reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Certain Loan Documents. Any material provision of any Collateral Document, any Guaranty and/or the Intercompany Subordination Agreement or any intercreditor agreement required to be entered into pursuant to the terms of this Agreement, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) ceases to be in full force and effect (except that any such failure to be in full force and effect with respect to the documents referred to in clause (vii) of the definition of Loan Documents shall constitute an Event of Default only if the Borrowers receive notice thereof and the Borrowers fail to remedy the relevant failure in all material respects within 15 days of receiving said notice); or any Loan Party contests in writing the validity or enforceability of any provision of any Collateral Document, any Guaranty and the Intercompany Subordination Agreement or any intercreditor agreement required to be entered into pursuant to the terms of this Agreement; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document or the perfected first priority Liens created thereby (except as otherwise expressly provided in this Agreement or the Collateral Documents); or

(k) Change of Control. There occurs any Change of Control.

Notwithstanding the foregoing, from the Closing Date until the date which is 60 days after the Closing Date (the “Clean-Up Period”), a breach of any representation or warranty in Article V or any covenant in Articles VI or VII existing by reason of circumstances existing on the Closing Date and relating solely to the business or operations of the Company (or any obligation to procure or ensure in relation thereto) (in each case, a “Clean-Up Default”) shall not constitute a Default during the Clean-Up Period if and for so long as the circumstances giving rise to such breach:

(i) are capable of being cured during the Clean-Up Period and Holdings and their Subsidiaries are using reasonable efforts to cure such breach (it being understood for the avoidance of doubt that untrue disclosure or financial statements cannot be cured by amending, supplementing or restating such disclosure or financial statements);

(ii) have not been knowingly caused or approved by a Borrower or Holdings; and

(iii) have not had, and would not reasonably be expected to have, a Material Adverse Effect;

provided that (a) the Borrower Representative shall give the Lenders notice of such breach upon obtaining knowledge thereof by Holdings or any of its Subsidiaries and the steps it is taking to cure such steps and (b) if the relevant circumstances are continuing at the end of the Clean-Up Period, the Default shall be deemed to occur at the end of the Clean-Up Period.

The paragraph above shall not apply with respect to any Clean-Up Default to the extent that the Clean-Up Default relates to Sections 8.01(a) (to the extent that the Default relates to an amount of principal or interest), (f), (g) or (k).

Section 8.02 Remedies Upon Event of Default. If (i) any Event of Default occurs and is continuing (other than an Event of Default under Section 8.01(b) due solely to the Borrowers’ failure to observe the Financial Covenant) but subject at all times to the provisions of Section 4.04 and the provision at the end of Section 8.01, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders and (ii) solely with respect to an Event of Default that has occurred and is continuing under Section 8.01(b) due solely to the Borrowers’ failure to observe the Financial Covenant, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Revolving Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount or the Pound Sterling Amount thereof, as applicable); and

(d) exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” (or any comparable term) and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03 Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that the Borrowers fail to comply with the requirements of the Financial Covenant, at any time when the Borrowers are required to comply with such Financial Covenant, pursuant to the terms thereof, then (A) from the end of the most recently ended fiscal quarter of the U.K. Borrower until the expiration of the tenth Business Day subsequent to the date the relevant financial statements are required to be delivered pursuant to Sections 6.01(a) or (b) (the last day of such period being the “Anticipated Cure Deadline”), Holdings shall have the right to issue common Equity Interests for cash and contribute the proceeds therefrom in the form of common Equity Interests or in another form reasonably acceptable to the Administrative Agent to the U.K. Borrower or obtain a contribution to its equity (which shall be in the form of common equity or otherwise in a form reasonably acceptable to the Administrative Agent) (the “Cure Right”), and upon the receipt by the U.K. Borrower of such cash (the “Cure Amount”), pursuant to the exercise by the Borrowers of such Cure Right, the calculation of Consolidated EBITDA as used in the Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i) Consolidated EBITDA shall be increased, solely for the purpose of measuring the Financial Covenant and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs (including the determination of Cumulative Credit) or determining the Applicable Rate), by an amount equal to the Cure Amount; provided, that (1) the receipt by the U.K. Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect whatsoever under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs or determining the Applicable Rate) and (2) no Cure Amount shall reduce Indebtedness on a Pro Forma Basis for the applicable period for purposes of calculating the Financial Covenant or calculating the First Lien Net Leverage Ratio, the Total Net Leverage Ratio or the Senior Secured Net Leverage Ratio, nor shall any Cure Amount held by any Borrower Party qualify as “unrestricted cash or Cash Equivalents of the Borrower Parties” for the purposes of calculating any net obligations or liabilities under the terms of this Agreement; and

(ii) If, after giving effect to the foregoing recalculations, the Borrowers shall then be in compliance with the requirements of the Financial Covenant, the Borrowers shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred (and any other Default as a result thereof, including the failure to meet any condition requiring no Default or Event of Default based solely on the basis of any actual or purported Event of Default under the Financial Covenant) shall be deemed cured for the purposes of this Agreement; and

(iii) upon receipt by the Administrative Agent of written notice, on or prior to the Anticipated Cure Deadline, that the Borrowers intend to exercise the Cure Right in respect of a fiscal quarter, the Lenders shall not be permitted to accelerate Loans held by them, to terminate the Revolving Credit Commitments held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the financial covenant set forth in Section 7.11, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline.

(b) Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal-quarter period there shall be at least two fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of the Facilities and (iii) for purposes of this Section 8.03, the Cure Amount utilized shall be no greater than the minimum amount required to remedy the applicable failure to comply with the financial covenant set forth in Section 7.11.

Section 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.18 and 2.19, be applied by the Administrative Agent in the following order:

(a) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents) payable to the Administrative Agent and the Collateral Agent in their respective capacity as such;

(b) second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent and the L/C Issuers pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

(c) third, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (b) held by them;

(d) fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause (d) held by them;

(e) fifth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the L/C Borrowings and obligations of the Loan Parties then owing under Secured Hedge Agreements and the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.18, ratably among the Lenders, the L/C Issuers, the Hedge Banks party to such Secured Hedge Agreements and the Cash Management Banks party to such Secured Cash Management Agreements in proportion to the respective amounts described in this clause (e) held by them; provided, that (x) any such amounts applied pursuant to the foregoing subclause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable L/C Issuers to Cash Collateralize such L/C Obligations, (y) subject to Sections 2.03(d) and 2.18, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause (e) shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 8.04;

(f) sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and

(g) last, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing), to the Borrowers or as otherwise required by Law.

If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in accordance with the priority of payments set forth above. Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application of payments described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the

Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

It is understood and agreed by each Loan Party and each Secured Party that the Administrative Agent and Collateral Agent shall have no liability for any determinations made by it in this Section 8.04, in each case except to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent or the Collateral Agent, as applicable (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Loan Party and each Secured Party also agrees that the Administrative Agent and the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Administrative Agent and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

ARTICLE IX.

Administrative Agent and Other Agents

Section 9.01 Appointment and Authorization of Agents.

(a) Each Lender and L/C Issuer hereby irrevocably appoints Barclays to act on its behalf as Administrative Agent hereunder and under the other Loan Documents, and designates and authorizes the Administrative Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a Lender, L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent as Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) and Section 10.04 as if set forth in full herein with respect thereto and all references to Administrative Agent in this Article IX shall, where applicable, be read as including a reference to the Collateral Agent. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent as Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders (including in its capacities as a Lender, L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement).

(d) Each of the Lenders hereby relieves the Administrative Agent from the restrictions pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender. Any Lender which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Administrative Agent accordingly.

Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by the Administrative Agent, as determined by a final non-appealable judgment by a court of competent jurisdiction. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.03 Liability of Agents.

(a) No Agent-Related Person shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction), (ii) liable for any action taken or not taken by it (A) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (B) in the absence of its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein, (iii) responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, (iv) responsible for or have any duty to ascertain or inquire into the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien, or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder, (v) responsible for or have any duty to ascertain or inquire into the value or the sufficiency of any Collateral or (vi) responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

(b) The Administrative Agent shall not have any duty to (i) take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law; and (ii) to disclose, except as expressly set forth herein and in the other Loan Documents, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.

(c) Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution. No Agent shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions.

Section 9.04 Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, Internet or intranet website posting or other distribution statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with, and rely upon (and be fully protected in relying upon), advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date, specifying its objection thereto.

Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders or the Required Revolving Lenders, as applicable, in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any

Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall, on a ratable basis based on such Lender’s Pro Rata Share of all the Facilities, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), and hold harmless each Agent-Related Person in each case from and against any and all Indemnified Liabilities incurred by such Agent-Related Person; provided, however, that no Lender shall be liable for any Indemnified Liabilities incurred by an Agent-Related Person to the extent such Indemnified Liabilities are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided, further, that to the extent any L/C Issuer is entitled to indemnification under this Section 9.07 solely in its capacity and role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer under this Section 9.07 (which indemnity shall be provided by such Lenders based upon their respective Pro Rata Share of the Revolving Credit Facility). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 shall apply whether or not any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limiting the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers; provided, that such reimbursement by the Lenders shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto; provided, further, that failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Administrative Agent.

Section 9.08 Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include such Agent in its individual capacity (unless otherwise expressly indicated or unless the context otherwise requires).

Section 9.09 Successor Agents.

(a) The Administrative Agent or Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon 30 days’ written notice to the Borrower Representative and the Lenders. If the Administrative Agent or a Controlling Affiliate of the Administrative Agent is subject to an Agent-Related Distress Event, the Borrower may remove the Administrative Agent from such role upon ten (10) days’ written notice to the Lenders. Upon receipt of any such notice of resignation or removal, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default under Section 8.01(a), (f), or (g) (which consent of the Borrowers shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent or Collateral Agent, as applicable, the Administrative Agent or Collateral Agent, as applicable, may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or such successor collateral agent, as applicable, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent by the date which is 30 days following the retiring Administrative Agent’s or Collateral Agent’s removal or notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s resignation or removal shall nevertheless thereupon become effective and (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security as bailee, trustee or other applicable capacity until such time as a successor of such Agent is appointed), (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.09 and (iii) the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor or upon the expiration of the 30-day period following the retiring Administrative Agent’s or Collateral Agent’s removal or notice of resignation without a successor agent having been appointed, the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents but the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them solely in respect of the Loan Documents or Obligations, as applicable, while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable. At any time the Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Administrative Agent or Collateral Agent may be removed as the Administrative Agent or Collateral Agent hereunder at the request of the Borrower Representative (on behalf of the Borrowers) and the Required Lenders.

(b) Any resignation by or removal of Barclays as Administrative Agent or Collateral Agent pursuant to this Section 9.09 shall also constitute the L/C Issuer’s resignation or removal as an L/C Issuer, in which case the resigning or removed L/C Issuer (x) shall not be required to issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as L/C Issuer with respect to any Letters of Credit issued by it prior to the date of such resignation or removal. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder or upon the expiration of the 30-day period following the retiring Administrative Agent or Collateral Agent’s removal or notice of resignation without a successor agent having been appointed, (i) such successor (if any) shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer (if any) shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make (or the Borrowers shall enter into) other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, administrative receivership, judicial management, insolvency, liquidation, bankruptcy, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any administrator, administrative receiver, custodian, receiver, assignee, trustee, judicial manager, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11 Collateral and Guaranty Matters. Each of the Lenders (including in their capacities as potential Hedge Banks party to a Secured Hedge Agreement and potential Cash Management Banks party to a Secured Cash Management Agreement) and each L/C Issuer irrevocably authorize the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent shall to the extent requested by the Borrower Representative or, solely in the case of clause (d) below, to the extent provided for under this Agreement,

(a) release any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized), (ii) that is sold, disposed of or distributed or to be sold, disposed of or distributed as part of or in connection with any transaction permitted hereunder or under any other Loan Document, in each case to a Person that is not a Loan Party, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or (iv) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) release or subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(e) (other than with respect to self-insurance arrangements), (f), (i), (m), (p)(A), (s), (u), (w), (z), (aa), (bb), (dd), (ee), (ff), (hh), (ii), (ll), (mm), (nn), (oo) and (pp);

(c) release any Guarantor from its obligations under the applicable Guaranty if in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided, that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Specified Refinancing Debt, any Refinancing Notes, the Senior Notes, any New Incremental Notes and, to the extent incurred by a Loan Party, any Permitted Ratio Debt; and

(d) establish intercreditor arrangements as contemplated by this Agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11; provided, that the Borrowers shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower Representative certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents.

Section 9.12 [Reserved].

Section 9.13 [Reserved].

Section 9.14 Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “co-documentation agent,” “joint lead arranger,” or “joint bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.15 Secured Cash Management Agreements and Secured Hedge Agreements.

(a) No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.

(b) Notwithstanding any provision to the contrary, if an Event of Default is continuing, no Hedge Bank shall have any right to take any Enforcement Action other than the right to terminate or close-out a Secured Hedge Agreement in accordance with its terms if at such time (i) an illegality, tax event, tax event upon merger or force majeure event has occurred in respect of such Secured Hedge Agreement; (ii) if a Distress Event has occurred; (iii) an Event of Default has occurred under Sections 8.01(f) or 8.01(g) with respect to a Loan Party that is party to such Secured Hedge Agreement; (iv) a Loan Party has defaulted on any payment due under such Secured Hedge Agreement (after allowing any applicable notice or grace periods) and the default has continued unwaived for more than 15 days after notice of that default has been given to the Administrative Agent and the relevant Hedge Bank; or (v) the Required Lenders give prior consent to that termination or close-out being made.

(c) Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

(d) As at the date hereof (or if later, the date of execution of any such Collateral Document), each Loan Party that is a party to a Collateral Document governed by English law (as applicable) (“Notice Giver”) is deemed to have given a notice in the form of a Counterparty Notice (as defined in such Collateral Document) to (i) each Hedge Bank of the assignment of the Secured Hedge Agreements; and each Hedge Bank acknowledges receipt of such notice and confirms to each Notice Giver and the Collateral Agent the matters set out in paragraphs 3(a) to (c) of such notice; and (ii) each other Loan Party of the assignment of each Intra-Group Debt Document (as defined in such Collateral Document); and each other Loan Party acknowledges receipt of such notice and confirms to each Notice Giver and the Collateral Agent the matters set out in paragraphs 3(a) to (c) of such notice.

Section 9.16 Appointment of Supplemental Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by them in their sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent, as applicable (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Administrative Agent or the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent or the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Administrative Agent and the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrowers to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Supplemental Agent, as the context may require.

(c) Should any instrument in writing from the Borrowers, Holdings or any other Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrowers or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Agent.

(d) Intercreditor Agreement. The Administrative Agent and the Collateral Agent are authorized to, to the extent required by the terms of the Loan Documents, enter into (i) any intercreditor agreement, (ii) any Collateral Document, (iii) or shall make or consent to any filings or take any other actions in connection therewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.03 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that any intercreditor agreement, Collateral Document, consent, filing or other action will be binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement (if entered into) and (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any intercreditor agreement or Collateral Document (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.03 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

Section 9.17 Withholding Tax. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the IRS or other Governmental Authority applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to tax or interest and together with any and all expenses incurred, unless such amounts have been indemnified by any Borrower or other Loan Party. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.17. The agreements in this Section 9.17 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 9.18 Reliance and Engagement Letters. Each Finance Party and Secured Party confirms that each of the Arrangers and the Administrative Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or the Administrative Agent) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Loan Documents or the transactions contemplated in the Loan Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

ARTICLE X.

Miscellaneous

Section 10.01 Amendments, Etc. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent to the extent the Administrative Agent is not a Defaulting Lender, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section 8.02, in each case without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.03 or the waiver of (or amendment to the terms of) any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal of, or interest on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder or postpone the Commitment Termination Date, without the written consent of each Lender directly and adversely affected thereby (and subject to such further requirements as may be applicable thereto under the last two paragraphs of this Section 10.01), it being understood that the waiver of any obligation to pay interest at the Default Rate, the amendment or waiver and any mandatory prepayment of Loans under the Term Facilities shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the proviso following clause (i) below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definitions of First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio or, in each case, in the component definitions thereof shall not constitute a reduction in any rate of interest or any fees based thereon; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d) modify Section 2.06(c) or 2.13 without the written consent of each Lender directly and adversely affected thereby;

(e) change (i) any provision of this Section 10.01 (other than the last two paragraphs of this Section), or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders or portion of the Loans or Commitments required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definition specified in clause (ii) of this Section 10.01(e)), without the written consent of each Lender, or (ii) the definition of “Required Revolving Lenders,” without the written consent of each Lender under the Revolving Credit Facility;

(f) other than in a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g) other than in a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guaranty, or all or substantially all of the Guarantors, without the written consent of each Lender;

(h) amend, modify or waive Article XI, without the written consent of the Administrative Agent and the Supermajority Lenders of each Facility; provided that (x) if the amendments, modifications or waivers described in this clause (i) affect any Lender pursuant to a given Facility in a manner different than that applicable to the other Lenders of such Facility, then the adversely affected Lender must provide prior written consent, (y) if the amendments, modifications or waivers described in this clause (i) adversely affect (or impose additional duties upon) the Administrative Agent, then the Administrative Agent must provide prior written consent and (z) the Administrative Agent may amend or modify Article XI to cause Lenders of additional Facilities (or new Lenders with respect to existing Facilities) to become parties hereto, so long as such additional Facilities or new Lenders are permitted in accordance with Sections 2.14 or 2.17 or a loan modification offer pursuant to this Section 10.01 (on substantially the same terms as apply to the Facilities) without the consent of the other Lenders; provided, further, that in no event may Article XI be amended to cause Holdings or any of its Subsidiaries to have obligations under Article XI without the prior written consent of Holdings; or

(i) change the currency in which any Loan is denominated without the written consent of the Lender holding such Loans;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Borrowers and the Lenders required above, affect the rights or duties of such L/C Issuer, in its capacity as such, under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in its capacity as such, in addition to the Borrowers and the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iv) no amendment, waiver or consent shall adversely affect (in any material respect) the rights of any Hedge Bank (in such Hedge Bank’s capacity as a Secured Party) without the consent of such Hedge Bank, unless such amendment, waiver or consent generally applies to all Secured Parties; and (v) the Fee and Syndication Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Affiliate Lenders (other than Debt Fund Affiliates), except that (x) no amendment, waiver or consent relating to Section 10.01(a), (b) or (c) may be effected, in each case without the consent of such Defaulting Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender or Affiliate Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender or Affiliate Lender than it is to, other affected Lenders shall require the consent of such Defaulting Lender or Affiliate Lender. Notwithstanding anything to the contrary herein, any waiver, amendment, modification or consent in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche) may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section 10.01 if such Lenders were the only Lenders hereunder at the time.

Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliate Lender (other than a Debt Fund Affiliate) hereby agrees that, if a proceeding under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against either Borrower or any other Loan Party at a time when such Lender is an Affiliate Lender, such

Affiliate Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliate Lender with respect to the Loans held by such Affiliate Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliate Lender to vote, in which case such Affiliate Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided, that such Affiliate Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any such Affiliate Lender or the Obligations held by it in a manner that is less favorable in any material respect to such Affiliate Lender than the proposed treatment of similar Lenders and the Obligations held by them that are not Affiliates of the Borrower.

This Section 10.01 shall be subject to any contrary provision of Sections 2.14 or 2.20. In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision, (b) the Administrative Agent and the Borrowers shall be permitted to amend any provision of any Collateral Document, the Guaranty, or Schedule 1.01(l), or enter into any new agreement or instrument, to better implement the intentions of this Agreement and the other Loan Documents or as required by local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law, (c) the Administrative Agent and the Borrowers shall be permitted to amend the schedules to this Agreement and any Collateral Document prior to the Closing Date and (d) to the extent the Borrowers elect to change accounting standards from GAAP to International Financial Reporting Standards, the Administrative Agent and the Borrowers shall be permitted to amend the Loan Documents to effectuate such changes, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document and if, in the case of amendments contemplated by clause (a), the same is not objected to in writing by the Required Lenders within ten Business Days following receipt of notice thereof.

Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or other action requiring the consent or approval of Required Lenders, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 50% of the amounts actually included in determining whether the threshold in the definition of “Required Lenders” has been satisfied. The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

Notwithstanding anything to the contrary herein, at any time and from time to time, upon notice to the Administrative Agent (who shall promptly notify the applicable Lenders) specifying in reasonable detail the proposed terms thereof, the Borrowers may make one or more loan modification offers to all the Lenders of any Facility that would, if and to the extent accepted by any such Lender, (a) extend the scheduled Maturity Date and any amortization of the Loans and Commitments under such Facility and/or change the Applicable Rate and/or fees payable with respect to the Loans and Commitments under such Facility (in each case solely with respect to the Loans and Commitments of accepting Lenders in respect of which an acceptance is delivered) and (b) treat the Loans and Commitments so modified as a new “Facility” for all purposes under this Agreement; provided, that (i) such loan modification offer is made to each Lender under the applicable Facility on the same terms and subject to the same procedures as are applicable to all other Lenders under such Facility (which procedures in any case shall be reasonably satisfactory to the Administrative Agent) and (ii) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or any L/C Issuer, without its prior written consent.

In connection with any such loan modification offer, the Borrowers and each accepting Lender shall execute and deliver to the Administrative Agent such agreements and other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the applicable loan modification offer and the terms and conditions thereof, and this Agreement and the other Loan Documents shall be amended in a writing (which may be executed and delivered by the Borrowers and the Administrative Agent and shall be effective only with respect to the applicable Loans and Commitments of Lenders that shall have accepted the relevant loan modification offer (and only with respect to Loans and Commitments as to which any such Lender has accepted the loan modification offer)) to the extent necessary or appropriate, in the judgment of the Administrative Agent, to reflect the existence of, and to give effect to the terms and conditions of, the applicable loan modification (including the addition of such modified Loans and/or Commitments as a “Facility” hereunder). No Lender shall have any obligation whatsoever to accept any loan modification offer, and may reject any such offer in its sole discretion. On the effective date of any loan modification applicable to the Revolving Credit Facility, the Borrowers shall prepay any Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders) outstanding on such effective date (and pay any additional amounts required pursuant to Section 3.06) to the extent necessary to keep the outstanding Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders), as the case may be, ratable with any revised Pro Rata Share of a Revolving Credit Lender in respect of the Revolving Credit Facility arising from any non-ratable loan modification to the Revolving Credit Commitments under this Section 10.01. Notwithstanding the foregoing, no modification referred to above shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.02 or delivered from time to time pursuant to Section 6.12 and/or Section 6.16 with respect to Holdings, the Borrowers, all Material Subsidiary Guarantors and each other Subsidiary Guarantor that is organized in a jurisdiction for which local counsel to the Administrative Agent in such jurisdiction advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction.

Section 10.02 Notices; Electronic Communications.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, any Borrower, the Administrative Agent, the Collateral Agent, or an L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.02(d); and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes (with the Borrower Representative’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C

Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Holdings, the Borrowers, the Guarantors, the Administrative Agent, the Collateral Agent and each L/C Issuer may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent and each L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, Collateral Agent, L/C Issuer and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower to the extent required by Section 10.05. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies; Enforcement.

(a) No failure by any Lender, any L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

Section 10.04 Expenses and Taxes. The Borrowers agree (a) to pay or reimburse the Administrative Agent and the other Agents for all reasonable and out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one primary counsel to the Agents and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty, and (b) to pay or reimburse the Administrative Agent, the other Agents and each Lender for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including, without duplication of Indemnified Taxes or Other Taxes paid or indemnified pursuant to Sections 3.01 and 3.04, any proceeding under any Debtor Relief Law or in connection with any workout or restructuring and all documentary taxes associated with the Facilities), including the fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, the other Agents and the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and of special counsel for each relevant specialty and, in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction for each Lender or group of Lenders or Agents subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under Section 3.01. The foregoing costs and expenses shall include, without duplication of Indemnified Taxes or Other Taxes paid or indemnified pursuant to Sections 3.01 and 3.04, all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within 30 days after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto) (except for any such costs and expenses incurred prior to the Closing Date, which shall be paid on the Closing Date to the extent invoiced at least 5 Business Days prior to the Closing Date). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent after any applicable grace periods have expired, in its sole discretion and the Borrowers shall, on a joint and several basis, immediately reimburse the Administrative Agent, as applicable.

Section 10.05 Indemnification by the Borrowers. The Borrowers shall indemnify and hold harmless each Arranger, each Agent-Related Person, each Lender, each L/C Issuer, each of their respective Affiliates and each partner, controlling person, director, officer, employee, counsel, agent and representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (including the fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction, and (iii) if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing or (B) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent, any Arranger or any other Agent or any L/C Issuer, in each case in their respective capacities as such, or any Initial Lender solely in connection with its syndication activities as contemplated under the Fee and Syndication Letter) that a court of competent jurisdiction has determined in a final and non-appealable judgment did not involve actions or omissions of any direct or indirect parent or controlling person of the Borrowers or their Subsidiaries; or (y) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries, ((x) and (y), collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee and regardless of whether such Indemnitee is a party thereto, and whether or not such proceedings are brought by any Borrower, its equity holders, its Affiliates, creditors or any other third person. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided, that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties under this Section 10.05. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto. Should any investigation, litigation or proceeding be settled, or if there is a judgment against an Indemnitee in any such investigation, litigation or proceeding, the Borrowers shall indemnify and hold harmless each Indemnitee in the manner set forth above. All amounts due under this Section 10.05 shall be payable within 30 days after demand therefor. The agreements in this Section 10.05 shall survive the resignation or removal of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply to any claims with respect to Taxes (other than any Taxes imposed on payments received pursuant to this Section 10.05).

Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent, to any L/C Issuer or any Lender, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the relevant Eurocurrency Rate from time to time in effect in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to any Disqualified Institution) in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to Section 2 of the Fee and Syndication Letter, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it); provided, that:

(i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than the applicable Threshold Amount (or such lesser amount as is acceptable to the Administrative Agent and the Borrowers), in each case unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group)) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition (A) the consent of the Borrower Representative (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment, (2) such assignment is in respect of a Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund (other than any Disqualified Institution) or (3) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund related thereto (other than any Disqualified Institution); provided, that (1) the Borrowers shall be deemed to have consented to any assignment unless they object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof and (2) during the forty-five (45) day period (or such longer period reasonably acceptable to the Arrangers and the Borrowers) following the Closing Date, the Borrowers shall be deemed to have consented to an assignment to any Lender if such Lender was previously identified and approved in the initial allocations of the Loans provided by the Arrangers to the Borrowers (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment unless (1) such assignment is in respect of a Term Facility and to a Lender, an Affiliate of a Lender or an Approved Fund or (2) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender, an Affiliate of a Revolving Credit

Lender or an Approved Fund related thereto (provided that the Administrative Agent shall acknowledge any such assignment) and (C) the consent of each L/C Issuer (each such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; provided, however, that the consent of each L/C Issuer shall not be required for any assignment of a Term Loan;

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption manually, together with a processing and recordation fee of (x) £2,500 in the case of London Agency Matters and (y) $3,500 in the case of New York Agency Matters (except, (x) in the case of assignments by any of the Initial Lenders or any of their Affiliates and the Initial Dollar Tranche A Lenders or the Initial Dollar Tranche B Lenders or any of their respective affiliates, only a single processing and recording fee shall be payable for assignments as a part of the primary syndication of the Initial Euro Term Loans, Initial Sterling Term Loans, the Initial Dollar Tranche A Term Loans and the Initial Dollar Tranche B Term Loans, respectively, and (y) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment). Each Eligible Assignee that is not an existing Lender shall deliver to the Administrative Agent an Administrative Questionnaire;

(v) no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) to any natural person, (C) to any Disqualified Institution, (D) to Holdings, the U.K. Borrower or any its Subsidiaries except as permitted under clause (j) below or (E) to any Affiliated Lender except as permitted under Section 10.07(i);

(vi) no Revolving Credit Commitments or Revolving Credit Loans may be assigned to any Affiliate Lender;

(vii) the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrowers evidencing such Loans to the Borrowers or the Administrative Agent;

(viii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share; provided, that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08). Upon request, and the surrender by the assigning Lender of its Note, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Institution) that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding anything to the contrary in any Loan Documents, the entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrowers, any Agent and any Lender (with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d) Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Administrative Agent or the L/C Issuers, sell participations to any Person (other than a natural person, an Affiliate Lender (other than a Debt Fund Affiliate), a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender or a Disqualified Institution (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided, such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that a Participant’s right to a greater payment results from a change in any Law after the Participant becomes a Participant.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Disqualified Institution or a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided, that no such pledge or assignment, and no foreclosure or other enforcement action in respect thereof, shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08); provided, that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including under Section 3.01, 3.04 or 3.05), except to the extent that the SPC’s right to a greater payment results from a change in any Law after the grant to the SPC takes place. Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee of (x) £2,500 in the case of London Agency Matters and (y) $3,500 in the case of New York Agency Matters, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Notwithstanding anything to the contrary herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i) Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to any Other Affiliate (including any Debt Fund Affiliate), but only if:

(i) no Default has occurred and is continuing or would result therefrom;

(ii) the assigning Lender and Other Affiliate purchasing such Lender’s Term Loans, Specified Refinancing Term Loans or New Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E-2 hereto (an “Affiliate Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;

(iii) after giving effect to such assignment, Other Affiliates (other than Debt Fund Affiliates) shall not, in the aggregate, own or hold Term Loans, Specified Refinancing Term Loans and New Term Loans with an aggregate principal amount in excess of 25% of the principal amount of all Term Loans then outstanding (calculated as of the date of such purchase); and

(iv) such Other Affiliate (other than Debt Fund Affiliates) shall (A) at the time of such assignment affirm the No Undisclosed Information Statement, (B) all times thereafter be subject to the voting restrictions specified in Section 10.01 and (C) at the time of any sale by it of any portion of such Term Loans, Specified Refinancing Term Loans or New Term Loans (other than a sale to another Other Affiliate), affirm the No Undisclosed Information Statement.

In connection with each assignment pursuant to this Section 10.07(i), each Lender acknowledges and agrees that in connection therewith, if the representation set forth in the definition of “No Undisclosed Information Statement” cannot be made pursuant to clause (ii) thereof (1) the Other Affiliates may have, and later may come into possession of, information regarding the Borrowers, the Sponsors, their respective affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such prepayment (including Material Non-Public Information) (“Excluded Information”), (2) such Lender, independently and, without reliance on the Other Affiliates, the U.K. Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, has made its own analysis and determination to participate in such prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Other Affiliates, the U.K. Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Other Affiliates, the U.K. Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.

(j) Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to Holdings or any of its Subsidiaries, but only if:

(i) (A) such assignment is made pursuant to a Dutch Auction open to all Term Lenders, Specified Refinancing Term Loan lenders or New Term Loan lenders on a pro rata basis or (B) such assignment is made as an open market purchase;

(ii) no Event of Default has occurred and is continuing or would result therefrom;

(iii) Holdings or its Subsidiary, as applicable, shall at the time of such assignment affirm the No Undisclosed Information Statement;

(iv) any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Holdings or any of its Subsidiaries;

(v) Holdings and its Subsidiaries do not use the proceeds of the Revolving Credit Facility (whether or not the Revolving Credit Facility has been increased pursuant to Section 2.14 or refinanced pursuant to Section 2.20) to acquire such Term Loans;

In connection with each assignment pursuant to this Section 10.07(i), each Lender acknowledges and agrees that in connection therewith, if the representation set forth in the definition of “No Undisclosed Information Statement” cannot be made pursuant to clause (ii) thereof (1) Holdings or any of its Subsidiaries, as applicable, may have, and later may come into possession of Excluded Information, (2) such Lender, independently and, without reliance on the U.K. Borrower, any of its Subsidiaries, the Administrative Agent or any of its Affiliates, has made its own analysis and determination to participate in such prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the U.K. Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the U.K. Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.

(k) Notwithstanding anything to the contrary herein, (i) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any other Lender to which representatives of the Borrowers are not then present, (ii) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to receive any information or material prepared by the Administrative Agent or any other Lender or any communication by or among the Administrative Agent and one or more other Lenders, except to the extent such information or materials have been made available to the Borrowers or their representatives, (iii) no assignments in respect of the Revolving Credit Facility may be made to either Sponsor or any Affiliate of either Sponsor and (iv) neither either Sponsor nor any Affiliate of either Sponsor (other than Debt Fund Affiliates) may be entitled to receive advice of counsel to the Agents or other Lenders and none of them shall challenge any assertion of attorney-client privilege by any Agent or other Lender.

(l) Notwithstanding anything to the contrary herein, Barclays may, upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer; provided, that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified a successor L/C Issuer willing to accept its appointment as successor L/C Issuer, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Barclays as L/C Issuer. If Barclays resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d)). Upon the appointment of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Barclays to effectively assume the obligations of Barclays with respect to such Letters of Credit.

(m) The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrowers (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement for purposes of complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the United States Treasury Regulations (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary.

(n) In the event that a transfer by any of the Secured Parties of its rights and/or obligations under this Agreement (and/or any relevant Loan Document) occurred or was deemed to occur by way of novation, the Borrowers and any other Loan Parties explicitly agree that all securities and guarantees created under any Loan Documents shall be preserved for the benefit of the new Lender and the other Secured Parties.

Section 10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliate’s respective partners, directors, officers, employees, trustees, representatives and agents, including accountants, legal counsel and other advisors and numbering administration and settlement service providers on a need to know basis it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices; (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process, in each case based upon the reasonable advice of the disclosing Agent’s or Lender’s legal counsel (in which case the disclosing Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, to promptly notify the U.K. Borrower after disclosure); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrowers), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided, that no such disclosure shall be made by such Lender or such Agent or any of their respective Affiliates to any such Person that is a Disqualified Institution; (g) with the written consent of Holdings; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (k) to any national or international numbering service provided appointed by such Agent or Lender to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Loan Parties. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided, that such Person is advised and agrees to be bound by the provisions of this Section 10.08.

For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 by such Lender or Agent. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning Holdings or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

Section 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default but subject to the provisions of Section 4.04, each Secured Party is authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party, at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document (or other Secured Agreement (as defined in the Security Agreement)), now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document (or other Secured Agreement (as defined in the Security Agreement)) and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Secured Party agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Secured Party under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Secured Party may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Controlled Foreign Subsidiary or FSHCO constitute security, or shall the proceeds of such assets be available for, payment of the Obligations of any U.S. Borrower, it being understood that (a) the Equity Interests of any Controlled Foreign Subsidiary or FSHCO that is directly owned by any U.S. Borrower or a U.S. Subsidiary does constitute such an asset, and may be pledged, to the extent set forth in Section 6.12 and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrowers’ obligations to make any mandatory prepayment pursuant to Section 2.05(b)(ii).

Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to any Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12 Integration; Effectiveness. This Agreement and the other Loan Documents (in addition to the Fee and Syndication Letter) constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. It is expressly agreed and confirmed by the parties hereto that the provisions of the Fee and Syndication Letter shall survive the execution and delivery of this Agreement, the occurrence of the Closing Date, and shall continue in effect thereafter in accordance with their terms. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification or other obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized).

Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENTS TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT WITH RESPECT TO THE COLLATERAL THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 10.16 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 10.16 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, HOLDINGS AND THE U.K. BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE CHESAPEAKE U.S. BORROWER (AND THE CHESAPEAKE U.S. BORROWER HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT), AS THEIR AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON THE CHESAPEAKE U.S. BORROWER SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, HOLDINGS AND THE U.K. BORROWER AGREES TO PROMPTLY DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT.

Section 10.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR

THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18 Binding Effect. When this Agreement shall have become effective in accordance with Section 10.12, it shall thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and their respective successors and permitted assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and Holdings acknowledges and agrees, and each of them acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of Holdings and its Subsidiaries and any Agent or any Arranger is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or any Arranger has advised or is advising Holdings and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between Holdings and its Subsidiaries, on the one hand, and the Agents and the Arrangers, on the other hand, (C) each Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent and Arranger is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings or any Borrower or any of their respective Affiliates, or any other Person and (B) neither any Agent nor any Arranger has any obligation to Holdings or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrowers and their respective Affiliates, and neither any Agent nor any Arranger has any obligation to disclose any of such interests and transactions to Holdings, the Borrowers or their respective Affiliates. To the fullest extent permitted by law, each Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20 Affiliate Activities. Each Borrower and Holdings acknowledge that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of Holdings and its Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan documents, (ii) be customers or competitors of Holdings and its Affiliates or (iii) have other relationships with Holdings and its Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of Holdings and its Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

Section 10.21 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.22 USA PATRIOT ACT. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 10.23 Joint and Several Liability of the Joint and Several Borrowers.

(a) Each Joint and Several Borrower agrees that it is jointly and severally liable for the obligations of the other Joint and Several Borrowers hereunder, including with respect to the payment of principal of and interest on all Loans and the payment of fees and indemnities and reimbursement of costs and expenses. Each Joint and Several Borrower is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Administrative Agent, the Collateral Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Joint and Several Borrowers and in consideration of the undertakings of each of the Joint and Several Borrowers to accept joint and several liability for the obligations of each of them. Each Joint and Several Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, as a co-debtor, joint and several liability with each other Joint and Several Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all Obligations shall be the joint and several obligations of all of the Joint and Several Borrowers without preferences or distinction among them. If and to the extent that any of the Joint and Several Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event each other Joint and Several Borrower will make such payment with respect to, or perform, such Obligations. A breach hereof or Default or Event of Default hereunder as to any single Joint and Several Borrower shall constitute a breach, Default or Event of Default as to all the Joint and Several Borrowers. Each Joint and Several Borrower hereby waives notice of acceptance of its joint and several liability, notice of the Loans made under this Agreement, notice of the occurrence of any Default or Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Collateral Agent or the Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind in connection with this Agreement, except for any demands, notices and other formalities expressly required under the terms of this Agreement. Each Joint and Several Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Collateral Agent or the Lenders at any time or times in respect of any default (including any Default or Event of Default) by any Joint and Several Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent, the Collateral Agent or the Lenders in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of any Joint and Several Borrower. Without limiting the generality of the foregoing, each Joint and Several Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent, the Collateral Agent or the Lenders, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 10.23, afford grounds for terminating, discharging or relieving such Joint and Several Borrower, in whole or in part, from any of its Obligations under this Section 10.23, it being the intention of each Joint and Several Borrower that, so long as any of the Obligations remain unsatisfied, the Obligations of such Joint and Several Borrower under this Section 10.23 shall not be discharged except by performance and then only to the extent of such performance. The joint and several liability of the Joint and Several Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Joint and Several Borrower. With respect to any Joint and Several Borrower’s Obligations arising as a result of the joint and several liability of the Joint and Several Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Joint and Several Borrowers hereunder, such Joint and Several Borrower waives, until the Obligations shall have been paid in full in cash (other than contingent indemnification obligations that are not yet due and payable or as to which no claim has been asserted) and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which an Agent and/or any Lender now has or may hereafter have against any other Joint and Several Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to an Agent and/or any Lender to secure payment of the Obligations or any other liability of any Joint and Several Borrower to an Agent and/or any Lender.

(b) Subject to the immediately preceding sentence, to the extent that any Joint and Several Borrower shall be required to pay a portion of the Obligations which shall exceed the amount of Loans other extensions of credit received by such Joint and Several Borrower and all interest, costs, fees and expenses attributable to such Loans or other extensions of credit, then such Joint and Several Borrower shall be reimbursed by the other Joint and Several Borrowers for the amount of such excess. This paragraph is intended only to define the relative rights of Joint and Several Borrowers, and nothing set forth in this paragraph is intended or shall impair the obligations of each Joint and Several Borrower, jointly and severally, to pay to Administrative Agent and Lenders the Obligations as and when the same shall become due and payable in accordance with the terms hereof. Notwithstanding anything to the contrary set forth in this paragraph or any other provisions of this Agreement, it is the intent of the parties hereto that the liability incurred by each Joint and Several Borrower in respect of the Obligations of the

264

other Joint and Several Borrowers (and any Lien granted by each Joint and Several Borrower to secure such Obligations), not constitute a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit (“Fraudulent Conveyance”). Consequently, each Joint and Several Borrower, each Agent and each Lender hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by any Joint and Several Borrower in respect of the Obligations of any other Joint and Several Borrower (or any Liens granted by such Joint and Several Borrower to secure such Obligations) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly, nunc pro tunc.

(c) Each Joint and Several Borrower’s obligation to pay and perform the Obligations shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement, or any term or provision therein, as to any other Joint and Several Borrower, (ii) any amendment or waiver of or any consent to departure from this Agreement or any other Loan Document, in respect of any other Joint and Several Borrower, (iii) the application of any Loan proceeds to, or the extension of any other credit for the benefit of, any other Joint and Several Borrower, any other Loan Party, or any of their Subsidiaries or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 10.23, constitute a legal or equitable discharge of, or provide a right of setoff against, any Joint and Several Borrower’s obligations hereunder, in each case other than any payment in full of the Obligations (other than contingent indemnification obligations not yet due or owing). Each of the Joint and Several Borrowers further agree that (i) its obligations under this Agreement and the other Loan Documents shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such obligations is rescinded or must otherwise be returned by any Person upon the insolvency, bankruptcy or reorganization of, or the application of any Debtor Relief Laws to, any other Joint and Several Borrower, all as though such payment had not been made and (ii) it hereby unconditionally and irrevocably waives any right to revoke its joint and several liability under the Loan Documents and acknowledges that such liability is continuing in nature and applies to all obligations of the Joint and Several Borrowers under the Loan Documents, whether existing now or in the future.

For purposes of this Section 10.23, “Joint and Several Borrower” shall mean each Borrower, other than the MPS U.S. Parent Borrower, and “Joint and Several Borrowers” shall mean the collective reference to each Joint and Several Borrower.

Section 10.24 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative

Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).

Section 10.25 Waiver of Sovereign Immunity. Each Loan Party that is incorporated outside the United States, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Loan Party or its respective Subsidiaries or any of its or its respective Subsidiaries’ properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Loans or any Loan Document or any other liability or obligation of such Loan Party or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Loan Documents, including, without limitation, immunity from suit, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Loan Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, each Loan Party further agrees that the waivers set forth in this Section 10.25 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

ARTICLE XI.

Lender Loss Sharing Intercreditor Agreement

The provisions of this Article XI sets forth restrictions on transfer of Loans and Commitments hereunder for the purposes of allocating risks between and among Lenders in relation to the Term Loans, Revolving Credit Loans and L/C Obligations and in effecting the allocations and exchanges to give effect to the provisions hereof, the intention is not to increase any obligations of any Borrower or Guarantor. None of Holdings, the Borrower Parties or any other creditor thereof (other than a Lender in its capacity as such) shall have any rights or obligations under this Article XI. Each Person which becomes a Lender or purchases a participation in a Lender’s interest agrees to be bound by the following terms of this Article XI:

Section 11.01 Defined Terms. As used in this Section 11.01, the following terms shall have the following meanings:

(a) “Exchange Percentage” means, as to each Lender, a fraction, expressed as a decimal, in each case determined on the date of occurrence of a Re-Allocation Event (but before giving effect to any actions to occur on such date pursuant to Section 11.02) of which (a) the numerator shall be the sum of (i) the Pro Rata Share of such Lender of (x) the aggregate outstanding principal amount of all Revolving Credit Loans and (y) the L/C Obligations with respect to Letters of Credit and (ii) the aggregate outstanding principal amount of all Term Loans of such Lender, and (b) the denominator of which shall be the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the L/C Obligations. Amounts not expressed in Pounds Sterling shall be determined by taking the Pound Sterling Amount thereof (determined on the date of the occurrence of a Re-Allocation Event).

Section 11.02 Special Provisions Applicable to Lenders Upon the Occurrence of a Re-Allocation Event.

(a) On the date of the occurrence of any Re-Allocation Event, if there have been any L/C Borrowings pursuant to Letters of Credit which have not yet been reimbursed to the L/C Issuer pursuant to Section 2.03(d), the Revolving Credit Lenders shall make payments to the Administrative Agent (for the account of the L/C Issuer) therefor in accordance with the requirements of Section 2.03(d) (with the notice to be given by the L/C Issuer to the Administrative Agent (and by the Administrative Agent to the Revolving Credit Lenders) thereunder to be deemed to be given on the date of the occurrence of any Re-Allocation Event). For purposes of making calculations pursuant to the following provisions of this Section 11.02, such payments shall be deemed to have been made on the date of the occurrence of the Re-Allocation Event, before making such calculations. Notwithstanding anything to the contrary contained in the immediately preceding sentence, any Lender which has failed, or fails, to make any payments required to be made by it as described in this Article XI shall remain obligated to make such payments, together with interest thereon, and shall be obligated to the L/C Issuer, as the case may be, for any damages caused by its delay or failure in making any payments required to be made by it as described above.

(b) In the event that upon the occurrence of a Re-Allocation Event any Letter of Credit under any Tranche shall be outstanding and undrawn in whole or in part, each Revolving Credit Lender under such Tranche shall on the date of the occurrence of such Re-Allocation Event, but before giving effect to the purchases and sales of participations on such date pursuant to Section 11.02(c), promptly pay over to the Administrative Agent, in immediately available funds in the currency in which such Letter of Credit is denominated an amount equal to such Revolving Credit Lender’s Pro Rata Share of such undrawn face amount, together with interest thereon from the date of the Re-Allocation Event to the date on which such amount shall be paid to the Administrative Agent at a rate per annum equal to the Overnight Rate. The Administrative Agent shall establish a separate account for each currency in which such funds are paid in an amount equal to the aggregate amount of such currency received from such Revolving Credit Lenders, along with a record detailing the amount received from each such Revolving Credit Lender pursuant to the preceding sentence. The Administrative Agent shall have sole dominion and control over each such account (each, a “Special Reserve Account”), and the amounts deposited in each Special Reserve Account shall be held in such Special Reserve Account until withdrawn as provided in paragraph (e) or (f) below in this Section 11.02. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Special Reserve Accounts. As amounts are drawn under outstanding Letters of Credit in respect of which amounts have been paid into the various Special Reserve Accounts pursuant to this Section 11.02(b), amounts shall be drawn ratably from the Special Reserve Accounts of the various currencies to pay such amounts. The amounts paid to the Administrative Agent pursuant to this Section 11.02(b) shall be held as a reserve against the L/C Borrowings, shall not constitute Loans or extensions of credit to the Borrowers and shall not give rise to any obligation on the part of the Borrowers to pay interest to any Lender (although the Borrowers shall remain obligated to pay Letter of Credit fees and fronting fees in accordance with the requirements of Sections 2.03(i) and (j)), it being agreed that the Borrowers’ reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings or payments are made thereunder as provided in Section 2.03(d). The Administrative Agent may agree with the respective Revolving Credit Lenders to invest amounts attributable to such Revolving Credit Lender’s Pro Rata Share from time to time deposited in such Special Reserve Accounts in Cash Equivalents or other similar investments reasonably satisfactory to both the Administrative Agent and the applicable Revolving Credit Lender, in which case (x) any returns on such investments shall be deposited in the respective Special Reserve Account (until applied as provided in clauses (e) and (f) below) and (y) any risk of loss on investments in each Special Reserve Account shall be for the sole account of the respective Revolving Credit Lender.

(c) Upon the occurrence of a Re-Allocation Event, but after giving effect to the actions required to be taken pursuant to preceding clauses (a) and (b) (although any failure by any Lender to take the actions required of it pursuant to said clauses shall not prevent the actions required hereby, but the respective Lender shall continue to be obligated to perform its obligations as required above and the Administrative Agent shall be authorized to make any equitable adjustments as may be deemed necessary or, in the reasonable opinion of the Administrative Agent, advisable pursuant to the following Section 11.02(g) of this Section 11.02), the Lenders shall purchase participations from other Lenders in the various Facilities (including participations in (x) each outstanding Letter of Credit, (y) each L/C Borrowing which has not been reimbursed pursuant to Section 2.03(d), and (z) each Special Reserve Account and amounts deposited therein or to be returned to the Lenders in accordance with the provisions of Section 11.02(f)) so that, after giving effect to such purchases, each Lender shall have the same credit exposure in each Facility at such time (including a participation in (x) each outstanding Letter of Credit, (y) each L/C Borrowing which has not been reimbursed pursuant to Section 2.03(d), and (z) each Special Reserve Account and amounts deposited therein or to be returned to the Lenders in accordance with the provisions of Section 11.02(f)), whether or not such Lender shall previously have participated therein, equal to such Lender’s Exchange Percentage thereof. The foregoing actions shall be accomplished pursuant to this Section 11.02(c) through purchases and sales of participations in the various Facilities as required hereby, and at the request of the Administrative Agent each Lender hereby agrees to enter into customary participation agreements approved by the Administrative Agent to evidence same. All purchases and sales of participations pursuant to this Section 11.02(c) shall be made in Pounds Sterling. At the request of the Administrative Agent, each Lender which has sold participations in any of the Facilities and/or Special Reserve Accounts as provided above (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participation therein a participation certificate in the appropriate amount as determined in conjunction with the Administrative Agent. It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

(d) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, in determining the participations to be purchased as described in preceding Section 11.02(c), regularly accruing interest and fees through the date of the respective Re-Allocation Event (as well as amounts owing to any Lender pursuant to Sections 3.01, 3.04, 3.05, 10.04 and 10.05 or similar provisions pursuant to the other Loan Documents) shall be ignored, and such amounts shall be retained by the respective Lenders to which such amounts were owing and shall not be subject to the participations purchased as otherwise required hereby. In calculating the amounts of participations, with respect to any amounts expressed in a currency other than Pounds Sterling, the Administrative Agent shall use the Pound Sterling Amount thereof as calculated on the date of the occurrence of the respective Re-Allocation Event.

(e) In the event that after the occurrence of a Re-Allocation Event any drawing or payment shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the L/C Issuer, withdraw from the Special Reserve Account of the applicable currency any amounts, up to the amount of such drawing or payment, deposited in the respective Special Reserve Account and remaining on deposit and deliver such amounts to the L/C Issuer, in satisfaction of the reimbursement obligations of the Revolving Credit Lenders under Section 2.03(d) (but not of the Borrowers under Section 2.03(d)). In the event that any Revolving Credit Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in Section 11.02(b), the L/C Issuer shall, in the event of a drawing or payment thereunder, have a claim against such Revolving Credit Lender to the same extent as if such Revolving Credit Lender had defaulted on its obligations under Section 2.03(d), but shall have no claim against any other Lender, notwithstanding the exchange of interests in the Borrowers’ reimbursement obligations pursuant to Section 11.02(c). Each other Lender shall have a claim against such defaulting Revolving Credit Lender for any damages sustained by it as a result of such default.

(f) In the event that after the occurrence of a Re-Allocation Event any Letter of Credit shall terminate or expire undrawn or unpaid upon, then, if and so long as the Administrative Agent determines (in its reasonable discretion) that adequate funds remain on deposit in the Special Reserve Accounts of the applicable currency to fund (without giving effect to the purchases of participation pursuant to Section 11.02(c)) all remaining drawings or payments which could come due in respect of outstanding Letters of Credit, the Administrative Agent shall withdraw from the Special Reserve Account of the applicable currency the amount remaining on deposit therein in respect of such Letter of Credit (or in any case, such lesser amount as the Administrative Agent reasonably determines can be distributed without causing the amount on deposit from the Revolving Credit Lenders to be less than the remaining exposure on outstanding Letters of Credit) and promptly distribute such amount to such Revolving Credit Lender in accordance with each such Revolving Credit Lender’s Pro Rata Share; provided, that, if such amount is not denominated in Dollar, the Administrative Agent shall distribute to each such relevant Revolving Credit Lender the Dollar Amount of such amount. All amounts received by any Revolving Credit Lender pursuant to this Section 11.02(f) shall, to the extent it has sold participations therein in accordance with the requirements of Section 11.02(c), be distributed by it to the various participants therein in accordance with their participating interests.

(g) All determinations by the Administrative Agent pursuant to this Section 11.02 shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk for all Facilities under this Agreement in accordance with the provisions hereof. Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on each of the Lenders. The Administrative Agent shall have no liability to any Borrower, any Lender or any other Person hereunder for any determinations made by it hereunder except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction).

(h) Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interests as required above in any extensions of credit upon the occurrence of a Re-Allocation Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

(i) If any amount required to be paid by any Lender pursuant to this Section 11.02 is not paid to the Administrative Agent on the date upon which the Re-Allocation Event occurred (if the event occurred before 1:00 p.m. (New York time), otherwise on the following Business Day), such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations, (ii) the daily average Overnight Rate during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (iii) a fraction the numerator of which is the actual number of days that elapsed during such period and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Agreement shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 11.02 shall be paid to the Administrative Agent for the account of the relevant Lenders; provided, that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

(j) Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this Section 11.02, the various Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received, provided, however, that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

(k) Each Lender’s obligation to purchase participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, (iv) any breach of this Section 11.02 by any Borrower, any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(l) Notwithstanding any other provision of this Agreement, each of the Administrative Agent and each Lender agrees that if the Administrative Agent or any Lender is required under applicable law to withhold or deduct any taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such taxes or other amounts to the applicable Governmental Authority imposing such tax without any obligation to indemnify the Administrative Agent or any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by the Administrative Agent or any Lender subject to such withholding to the Administrative Agent or Lender making such withholding and paying over such amounts, but without diminution of the rights of the Administrative Agent or any Lender subject to such withholding as against the Borrowers and the other Loan Parties to the extent provided in this Agreement and the other Loan Documents.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first written above.

CHESAPEAKE/MPS MERGER LIMITED,

By:
Name:
Title:

CHESAPEAKE US HOLDINGS INC.,

By:
Name:
Title:

CHESAPEAKE FINANCE 2 LIMITED,

By:
Name:
Title:

MULTI PACKAGING SOLUTIONS, INC.,

By:
Name:
Title:

MUSTANG PARENT CORP.,

By:
Name:
Title:

Execution Version

BARCLAYS BANK PLC, as Administrative
Agent, Collateral Agent, an L/C Issuer and Lender

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

RESTATED SECURITY AGREEMENT

RESTATED SECURITY AGREEMENT

Originally dated July 3, 2013

Restated on February 14, 2014

among

The Grantors referred to herein,

as Grantors

and

BARCLAYS BANK PLC,

as Collateral Agent

T A B L E   O F   C O N T E N T S

Section	Page

Section 1. Grant of Security	1

Section 2. Security for Obligations	5

Section 3. Grantors Remain Liable	5

Section 4. Delivery and Control of Security Collateral	6

Section 5. Maintaining Collateral Accounts, Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights; Giving Notice of Commercial Tort Claims; Letter of Credit Rights	7

Section 6. Representations and Warranties	7

Section 7. Further Assurances	10

Section 8. As to Insurance	10

Section 9. Post-Closing Changes; Bailees; Collections on Assigned Agreements and Accounts	11

Section 10. As to Intellectual Property Collateral	11

Section 11. Voting Rights; Dividends; Etc.	13

Section 12. Collateral Agent Appointed Attorney-in-Fact	14

Section 13. Collateral Agent May Perform	14

Section 14. The Collateral Agent’s Duties	15

Section 15. Remedies	15

Section 16. Expenses	17

Section 17. Amendments; Waivers; Additional Grantors; Etc.	17

Section 18. Notices, Etc.	18

Section 19. Continuing Security Interest; Assignments under the Credit Agreement	18

Section 20. Release; Termination	18

Section 21. Execution in Counterparts	19

Section 22. The Mortgages	19

Section 23. Governing Law; Jurisdiction; Etc.	19

Section 24. Intercreditor Agreement	20

Section 25. U.K. Borrower	20

Schedules:

Schedule I	-	Location, Chief Executive Office, Type Of Organization, Jurisdiction Of Organization, Organizational Identification Number, Tax Identification Number and Trade Names
Schedule II	-	Pledged Interests
Schedule III	-	Patents, Trademarks, Copyrights and Domain Names
Schedule IV	-	Commercial Tort Claims
Schedule V	-	Letter of Credit Rights
Schedule VI	-	Equipment and Inventory

Exhibits:

Exhibit A	-	Form of Security Agreement Supplement
Exhibit B	-	Form of Intellectual Property Security Agreement
Exhibit C	-	Form of Intellectual Property Security Agreement Supplement

RESTATED SECURITY AGREEMENT, dated as of February 14, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among CHESAPEAKE US HOLDINGS INC. (f/k/a Chase US Holdco Inc.), a Delaware corporation (the “Chesapeake U.S. Borrower”), CHESAPEAKE/MPS MERGER LIMITED (f/k/a Chesapeake Services Limited), an English private limited liability company (the “U.K. Borrower”), MULTI PACKAGING SOLUTIONS, INC., a Delaware corporation (the “MPS U.S. Borrower”), MUSTANG PARENT CORP., a Delaware corporation (the “MPS U.S. Parent Borrower” and together with the U.K. Borrower, the Chesapeake U.S. Borrower and the MPS U.S. Borrower, collectively, the “Borrowers”), the Additional Grantors (as hereinafter defined) from time to time party hereto (the Borrowers and such Additional Grantors being, collectively, the “Grantors”), and BARCLAYS BANK PLC, as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

PRELIMINARY STATEMENTS

(1) (i) The Borrowers have entered into a Credit Agreement dated of even date herewith (said agreement, as it may hereafter be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder), being the “Credit Agreement”), with CHESAPEAKE FINANCE 2 LIMITED (f/k/a Chase MidCo 2 Limited) (“Holdings”), Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the other parties thereto and (ii) the U.K. Borrower has entered into a Debenture dated of even date herewith (said agreement, as it may hereafter be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time, being the “U.K. Debenture”), with Holdings, the other Chargors (as defined therein) and the Collateral Agent.

(2) Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral (as hereinafter defined).

(3) In connection with the amendment of the Credit Agreement pursuant to the Amendment, this Agreement has been restated as of the Amendment Effective Date.

(4) It is a condition precedent to the making of Loans by the Lenders from time to time, the issuance of Letters of Credit by the L/C Issuers from time to time, the entry into Secured Hedge Agreements by the Hedge Banks from time to time and the entry into Secured Cash Management Agreements by the Cash Management Banks from time to time that the Grantors shall have granted the security interests and made the pledges contemplated by this Agreement.

(5) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents and the other Secured Documents (as defined herein).

(6) Capitalized terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are defined in such Article 8 or 9 (including Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Accounts, Documents, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Securities Accounts, Securities Intermediary, Security, Security Entitlements and Supporting Obligations).

1	Chase Security Agreement

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans from time to time, the L/C Issuers to issue Letters of Credit from time to time, the Hedge Banks to enter into Secured Hedge Agreements from time to time and the Cash Management Banks to enter into Secured Cash Management Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

Grant of Security. As security for the payment or performance, as the case may be, in full of the Secured Obligations (as defined below), (x) subject to Section 25, the U.K. Borrower hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in its right, title and interest in and to the U.K. Borrower Pledged Interests (as defined below) whether now owned or hereafter acquired by the U.K. Borrower, wherever located, and whether now or hereafter existing or arising and (y) each Grantor (other than the U.K. Borrower) hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “U.S. Collateral”, and the U.S. Collateral together with the U.K. Borrower Pledged Interests, the “Collateral”):

(a) all Accounts;

(b) all cash and Cash Equivalents;

(c) all Chattel Paper;

(d) all Commercial Tort Claims set forth on Schedule IV hereto or for which notice is required to be provided pursuant to Section 5(b) below;

(e) all Deposit Accounts;

(f) all Documents;

(g) all Equipment;

(h) subject to Section 22 hereof, all Fixtures;

(i) all General Intangibles;

(j) all Goods;

(k) all Instruments;

(l) all Inventory;

(m) all Letter-of-Credit Rights;

(n) the following (the “Security Collateral”):

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(i) all indebtedness from time to time owed to such Grantor (other than the U.K. Borrower), including, without limitation, the indebtedness set forth opposite such Grantor’s name on and otherwise described on Schedule II (as such Schedule II may be supplemented from time to time by supplements to this Agreement) (all such indebtedness being the “Pledged Debt”), and the instruments and promissory notes, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

(ii) all Equity Interests of any Person from time to time acquired, owned or held directly by such Grantor (other than the U.K. Borrower) in any manner, including, without limitation, the Equity Interests owned or held by each Grantor (other than the U.K. Borrower) set forth opposite such Grantor’s name on and otherwise described on Schedule II (as such Schedule II may be supplemented from time to time by supplements to this Agreement) (all such Equity Interests being the “U.S. Borrower Pledged Interests”), and the certificates, if any, representing such shares or units or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto; provided that such Grantor shall not be required to pledge, and the terms “U.S. Borrower Pledged Interests” and “Security Collateral” used in this Agreement shall not include, any voting Equity Interests that constitutes Excluded Property;

(iii) all Equity Interests of the U.S. Borrower and any other Person organized or formed under the laws of the United States or any state or other jurisdiction thereof, from time to time acquired, owned or held directly by the U.K. Borrower in any manner, including, without limitation, the Equity Interests owned or held by the U.K. Borrower set forth opposite its name on and otherwise described on Schedule II (as such Schedule II may be supplemented from time to time by supplements to this Agreement) (all such Equity Interests being the “U.K. Borrower Pledged Interests” and together with the U.S. Borrower Pledged Interests, the “Pledged Interests”), and the certificates, if any, representing such shares or units or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto; provided that the U.K. Borrower shall not be required to pledge, and the terms “U.K. Borrower Pledged Interests” used in this Agreement shall not include, any voting Equity Interests that constitutes Excluded Property; and

(iv) all Investment Property and all Financial Assets (other than those of the U.K. Borrower), and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all warrants, rights or options issued thereon or with respect thereto;

(o) all contracts and agreements between any Grantor (other than the U.K. Borrower) and one or more additional parties (including, without limitation, any Swap Contracts, licensing agreements and any partnership agreements, joint venture agreements, limited liability company agreements) and the IP Agreements (as hereinafter defined), in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements (all such Collateral being the “Agreement Collateral”);

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(p) the following (collectively, excluding clauses (viii) and (ix) below, the “Intellectual Property Collateral”):

(i) all patents, patent applications, utility models, statutory invention registrations and all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii) all trademarks, trademark applications, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and so long as creation of a security interest therein or the assignment thereof would result in the loss of any material rights therein), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration at the U.S. Patent and Trademark Office (the “USPTO”) or the U.S. Copyright Office (the “USCO”) set forth in Schedule III hereto (as such Schedule III may be supplemented from time to time by supplements to this Agreement, each such supplement being substantially in the form of Exhibit C hereto (an “IP Security Agreement Supplement”) executed by such Grantor to the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii) all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

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(viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”); and

(ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(q) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;

(r) all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC; and

(s) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and Supporting Obligations that constitute property of the types described in clauses (a) through (r) of this Section 1), and, to the extent not otherwise included, all payments under insurance covering any Collateral (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

provided that notwithstanding anything to the contrary contained in the foregoing clauses (a) through (s), the security interest created by this Agreement shall not extend to, and the terms “Collateral,” “Security Collateral,” “Agreement Collateral,” “Intellectual Property Collateral” and other terms defining the components of the Collateral in the foregoing clauses (a) through (s) shall not include Excluded Property;

provided, further, that notwithstanding anything to the contrary contained in the foregoing clauses (a) through (s), no Grantor shall be required to (x) take any action or enter into any agreement in contravention of the Perfection Exceptions (determined, solely for the purposes of this Agreement, as if each Grantor was a U.S. Loan Party) or (y) make any filing with respect to any Registered Intellectual Property Collateral other than filing a UCC financing statement and filings at the U.S. Patent and Trademark Office or U.S. Copyright Office and any other U.S. federal governmental authorities;

provided, further, that solely for the purposes of this Agreement the Collateral shall not include any Equity Interests and, the certificates, if any, representing such Equity Interests of any Subsidiary held by a Grantor that is organized under the laws of any jurisdiction other than the United States of America, any state thereof and the District of Columbia to the extent and for so long as such Equity Interests are subject to a valid and perfected (or the foreign equivalent) security interest under a foreign law Collateral Document.

Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, any Secured Cash Management Agreement or any Secured Hedge Agreement (the Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements, collectively, the “Secured Documents”) (as such Secured Documents may be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether direct or

5	Chase Security Agreement

indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations that would be owed by such Grantor to any Secured Party under the Secured Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under its contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Secured Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Delivery and Control of Security Collateral. (a) All certificates, if any, representing or evidencing the Pledged Interests (other than Equity Interests of non-wholly owned Subsidiaries with a fair market value of less than $5,000,000) and all instruments representing or evidencing the Pledged Debt in an aggregate principal amount in excess of $5,000,000 (other than any short-term intercompany current liabilities incurred in the ordinary course of business and consistent with past practice in connection with the cash management operations of the U.K. Borrower and its Restricted Subsidiaries) shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. During the continuation of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to (i) transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 11(a), (ii) exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations and (iii) convert Security Collateral consisting of Financial Assets credited to any Securities Account to Security Collateral consisting of Financial Assets held directly by the Collateral Agent, and to convert Security Collateral consisting of Financial Assets held directly by the Collateral Agent to Security Collateral consisting of Financial Assets credited to any Securities Account.

(b) During the continuation of an Event of Default, with respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, promptly upon the request of the Collateral Agent, such Grantor will notify each issuer of Pledged Interests that such Pledged Interests are subject to the security interests granted hereunder.

6	Chase Security Agreement

(c) Each Grantor agrees that (i) to the extent each interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides written notification to the Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to the terms hereof.

(d) During the continuation of an Event of Default, promptly upon the request of the Collateral Agent, such Grantor will notify each issuer of Pledged Debt that such Pledged Debt is subject to the security interests granted hereunder.

Maintaining Collateral Accounts, Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights; Giving Notice of Commercial Tort Claims; Letter of Credit Rights. So long as any Secured Obligation of any Loan Party shall remain unpaid (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) or any Letter of Credit shall be outstanding (other than Letters of Credit which have been Cash Collateralized):

(a) during the continuation of an Event of Default, promptly upon the request of the Collateral Agent, each Grantor will maintain all (i) Electronic Chattel Paper so that the Collateral Agent has control of the Electronic Chattel Paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record;

(b) each Grantor will give prompt notice to the Collateral Agent of any individual Commercial Tort Claim with a claimed amount in excess of $5,000,000 that may arise in the future and will promptly execute or otherwise authenticate a supplement to this Agreement and otherwise take all necessary action, to subject such Commercial Tort Claim to the security interests granted under this Agreement;

(c) with respect to any Deposit Accounts containing Cash Collateral, each Grantor will maintain such Deposit Accounts only with the Administrative Agent or the Collateral Agent or with another commercial bank reasonably acceptable to the Collateral Agent that has agreed with such Grantor and the Collateral Agent to comply with instructions originated by the Collateral Agent directing the disposition of funds in such accounts without the further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent; and

(d) each Grantor, by granting a security interest in Letter of Credit Rights with a stated amount in excess of £1,000,000 to the Collateral Agent, intends to (and hereby does) collaterally assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Letter of Credit Rights of which it is or hereafter becomes a beneficiary or assignee.

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Representations and Warranties. Each Grantor represents and warrants as follows (it being understood that none of the foregoing applies to the Excluded Property):

(a) as of the Closing Date (after giving effect to the Transactions), (i) such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, type of organization, jurisdiction of organization or incorporation, organizational identification number (if any) and taxpayer identification number (if any), is correctly set forth in Schedule I hereto (as such Schedule I may be supplemented from time to time by supplements to this Agreement), (ii) such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, in the state or jurisdiction set forth in Schedule I hereto and (iii) such Grantor has no trade names other than as listed on Schedule I hereto and within the 5 years preceding the Closing Date, has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or incorporation, organizational identification number or taxpayer identification number (if any) from those set forth on Schedule I, except as described on Schedule I;

(b) all of the Equipment and Inventory of such Grantor, in each case, with value (together with the value of all Equipment and Inventory of all other Grantors located at the same place) in excess of £1,000,000 are located at the places specified therefor in Schedule 5.08(b) to the Credit Agreement and on Schedule VI hereto as of the Closing Date. All Pledged Interests consisting of certificated securities (other than Equity Interests of non-wholly owned Subsidiaries with a fair market value of less than $5,000,000) and all Pledged Debt consisting of instruments in an aggregate principal amount in excess of $5,000,000 have been delivered to the Collateral Agent in accordance herewith and with the Credit Agreement;

(c) such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, and Liens permitted under Section 7.01 of the Credit Agreement;

(d) the Pledged Interests pledged by such Grantor on the Closing Date (after giving effect to the Transactions) constitute the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto, which schedule correctly represents as of the date hereof (i) the issuer, the issuer’s jurisdiction of formation, the certificate number, if any, the Grantor and the record owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Interests, (ii) no amount payable under or in connection with any of the Pledged Debt in an aggregate principal amount in excess of $5,000,000 on the Closing Date is evidenced by an instrument or Tangible Chattel Paper other than such instruments and Tangible Chattel Paper indicated on Schedule II, which Schedule correctly represents the issuers thereof, the issuers’ jurisdiction, the initial principal amount, the Grantor and holder, date of issuance and maturity date of all Pledged Debt, and (iii) as of the Closing Date, the Pledged Interests pledged by such Grantor hereunder have been validly issued and, in the case of Pledged Interests issued by a corporation, are fully paid and non-assessable (to the extent such concepts are applicable in the relevant jurisdiction);

(e) such Grantor has full power, authority and legal right to pledge all the Collateral pledged by such Grantor pursuant to this Agreement and upon the filing of appropriate financing statements under the UCC and the recordation of the Intellectual Property Security Agreement

8	Chase Security Agreement

with the U.S. Patent and Trademark Office and the U.S. Copyright Office and the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by this Agreement), all actions necessary to perfect the security interest, so far as perfection is possible under relevant law, in the Collateral of such Grantor created under this Agreement with respect to which a Lien may be perfected by filing or possession or control pursuant to the UCC or 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 shall have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid, enforceable and, together with such filings and other actions, perfected, so far as perfection is possible under relevant law, first priority security interest in such Collateral of such Grantor (subject to the Perfection Exceptions and Liens permitted by Section 7.01 of the Credit Agreement), securing the payment of the Secured Obligations;

(f) except as could not reasonably be expected to have a Material Adverse Effect:

(i) to the knowledge of any Grantor, the conduct of the business of such Grantor as currently conducted does not infringe upon, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party;

(ii) such Grantor is the legal and beneficial owner of all of the Intellectual Property Collateral set forth on Schedule III, free and clear of any Liens, except for any security interest created under this Agreement and any Liens permitted pursuant to Section 7.01 of the Credit Agreement;

(iii) as of the Closing Date (after giving effect to the Transaction), the Intellectual Property Collateral set forth on Schedule III hereto includes (A) all of the patents, patent applications, trademark registrations and applications, copyright registrations and applications filed at the U.S. Patent and Trademark Office or the U.S. Copyright Office material to such Grantor’s business (hereinafter “Registered Intellectual Property Collateral”), and (B) all material domain names owned by any Grantor;

(iv) the Registered Intellectual Property Collateral is subsisting and none of the Intellectual Property Collateral has been adjudged invalid or unenforceable in whole or part, and to such Grantor’s knowledge, is valid and enforceable; and such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable;

(v) [reserved];

(vi) no claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or, to the knowledge of such Grantor, is threatened in writing against such Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property Collateral, (ii) alleging that the services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other intellectual property right of any third party or (iii) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license; and, to the knowledge of any Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property Collateral or the Grantor’s rights in or use thereof;

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(vii) with respect to each material IP Agreement: to the knowledge of any Grantor, such Grantor is not in material default under or in material breach of any material IP Agreements (other than agreements between or among any of the Grantors and their Subsidiaries), and, to the knowledge of any Grantor, no event has occurred that with or without notice or lapse of time or both would constitute such a material breach or material default thereunder;

(viii) [reserved]; and

(ix) to the knowledge of any such Grantor, no Grantor or Intellectual Property Collateral is subject to any outstanding decree, order, injunction, judgment or ruling issued or decreed restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral;

(h) such Grantor has no Commercial Tort Claims with an individual claimed value in excess of $5,000,000 other than those listed in Schedule IV and additional Commercial Tort Claims as to which such Grantor has complied with the requirements of Section 5(b) hereof; and

(i) such Grantor has no Letter of Credit Rights with an individual stated amount in excess of £1,000,000 other than those listed in Schedule V.

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Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or that the Collateral Agent may reasonably request, in order to grant, preserve, perfect and/or protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor, subject in each case to the Perfection Exceptions. Without limiting the generality of the foregoing, each Grantor will, upon the Collateral Agent’s reasonable request, promptly with respect to Collateral of such Grantor: (i) if any such Collateral with a value in excess of £1,000,000 shall be evidenced by a promissory note or other instrument or Chattel Paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or Chattel Paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the perfected security interest granted or purported to be granted by such Grantor hereunder; (iii) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank (to the extent required to be pledged pursuant to the Credit Agreement or this Agreement); and (iv) deliver to the Collateral Agent evidence that all other action (subject to the Perfection Exceptions) that the Collateral Agent may deem reasonably necessary or desirable in order to grant, preserve, perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect), whether now owned or hereafter acquired, of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) At the time of delivery of quarterly or annual financial statements with respect to the preceding fiscal quarter or year pursuant to Section 6.01(a) and (b) of the Credit Agreement, the Borrowers shall update Schedules I through V of this Agreement with any changes since the Closing Date or the delivery of the previous quarterly or annual financial statements, as applicable, or confirm that there have been no such changes during such period.

As to Insurance. Each general liability (other than director and officer policies and workers’ compensation) and property insurance policy of each Grantor shall name the Collateral Agent as loss payee and additional insured thereunder, in each case in a manner reasonably satisfactory to the Collateral Agent.

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Post-Closing Changes; Bailees; Collections on Assigned Agreements and Accounts. (a) No Grantor will change its name, type of organization, jurisdiction of organization or incorporation, organizational identification number (if any), taxpayer identification number (if any) or location from those referred to in Section 6(a) of this Agreement without first giving at least 3 days’ (or such lesser period of time as the Collateral Agent may agree) prior written notice (or subsequent written notice if the Collateral Agent agrees in its reasonable discretion) to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of maintaining the perfection and priority of the security interest created by this Agreement.

(b) During the continuation of an Event of Default, if Collateral of any Grantor with an aggregate value in excess of £1,000,000 is at any time in the possession or control of a warehouseman, bailee or agent, upon the request of the Collateral Agent such Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder and (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Agent’s account subject only to the Collateral Agent’s instructions.

(c) Except as otherwise provided in this Section 9(c), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Accounts. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction during the continuation of an Event of Default, shall take) such commercially reasonable action as such Grantor (or the Collateral Agent) may deem necessary or advisable to enforce collection thereof; provided, however, that the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors (collectively, the “Obligors”) under any Accounts, of the assignment of such Accounts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Accounts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Accounts, of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be either (A) released to such Grantor to the extent permitted under the terms of the Credit Agreement so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 8.04 of the Credit Agreement and (ii) except with the consent of the Collateral Agent, such Grantor will not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Accounts to any other indebtedness or obligations of the Obligor thereof.

As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral registered with, issued by, or applied for with the USPTO or the USCO, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the USPTO, the USCO and any other domestic federal governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to

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office actions issued by the USPTO, the USCO or other domestic federal governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, except, in each case, to the extent failure to do so could not reasonably be expected to cause a Material Adverse Effect.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor shall use proper statutory notice in connection with its use of Intellectual Property Collateral registered with, issued by, or applied for with the USPTO or USCO that is material to the business of the U.K. Borrower and its Restricted Subsidiaries. Except as could not be reasonably expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral registered with, issued by, or applied for with the USPTO or USCO may lapse or become invalid or unenforceable or placed in the public domain.

(c) Except where failure to do so could not reasonably be expected to cause a Material Adverse Effect, each Grantor shall take all commercially reasonable steps which it or the Collateral Agent (during the continuation of an Event of Default) deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral registered with, issued by, or applied for with the USPTO or USCO, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(d) Notwithstanding the foregoing, each Grantor may refrain from taking, or shall be permitted to take, as the case may be, any actions otherwise prohibited or required by the foregoing Section 10 clauses (a) to (c) with respect to Intellectual Property Collateral which it determines in its good faith commercially reasonable business judgment not to be useful to its business or worth protecting or maintaining (including without limitation by abandoning, failing to defend or maintain or causing any such Intellectual Property Collateral to become unenforceable, abandoned, invalidated or publicly available).

(e) With respect to its Intellectual Property Collateral registered with, issued by, or applied for with the USPTO or USCO, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance satisfactory to the Collateral Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the USPTO, the USCO and any other domestic federal governmental authorities necessary to perfect in the U.S. the security interest granted hereunder in such Intellectual Property Collateral.

(f) Without limiting Section 1, each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(p) that is not, as of the Closing Date, a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall, as required pursuant to Section 6.12 of the Credit Agreement, execute and deliver to the Collateral Agent, or otherwise authenticate, an agreement substantially in the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Collateral Agent (an “IP Security Agreement

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Supplement”) covering such After-Acquired Intellectual Property which IP Security Agreement Supplement shall be recorded with the USPTO, the USCO and any other U.S. federal governmental authorities necessary to perfect the security interest granted hereunder in such After-Acquired Intellectual Property.

(g) At such time as the Collateral Agent is lawfully entitled to exercise its rights and remedies under Section 15, each Grantor grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign or sublicense any Intellectual Property Collateral in which such Grantor has rights wherever the same may be located, including, without limitation, in such license access to (i) all media in which any of the licensed items may be recorded or stored, and (ii) all software and computer programs used for compilation or print-out. The license granted under this Section is to enable the Collateral Agent to exercise its rights and remedies under Section 15 and for no other purpose.

Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing and, other than in the case of an Event of Default under Section 8.01(f) or (g) of the Credit Agreement, Collateral Agent has not notified such Grantor of its intent to exercise remedies as set forth below:

(i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided, however, that such Grantor will not exercise or refrain from exercising any such right in a manner prohibited by the Loan Documents;

(ii) each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all:

(A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

(B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

(C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral,

(x) in the case of the foregoing clause (A), any such property distributed in respect of any Security Collateral, shall be deemed to constitute acquired property and shall be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement) in accordance with the provisions of Section 6.12 of the Credit Agreement and (y) in the case of the foregoing clauses (B) and (C), any such cash distributed in respect of any Security Collateral shall be subject to the provisions of the Credit Agreement applicable to the proceeds of a Disposition of property; and

(iii) the Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

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(b) Upon the occurrence and during the continuance of an Event of Default:

(i) upon notice to the applicable Grantor (and automatically in the case of clause (y) below to the extent such Event of Default is under Section 8.01(f) or (g) of the Credit Agreement), all rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions; and

(ii) all dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 11(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (in accordance with this Agreement and each other applicable Loan Document), including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent;

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clause (a) or (b) above; and

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

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Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein after the expiration or termination of any applicable cure or grace periods, the Collateral Agent may, after providing notice to such Grantor of its intent to do so, but without any obligation to do so, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 16.

The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care with respect to the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article 9 of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Article 9 of the Credit Agreement.

(b) The Secured Parties and the Collateral Agent have no obligation to keep Collateral in their possession identifiable. The Collateral Agent has no obligation to collect dividends, distributions or interest payable on, or exercise any option or right in connection with any Collateral. The Collateral Agent has no obligation to protect or preserve any Collateral from depreciating in value or becoming worthless and is released from all responsibility for any loss of value, whether such Collateral is in the possession of, is a security entitlement of, or is subject to the control of, the Collateral Agent, a securities intermediary, the Grantor or any other Person.

(c) The Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

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Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Accounts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to accounts containing Cash Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Accounts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC, in each case in accordance with the other provisions of this Agreement. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(c) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to any Deposit Account of a Grantor that is not an Exempt Deposit Account. For purposes of this Agreement, the term “Exempt Deposit Account” shall mean any Deposit Account owned by or in the name of a Loan Party with respect to which such Loan Party is acting as a fiduciary for another Person who is not a Loan Party.

(d) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 16) in whole or in part by the Collateral Agent against, all or any part of the Secured Obligations, in the manner set forth in Section 8.04 of the Credit Agreement. Notwithstanding the foregoing, if an intercreditor agreement has been entered into in accordance with Section 9.11 of the Credit Agreement among the holders of the Secured Obligations and holders of any other Indebtedness permitted under the Credit Agreement which provides for the application of proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral, then such proceeds may be applied pursuant to the terms of such intercreditor agreement.

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(e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(f) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 15, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

(g) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 15, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Security Collateral.

(h) Except as otherwise provided in any Loan Documents, with the written consent of the Administrative Agent and the Required Lenders, to the extent permitted by any such requirement of Law (including, without limitation, Section 9-610 of the UCC), the Collateral Agent (or any other Person on its behalf) may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for Disposition in accordance with this Section 15 without accountability to the relevant Grantor.

(i) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in Section 15(f) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with Section 15(f) above.

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Expenses. (a) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof, in each case, in the manner and to the extent set forth in Section 10.04 of the Credit Agreement.

(b) The parties hereto agree that the Collateral Agent shall be entitled to the benefits of, and the Grantors shall jointly and severally have the indemnification obligations described in, Section 10.05 of the Credit Agreement.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Secured Documents. The provisions of this Section 16 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, any resignation of the Collateral Agent, or any investigation made by or on behalf of the Collateral Agent or any Secured Party. Grantors shall promptly pay or promptly reimburse the Collateral Agent and each Secured Party, as applicable, for all amounts due under this Section 16.

Amendments; Waivers; Additional Grantors; Etc. (a) Subject to Section 10.01 of the Credit Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and all conditions thereto have been either satisfied or waived, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement, the other Loan Documents and any Secured Cash Management Agreement or Secured Hedge Agreement, to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement, the other Loan Documents and any Secured Cash Management Agreement or Secured Hedge Agreement, to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I through VI attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through VI, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

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Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Grantor, addressed to it in the manner set forth in Section 10.02 of the Credit Agreement, if to the Collateral Agent, at its address specified in Section 10.02 of the Credit Agreement. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement. Delivery by telecopier or in .pdf or similar format by electronic mail of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the termination of all of the Commitments and the payment in full in cash of the Secured Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the termination or expiration of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized), (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 10.07 of the Credit Agreement.

Release; Termination. (a) Upon any sale, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Loan Documents to a Person that is not a Loan Party or in connection with any other release of the Liens on the Collateral provided for in Section 9.11 of the Credit Agreement, the Collateral Agent will, at such Grantor’s expense, execute and deliver without recourse and without any representation or warranty of any kind (either express or implied) to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that such Grantor shall have delivered to the Collateral Agent a written request for release, together with a form of release for execution by the Collateral Agent, a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and such other supporting information as the Collateral Agent may reasonably request.

(b) Upon the termination of all of the Commitments and the payment in full in cash of the Secured Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the termination or expiration of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized), the pledge and security interests granted hereby shall automatically terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

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Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or in .pdf or similar format by electronic mail shall be effective as delivery of an original executed counterpart of this Agreement.

The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

Governing Law; Jurisdiction; Etc. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE STATE, COUNTY AND CITY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

21	Chase Security Agreement

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 23(e) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Intercreditor Agreement. Notwithstanding any provision to the contrary in this Agreement, if any intercreditor agreement is entered into in accordance with Section 9.11 of the Credit Agreement, in the event of any conflict or inconsistency between the provisions of such intercreditor agreement and this Agreement, the provisions of such intercreditor agreement shall prevail.

U.K. Borrower. Notwithstanding any provision to the contrary in this Agreement, (a) in no event shall Collateral under this Agreement extend to any assets of the U.K. Borrower other than the U.K. Borrower Pledged Interests, and (b) in the event of any conflict or inconsistency between the provisions of the U.K. Debenture and this Agreement with respect to the grant of any security interest by the U.K. Borrower (other than with respect to the U.K. Borrower Pledged Interests), the provisions of the U.K. Debenture shall prevail.

[SIGNATURE PAGES FOLLOW]

22	Chase Security Agreement

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

[GRANTORS]

By:
Name:
Title:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

SOLVENCY CERTIFICATE

[                ] [•], 20[•]

This Solvency Certificate is being executed and delivered pursuant to Section 3(a)(viii) of that certain Second Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement, dated as of December [•], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Amendment”), to the Original Credit Agreement (as defined in the Amendment), by and among CHESAPEAKE/MPS MERGER LIMITED (f/k/a, Chesapeake Services Limited, f/k/a Chase BidCo Limited), a limited liability company incorporated under the laws of England and Wales with company number 8568993 (the “U.K. Borrower”), CHESAPEAKE US HOLDINGS INC. (f/k/a Chase US Holdco Inc.), a corporation organized under the laws of Delaware (the “Chesapeake U.S. Borrower” and together with the U.K. Borrower, the “Chesapeake Borrowers”), CHESAPEAKE FINANCE 2 LIMITED (f/k/a Chase MidCo 2 Limited), a limited liability company incorporated under the laws of England and Wales with company number 8568879 (“Holdings”), each Lender from time to time party thereto, and BARCLAYS BANK PLC (“Barclays”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Amendment or the Restated Credit Agreement (as defined in the Amendment), as applicable.

I, [                ], the [Chief Financial Officer] of the U.K. Borrower, solely in such capacity and not in an individual capacity, hereby certify that I am the [Chief Financial Officer] of the U.K. Borrower and that I am generally familiar with the businesses and assets of the U.K. Borrower and its Restricted Subsidiaries (taken as a whole), I have made such other investigations and inquiries as I have deemed appropriate, and I am duly authorized to execute this Solvency Certificate on behalf of the U.K. Borrower pursuant to the Amendment and the Credit Agreement.

I further certify, solely in my capacity as [Chief Financial Officer] of the U.K. Borrower, and not in my individual capacity, as of the date hereof and after giving effect to the Combination Transaction and the incurrence of the indebtedness and obligations being incurred in connection with the Amendment, the Restated Credit Agreement and the Combination Transaction on the date hereof, that:

(i) the sum of the debt (including contingent liabilities) of the U.K. Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of the U.K. Borrower and its Restricted Subsidiaries, taken as a whole;

(ii) the capital of the U.K. Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the U.K. Borrower and its Restricted Subsidiaries, taken as a whole, contemplated as of the date hereof; and

(iii) the U.K. Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

CHESAPEAKE/MPS MERGER LIMITED

By:
Name:
Title: [Chief Financial Officer]